As filed with the Securities and Exchange Commission on January 16, 2018

Registration No. 333-222150

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PlayAGS, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	7993	46-3698600
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Ste #100

Las Vegas, NV 89118

(702) 722-6700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Lopez

Chief Executive Officer

c/o PlayAGS, Inc.

5475 S. Decatur Blvd., Ste #100

Las Vegas, NV 89118

(702) 722-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Monica K. Thurmond, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000	Victor Gallo General Counsel c/o PlayAGS, Inc. 5475 S. Decatur Blvd., Ste #100 Las Vegas, NV 89118 (702) 722-6700	Michael A. Sherman, Esq. Marc R. Lashbrook, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005-1702 (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐ Accelerated filer ☐	Smaller reporting company	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	11,787,500	$18.00	$212,175,000	$26,416

(1)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and includes 1,537,500 shares of common stock that the underwriters have an option to purchase. See “Underwriting (Conflicts of Interest).”
(2)	Calculated pursuant to Rule 457(a) of the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.
(3)	The Registrant previously paid $12,450 of the registration fee in connection with prior filings of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 16, 2018

PRELIMINARY PROSPECTUS

10,250,000 Shares

PlayAGS, Inc.

Common Stock

This is the initial public offering of shares of common stock, par value $0.01 per share, of PlayAGS, Inc., a Nevada corporation (the “Issuer”). We are offering 10,250,000 shares of common stock.

We expect the public offering price to be between $16.00 and $18.00 per share. Prior to this offering, no public market exists for the shares. We have applied to list our common stock on the New York Stock Exchange under the symbol “AGS.” We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are eligible for reduced public company reporting requirements. Please see “Prospectus Summary—Implications of being an Emerging Growth Company.” We will also be a “controlled company” under the corporate governance rules for New York Stock Exchange-listed companies and will be exempt from certain corporate governance requirements of the rules. See “Risk Factors—Risks Related to this Offering and Ownership of our Common Stock.”

Investing in the common stock involves risks that are described in the “Risk Factors ” section beginning on page 23 of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds to us, before expenses	$	$

(1)	We refer you to the section “Underwriting (Conflicts of Interest)” of this prospectus for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to an additional 1,537,500 shares from us at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about                 , 2018.

Joint Book-Running Managers

Credit Suisse	Deutsche Bank Securities

Jefferies	Macquarie Capital

BofA Merrill Lynch		Citigroup

Nomura	Stifel	SunTrust Robinson
Humphrey

Co-Managers

Roth Capital Partners	Union Gaming	The Williams Capital Group, L.P.
Apollo Global Securities

The date of this prospectus is                     , 2018.

WHAT WE DO

SLOT MACHINES

TABLE GAMES & EQUIPMENT

SOCIAL ONLINE CASINO B2B & B2C

LOCATIONS

550+ employees around the globe

San Francisco
AGSi Ops & Sales
Las Vegas
Corporate HQ
Oklahoma City
Mfg. & Ops
Atlanta
R&D Studio
Austin
R&D Studio
Mexico City
Sales
Sydney
R&D Studio
Tel Aviv
AGSi Dev.

REVENUE*

$197M
up 20% y-o-y

Interactive 4%
Table Products 2%
EGM 94%

PRODUCT FOOTPRINT**

22K+ recurring revenue EGMs

2,350 table game products on lease

~38,000 daily active users (DAU)

3.8M lifetime installs

2017 MAJOR EVENTS

- Official roll-out of ***Orion***™ portrait cabinet in Q2 17; +1,100 units placed as of Q3, marking the most successful product launch in AGS history
- Highest-performing portfolio of casino-owned games for four consecutive quarters (~1.75x HA)†
- Record revenue and adjusted EBITDA in Q3 17
- In 1H 2017, sold 2x the number of EGM sold in all of 2016
- 100+ ***Bonus Spins*** installed throughout NV, CA, MS, IA, MI & OK
- Recognized as one of the "Best & Brightest Companies to Work For" in Atlanta

*LTM 9/30/2017.
**As of 9/30/2017.
† Per Eilers-Fantini Quarterly Slot Survey; performance in domestic markets.

WHAT WE DO LOCATIONS agS jpplil SLOT ;;*V, 550+ T MACHINES l|H|l employees around the globe & EQUIPMENT ‘ -SOp’ * Atlanta! SOCIAL PKJ ONLINE 3 CASINO Mexico City I I B2B&B2C | i * ”” * I agsmw 11 Sydney S6cD Studio REVENUE* — $197M lll i PRODUCT I up 20% y-o-y :|P FOOTPRINT** Interactive 4% m m m 22K+ i _ recurrinq revenue units Table Products 2% table game products 5 VJbP on lease 2017 MAJOR EVENTS n w3g qqq Official roll out of Orion™ portrait cabinet in Q2 17;+1,100 _ _ I units placed as of 03, marking the most successful product daily active users (DAU} launch in AGS history _ Highest-performing portfolio of casino-owned games for four Si A/I ; consecutive quarters (~1.75x HA)t installs Record revenue and AEBITDAin Q3 17 Sold Zxthe number of slot units in 1H 2017 than all of 2016 100+ Sonus Spins installed throughout NV, CA, MS, IA, Ml & OK *LTM9/3(V2017. Recognized as “Best & Brightest Com pan ies toWork For” t Pfer Ei=rB-FantiniQuartos,* IP Atlanta performance among non-tag 4 vendors.

UNTAPPED POTENTIAL

EGM MARKET SHARE IN TOP GAMING JURISDICTIONS

Market Stage	Jurisdiction	Estimated Units in Jurisdiction*	AGS Estimated Units in Jurisdiction†	AGS Estimated Market Share
Established/ Class II	Texas	4,097	1,642	40.1%
	Alabama	6,602	2,642	40.0%
	Oklahoma	74,737	6,545	8.8%
Ramping	Florida	22,081	1,777	8.0%
	Montana	17,681	380	2.1%
	California	72,704	1,031	1.4%
Early Entry	Mississippi	30,377	188	0.6%
	New York	34,498	222	0.6%
	Iowa	19,254	93	0.5%
	New Mexico	20,524	91	0.4%
	Indiana	19,047	55	0.3%
	Louisiana	41,910	127	0.3%
	Michigan	31,557	109	0.3%
	Nevada	161,701	527	0.3%
	Ontario	22,794	13	0.1%
	Alberta	20,492	-	0.0%
	Manitoba	10,099	-	0.0%
	Saskatchewan	7,172	-	0.0%
	Other (1)	224,513	3,220	1.4%
Prospective	Other (2)	140,080		0.0%
Total		981,920	18,662	1.9%

EGM MARKET SHARE IN TOP GAMING JURISDICTIONS UNTAPPED POTENTIAL 2012 2014 9/30/17 NEARLY DOUBLED OUR TAM AGS represents 1.5% of the total US & Canada EGM markets with a tremendous opportunity to expand our installed base in new jurisdictions. TDM = ~960,000 TAM = ~400,000 AGS =7,720 127 licenses TDM = ~970,000 TAM = ~650,000 AGS = 8,735 161 licenses TDM = ~980,000 TAM = ~725,000 AGS = 14,544 253 licenses * Per Eilers & Krejcik Gaming, LLC as of 9/30/2017. As of 9/30/2017, footprint consists of 14,544 U.S. participation units and 4,118 sold unit, and excludes acquisition of Rocket assets. (1) Other Early Entry jurisdictions include AZ, CT, DE, ID, IL, KS, MD, MN, ND, NE, NJ, NC, OR, SD, WA, WI, and WY. (2) AGS is not currently licensed in U.S. states of AK, AR, CO, KY, ME, MA, MO, OH, PA, RI, WV and Canadian provinces of British Columbia, New Brunswick, Newfoundland & Labrador, Nova Scotia, Prince Edward Island and Quebec. Jurisdiction Texas Alabama Oklahoma Florida Montana California Mississippi New York Iowa New Mexico Indiana Louisiana Michigan Nevada Ontario Alberta Manitoba Saskatchewan Other (1) Other (2) Market Stage Established/Class II Ramping Early Entry Prospective Total Estimated Units in Jurisdiction* 4,097 6,602 74,737 22,081 17,681 72,704 30,377 34,498 19,254 20,524 19,047 41,910 31,557 161,701 22,794 20,492 10,099 7,172 224,513 140,080 981,920 AGS Estimated Units in Jurisdiction 1,642 2,642 6,545 1,777 380 1,031 188 222 93 91 55 127 109 527 13 3,220 18,662 AGS Estimated Market Share 40.1% 40.0% 8.8% 8.0% 2.1% 1.4% 0.6% 0.6% 0.5% 0.4% 0.3% 0.3% 0.3% 0.3% 0.1% 0.0% 0.0% 0.0% 1.4% 0.0% 1.9%

ags
EGM SOLD UNITS
$34.1
$11.9
2,128
$6.1
$3.2
$1.6
465
255
203
123
UNITS
2013
2014
2015
2016
LTM 9/30/2017
EGM SALES REVENUE (IN MMs)
EGM INSTALLED BASE†
24.7%
TOTAL CAGR††
19,251
20,851
22,015
6,112
6,898
7,471
13,139
13,953
14,544
7,720
8,708
8,735
26
28
28
16
18
19
UNITS
2012
2013
2014
2015
2016
9/30/2017
MX
9.0%
CAGR†††
US
14.3%
CAGR††
STATES WITH EGM PLACEMENTS
† Recurring revenue units; does not include sold units. Combined with Cadillac Jack installed base beginning 2015.
†† 12/31/2012 vs 9/30/2017
††† Calculated from time of the Cadillac Jack acquisition.
TABLE GAME INSTALLED BASE
92.7%
CAGR
2,350
1,500
815
387
UNITS
2014
2015
2016
9/30/2017

EGM SOLD UNITS 3QS $34.1 $11.9 2,128 „ _ $6.1 $3.2 $1.6 t 465 § 123 255 2032013 2014 2015 2016 LTM 9/30/2017 EGM SALES REVENUE (IN MMs) EGM INSTALLED BASE* 24.7% 20,851 22,015 TOTAL CAGR++ ” .1 6-898 7’471 CAGRm 13,953 14,544 US 13,139 ‘ 14.3% 7 720 8,708 8,735 26 28 28 t f *0 19 STATES z 16 wrrH egm 3 PLACEMENTS 2012 2013 2014 2015 2016 9/30/2017 * Recurring revenue units; does not ndude sold units. Combined with Cadillac Jade installed base beginning 2015. tt 12/31/2012 vc 9/30/2017 Calculated from time of the Cadillac Jack acquisition. TABLE GAME INSTALLED BASE 92.7% 2’350 CAGR 1!M 815 t 387 D 2014 2015 2016 9/30/2017

COMBINED REVENUE*

Recurring 83%
Non-Recurring 17%
LTM 9/30/2017
IN MILLIONS
$136
$144
$162
$153**
$158
$167
$197
8.1% CAGR
2012
2013
2014
2015
2016
LTM 9/30/2017
TOTAL REVENUE

EGM REVENUE

27.5% CAGR
IN MILLIONS
$0.8
$57.8
$1.6
$56.9
$3.2
$68.9
$6.1
$113.5
$11.9
$144.5
$34.1
$151.9
2012
2013
2014
2015
2016
LTM 9/30/2017
TOTAL $58.6 $58.5 $72.1 $119.6 $156.4 $186.0
RECURRING REVENUE
SALES REVENUE

COMBINED REVENUE* 2012 * Combined with revenues from Cadillac Jack and RocketPlay. ** Adjusted to exclude a large one-time equipment sale of approximately $8.6M. IN MILLIONS TOTAL REVENUE RECURRING REVENUE SALES REVENUE $136 2013 $144 2014 $162 $153** 2015 $158 2016 LTM 9/30/2017 LTM 9/30/2017 $167 $197 8.1% 27.5% CAGR CAGR Non-Recurring 17% Recurring 83% EGM REVENUE 2012 $58.6 TOTAL IN MILLIONS $57.8 $56.9 $68.9 $113.5 $6.1 $3.2 $1.6 $0.8 $144.5 $151.9 $11.9 $34.1 2013 $58.5 2014 $72.1 2015 $119.6 2016 $156.4 LTM 9/30/2017 $186.0

TIMELINE

December 2017
Acquisition of ~1,600 Class II games from Rocket Gaming

September 2017
Acquisition of high-performing In Bet Gaming table game titles

January 2017
Matt Reback appointed EVP
- Former VP of Marketing at Konami
- 12+ years of industry experience

September 2015
Julia Boguslawski appointed CMO
- Former Chief of Staff at Scientific Games
- Previously VP of IR at SHFL
- 9+ years of industry experience

September 2015
Purchase of intellectual property for card shuffler

September 2015
Acquisition of Buster Blackjack

June 2015
Acquisition of social casino company, RocketPlay

May 2015
Acquistion of slot designer and supplier, Cadillac Jack

March 2015
Kimo Akiona appointed CFO
- Former SVP of Finance at SHFL
- 18+ years of industry experience

January 2015
Robert Perry appointed SVP of Sales
- Former VP of Sales at Aristocrat
- 14+ years of industry experience

September 2014
Rebrand to AGS

September/October 2014
Acquisition of first table game titles

August 2014
John Hemberger appointed SVP of Table Products
- Former Head of Table Games at SHFL
- 11+ years of industry experience

July 2014
Formation of table games division

May 2014
Acquistion of game design studio, Colossal Gaming

February 2014
David Lopez appointed CEO
- Former CEO at GCA
- Previously COO at SHFL
- 20+ years of industry experience

December 2013
Purchased by funds affiliated with Apollo

2005
Founded and started supplying electronic gaming machines

TIMELINE »QQS _ September 2017 om-7 Acquisition of high-performing In Bet “ tflu ‘ , , , Gaming table game titles “ V Reback appointed EVP m » » BE • Former VP of Marketing at Konami _ , • 12+years of industry experience September Z01 5 iHBKiBSSWE Julia Boguslawski appointed CMO J* . . . T Former Chief of Staff at Scientific Games September 2015 • Previously VP of IR at SHFL L Purchase of intellectual • 9+years of industry experience f property for card shuffler September 2015 Acquisition of Buster Blackjack June 2015 Acquisition of social casino company, RocketPlay May 2015 Sigmund Lee appointed CTO Former CTO at Cadillac Jack 1 | |gw 2015 • Previously VP of engineering at Bally -* W ‘ . . . r i . j - i • 15+years of industry experience Acquistion of slot designer and supplier, Cadillac Jack March 2015 M Wg*\ lj ~. ... m Kimo Akiona appointed CFO tf.Tgfc January 2015 • Former SVP of Finance at SHFL 1;’ Robert Perry appointed • 18+years of industry experience _ of Sales “ * ~ JSHmjP * Former VP of Sales at Aristocrat l,rr,F e 14+ years of industry experience September 2014 I Rebrand to AGS September/October 2014 Acquisition of first table game titles i i . . August 2014 Jrl John Hemberger appointed I ~ SVP of Table Products Julv 2014 “ former Head of Table Games at SHFL . rii - 11 + years of industry experience * * Formation of table games division May 2014 Acquistion of game design Al February 2014 studio. Colossal Gaming 1M David Lopez appointed CEO , . * Former CEO at GCA wKmJujIs Previously COO at SHFL , t 20+years of industry experience December 2013 Purchased by funds 2005 affiliated with Apollo Founded and started supplying electronic gaming machinesi ags
Social Casino
ags interactive
Specialty EGMs
Big Red
Core EGMs
ICON
Premium EGMs
Orion
Table Games
Table Equipment
Bonus Spin
dex S

Social Casino Specialty EGMs Big Red Core EGMs ICON Premium EGMs Orion Table Games Table Equipment

CASINO-OWNED GAME PERFORMANCE - DOMESTIC*

HOUSE AVERAGE
1.80
1.60
1.40
1.20
1.00
0.80
1.75
1.37
1.22
1.12
1.05
1.05
1.01
1.00
0.89
0.88
AGS
INCREDIBLE
ARISTOCRAT
AINSWORTH
EVERI
NOVAMATIC
SCI GAMES
KONAMI
IGT
ARUZE

PREMIUM LEASED GAME PERFORMANCE - DOMESTIC*

HOUSE AVERAGE
3.00
2.75
2.50
2.25
2.00
1.75
1.50
1.25
1.00
0.80
2.73
2.68
1.86
1.83
1.63
1.53
1.51
1.44
1.30
1.23
0.86
ARISTOCRAT
AGS
SCI GAMES
INCREDIBLE
IGT
EVERI
AINSWORTH
INSPIRED
KONAMI
ARUZE
NOVAMATIC

* Domestic Class II and Class III performance per Eilers - Fantini Quarterly Slot Survey - 3Q2017

CASINO-OWNED GAME PERFORMANCE* HOUSEAVERAGE ACS INCREDIBLE ARISTOCRAT AINSWORTH EVERI NOVAMATIC SCI GAMES KONAMI IFT ARUZE PREMIUM LEASED GAME PERFORMANCE* HOUSE AVERAGE ARISTOCRAT ACS SCI GAMES INCREDIBLE IGT EVERI AINSWORHT INSPORED KONAMI ARUSE NOVAMATIC * Per elers fantini quarterly slot survey 3022017

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We use various trademarks, trade names and service marks in our business, including without limitation ICON(TM), ORION(TM), Big Red(TM) and ALORA(TM). This prospectus contains references to our trademarks and service marks. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

INDUSTRY AND MARKET DATA

We include in this prospectus statements regarding factors that have impacted our and our customers’ industries. Such statements are statements of belief and are based on industry data and forecasts that we have obtained from industry publications and surveys, including those published prior to the date on the cover of this prospectus by Eilers & Krejcik Gaming, LLC (“Eilers & Krejcik”). Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. In addition, while we believe that the industry information included herein is generally reliable, such information is inherently imprecise. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus.

PRESENTATION OF FINANCIAL INFORMATION

In this prospectus, unless otherwise indicated or the context otherwise requires, references to the “Company,” the “Issuer,” “we,” “us,” “our,” “PlayAGS” and “AP Gaming” refer to PlayAGS, Inc., a Nevada corporation, and its consolidated subsidiaries, including AGS Capital, LLC (“AGS Capital”) and AGS, LLC (“AGS”). References to “Apollo” and the “Sponsor” refer to Apollo Global Management, LLC and its subsidiaries as described under “—Our Sponsor.” References to “Apollo Group” refer to (a) Apollo Gaming Holdings, L.P. (“Holdings”), (b) Apollo Investment Fund VIII, L.P., (c) each of their respective affiliates (including, for avoidance of doubt, any syndication vehicles and excluding, for the avoidance of doubt, any portfolio companies of Apollo Management VIII, L.P. or its affiliates other than Holdings, AP Gaming VoteCo, LLC (“VoteCo”), the Company and their respective subsidiaries) to which any transfers of our common stock are made and (d) VoteCo to the extent that it has beneficial ownership of shares of our common stock pursuant to an irrevocable proxy to be entered into following the Reclassification. This prospectus contains financial statements of the Company for the years ended December 31, 2014, 2015 and 2016 and the period ended September 30, 2017. This prospectus also contains the financial statements of Amaya Americas Corporation (“Cadillac Jack”) for the year ended December 31, 2014 and the fiscal quarter ended March 31, 2015. We acquired Cadillac Jack on May 29, 2015.

We provide products in three distinct segments: Electronic Gaming Machines (“EGM”), Table Products (“Table Products”), and Interactive Social Casino Games (“Interactive”). Each segment’s activities include the design, development, acquisition, manufacturing, marketing, distribution, installation and servicing of a distinct product line.

USE OF NON-GAAP FINANCIAL INFORMATION

We have provided total adjusted EBITDA in this prospectus because we believe such measure provides investors with additional information to measure our performance.

We believe that the presentation of total adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items that we do not expect to continue at the same level in the future, as well as other items we do not consider indicative of our ongoing operating performance. Further, we believe total adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures. It also provides management and investors with additional information to estimate our value.

Total adjusted EBITDA is not a presentation made in accordance with GAAP. Our use of the term total adjusted EBITDA may vary from others in our industry. Total adjusted EBITDA should not be considered as an alternative to operating income or net income. Total adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for the analysis of our results as reported under GAAP.

Our definition of total adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income and to deduct certain gains that are included in calculating net income. However, these expenses and gains vary greatly, and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, in the case of charges or expenses, these items can represent the reduction of cash that could be used for other corporate purposes.

Due to these limitations, we rely primarily on our GAAP results, such as net loss, (loss) income from operations, EGM Adjusted EBITDA, Table Products Adjusted EBITDA or Interactive Adjusted EBITDA and use Total adjusted EBITDA only supplementally.

For more information on the use of Total adjusted EBITDA and a reconciliation to the nearest GAAP measure, see “Prospectus Summary—Summary Consolidated Historical Financial and Other Data.”

TERMS USED IN THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, the following terms in this prospectus have the meanings set forth below:

•	Average Monthly Lease Price: Average monthly lease price is calculated by dividing (a) total revenues recognized and directly attributable to table products by (b) the number of Table Products Installed Base and by (c) the number of months in such period.

•	Average Revenue per Daily Active User (ARPDAU): ARPDAU is calculated by dividing (a) daily revenue by (b) the number of Daily Active Users.

•	Average Sales Price: Average sales price is calculated by dividing (a) total revenues recognized and directly attributable to EGM unit sales in a period by (b) the number of EGM units sold over that same period.

•	Business-to-Business (B2B): B2B is the exchange of products, services and information between us and other businesses (i.e., casinos), rather than between us and end-user consumers.

•	Business-to-Consumer (B2C): B2C Social is the sale of products, services and information from us to end-user consumers of social casino apps.

•	Class I Market: Class I gaming includes (i) traditional Native American gaming which may be part of Native American tribal ceremonies and celebrations (e.g. contests and games of skill) and (ii) social gaming for minimal prizes. Regulatory authority over Class I gaming is vested exclusively in Native American tribal governments and is not subject to IGRA requirements.

•	Class II Market: Class II gaming includes (i) the game of chance commonly known as bingo (whether or not electronic, computer, or other technological aids are used to facilitate play in connection therewith) and if played in the same location as bingo, also includes pull tabs, punch board, tip jars, instant bingo, and other games similar to bingo and (ii) non-bank card games (i.e., games that are played exclusively against other players rather than against the house or a player acting as a bank). Class II gaming excludes (i) slot machines and (ii) electronic facsimiles of Class III games. Regulatory authority over Class II gaming is vested in Native American tribes so long as (i) the state in which the Native American tribe is located permits such gaming for any purpose and (ii) the Native American tribal government adopts a gaming ordinance approved by the National Indian Gaming Commission and the laws of the Native American tribe conducting such gaming.

•	Class III Market: Class III gaming includes all forms of gaming that do not fit into Class I or Class II markets. For instance, games commonly played at casinos, including but not limited to slot machines, blackjack, craps, roulette, wagering games and electronic facsimiles of any game of chance.

•	Commercial EGM: A non-tribal gaming device, also referred to as a slot machine.

•	Commercial Jurisdiction: A non-tribal gaming jurisdiction.

•	Compound Annual Growth Rate (CAGR): CAGR is the mean annual growth rate of an investment over a specified period of time longer than one year.

•	Daily Active Users (DAU): DAU is a count of daily unique visitors to a site.

•	Domestic market: Domestic market means Commercial, Class II, and Class III market for EGM units in the United States and Canada.

•	EGM Installed Base: EGM Installed Base is the number of EGM units installed on a specified date.

•	EGM revenue per day (EGM RPD): EGM RPD is calculated by dividing (a) total revenues over a specified period recognized and directly attributable to EGM units on lease (whether on a participation or daily fee arrangement) by (b) the number of EGM units installed over that period and by (c) the number of days in such period.

•	Electronic Gaming Machines (EGM): EGMs include but are not limited to slot machines, Class II machines, video poker and video lottery machines.

•	Indian Gaming Regulatory Act of 1988 (IGRA): IGRA is a federal act (25 U.S.C. §2701 et seq.) that regulates the conduct of gaming on Native American lands and establishes three classes of gaming markets with a separate regulatory scheme for each class – Class I Market, Class II Market and Class III Market.

•	Johnson Act: The Johnson Act, as amended (15 U.S.C. § 1175), is a U.S. federal law that generally prohibits the manufacture, possession, use, sale, or transportation of any “gambling device” in Indian Country (as defined therein), the District of Columbia, and possessions of the United States. It also requires all persons manufacturing, using, selling, transporting, or providing for the use of others to register with the U.S. Department of Justice and certain disclosures when gambling devices are shipped. The Company registers annually with the U.S. Department of Justice as required under the Johnson Act. The IGRA includes an exception to the Johnson Act prohibition against gambling devices in Indian Country.

•	Monthly Active Users (MAU): MAU is a count of monthly unique visitors to a site.

•	Progressive Bonusing Solution: A system whereby a player of a table game is able to make a wager that, when won, allows the player to spin a virtual wheel at the table for cash or experience based prizes.

•	Real Money Gambling (RMG): RMG involves gambling for real money.

•	Recurring Revenue: Recurring revenue includes revenues from (i) lease agreements (whereby we place EGMs, systems and table game products at a customer’s facility in return for either a share of the revenues that these products generate or a daily or monthly fee) and (ii) Interactive gaming operations. This amount is presented as “Gaming operations” on our statements of operations and comprehensive loss and our Consolidated Statement of Operations.

•	Ship share: Ship share is the share of all slots sold in a specified period.

•	Side-bets: Table game bets relating to a game within or related to the main card game that a player is permitted to wager on before the main game starts and may include cards from the player hand, dealer hand, or a combination thereof.

•	Social Remote Gaming Server (Social RGS): Social RGS is a type of remote gaming server which provides our slot game content to casino customers using either casino customer or third party solutions.

•	Social White-Label-Casino (Social WLC): Social WLC is a turn-key, free-to-play mobile app, which can incorporate a casino customer’s brand and style. Social WLC has meta game features and promotional capabilities.

•	Table Products Installed Base: Table Products Installed Base is the number of table products installed on a specified date.

•	TAM: Total addressable markets are markets in which we are currently licensed, or could be licensed with minimal effort, to place EGMs in the United States and Canada.

•	TDM: Total US and Canadian EGM markets.

•	Win per Day (WPD): WPD is the total revenue generated by an EGM per day.

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PROSPECTUS SUMMARY

The following summary contains selected information about us and about this offering. It does not contain all of the information that is important to you and your investment decision. Before you make an investment decision, you should review this prospectus in its entirety, including matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The twelve month period ended September 30, 2017, is referred to as the “LTM period” in the following summary. Some of the statements in the following summary constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Except as stated otherwise herein, the share data set forth in this prospectus reflects the reclassification of our capital stock as described below under “—The Reclassification.”

COMPANY OVERVIEW

We are a leading designer and supplier of electronic gaming machines (“EGMs”) and other products and services for the gaming industry. Founded in 2005, we historically focused on supplying EGMs, including slot machines, video bingo machines, and other electronic gaming devices, to the Native American gaming market, where we maintain an approximately 20% market share of all Class II EGMs. Since 2014, we have expanded our product line-up to include: (i) Class III EGMs for commercial and Native American casinos, (ii) table game products and (iii) interactive products, all of which we believe provide us with growth opportunities as we expand in markets where we currently have limited or no presence. Our expansion into Class III and ancillary product offerings has driven our strong growth and momentum in revenue, EGM adjusted EBITDA and our installed base, which have increased by 173%, 158% and 152%, respectively, since 2014. For the LTM period, approximately 83% of our total revenue was generated from recurring contracted lease agreements whereby we place EGMs and table game products at our customers’ gaming facilities under either a revenue sharing agreement (we receive a percentage of the revenues that these products generate) or fee-per-day agreement (we receive a daily or monthly fixed fee per EGM or table game product), or from recurring revenue generated by our Interactive gaming operations. We operate our business in three distinct segments: EGMs, Table Products (“Table Products”) and Interactive Social Casino Games (“Interactive”).

Electronic Gaming Machines

EGM is our largest segment, representing 94% of our revenue for the LTM period, which currently comes predominantly from Class II sources. We have a library of nearly 300 proprietary game titles that we deliver on several state-of-the-art EGM cabinets, including ICON (our core cabinet), Orion (our newly-introduced premium cabinet), and Big Red/Colossal Diamonds (our specialty large-format cabinet). We also have developed a new Latin-style bingo cabinet called ALORA, which we plan to use in select international markets, including the Philippines and Brazil. Our game titles are developed in-house and include a number of award-winning titles, including Golden Wins, Jade Wins, Buffalo Jackpots, Longhorn Jackpots, Colossal Diamonds and Fu Nan Fu Nu, as well as legacy titles with long-lasting playability that continue to appeal to players, such as Royal Reels and the So Hot family of games. We have released more than 40 new titles during the LTM period and we have over 50 titles set to launch.

Our cabinets and game titles are among the top performing premium leased games in the industry, demonstrated by Colossal Diamonds’ consistent ranking as a top-ten premium leased game, including as a top-five premium leased game in the third quarter of 2017, and consistently achieving win per day 2.0 times higher than the house average according to Eilers & Krejcik. In addition, according to Eilers & Krejcik, our premium leased games outperform most of the EGMs manufactured by our competitors, generating win per day that is 2.7 times higher than the average of all of the gaming machines in the casinos where we have our EGMs placed. Additionally, our Orion product has received positive recognition within the industry, including winning silver at the 2017 Global Gaming Business Annual Gaming & Technology Awards.

We have increased our installed base of EGMs every year from 2005 through the LTM period, and as of September 30, 2017, our total EGM footprint comprised 22,015 units (14,544 domestic and 7,471 international). We remain highly focused on continuing to expand our installed base of leased EGMs in markets that we currently serve as well as new jurisdictions where we do not presently have any EGMs installed. Since our founding, we have made significant progress in expanding the number of markets where we are licensed to sell or lease our EGMs. In 2005, we were licensed in three states (5 total licenses). Currently, we are licensed in 31 U.S. states and two foreign countries (253 total licenses). As of September 30, 2017, our installed base represented only approximately 2% of the total addressable market of approximately 980,000 EGMs installed throughout the United States and Canada. According to Eilers & Krejcik, U.S. casino operators expect to allocate approximately 5.5% of their 2018 EGM purchases to AGS products, which would result in ship share more than three times higher than our ship share in 2016. We believe we are positioned to gain significant ship share over the next several years.

We offer our customers the option of either leasing or purchasing our EGMs and associated gaming systems. Currently, we derive substantially all of our EGM revenues from EGMs installed under revenue sharing or fee-per-day lease agreements, also known as “participation” agreements, and we refer to such revenue generation as our “participation model”. As we expand into new gaming markets and roll out our new and proprietary cabinets and titles, we expect the sales of gaming machines and systems will play an increasingly important role in our business and will complement our core participation model.

Table Products

In addition to our portfolio of EGMs, we also offer our customers more than 30 unique table product offerings, including live felt table games, side bet offerings, progressives, signage and other ancillary table game equipment. Our table products are designed with the goal of enhancing the table games section of the casino floor (commonly known as “the pit”). Over the past 10 years, there has been a trend of introducing side-bets on blackjack tables to increase the game’s overall hold. Our Table Products segment offers a full suite of side-bets and specialty table games that capitalize on this trend, and we believe that this segment will serve as an important growth engine for our company, including by generating further cross-selling opportunities with our EGM offerings. As of September 30, 2017, we had placed 2,350 table products domestically and internationally and we believe we are presently a leading supplier of table products to the gaming industry based on number of products placed.

Our Table Products segment focuses on high margin recurring revenue generated by leases. Nearly all of the revenue we generate in this segment is recurring. We have acquired several proprietary table games and side-bets and developed others in-house. Our portfolio of table game products includes In-Bet, Buster Blackjack and Criss Cross Poker, all of which provide betting options that we believe enhance player excitement. Our table equipment offerings, including our single-deck card shuffler, Dex S, as well as our baccarat signage solution and our roulette readerboard, act as complementary offerings to our table games. We also offer a progressive bonusing solution for casino operators through Bonus Spin, which is a customizable virtual prize wheel that allows players to win an incremental jackpot of various cash prizes. Bonus Spin was recognized at the 2016 Casino Journal’s Annual Top 20 Most Innovative Gaming & Technology Product Awards. We believe that shufflers and progressive bonusing on table games is a category that provides us with substantial growth opportunities.

Interactive Social Casino Games

We operate both business-to-consumer (B2C) social gaming interactive casino products and also provide business-to-business (B2B) social gaming interactive casino products. Our B2C social casino games include online versions of our popular EGM titles and are accessible to players worldwide on multiple mobile platforms, which we believe establishes brand recognition and cross-selling opportunities. Although free to play, our social games generate recurring revenue through the in-game sale of virtual goods and currency. We have recently expanded into the B2B space through our core app, Lucky Play Casino, whereby we white label our social game product and enable our land-based casino customers to brand the social gaming product with their own casino name. As of September 30, 2017, our combined B2C offerings reached approximately 38,000 daily active users (“DAU”) and we have had approximately 3.8 million lifetime installations of our social casino app.

Despite the expansion of our company and the diversification of our products, we continue to face significant competition across all segments. Many of our competitors have substantially greater financial resources and/or experience than we do, and may provide customers with greater amount of financing or better terms than we do. Our substantial indebtedness, coupled with our history of operating losses, may impede us from becoming profitable in the near future. Additionally, following this offering we will be a “controlled company” and will elect not to comply with certain corporate governance requirements. For more details on the risks and challenges we face, see “—Risk Factors” and “Risk Factors.” Our management team remains focused on assessing the effects that these risks and challenges may have on the operation of our company.

OUR INDUSTRY

We operate primarily in the North American gaming market, which includes U.S. commercial casinos, Native American casinos, Canadian casinos, video lottery terminals (“VLT”) and Mexican casinos. According to Eilers & Krejcik, as of June 30, 2017, there were approximately 980,000 EGMs installed throughout the United States and Canada and 120,000 EGMs in Mexico. Eilers & Krejcik estimates moderate growth in the U.S. and Canadian EGM installed base through 2019. In the United States, Native American casinos represent a significant portion of the EGM market, with over 360,000 Class II and Class III EGMs, and have historically been our main area of focus.

Industry ship share

Consolidation across the gaming equipment industry over the last four years has resulted in the creation of the “Big-4” gaming suppliers, which we consider to be International Game Technology PLC (“IGT”), Scientific Games Corporation (“Scientific Games”), Konami Co. Ltd. (“Konami”) and Aristocrat Technologies Inc. (“Aristocrat”). We believe that many casino operators prefer to diversify their gaming floor mix rather than purchasing their EGMs only from the Big-4 suppliers. As evidenced in the graphs below, the ship share for Non-Big-4 suppliers has continued to grow over the past several years. According to Eilers & Krejcik, Non-Big-4 suppliers captured 24% ship share for all EGMs sold in the third quarter of 2017, of which AGS represented greater than 5% of the total purchases.

Source: Eilers & Krejcik Q3 2017 Slot Survey.

We expect this trend in table games to continue, and AGS has positioned itself to capture this growth through new offerings and titles.

Class II Market—Native American

Native American gaming is regulated under the IGRA, which classifies legalized gaming into three categories: Class I, Class II, and Class III. Class I gaming includes traditional Native American social and ceremonial games and is regulated exclusively at the Native American tribe level. We do not compete in the Class I industry. Class II gaming includes EGMs that utilize bingo, electronic aids to bingo, and, if played at the same location where bingo is offered, pull-tabs and other games similar to bingo. Class II gaming machines can be operated in states that permit bingo-style gaming without any agreement with the state and without any revenue sharing with the state, whereas Class III gaming requires Native American tribes to enter into a compact with the state in which their casino is located, which typically includes revenue sharing with the state. Class II games are an attractive option for Native American tribes because: (i) revenue generated from Class II gaming is not subject to revenue sharing or taxes, (ii) there are no limits on the number of Class II gaming machines that may be operated in any one facility; and (iii) a strong Class II alternative improves a tribe’s leverage when negotiating its Class III compact with the state.

As of September 30, 2017, the Native American Class II market consisted of approximately 60,000 EGMs, with AGS products representing over 16% of that market with approximately 10,000 recurring Class II EGMs placed in approximately 150 gaming facilities across 18 states. According to Eilers & Krejcik, the Class II market is expected to grow its installed base by approximately 2% over the next three years in the United States. Given the relatively small market size of the Class II market relative to the broader U.S. gaming market, the Class II market has historically not garnered the attention of larger gaming equipment manufacturers. We have been able to maintain our market share by partnering with our tribal customers to continually develop high-quality Class II titles that optimize the revenue generated at their casinos. The Class II market is highly relationship-based and we feel confident that we can maintain our current market position given the tenure and strength of our customer relationships.

Class III / Commercial U.S. and Canadian Markets

Class III machines can be found in commercial casinos and in Native American casinos that have entered into a state compact that permits a specified number of Class III machines. Currently, there are approximately 1,000 casinos throughout the U.S. and Canada with approximately 980,000 total EGMs. Excluding approximately 135,000 EGMs under route operations and approximately 60,000 Class II EGMs, there are 785,000 Class III EGMs throughout the U.S. and Canada, of which approximately 415,000 are in commercial casinos and approximately 370,000 are in tribal casinos. Eilers & Krejcik predict that the installed base of Class III/commercial game EGMs in the U.S. and Canada will grow by approximately 2%, or 16,000 units, over the next three years. In 2016, revenue increased in 18 of the 24 states with legalized commercial gaming. While the specific drivers of this growth differ from market-to-market, the nationwide growth trend can be attributed to stronger consumer confidence, lower levels of unemployment and more available disposable income. As of September 30, 2017, we had placed only 4,000 recurring Class III units (1,200 of which were video lottery terminals) in over 300 casinos, which represents less than 1% of the total number of EGMs placed in the U.S. and Canadian Class III and commercial gaming markets. Given our very low penetration in Class III Native American and commercial casinos, these markets present a significant growth opportunity.

Mexico

With the acquisition of Cadillac Jack in 2015, we acquired a strong foothold in the Mexican gaming market. According to Eilers & Krejcik, the Mexican market consists of approximately 120,000 EGMs, and our approximately 7,400 units, located in nearly 250 gaming facilities, represent just over 5% of the total market. Revenue generated by our EGMs in Mexico represented about 12% of our total revenue in the LTM period, and we have consistently been growing our installed base in the region.

COMPETITIVE STRENGTHS

We have grown our revenue, adjusted EBITDA and installed base by consistently adding unique and differentiated products to offer to our players and casino operators while maintaining a consistent focus on customer service. In addition, we have a track record of completing and integrating acquisitions, expanding our product lines, and developing new content and gaming products to meet the needs of our customers. We believe that this track record differentiates us from our competition and, along with the following competitive strengths, has enabled us to become a leading designer and supplier of gaming equipment and services.

   High-Margin, Recurring Revenue Model with Attractive Payback Periods on Newly Deployed Capital

Approximately 83% of our revenue in the LTM period was derived from products that we leased to our customers and recurring revenue from our Interactive gaming operations. This strong base of recurring, contracted, high-margin revenue generated a 56% EGM adjusted EBITDA margin, which reflects the strong performance and longevity of our game titles and long-term relationships with our key customers. The cash flow generated from our recurring revenue sources has provided us with a stable source of capital to grow our footprint both domestically and internationally. Given the high-margin, recurring-revenue nature of our new EGMs, we benefit from payback periods on our leased units of only approximately 12 months for our core units and approximately 8 months for our premium units.

   Best-in-Class R&D Teams that Produce Industry-Leading Products

Our R&D teams have demonstrated industry leadership by creating several top-performing titles and innovative hardware designs, such as our newly-introduced premium cabinet, Orion Slant, which features a unique slanted top that has a more comfortable ergonomic design for players. The innovative nature of our products has, in part, led to 75% of our customer base electing to purchase at least one of our recently-released ICON or Orion cabinets. As reflected in the charts below, our casino-owned EGMs outperform those from all other suppliers, generating win per day 1.8 times higher than the house average. Our premium leased games were the second-best across the industry, delivering win per day that was 2.7 times higher than the average of the casino floors (up from 2.0 times higher in the previous quarter) where our machines are placed.

Premium Leased Game Performance—Domestic(1)	Casino Owned Game Performance—Domestic(1)

Source: Eilers & Krejcik Q3 2017 Slot Survey.

(1)	Domestic Class II and Class III performance per Eilers - Fantini Q3 2017 Quarterly Slot.

In addition to the performance of the machines, we believe our products contribute to high levels of customer satisfaction as evidenced by our strong trial unit conversion metrics. For the LTM period, 99% of customer trial units resulted in conversion to a lease or sale. Additionally, our share of top performing casino-owned games improved to 3.0% in the third quarter of 2017 from 1.8% in the prior quarter, according to Eilers & Krejcik. The success of our products has led to several awards recognizing the excellence of our products in 2017, as voted by customers and industry experts, including a silver award at the Global Gaming Business Annual Gaming & Technology Awards for our new premium Orion product, and recognition at Casino Journal’s Annual Top 20 Most Innovative Gaming & Technology Product Awards for both Orion and our Bonus Spin table product.

   Focus on the “Core Gambler” to Drive Profitability for Our Customers

We create slot machine titles predominantly for the “core gambler” (sometimes referred to as a “local player”), who we believe comprises 20% of the slot player demographic, but approximately 80% of the slot industry profits. The core gambler is an actively-engaged slot player, who typically gambles more frequently than a tourist visiting a destination market such as Las Vegas, and we believe this type of player represents an underserved, but highly-profitable demographic. Based on our internal research, we believe core gamblers visit casinos with high frequency and demonstrate strong loyalty to specific gaming titles. We design many of our games to appeal to this player base by creating high-volatility games that keep players invested and engaged during their gaming experience. We focus on building games that encourage players to spend more time on our devices and are designed to ensure the player has fun by providing various bonus triggers and multiple ways to win within the game. We believe that this strategic focus gives us a competitive edge because we are not distracted by spending a substantial amount of time, resources or development dollars to acquire expensive licenses and brands with limited shelf life for less frequent or less profitable gambler subsets.

   Broad and Diverse Product Portfolio

We offer a wide variety of content and technology with hundreds of titles, and we aim to be a “one-stop shop” for our customers. We have recently expanded our EGM cabinet offerings to include cutting-edge premium products, such as Orion (introduced in May 2017), and unique formats that stand out on the casino floor, such as Big Red (introduced in September 2014). For table products, we have diversified content for poker, blackjack and roulette derivatives, as well as bonusing enhancements that offer new and exciting gaming experiences. Our table products also include a variety of ancillary equipment designed to create greater efficiency for our customers, such as our new Dex S single-deck shuffler. We strategically pursue acquisitions and utilize our broad, customer-focused distribution network to enhance our content, titles and overall installed base. An example of our strategy’s success was the Buster Blackjack side bet offering, in which we have increased our installed footprint by nearly four times since the acquisition. We will also continue to partner strategically with select developers to bring innovative and new product concepts to our customers by leveraging our distribution network as we have recently done with Alfastreet’s Royal Derby offering. Within our interactive segment, our B2C social games include online versions of our popular EGM game titles and are accessible to players worldwide on multiple mobile platforms, which we believe leads to establishing brand recognition and cross selling opportunities.

   Unique and Value-Enhancing Culture that Attracts Top Talent

Our corporate culture is based on the core concepts of passion, performance and teamwork, which allows us to be nimble and flexible in our strategy and execution. We strive to cultivate a culture where employees care about our business and the specific work that they do, where they feel strongly that AGS is not just a place to work but is also a community. This philosophy starts in the recruiting process and continues with every business, social and cultural activity at AGS. The result is a unique culture that we believe sets us apart from other companies in our space and has been critical to our successful recruitment and retention of top talent. Because we offer a rewarding work environment and many employee-friendly benefits and perks that are not standard in the gaming industry, we believe AGS is known as a fun and open place to work. Through, among others, numerous wellness initiatives, benefits such as hands-on community volunteering activities, various events promoting team spirit, and frequent and direct executive-to-employee communication, we believe we have gained the reputation of being a top employer in the gaming industry. Our company has received numerous awards highlighting our culture of employee wellness, including being named one of Atlanta’s Best and Brightest Companies to Work For 2017. As we grow and expand our business, we believe that our employee-centric culture will continue to attract high-caliber talent that will further enhance our team.

   Experienced Management Team with a Strong Track Record of Execution

Our management team has significant experience in the gaming supply industry and has significant expertise in developing new products to serve our core customers and expand geographically. Our senior management team draws from prior work experience at SHFL entertainment, Inc., Bally Technologies, Konami, Global Cash Access and Scientific Games. Over the past three years, we have substantially upgraded much of the senior leadership team, which has nearly 100 years of combined experience in the gaming supply industry. In particular, we have enhanced our senior leadership team with the appointment of David Lopez as our CEO in 2014. David has over 20 years of industry experience, and was the former CEO of Global Cash Access and COO of SHFL entertainment, Inc. Under his leadership, we have substantially upgraded the senior leadership team with the additional appointment of Sigmund Lee as CTO (former CTO of Cadillac Jack and VP of Engineering at Bally Technologies, with over 15 years of industry experience). We believe our team is well-positioned to continue to deliver superior and highly-memorable gaming experiences, while executing on a substantial expansion in domestic and international markets.

   Proven Ability to Successfully Integrate Acquisitions and Scale Our Platform

We have a strong track record of acquiring and integrating businesses with limited disruption to our core business. Over the past three years, we have effectively integrated over 20 acquisitions. The acquisition of Cadillac Jack demonstrated our ability to realize both cost and revenue synergies and, as a result of efficiently integrating two complementary businesses, to deliver strong financial results in 2016. We believe that our proven track record is the result of our ability to successfully identify businesses with products and cultures that are complementary to AGS.

Even though we face significant competition across all segments from companies with greater financial resources and experience, we believe that our competitive strengths differentiate us from such competitors and provide a foundation for our future position in the gaming industry.

GROWTH STRATEGIES

   Build Momentum and Penetrate Class III and Commercial Jurisdictions

Expansion in Class III and commercial gaming jurisdictions represents a significant growth opportunity for us as there are many jurisdictions where we have only recently been licensed or allowed, including Indiana (2015), New Mexico (2017), Nevada (2014), Connecticut (2014), Iowa (2017), Mississippi (2015) and Louisiana (2017). Our third quarter 2017 ship share in many of these recently-licensed markets has been strong, with Indiana at 9%, Iowa at 10%, New Mexico at 9%, Nevada at 5%, Mississippi at 15% and Louisiana at 29%. We also have the opportunity to enter many of the large commercial gaming markets in the U.S. where we currently have no presence, including Colorado, Ohio and Pennsylvania and new gaming markets such as Massachusetts. These new markets provide us with a tremendous opportunity to expand our recurring installed base. According to Eilers & Krejcik, the total EGM market consists of 980,000 units. As of September 30, 2017, our total backlog of signed contracts for ICON and Orion EGMs represented approximately $10 million of EGM adjusted EBITDA (based on historic revenue per day, sales price and respective EGM adjusted EBITDA margins for Orion and ICON). We strategically allow our customers to purchase or lease our premium cabinets, whereas our competitors typically only lease (and will not sell) their premium products. We believe our willingness to sell our premium cabinets gives us a competitive advantage with our customers. As a result of our efforts, we have been able to attract a number of new customers over the past three years, including MGM, Caesars, Penn National Gaming and Las Vegas Sands.

   Optimize Yield Across our Existing Footprint

We believe there is a significant opportunity to optimize the older EGMs in our existing installed base with newer, more profitable cabinets. By improving the performance of our installed base, we will generate incremental EGM adjusted EBITDA since our participation model enables us to share in the profitability of the EGMs that we place in our customers’ gaming facilities. We currently have an installed base of approximately 3,100 older cabinets that we believe, over time, can be upgraded with our newer cabinets to generate higher win per day. The typical refresh cycle for EGMs is approximately three years, which creates a natural, continuous driver of equipment sales and provides us with the ability to optimize our installed base by constantly refreshing it with newer cabinets. Over the past twelve months, we have optimized over 1,600 of our cabinets, which has led to approximately $4.5 million of incremental revenue, approximately 100% of which flows to EGM adjusted EBITDA. A specific example of this took place at the WinStar World Casino and Resort in Oklahoma, in which we optimized 28 underperforming legacy EGMs by replacing them with our new Orion cabinet, which resulted in a significant increase in incremental revenue. When annualized, the effect of this optimization results in an increase in incremental revenue of nearly $1.0 million. Another benefit of our yield optimization program is that we can take the older units from domestic casinos, refurbish them for approximately $1,500 and redeploy them in Mexico. These redeployed units broaden our international footprint and generate a high return on investment given the low cost to refurbish the units. Based on FY 2016 revenue per day and related refurbishment expenditure figures, we estimate that our return on investment for each refurbished unit that is leased into the Mexican market is 191%.

   Expand Globally

We consider many factors when choosing to enter a new international market, including the size of the opportunity and the regulatory environment. Since 2015, we have implemented a renewed strategy in Mexico, which has improved our relationship with our customers and enabled us to grow our installed base to approximately 7,400 units in nearly 250 facilities, which represents over 5% of the market. As of September 30, 2017, we had 7,471 units placed in Mexico, which was up 8% from the 6,898 units that were installed at the end of 2016. These units currently generate approximately $8.40 of revenue per day and an EGM adjusted EBITDA margin of approximately 69%.

We intend to enter the Philippines market in early 2018, which we believe has a total market size of approximately 70,000 units. We are currently in the process of obtaining an operating license to enter this market, which we expect to obtain in the first quarter of 2018 and begin installing units on a recurring basis shortly thereafter. We intend to offer our new ALORA cabinet, which is based on Latin-style bingo, in this market and we estimate that we will be able to generate participation rates of 22-25% of win per day, which compares favorably to the 20% that we typically receive in other international markets. The Philippines market represents a significant untapped opportunity for us. We intend to establish a footprint of approximately 3,000 to 5,000 units over a three to five year period.

Additionally, over the past twelve months we have expanded our presence in Canada through EGM sales into that market and we recently introduced our table products content to the Australian gaming market. On the near-term horizon, we believe that certain parts of Asia and Europe present high-growth opportunities for our business given the types of gaming content that we create, which we believe resonates with players from both of these cultures.

We also believe there are several other markets, such as Brazil, that present a significant growth opportunity for us. Over the past several months, the Brazilian legislature has put forth key legislation to legalize regulated gaming. We have implemented a comprehensive strategy to enter the Brazilian market and we have already executed memoranda of understanding (“MOU”) with nine potential gaming operators to place approximately 8,700 EGMs in Brazil as soon as the country legalizes gaming. Upon the legalization of regulated gaming in Brazil, we intend to establish a footprint of approximately 8,000 to 10,000 units over a three to five year period.

   Further Expand Our Class II Market Leadership and Continue Growth of our Recurring Revenue Base

We believe that our existing core Class II product offering is among the strongest in the industry and we are committed to growing our existing Class II installed base. Currently, we believe we are the second largest supplier of Class II games in the United States. We expect to continue gaining market share in our existing Class II jurisdictions as we introduce more games and new hardware, and we also intend to enter new Class II jurisdictions (we have acquired 68 new Class II licenses in the past three years). There is a sizable Native American casino scheduled to open in the first quarter of 2018 and our Class II placements at this property should add over 175 games to our installed base. We believe that the unique advantages offered by Class II gaming will result in Native American operators continuing to grow the number of Class II units that they have in their casinos. Given our existing leadership in the Class II market, we feel that we are very well-positioned to capture our share of this continued growth in Class II.

   Focus on Innovation & New Product Verticals for the Next Generation of Casino Players

In 2014, we began developing table products through the acquisitions of War Blackjack and other related intellectual property with the objective of diversifying our product portfolio to include gaming experiences for a different gaming consumer profile. The extension of our business into table products, as well as our entry into the interactive social casino space, demonstrates our commitment to evolving our business to adapt to the preferences of the next-generation gambler. As of September 30, 2017, we had 2,350 table products leased to our customers. We plan to continue expanding our table products offerings through acquisitions and internal development and have high expectations for our newly launched Bonus Spin progressive technology and Dex S single-deck shuffler. We continue to convert our proven land-based casino content into online and mobile formats for social gaming. Our popular land-based slot machine games, such as Golden Wins, Jade Wins, Buffalo Jackpots and Firebull to name a few, have been among the strongest performers in our social casino game catalog. In addition to new game titles, we continue to explore other areas of growth for our Interactive segment including continued expansion of our newly launched B2B Social White Label Casino. The key benefit of our platform is that it has been battle-tested in the highly competitive social casino market, and is able to support casinos’ player-engagement initiatives, with powerful brand extension, communications, promotions, and monetization features. We believe in the potential of our powerful back end Customer Relationship Management (CRM) capabilities, our player segmentation platform, and our ability to customize and brand the product to meet each property’s unique requirements. We also believe that there are opportunities to offer real money gaming and other complementary products in certain markets in the future.

While the execution of our growth strategies may be delayed or prevented by significant factors that are beyond our control, see “—Risk Factors” and “Risk Factors,” our management team remains focused on identifying such factors and preventing their impact on our company through a commitment to product and customer expansion and diversification.

RECENT DEVELOPMENTS

Acquisition of Rocket Assets

On December 6, 2017, we acquired an installed base of approximately 1,600 networked Class II slot machines, together with related intellectual property, which were operated by Rocket Gaming Systems (“Rocket”), for $57 million. The acquired Class II slot machines are located across the United States, with significant presence in key markets such as California, Oklahoma, Montana, Washington and Texas. This all-cash asset purchase expanded our already extensive Class II footprint and positions us for further growth in the Class II market.

With the newly acquired assets, our installed base of recurring revenue slot machines grew to approximately 23,600 units. The Class II portfolio from Rocket includes wide-area progressive and standalone video and spinning-reel games and platforms, including Galaxy, Northstar and the player-favorite Gold Series, a suite of games that feature a $1 million-plus progressive prize and is the longest-standing million dollar wide-area progressive on tribal casino floors.

The acquisition of the Rocket assets enables us to increase our presence at many top performing Class II customers, such as the Chickasaw Nation. We expect to upgrade all Rocket games to AGS games over a five-year period. The transaction is immediately accretive to our earnings and cash flow. For the last-twelve month period ended September 30, 2017, the acquired assets from Rocket had revenues of approximately $16 million.

On December 6, 2017, AP Gaming I, LLC, one of our subsidiaries and the borrower under the senior secured credit facilities, incurred $65.0 million of incremental term loans under its new senior secured credit facilities, the net proceeds of which were used to finance the acquisition from Rocket, to pay fees and expenses in connection therewith and for general corporate purposes. The incremental term loans have the same terms as the Company’s term loans and will generate approximately $4.5 million additional annual interest expense. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness—Senior Secured Credit Facilities” and “Description of Material Indebtedness—Senior Secured Credit Facilities.”

Preliminary Estimated Financials Results for the Three Months Ended December 31, 2017

Our financial results for the three months ended December 31, 2017 are not yet complete and will not be available until after the completion of this offering. Accordingly, we are presenting below certain preliminary estimated unaudited financial data as of and for the three months ended December 31, 2017. The unaudited estimated financial data set forth below are preliminary and subject to revision based upon the completion of our year-end financial closing processes as well as the related external audit of the results of operations for the fiscal year ended December 31, 2017. Our estimated financial data are forward-looking statements based solely on information available to us as of the date of this prospectus and may differ materially from actual results. The information presented herein should not be considered a substitute for the financial information to be filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 once it becomes available. For additional information, see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

Our preliminary estimated data contained in this prospectus have been prepared in good faith by, and are the responsibility of, management based upon our internal reporting for the three months ended December 31, 2017. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the following preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

We have presented the following preliminary estimated data as of and for the three months ended December 31, 2017:

	Three months ended December 31, 2017
	Low	High
	(in thousands)
Consolidated Statement of Operations Data:
Total revenue	$55,500	$57,500
Other Financial Data:
EGM adjusted EBITDA	$25,000	$26,500
Table Products adjusted EBITDA	100	300
Interactive adjusted EBITDA	(200)	(100)

	As of December 31, 2017
Operational and Other Data:
EGM segment
EGM install base	23,821
EGM units sold	697

	(in thousands)
Consolidated Balance Sheet Data:
Total Debt (net of unamortized discount and deferred loan costs of $16,451)	$651,517
Cash and cash equivalents	19,218

THE REINCORPORATION

On December 13, 2017, we changed our state of incorporation from Delaware to Nevada (the “Reincorporation”). The Reincorporation was unanimously approved by our stockholders. The Reincorporation resulted in a change in our name from AP Gaming Holdco, Inc. to PlayAGS, Inc. The Reincorporation did not result in any change in our capitalization, management, headquarters, business, management, location of offices, assets, liabilities or net worth, other than as a result of the costs incident to the Reincorporation.

THE RECLASSIFICATION

In connection with this offering, and upon receipt of the requisite regulatory approvals, we intend to (i) reclassify PlayAGS’s existing non-voting common stock into a new class of voting common stock, which will be the class of stock investors will receive in this offering, and (ii) cancel the existing class of non-economic voting common stock that is currently held by VoteCo. Concurrently with this reclassification, which we expect to be completed after the effectiveness of the registration statement of which this prospectus forms a part and immediately prior to the consummation of this offering, we intend to effect a 1.5543 for 1 split of PlayAGS’s new voting common stock such that PlayAGS’s then existing stockholders, including Holdings and members of management, will each receive 1.5543 shares of the new voting common stock described above in clause (i) for each share of non-voting common stock they hold at that time. We refer to the foregoing as the “Reclassification.”

OUR SPONSOR

In December 2013, we were acquired by the Apollo Group. Founded in 1990, Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Bethesda, Chicago, St. Louis,

Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $242 billion as of September 30, 2017 in its affiliated private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. Apollo has a successful track record of managing investments in the gaming, site-based entertainment, and leisure industries, including ClubCorp, Gala Coral (now part of Ladbrokes Coral Group), Great Wolf Resorts, Diamond Resorts, Vail Resorts, AMC Entertainment, Outerwall (parent of Coinstar and Redbox Automated Retail), Chuck-E Cheese, Wyndham International and Norwegian Cruise Lines.

Following the Reclassification, all shares held by Holdings, which represent 69% of our outstanding common stock after giving effect to this offering (or 66% of our outstanding common stock if the underwriters exercise their option to purchase additional shares in full), will be subject to an irrevocable proxy that gives VoteCo, the members of which are comprised of individuals affiliated with Apollo, sole voting and sole dispositive power with respect to such shares.

An affiliate of our Sponsor, Apollo Global Securities, LLC, is acting as an underwriter in connection with this offering and will receive customary underwriting commissions and discounts in connection with the offering.

RISK FACTORS

Participating in this offering involves substantial risk. Our ability to execute our strategy also is subject to certain risks. The risks described under the heading “Risk Factors” immediately following this summary may cause us not to realize the full benefits of our competitive strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges and risks we face include the following:

•	our history of operating losses and the uncertainty of achieving profitability in the future;

•	changing regulations, new interpretations of existing laws and difficulties and delays in obtaining or maintaining required licenses or approvals;

•	our ability to raise additional capital, fund operations, react to changes in the economy, or make debt service payments due to our substantial indebtedness;

•	our ability to successfully offer, develop, enhance and/or introduce products that keep pace with evolving technology related to our business;

•	our ability to protect our intellectual property and proprietary information and to license intellectual property from third parties;

•	our ability to effectively compete with numerous domestic and foreign businesses across all our segments, some of which have substantially greater financial resources and/or experience than we do, and may provide customers with greater amount of financing or better terms than we do; and

•	our inability to complete future acquisitions and integrate those businesses successfully into our future growth.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act” enacted in April 2012. As an “emerging growth company,” we have elected to take advantage of specified reduced reporting and other requirements that are otherwise applicable to public companies. These provisions include, among other things:

•	exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies;

•	exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (United States), requiring mandatory audit firm rotation or a supplement to our auditor’s report in which the auditor would be required to provide additional information about the audit and our financial statements;

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation and golden parachute arrangements; and

•	reduced disclosure about executive compensation arrangements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an “emerging growth company.” We will cease to be an “emerging growth company” if we have $1.0 billion or more in “total annual gross revenues” during our most recently completed fiscal year, if we become a “large accelerated filer” with a market capitalization of $700 million or more, or as of any date on which we have issued more than $1.0 billion in non-convertible debt over the three-year period to such date. We may choose to take advantage of some, but not all, of these reduced burdens. For example, we have taken advantage of the reduced reporting requirement with respect to disclosure regarding our executive compensation arrangements and expect to take advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. For as long as we take advantage of the reduced reporting obligations, the information that we provide stockholders may be different from information provided by other public companies. We are irrevocably electing to “opt out” of the extended transition period relating to the exemption from new or revised financial accounting standards and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-”emerging growth companies.”

In addition, upon the closing of this offering, we will be a “controlled company” within the meaning of the corporate governance standards because more than 50% of our voting common stock will be beneficially owned by the Apollo Group. For further information on the implications of this distinction, see “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock” and “Management—Committees of our Board of Directors.”

CORPORATE INFORMATION

Our principal executive office is located at 5475 S. Decatur Blvd., Ste #100, Las Vegas, NV 89118, and our telephone number is (702) 722-6700. Our website address is www.playags.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase shares of our common stock.

The Offering

Issuer	PlayAGS, Inc.

Common stock offered by us	10,250,000 shares (or 11,787,500 shares, if the underwriters exercise in full their option to purchase additional shares as described below).

Option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional 1,537,500 shares. The underwriters may exercise this option at any time within 30 days from the date of this prospectus. See “Underwriting (Conflicts of Interest).”

Common stock outstanding after giving effect to this offering	33,628,788 shares (or 35,166,288 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $158.7 million (or approximately $183.1 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions, as well as fees and expenses related to the offering, based on an assumed initial offering price of $17.00 per share (the midpoint of the estimated public offering price range set forth on the cover page of this prospectus).

We intend to use approximately $154.0 million of the net proceeds of this offering to redeem in full the PIK notes. For a description of the PIK notes, see “Description of Material Indebtedness – PIK Notes.”

The remaining net proceeds, if any, will be used for general corporate purposes. In the event that the initial offering price yields net proceeds that are not sufficient to redeem the PIK notes in full, we will use cash on hand or borrowings under our senior secured revolving credit facility to redeem the remaining amount.

Controlled company	Upon completion of this offering, the Apollo Group will continue to beneficially own more than 50% of our outstanding common stock. As a result, we intend to avail ourselves of the “controlled company” exemptions under the rules of the New York Stock Exchange, including exemptions from certain of the corporate governance listing requirements. See “Management—Controlled Company.”

Voting rights	Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Dividend policy	We do not currently intend to pay dividends on our common stock. We plan to retain any earnings for use in the operation of our business and to fund future growth. See “Dividend Policy.”

Listing	We have applied to list our common stock on the New York Stock Exchange under the symbol “AGS.”

Risk Factors	You should read the section titled “Risk Factors” beginning on page 23 of, and the other information included in, this prospectus for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our common stock.

Conflicts of interest	Deutsche Bank AG, an affiliate of Deutsche Bank Securities Inc., one of the underwriters in this Offering, owns the aggregate outstanding principal amount of the PIK Notes and, therefore, will receive in excess of 5% of the net proceeds of this Offering, not including underwriting compensation. As a result, Deutsche Bank Securities Inc. is deemed to have a “conflict of interest” with us within the meaning of Rule 5121 of the Financial Industry Regulation Authority (“Rule 5121”). Therefore, this Offering will be conducted in accordance with Rule 5121, which requires that a qualified independent underwriter (“QIU”) as defined in Rule 5121 participate in the preparation of the registration statement of which this prospectus forms a part and perform its usual standard of due diligence with respect thereto. Credit Suisse Securities (USA) LLC has agreed to act as QIU for this Offering. Deutsche Bank Securities Inc. will not make sales to discretionary accounts without the prior written consent of the account holder. We have agreed to indemnify against certain liabilities incurred in connection with acting as QIU for this Offering, including liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in that respect. In addition, Apollo Global Securities, LLC, an underwriter of this Offering, is an affiliate of Apollo, our controlling stockholder. Since Apollo beneficially owns more than 10% of our outstanding common stock, a “conflict of interest” is deemed to exist under Rule 5121(f)(5)(B) of the Financial Industry Regulation Authority. Accordingly, this Offering will be made in compliance with the application provisions of Rule 5121. The appointment of a QIU is not required in connection with the “conflict of interest” with respect to Apollo Global Securities, LLC, as Apollo Global Securities, LLC is not one of the members primarily responsible for managing the Offering. Apollo Global Securities, LLC will not make sales to discretionary accounts with the prior written consent of the account holder. See “Underwriting (Conflicts of Interest)”.

Directed Share Program	At our request, the underwriters have reserved for sale, at the initial public offering price, up to 3% of the common stock offered by this prospectus for sale to our directors, director nominees, officers and certain of our employees and other persons associated with us. If these persons purchase common stock it will reduce the number of shares of common stock available for sale to the general public. Any reserved shares of common stock that are not so purchased will be offered by the underwriters to the general public on the same terms as the other shares of common stock offered by this prospectus.

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 23,378,788 shares of common stock outstanding as of September 30, 2017 and, except as otherwise indicated, all information in this prospectus:

•	assumes the Reclassification has been consummated;

•	assumes an initial public offering price of $17.00 per share of common stock, the midpoint of the price range on the cover of this prospectus;

•	assumes no exercise of the underwriters’ option to purchase 1,537,500 additional shares of common stock in this offering;

•	does not reflect 1,721,927 shares of common stock that may be issued upon the exercise of options and restricted shares outstanding as of the consummation of this offering. See “Shares Eligible for Future Sales”. Assuming that we do not repurchase any securities in connection with the termination of employment of any holder on or prior to January 31, 2018, the following table sets forth our outstanding stock options and restricted shares as of January 31, 2018:

	Number of	Weighted-Average Exercise Price Per Share
Vested stock options (time-based vesting)(1)(2)	398,691	$8.86
Unvested stock options (time-based vesting)(1)(2)	577,956	$9.82
Unvested performance based stock options (Tranche B)(1)(2)(3)	333,783	$7.91
Unvested performance based stock options (Tranche C )(1)(2)(3)	333,782	$7.91
Vested Restricted Shares(2)	46,629	n/a
Unvested Restricted Shares(2)	31,086	n/a

(1)	Upon a holder’s exercise of one option, we will issue to the holder one share of common stock.
(2)	The options include a combination of service and market conditions, and the restricted shares include a service condition. In addition, the options and restricted shares include a Qualified Public Offering performance vesting condition (see Note 7 to our annual financial statements contained elsewhere herein), which was not considered to be probable prior to the closing of this offering. As a result, no share-based compensation expense for stock options or restricted shares has been recognized, and approximately $4.8 million share-based compensation expense for stock options and $0.4 million share-based compensation expense for restricted shares will be recognized upon the closing of this offering. After the closing of this offering, the time-based stock options and restricted shares will vest in accordance with the underlying service conditions. The performance based stock options are eligible to vest upon the satisfaction of certain performance conditions described in footnote (3) below. As disclosed in footnote (3) below, we modified the vesting conditions of the performance based stock options in connection with this offering and we are currently in the process of estimating the incremental fair value, which will be attributed to these options and charged to expense. When we finalize the valuation, we will record the incremental expense in the period in which the closing of this offering takes place.
(3)

In connection with this offering, we have amended our option agreements to add an additional vesting provisions to our performance based options. Tranche B options are eligible to vest (a) based on achievement of an Investor IRR equal to or in excess of 20%, subject to a minimum cash-on-cash return of 2.5 times the Investor Investment (as such terms are defined in the Company’s 2014 Long-Term Incentive Plan) or (b) on the first day that the volume-weighted average price per share of our common stock for the prior 60 consecutive trading days exceeds $19.11 (provided that such 60-day period shall not commence earlier than the 181st day after the completion of our offering). Tranche C options are eligible to vest (a) based on achievement of an

Investor IRR equal to or in excess of 25%, subject to a minimum cash-on-cash return of 3.0 times the Investor Investment or (b) on the first day that the volume-weighted average price per share of our common stock for the prior 60 consecutive trading days exceeds $22.93 (provided that such 60-day period shall not commence earlier than the 181st day after the completion of our offering). In the event of a termination of employment of the Tranche B and Tranche C option holder, without cause or as a result of death or disability, any Tranche B and Tranche C options which are outstanding and unvested will remain eligible to vest subject to achievement of such performance targets (without regard to the continued service requirement) until the first anniversary of the date of such termination.

•	does not reflect an additional 1,607,389 shares of our common stock reserved for future grants under our new equity incentive plan. See “Compensation Discussion and Analysis—2018 Omnibus Incentive Plan” and “Shares Eligible for Future Sales.”

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL AND OTHER DATA

The following tables present our summary consolidated financial and other data as of and for the periods indicated.

The summary consolidated statements of operations data for the fiscal years ended December 31, 2014, 2015, and 2016, and the summary consolidated balance sheet data as of December 31, 2015 and 2016 are derived from our annual consolidated financial statements included elsewhere in this prospectus. The data for the nine months ended September 30, 2016 and 2017 and the balance sheet for September 30, 2017 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The summary consolidated statements of operations data for the last twelve months ended September 30, 2017 have been derived by deducting the unaudited consolidated statement of operations data for the nine months ended September 30, 2016 from the audited statement of operations data for the year ended December 31, 2016, and then adding thereto the unaudited consolidated statement of operations data for the nine months ended September 30, 2017. Our historical results are not necessarily indicative of the results that should be expected in any future period.

The summary historical financial data presented below does not purport to project our financial position or results of operations for any future date or period and should be read together with “Selected Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

	Year Ended December 31,			Nine Months Ended September 30,		LTM September 30, 2017
(in thousands)	2014	2015	2016	2016	2017
Consolidated Statement of Operations Data:
Revenues
EGM gaming operations	$68,869	$113,496	$144,510	$109,214	$116,587	$151,883
EGM equipment sales	3,159	6,121	11,897	6,939	29,160	34,118

EGM revenues(1)	72,028	119,617	156,407	116,153	145,747	186,001

Table products revenues	112	1,672	2,674	2,005	2,442	3,111
Interactive revenues	—	2,003	7,725	5,903	6,105	7,927

Total revenues	72,140	123,292	166,806	124,061	154,294	197,039

Operating expenses
Cost of gaming operations(2)	14,169	23,291	26,736	19,627	21,794	28,903
Cost of equipment sales(2)	1,607	1,548	6,237	4,244	14,326	16,319
Selling, general and administrative	19,456	40,088	46,108	36,654	30,368	39,822
Research and development	4,856	14,376	21,346	16,517	17,912	22,741
Write downs and other charges	7,068	11,766	3,262	2,153	2,655	3,764
Depreciation and amortization	33,405	61,662	80,181	60,527	53,598	73,252

Total operating expenses	80,561	152,731	183,870	139,722	140,653	184,801

(Loss) income from operations	(8,421)	(29,439)	(17,064)	(15,661)	13,641	12,238

	Year Ended December 31,			Nine Months Ended September 30,		LTM September 30, 2017
(in thousands)	2014	2015	2016	2016	2017
Other expense (income)
Interest expense	17,235	41,642	59,963	44,151	42,380	58,192
Interest income	(42)	(82)	(57)	(51)	(80)	(86)
Loss on extinguishment and modification of debt	—	—	—	—	8,129	8,129
Other expense (income)	573	3,635	7,404	6,314	(4,805)	(3,715)

Loss before income taxes	(26,187)	(74,634)	(84,374)	(66,075)	(31,983)	(50,282)

Income tax benefit (expense)	(2,189)	36,089	3,000	4,935	(4,603)	(6,538)
Net loss	(28,376)	(38,545)	(81,374)	(61,140)	(36,586)	(56,820)
Foreign currency translation adjustment	289	(2,099)	(2,735)	(2,137)	707	109

Total comprehensive loss	$(28,087)	$(40,644)	$(84,109)	$(63,277)	$(35,879)	$(56,711)

Basic and diluted loss per common share(3):
Basic	$(2.84)	$(2.98)	$(5.45)	$(4.09)	$(2.45)	$(3.81)
Diluted	$(2.84)	$(2.98)	$(5.45)	$(4.09)	$(2.45)	$(3.81)
Weighted average common shares outstanding(3):
Basic	10,000	12,918	14,932	14,932	14,932	14,932
Diluted	10,000	12,918	14,932	14,932	14,932	14,932

(1)	Total EGM revenues include the results from Cadillac Jack since the acquisition on May 29, 2015. If the revenue from the Company and Cadillac Jack were combined for all periods presented the combined EGM revenues of the Company and Cadillac Jack would have been $159,157, $152,950, and $156,407 for the years ended December 31, 2014, 2015, and 2016, respectively.
(2)	Exclusive of depreciation and amortization.
(3)	Per share data and average shares outstanding set forth above and in our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus does not give effect to the Reclassification. After giving pro forma effect to the Reclassification, we would have had basic and diluted loss per share of $(1.83) for the year ended December 31, 2014, $(1.92) for the year ended December 31, 2015, $(3.51) for the year ended December 31, 2016, $(2.63) for the nine months ended September 30, 2016, $(1.58) for the nine months ended September 30, 2017 and $(2.45) for the LTM period.

	Year Ended December 31,				Nine Months Ended September 30,		LTM September 30, 2017
(in thousands, except for percentages and operational and other data)	2014		2015	2016	2016	2017
Consolidated Balance Sheet Data (end of period):
Total assets		$256,152	$711,147	$634,092	$648,469	$639,761	$639,761
Total liabilities		192,396	610,610	617,664	611,209	659,212	659,212
Total stockholders’ equity/member’s deficit		63,756	100,537	16,428	37,260	(19,451)	(19,451)
Net Debt(1)		$161,012	$526,513	$554,386	$543,049	$586,611	$586,611

Other Financial Data:(2)
EGM adjusted EBITDA		$40,552	$66,267	$91,729	$68,704	$81,450	$104,475
Interactive adjusted EBITDA		—	(2,518)	(4,727)	(4,071)	(337)	(993)
Table products adjusted EBITDA		(343)	(1,402)	(1,663)	(1,395)	(721)	(989)

Total adjusted EBITDA(3)		$40,209	$62,347	$85,339	$63,238	$80,392	$102,493

EGM adjusted EBITDA margin %(4)		56%	55%	59%	59%	56%	56%
Table products adjusted EBITDA margin %(4)(5)		n/m	n/m	n/m	n/m	n/m	n/m
Interactive adjusted EBITDA %(4)(5)		n/a	n/m	n/m	n/m	n/m	n/m
Total adjusted EBITDA margin %(6)		56%	51%	51%	51%	52%	52%

Operational and Other Data:
EGM segment
Domestic installed base units		8,735	13,139	13,953	13,651	14,544	14,544
International installed base units		—	6,112	6,898	6,457	7,471	7,471

Total installed base units		8,735	19,251	20,851	20,108	22,015	22,015

Domestic revenue per day		$21.23	$24.33	$24.74	$25.19	$25.73	$25.16
International revenue per day		—	9.83	9.23	9.50	8.37	8.40

Total revenue per day		$21.23	$20.93	$19.78	$20.20	$19.86	$19.55

EGM units sold		255	203	465	205	1,868	2,128
Average sales price		$9,497	$16,498	$14,897	14,630	15,835	15,746

Table products segment
Table products installed base, end of period		387	815	1,500	1,205	2,350	2,350
Average monthly lease price		$24	$171	$149	$185	$111	$135

Interactive segment
Average MAU(7)		N/A	158,376	237,782	210,783	190,237	194,430
Average DAU(8)		N/A	29,768	45,909	41,809	37,544	38,280
ARPDAU(9)	$	N/A	$0.35	$0.46	$0.48	$0.58	$0.56

(1)	Net debt is the sum of the principal amount of debt less cash and cash equivalents.
(2)	For more detail regarding adjusted EBITDA and each of our segments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Operating Results,” Note 15 to our audited financial statements contained elsewhere herein and Note 14 to our unaudited financial statements contained elsewhere herein.

(3)	Total adjusted EBITDA is a non-GAAP measure and is subject to the limitations described above in the section “Use of Non-GAAP Financial Information.” The following table presents a reconciliation of net loss to total adjusted EBITDA (which is consistent with or derived from reconciliations of adjusted EBITDA of each of our segments as set forth in Note 15 to our audited financial statements contained elsewhere herein and Note 14 to our unaudited financial statements contained elsewhere herein).

	Year ended December 31,			Nine months ended September 30,		LTM September 30, 2017
	2014	2015	2016	2016	2017
Net loss	$(28,376)	$(38,545)	$(81,374)	$(61,140)	$(36,586)	$(56,820)
Income tax expense (benefit)	2,189	(36,089)	(3,000)	(4,935)	4,603	6,538
Depreciation and amortization	33,405	61,662	80,181	60,527	53,598	73,252
Write downs and other:
Loss on disposal of long lived assets	1,937	1,275	978	558	3,000	3,420
Impairment of long lived assets	2,327	4,993	5,295	4,606	285	974
Fair value adjustments to contingent consideration and other items	—	(2,667)	(3,000)	(3,000)	(630)	(630)
Acquisition costs	2,804	8,165	(11)	(11)	—	—
Other expense (income)	573	3,635	7,404	6,314	(4,805)	(3,715)
Interest income	(42)	(82)	(57)	(51)	(80)	(86)
Interest expense	17,235	41,642	59,963	44,151	42,380	58,192
Loss on extinguishment and modification of debt(a)	—	—	—	—	8,129	8,129
Other adjustments(b)	2,597	1,286	1,809	1,650	2,067	2,226
Other non-cash charges(c)	1,262	2,171	8,860	7,083	5,462	7,239
New jurisdictions and regulatory licensing costs(d)	266	256	1,315	957	1,304	1,662
Legal & litigation expenses including settlement payments(e)	450	1,916	1,565	1,495	766	836
Acquisitions & integration related costs including restructuring & severance(f)	3,582	7,818	5,411	5,034	899	1,276
Non-cash stock compensation(g)	—	4,911	—	—	—	—

Total adjusted EBITDA	$40,209	$62,347	$85,339	$63,238	$80,392	$102,493

(a)	Relates primarily to the refinancing of our long-term debt, as described in Note 6 to our unaudited financial statements. Approximately $3.3 million of deferred loan costs and discounts related to our old senior secured credit facilities were written off as a portion of the loss on extinguishment and modification of debt and $4.8 million in debt issuance costs related to the first lien credit facilities were expensed.
(b)	Relates primarily to professional fees incurred for projects, corporate and public filing compliance, contract cancellation fees and other transaction costs deemed to be non-operating in nature.
(c)	Relates primarily to:
(i)	non-cash charges and losses on the disposition of assets (primarily composed of the net book value of EGMs sold into secondary markets which were previously leased to customers and sold at substantially lower average selling prices) and additional non-cash inventory obsolescence charges of $0.7 million for the year ended December 31, 2014, $0.2 million for the year ended December 31, 2015, $2.5 million for the year ended December 31, 2016, $2.4 million for the nine months ended September 30, 2016, $0.7 million for the nine months ended September 30, 2017 and $0.8 million for the twelve months ended September 30, 2017;
(ii)

non-cash charge on capitalized installation and delivery (primarily composed of the costs to acquire contracts that are expensed over the estimated life of each contract) of $0.6 million for the year ended December 31, 2014, $1.4 million for the year ended December 31, 2015, $1.7 million for the year ended

December 31, 2016, $1.2 million for the nine months ended September 30, 2016, $1.3 million for the nine months ended September 30, 2017 and $1.8 million for the twelve months ended September 30, 2017; and
(iii)	non-cash item related to the accretion of contract rights under development agreements and placement fees of $0.06 million for the year ended December 31, 2014, $0.5 million for the year ended December 31, 2015, $4.7 million for the year ended December 31, 2016, $3.5 million for the nine months ended September 30, 2016, $3.5 million for the nine months ended September 30, 2017 and $4.7 million for the twelve months ended September 30, 2017.
(d)	Relates primarily to one-time non-operating costs incurred to obtain new licenses and develop products for new jurisdictions.
(e)	Legal and litigation related costs consist of payments to law firms and settlements for matters that are outside the normal course of business. These costs related to litigation and matters that were not significant individually.
(f)	Acquisitions & integration related costs primarily relate to costs incurred after the purchase of businesses, such as the acquisitions of Cadillac Jack and AGSi, to integrate operations. Restructuring and severance costs primarily relate to costs incurred through the restructuring of our former operations in Toronto, Canada and other employee severance costs recognized in the periods presented.
(g)	Non-cash expense related to the value of stock options held by employees of Cadillac Jack. The stock options entitled the holder to purchase shares of Amaya Inc., the former global parent of Cadillac Jack, based on the holder’s continued employment at Cadillac Jack through the vesting date, which was November 29, 2015.

(4)	Adjusted EBITDA margin % is equal to (a) adjusted EBITDA for each segment divided by (b) revenues for such segment.
(5)	n/m = not meaningful.
(6)	Total adjusted EBITDA margin % is equal to (a) total adjusted EBITDA divided by (b) total revenues.
(7)	MAU = Monthly Active Users and is a count of unique visitors to our sites during a month.
(8)	DAU = Daily Active Users, a count of unique visitors to our sites during a day.
(9)	ARPDAU = Average daily revenue per DAU is calculated by dividing revenue for a period by the DAU for the period by the number of days for the period.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, as well as the other information contained in this prospectus, including `our consolidated financial statements and the related notes thereto included elsewhere in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations, in which case the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business and Industry

We operate in highly competitive industries and our success depends on our ability to effectively compete with numerous domestic and foreign businesses.

We face significant competition in our businesses and in the evolving interactive gaming industry, not only from our traditional competitors but also from a number of other domestic and foreign providers (or, in some cases, the operators themselves), some of which have substantially greater financial resources and/or experience than we do. Many of our competitors are large, well-established companies with substantially larger operating staffs and greater capital resources and have been engaged in the design, manufacture and operation of electronic gaming equipment business for many years. In addition, we cannot assure you that our products and services will be successful or that we will be able to attract and retain players as our products and services compete with the products and services of others, which may impact the results of our operations.

Our business faces significant competition, including from illegal operators. There are a limited number of gaming operators and many established companies offer competing products. We compete on the basis of the content, features, quality, functionality, responsiveness and price of our products and services. Consolidation of casino operators and other operators, increased competition among operators and economic conditions causing reductions in capital expenditures by operators have significantly increased the level of competition among gaming suppliers.

We also face high levels of competition in the supply of products and services for newly legalized gaming jurisdictions and for openings of new or expanded casinos. Our success is dependent on our ability to successfully enter new markets and compete successfully for new business especially in the face of declining demand for electronic gaming machine replacements.

We also compete to obtain space and favorable placement on casino gaming floors. Casino operators focus on performance, longevity, player appeal and price when making their purchasing and leasing decisions. Competitors with a larger installed base of electronic gaming machines and more game themes than ours may have an advantage in obtaining and retaining placements in casinos.

We have offered customers discounts, free trials and free gaming equipment, including conversion kits (and, in some cases, free electronic gaming machines) in connection with the sale or placement of our products and services. In addition, we have, in some cases, agreed to modify pricing and other contractual terms in connection with the sale or placement of our products. In select instances, we may pay for the right to place electronic gaming machines on a casino’s floor and increased fee requirements from such casino operators may greatly reduce our profitability. There can be no assurance that competitive pressure will not cause us to increase the incentives that we offer to our customers or agree to modify contractual terms in ways that are unfavorable to us, which could adversely impact the results of our operations.

Our competitors may provide a greater amount of financing or better terms than we do and this may impact demand for our products and services.

Competition for table game content is focused on player appeal, brand recognition and price. We compete on this basis, as well as on the extent of our sales, service, marketing and distribution channels. We also compete with several companies that primarily develop and license table games, as well as with non-proprietary table games such as blackjack and baccarat.

Our interactive social gaming business is subject to significant competition. We have expanded into interactive social gaming as have several of our competitors and our customers. This expansion causes us to compete with social gaming companies that have no connection to traditional regulated gaming markets and many of those companies have a base of existing users that is larger than ours. In order to stay competitive in our interactive social gaming businesses, we will need to continue to create and market game content that attracts players and invest in new and emerging technologies.

Our success is dependent upon our ability to adapt to and offer products that keep pace with evolving technology related to our businesses.

The success of our products and services is affected by changing technology and evolving industry standards. Our ability to anticipate or respond to such changes and to develop and introduce new and enhanced products and services, including, but not limited to, gaming content, electronic gaming machines, table products and interactive gaming products and services, on a timely basis or at all is a significant factor affecting our ability to remain competitive, retain existing contracts or business and expand and attract new customers and players. There can be no assurance that we will achieve the necessary technological advances or have the financial resources needed to introduce new products or services on a timely basis or at all.

Our success depends upon our ability to respond to dynamic customer and player demand by producing new and innovative products and services. The process of developing new products and systems is inherently complex and uncertain. It requires accurate anticipation of changing customer needs and player preferences as well as emerging technological trends. If our competitors develop new game content and technologically innovative products and we fail to keep pace, our business could be adversely affected. If we fail to accurately anticipate customer needs and player preferences through the development of new products and technologies, we could lose business to our competitors, which would adversely affect our results of operations.

We may experience manufacturing, operational or design problems that could delay or prevent the launch of new products or services. Introducing new and innovative products and services requires us to adapt and refine our manufacturing, operations and delivery capabilities to meet the needs of our product innovation. If we cannot efficiently adapt our manufacturing infrastructure to meet the needs associated with our product innovations, or if we are unable to upgrade our production capacity in a timely manner, our business could be negatively impacted. In the past, we have experienced delays in launching new products and services due to the complex or innovative technologies embedded in our products and services. Such delays can adversely impact our results of operations.

In addition, the social gaming landscape is rapidly evolving and is characterized by major fluctuations in the popularity of social products and platforms, such as mobile. We may be unable to develop products at a rate necessary to respond to these changes, or at all, or that anticipate the interests of social players. Likewise, our social gaming offerings operate largely through Facebook, Google Play for Android devices and Apple’s iOS platform. If alternative platforms increase in popularity, we could be adversely impacted if we fail to timely create compatible versions of our products.

Our success also depends on creating products and services with strong and sustained player appeal. We are under continuous pressure to anticipate player reactions to, and acceptance of, our new products while continuing to provide successful products that generate a high level of play. In some cases, a new game or electronic gaming machine will only be accepted by our casino or interactive gaming customers if we can demonstrate that it is likely to produce more revenue and/or has more player appeal than our existing products and services or our competitors’ products and services.

We have invested, and may continue to invest, significant resources in research and development efforts. We invest in a number of areas, including product development for game and system-based hardware, software and game content. In addition, because of the sophistication of our newer products and the resources committed to their development, they are generally more expensive to produce. If our new products do not gain market acceptance or the increase in the average selling or leasing price of these new products is not proportionate to the increase in production cost, in each case as compared to our prior products, or if the average cost of production does not go down over time, whether by reason of long-term customer acceptance, our ability to find greater efficiencies in the manufacturing process as we refine our production capabilities or a general decrease in the cost of the technology, our margins will suffer and could negatively impact our business and results of operations. There can be no assurance that our investment in research and development will lead to successful new technologies or products. If a new product is not successful, we may not recover our development, regulatory approval or promotion costs.

Our success depends in part on our ability to develop, enhance and/or introduce successful gaming concepts and game content. Demand for our products and the level of play of our products could be adversely affected by changes in player and operator preferences.

We believe that creative and appealing game content produces more revenue for our electronic gaming machine customers and provides them with a competitive advantage, which in turn enhances our revenue and our ability to attract new business and to retain existing business. There can be no assurance that we will be able to sustain the success of our existing game content or effectively develop or obtain from third parties game content or licensed brands that will be widely accepted both by our customers and players. As a supplier of gaming equipment, we must offer themes and products that appeal to gaming operators and players. Our revenues are dependent on the earning power and life span of our games. We therefore face continuous pressure to design and deploy new and successful game themes and technologically innovative products to maintain our revenue and remain competitive. If we are unable to anticipate or react timely to any significant changes in player preferences, the demand for our gaming products and the level of play of our gaming products could decline. Further, we could fail to meet certain minimum performance levels, or operators may reduce revenue sharing arrangements with us, each of which could negatively impact our sales and financial results. In addition, general changes in consumer behavior, such as reduced travel activity or redirection of entertainment dollars to other venues, could result in reduced demand and reduced play levels for our gaming products.

Our business is vulnerable to changing economic conditions and to other factors that adversely affect the casino industry, which have negatively impacted and could continue to negatively impact the play levels of our participation games, our product sales and our ability to collect outstanding receivables from our customers.

Demand for our products and services depends largely upon favorable conditions in the casino industry, which is highly sensitive to casino patrons’ disposable incomes and gaming activities. Discretionary spending on entertainment activities could further decline for reasons beyond our control, such as natural disasters, acts of war, terrorism, transportation disruptions or the results of adverse weather conditions. Additionally, disposable income available for discretionary spending may be reduced by higher housing, energy, interest, or other costs, or where the actual or perceived wealth of customers has decreased because of circumstances such as lower residential real estate values, increased foreclosure rates, inflation, increased tax rates, or other economic disruptions. Any prolonged or significant decrease in consumer spending on entertainment activities could result in reduced play levels on our participation games, causing our cash flows and revenues from a large share of our recurring revenue products to decline.

We have incurred, and may continue to incur, additional provisions for bad debt related to credit concerns on certain receivables.

Our ability to operate in our existing markets or expand into new jurisdictions could be adversely affected by changing regulations, new interpretations of existing laws, and difficulties or delays in obtaining or maintaining required licenses or approvals.

We operate only in jurisdictions where gaming is legal. The gaming industry is subject to extensive governmental regulation by U.S. federal, state and local governments, as well as Native American tribal governments, and foreign governments. While the regulatory requirements vary by jurisdiction, most require:

•	licenses and/or permits;

•	documentation of qualifications, including evidence of financial stability;

•	other required approvals for companies who design, assemble, supply or distribute gaming equipment and services; and

•	individual suitability of officers, directors, major equity holders, lenders, key employees and business partners.

Any license, permit, approval or finding of suitability may be revoked, suspended or conditioned at any time. We may not be able to obtain or maintain all necessary registrations, licenses, permits or approvals, or could experience delays related to the licensing process which could adversely affect our operations and our ability to retain key employees.

To expand into new jurisdictions, in most cases, we will need to be licensed, obtain approvals of our products and/or seek licensure of our officers, directors, major equity holders, key employees or business partners and potentially lenders. If we fail to obtain a license required in a particular jurisdiction for our games and electronic gaming machines, hardware or software or have such license revoked, we will not be able to expand into, or continue doing business in, such jurisdiction. Any delays in obtaining or difficulty in maintaining regulatory approvals needed for expansion within existing markets or into new jurisdictions can negatively affect our opportunities for growth. In addition, the failure of our officers, directors, key employees or business partners, equity holders, or lenders to obtain or receive licenses in one or more jurisdictions may require us to modify or terminate our relationship with such officers, directors, key employees or business partners, equity holders, or lenders, or forego doing business in such jurisdiction.

Although we plan to maintain our compliance with applicable laws as they evolve, there can be no assurance that we will do so and that law enforcement or gaming regulatory authorities will not seek to restrict our business in their jurisdictions or institute enforcement proceedings if we are not compliant. Moreover, in addition to the risk of enforcement action, we are also at risk of loss of business reputation in the event of any potential legal or regulatory investigation whether or not we are ultimately accused of or found to have committed any violation. A negative regulatory finding or ruling in one jurisdiction could have adverse consequences in other jurisdictions, including with gaming regulators. Furthermore, the failure to become licensed, or the loss or conditioning of a license, in one market may have the adverse effect of preventing licensing in other markets or the revocation of licenses we already maintain.

Further, changes in existing gaming regulations or new interpretations of existing gaming laws may hinder or prevent us from continuing to operate in those jurisdictions where we currently do business, which would harm our operating results. In particular, the enactment of unfavorable legislation or government efforts affecting or directed at manufacturers or gaming operators, such as referendums to increase gaming taxes or requirements to use local distributors, would likely have a negative impact on our operations. Gaming regulations in Mexico have not been formalized and although we believe that we are compliant with the current informal regulations, if there are changes or new interpretations of the regulations in that jurisdiction we may be prevented or hindered from operating our business in Mexico.

Many jurisdictions also require extensive personal and financial disclosure and background checks from persons and entities beneficially owning a specified percentage (typically 5% or more) of our equity securities and may require the same from our lenders. The failure of these beneficial owners or lenders to submit to such background checks and provide required disclosure could jeopardize our ability to obtain or maintain licensure in such jurisdictions.

Smoking bans in casinos may reduce player traffic and affect our revenues.

Some U.S. jurisdictions have recently introduced or proposed smoking bans in public venues, including casinos, which may reduce player traffic in the facilities of our current and prospective customers, which may reduce revenues on our participation electronic gaming machines or impair our future growth prospects and therefore may adversely impact our revenues in those jurisdictions. Other participants in the gaming industry have reported declines in gaming revenues following the introduction of a smoking ban in jurisdictions in which they operate and we cannot predict the magnitude or timing of any decrease in revenues resulting from the introduction of a smoking ban in any jurisdiction in which we operate.

We have a history of operating losses and a significant accumulated deficit, and we may not achieve or maintain profitability in the future.

We have not been profitable and cannot predict when we will achieve profitability, if ever. As of September 30, 2017, we had an accumulated deficit of approximately $193.0 million, as a result of historical operating losses. These losses have resulted principally from depreciation and amortization, interest, research and development, sales and marketing and administrative expenses. We also expect our costs to increase in future periods. For example, we intend to expend significant funds to expand our sales and marketing operations, develop new products, meet the increased compliance requirements associated with our transition to and operation as a public company, and expand into new markets, and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for a number of other reasons, including the other risks described in this prospectus, and unforeseen expenses, difficulties, complications and delays, and other unknown events. While we believe our growth strategy will help us achieve profitability, there can be no guarantee. If we are unable to achieve and sustain profitability, our stock price may significantly decrease.

We derive a significant portion of our revenue from Native American tribal customers, and our ability to effectively operate in Native American gaming markets is vulnerable to legal and regulatory uncertainties, including the ability to enforce contractual rights on Native American land.

We derive a significant amount of our revenue from participation agreements with Native American gaming operators. Native American tribes are independent governments with sovereign powers and, in the absence of a specific grant of authority by Congress to a state or a specific compact or agreement between a tribal entity and a state that would allow the state to regulate activities taking place on Native American lands, they can enact their own laws and regulate gaming operations and contracts subject to the IGRA. In this capacity, Native American tribes generally enjoy sovereign immunity from lawsuits similar to that of the individual states and the United States. Accordingly, before we can seek to enforce contract rights with a Native American tribe, or an agency or instrumentality of a Native American tribe, we must obtain from the Native American tribe a waiver of its sovereign immunity with respect to the matter in dispute, which we are not always able to do. Without a limited waiver of sovereign immunity, or if such waiver is held to be ineffective, we could be precluded from judicially enforcing any rights or remedies against a Native American tribe, including the right to enter Native American lands to retrieve our property in the event of a breach of contract by the tribal party to that contract. Even if the waiver of sovereign immunity by a Native American tribe is deemed effective, there could be an issue as to the forum in which a lawsuit may be brought against the Native American tribe. Federal courts are courts of limited jurisdiction and generally do not have jurisdiction to hear civil cases relating to Native American tribes, and we may be unable to enforce any arbitration decision effectively. Although we attempt to agree upon governing law and venue provisions in our contracts with Native American tribal customers, these provisions vary widely and may not be enforceable.

Certain of our agreements with Native American tribes are subject to review by regulatory authorities. For example, our development agreements may be subject to review by the NIGC, and any such review could require substantial modifications to our agreements or result in the determination that we have a proprietary interest in a Native American tribe’s gaming activity (which is prohibited), which could materially and adversely affect the terms on which we conduct our business. The NIGC may also reinterpret applicable laws and regulations, which could affect our agreements with Native American tribes. We could also be affected by alternative interpretations of the Johnson Act as the Native American tribes, who are the customers for our Class II games, could be subject to significant fines and penalties if it is ultimately determined they are offering an illegal game, and an adverse regulatory or judicial determination regarding the legal status of our products could have material adverse consequences for our results of operations.

Government enforcement, regulatory action, judicial decisions and proposed legislative action have in the past, and will likely continue to affect our business and prospects in Native American tribal lands. The legal and regulatory uncertainties surrounding our Native American tribal agreements could result in a significant and immediate material adverse effect on our results of operations. Additionally, such uncertainties could increase our cost of doing business and could take management’s attention away from operations. Regulatory action against our customers or equipment in these or other markets could result in machine seizures and significant revenue disruptions, among other adverse consequences. Moreover, Native American tribal policies and procedures, as well as tribal selection of gaming vendors, are subject to the political and governance environment within each Native American tribe. Changes in tribal leadership or tribal political pressure can affect our business relationships within Native American markets.

We may not realize satisfactory returns on money lent to new and existing customers to develop or expand gaming facilities or to acquire gaming routes.

We enter into agreements to provide financing for construction, expansion, or remodeling of gaming facilities, primarily in the state of Oklahoma, and also have agreements in other jurisdictions where we provide loans and advances to route operators to acquire location contracts and fund working capital. Under these agreements, we secure long-term contracts for game placements under either a revenue share or daily fee basis in exchange for the loans and advances. We may not, however, realize the anticipated benefits of any of these strategic relationships or financings as our success in these ventures is dependent upon the timely completion of the gaming facility, the placement of our electronic gaming machines, and a favorable regulatory environment.

These activities may result in unforeseen operating difficulties, financial risks, or required expenditures that could adversely affect our liquidity. In connection with one or more of these transactions, and to obtain the necessary funds to enter these agreements, we may need to extend secured and unsecured credit to potential or existing customers that may not be repaid, incur debt on terms unfavorable to us or that we are unable to repay, or incur other contingent liabilities.

The failure to maintain controls and processes related to billing and collecting accounts receivable or the deterioration of the financial condition of our customers could negatively impact our business. As a result of these agreements, the collection of notes receivable has become a matter of greater significance. While we believe the increased level of these specific receivables has allowed us to grow our business, it has also required direct, additional focus of and involvement by management. Further, and especially due to the current downturn in the economy, some of our customers may not pay the notes receivable when due.

We rely on information technology and other systems and any failures in our systems could disrupt our business and adversely impact our results.

We rely on information technology systems that are important to the operation of our business, some of which are managed by third parties. These systems are used to process, transmit and store electronic information, to manage and support our business operations and to maintain internal controls over our financial reporting. We could encounter difficulties in developing new systems, maintaining and upgrading current systems and preventing security breaches. Among other things, our systems are susceptible to outages due to fire, floods, power loss, break-ins, cyber-attacks, network penetration, denial of service attacks and similar events. While we have and will continue to implement network security measures and data protection safeguards, our servers and other computer systems are vulnerable to viruses, malicious software, hacking, break-ins or theft, data privacy or security breaches, third-party security breaches, employee error or malfeasance and similar events. Failures in our systems or services or unauthorized access to or tampering with our systems and databases could have a material adverse effect on our business, reputation and results of operations. Any failures in our computer systems or telecommunications services could affect our ability to operate our linked games or otherwise conduct business.

Portions of our information technology infrastructure also may experience interruptions, delays or cessations of service or produce errors in connection with systems integration or migration work that takes place from time to time. We may not be successful in implementing new systems and transitioning data, which could cause business disruptions and be more expensive, time consuming, disruptive and resource-intensive. Such disruptions could materially and adversely impact our ability to deliver products to customers and interrupt other processes. If our information systems do not allow us to transmit accurate information, even for a short period of time, to key decision makers, the ability to manage our business could be disrupted and our results of operations could be materially and adversely affected. Failure to properly or adequately address these issues could impact our ability to perform necessary business operations, which could materially and adversely affect our reputation, competitive position and results of operations.

Slow growth in the development of new gaming jurisdictions or the number of new casinos, declines in the rate of replacement of existing electronic gaming machines and ownership changes and consolidation in the casino industry could limit or reduce our future prospects.

Demand for our new participation electronic gaming machine placements and game sales is partially driven by the development of new gaming jurisdictions, the addition of new casinos or expansion of existing casinos within existing gaming jurisdictions and the replacement of existing electronic gaming machines. The establishment or expansion of gaming in any jurisdiction typically requires a public referendum or other legislative action. As a result, gaming continues to be the subject of public debate, and there are numerous active organizations that oppose gaming. There can be no assurances that new gaming jurisdictions will be established in the future or that existing jurisdictions will expand gaming, and, thus, our growth strategy could be negatively impacted.

To the extent new gaming jurisdictions are established or expanded, we cannot guarantee we will be successful penetrating such new jurisdictions or expanding our business in line with the growth of existing jurisdictions. As we enter into new markets, we may encounter legal and regulatory challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new market opportunity. If we are unable to effectively develop and operate within these new markets, then our business, operating results and financial condition would be impaired. Furthermore, as we attempt to generate new streams of revenue by placing our participation electronic gaming machines with new customers we may have difficulty implementing an effective placement strategy for jurisdictional specific games. Our failure to successfully implement an effective placement strategy could cause our future operating results to vary materially from what management has forecasted.

In addition, the construction of new casinos or expansion of existing casinos fluctuates with demand, general economic conditions and the availability of financing. We believe the rate of gaming growth in North America has decelerated and machine replacements are at historically low levels. Slow growth in the establishment of new gaming jurisdictions or delays in the opening of new or expanded casinos and continued declines in, or low levels of demand for, electronic gaming machine replacements could reduce the demand for our products and our future profits. Our business could be negatively affected if one or more of our customers is sold to or merges with another entity that utilizes more of the products and services of one of our competitors or that reduces spending on our products or causes downward pricing pressures. Such consolidations could lead to order cancellations, a slowing in the rate of electronic gaming machine replacements, or require our current customers to switch to our competitors’ products, any of which could negatively impact our results of operations.

States and other jurisdictions may amend or repeal gaming enabling legislation which could materially impact our business.

States and other jurisdictions may amend or repeal gaming enabling legislation which could materially impact our business. Changes to gaming enabling legislation could increase our operating expenses and compliance costs or decrease the profitability of our operations. Repeal of gaming enabling legislation could result in losses of capital investments and revenue, limit future growth opportunities and have a material adverse impact in our financial condition and results of operations. If any jurisdiction in which we operate were to repeal gaming enabling legislation, there could be no assurance that we could sufficiently increase our revenue in other markets to maintain operations or service our existing indebtedness.

The intellectual property rights of others may prevent us from developing new products and services, entering new markets or may expose us to liability or costly litigation and litigation regarding our intellectual property could have a material adverse effect on the results of our business or intellectual property.

Our success depends in part on our ability to continually adapt our products to incorporate new technologies and to expand into markets that may be created by new technologies. If technologies are protected by the intellectual property rights of others, including our competitors, we may be prevented from introducing products based on these technologies or expanding into markets created by these technologies. If the intellectual property rights of others prevent us from taking advantage of innovative technologies, our prospects and results of operations may be adversely affected.

There can be no assurance that our business activities, games, products, services and systems will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us. In addition to infringement claims, third parties may allege claims of invalidity or unenforceability against us or against our licensees or manufacturers in connection with their use of our technology. A successful challenge to, or invalidation of, one of our intellectual property interests, a successful claim of infringement by a third party against us, our products or services, or one of our licensees in connection with the use of our technologies, or an unsuccessful claim of infringement made by us against a third party or its products or services could adversely affect our business or cause us financial harm. Any such claim and any resulting litigation, should it occur, could:

•	be expensive and time consuming to defend or require us to pay significant amounts in damages;

•	invalidate our proprietary rights;

•	cause us to cease making, licensing or using products or services that incorporate the challenged intellectual property;

•	require us to redesign, reengineer or rebrand our products or services or limit our ability to bring new products and services to the market in the future;

•	require us to enter into costly or burdensome royalty, licensing or settlement agreements in order to obtain the right to use a product, process or component;

•	impact the commercial viability of the products and services that are the subject of the claim during the pendency of such claim; or

•	require us by way of injunction to remove products or services on lease or stop selling or leasing new products or services.

A significant portion of our success depends on the protection of our intellectual property. In the future we may make, claims of infringement, invalidity or enforceability against third parties. This enforcement could:

•	cause us to incur greater costs and expenses in the protection of our intellectual property;

•	potentially negatively impact our intellectual property rights;

•	cause one or more of our patents, trademarks, copyrights or other intellectual property interests to be ruled or rendered unenforceable or invalid; or

•	divert management’s attention and our resources.

Our inability to complete future acquisitions and integrate those businesses successfully could limit our future growth.

From time to time, we pursue strategic acquisitions in support of our strategic goals. In connection with any such acquisitions, we could face significant challenges in managing and integrating our expanded or combined operations, including acquired assets, operations and personnel. There can be no assurance that acquisition opportunities will be available on acceptable terms or at all or that we will be able to obtain necessary financing or regulatory approvals to complete potential acquisitions. Our ability to succeed in implementing our strategy will depend to some degree upon the ability of our management to identify, complete and successfully integrate commercially viable acquisitions. Acquisition transactions may disrupt our ongoing business and distract management from other responsibilities.

In addition, there can be no assurance regarding when or the extent to which we will be able to realize any anticipated financial or operational benefits, synergies or cost savings from these acquisitions. We may also incur greater costs than estimated to achieve all of the synergies and other benefits from an acquisition. Integration may also be difficult, unpredictable and subject to delay because of possible company culture conflicts and different opinions on technical decisions and product roadmaps. We may be required to integrate or, in some cases, replace, numerous systems, such as those involving management information, purchasing, accounting and finance, sales, billing, employee benefits, payroll, data privacy and security and regulatory compliance.

Our business is dependent on the security and integrity of the systems and products we offer.

We believe that our success depends, in part, on providing secure products, services and systems to our customers. Attempts to penetrate security measures may come from various combinations of customers, retailers, vendors, employees and others. Our ability to prevent anomalies and monitor and ensure the quality and integrity of our products and services is periodically reviewed and enhanced. Similarly, we regularly assess the adequacy of our security systems to protect against any material loss to any of our customers and the integrity of our products and services to players. Expanded utilization of the internet and other interactive technologies may result in increased security risks for us and our customers. There can be no assurance that our business will not be affected by a security breach or lapse, which could have a material adverse impact on our results of operations.

Our success depends on our ability to avoid, detect, replicate and correct software and hardware anomalies and fraudulent manipulation of our electronic gaming machines. We incorporate security features into the design of our electronic gaming machines and other systems, which are designed to prevent us, our customers and players from being defrauded. We also monitor our software and hardware to avoid, detect and correct any technical errors. However, there can be no guarantee that our security features or technical efforts will continue to be effective in the future. If our security systems fail to prevent fraud or if we experience any significant technical difficulties, our operating results could be adversely affected. Additionally, if third parties breach our security systems and defraud players, or if our hardware or software experiences any technical anomalies, our customers and the public may lose confidence in our electronic gaming machines and operations, or we could become subject to legal claims by our customers or to investigation by gaming authorities.

Our EGMs have experienced anomalies and fraudulent manipulation in the past. Games and EGMs may be replaced by casinos and other electronic gaming machine operators if they do not perform according to expectations or they may be shut down by regulators. The occurrence of anomalies in, or fraudulent manipulation of, our electronic gaming machines or our other gaming products and services (including our interactive products and services), may give rise to claims from players and claims for lost revenue and profits and related litigation by our customers and may subject us to investigation or other action by regulatory authorities, including suspension or revocation of our licenses or other disciplinary action. Additionally, in the event of the occurrence of any such issues with our products and services, substantial engineering and marketing resources may be diverted from other projects to correct these issues, which may delay other projects and the achievement of our strategic objectives.

Although our network is private, it is susceptible to outages due to fire, floods, power loss, break-ins, cyberattacks and similar events. We have back-up capabilities for our services in the event of any such occurrence. Despite our implementation of network security measures, our servers are vulnerable to computer viruses and break-ins. Similar disruptions from unauthorized tampering with our computer systems in any such event could have a material adverse effect on our business, operating results and financial condition.

The results of our operations could be affected by natural events in the locations in which we or our customers, suppliers or regulators operate.

We may be impacted by severe weather and other geological events, including hurricanes, earthquakes, floods or tsunamis that could disrupt our operations or the operations of our customers, suppliers, data service providers and regulators. Natural disasters or other disruptions at any of our facilities or our suppliers’ facilities may impair or delay delivery of our products and services. Additionally, disruptions experienced by our regulators due to natural disasters or otherwise could delay our introduction of new products or entry into new jurisdictions where regulatory approval is necessary. Adverse weather conditions, particularly flooding, tornadoes, heavy snowfall and other extreme weather conditions often deter our customer’s players from traveling, or make it difficult for them to frequent the sites where our games are installed. If any of those sites experienced prolonged adverse weather conditions, or if the sites in Oklahoma, where a significant number of our games are installed, simultaneously experienced adverse weather conditions, our results of operations and financial condition would be materially and adversely affected. While we insure against certain business interruption risks, we cannot provide any assurance that such insurance will compensate us for any losses incurred as a result of natural or other disasters. Any serious disruption to our operations, or those of our customers, our suppliers or our regulators, could have a material adverse effect on the results of our operations.

We are dependent on our suppliers and contract manufacturers and any failure of these parties to meet our performance and quality standards or requirements could cause us to incur additional costs or lose customers.

The manufacturing, assembling and designing of our electronic gaming machines depends upon a continuous supply of raw materials and components, such as source cabinets, which we currently source primarily from a limited number of suppliers. Our operating results could be adversely affected by an interruption or cessation in the supply of these items or a serious quality assurance lapse, including as a result of the insolvency of any of our key suppliers. We may be unable to find adequate replacements for our suppliers within a reasonable time frame, on favorable commercial terms or at all. Further, manufacturing costs may unexpectedly increase and we may not be able to successfully recover any or all of such cost increases.

The risks related to operations in foreign countries and outside of traditional U.S jurisdictions could negatively affect our results.

We operate in jurisdictions outside of the United States, principally in Mexico and on tribal lands of Native American tribes. The developments noted below, among others, could adversely affect our financial condition and results of operations:

•	social, political or economic instability;

•	additional costs of compliance with international laws or unexpected changes in regulatory requirements;

•	tariffs and other trade barriers;

•	fluctuations in foreign exchange rates outside the United States;

•	adverse changes in the creditworthiness of parties with whom we have significant receivables or forward currency exchange contracts;

•	expropriation, nationalization and restrictions on repatriation of funds or assets;

•	difficulty protecting our intellectual property;

•	recessions in foreign economies;

•	difficulties in maintaining foreign operations;

•	changes in consumer tastes and trends;

•	risks associated with compliance with anti-corruption laws;

•	acts of war or terrorism; and

•	U.S. government requirements for export.

In addition, our ability to expand successfully in foreign jurisdictions involves other risks, including difficulties in integrating foreign operations, risks associated with entering jurisdictions in which we may have little experience and the day-to-day management of a growing and increasingly geographically diverse company. Our investment in foreign jurisdictions often entails partnering or other business relationships with locally based entities, which can involve additional risks arising from our lack of sole decision-making authority, our reliance on a partner’s financial condition, inconsistency between our business interests or goals and those of our partners and disputes between us and our partners.

Foreign currency exchange rate fluctuations and other risks could impact our business.

For the twelve months ended September 30, 2017, we derived approximately 15% of our revenue from customers outside of the United States. Our consolidated financial results are affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than U.S. dollars and from the translation of foreign currency denominated balance sheet accounts into U.S. dollar-denominated balance sheet accounts. We are exposed to currency exchange rate fluctuations because portions of our revenue and expenses are denominated in currencies other than the U.S. dollar, particularly the Mexican Peso. If a foreign currency is devalued in a jurisdiction in which we are paid in such currency, we may require our customers to pay higher amounts for our products, which they may be unable or unwilling to pay.

Our business is subject to quarterly fluctuation.

Historically, our operating results have been highest during the first and second quarters and lowest in our third and fourth quarters, primarily due to the seasonality of player demand. Our quarterly operating results may vary based on the timing of the opening of new gaming jurisdictions, the opening or closing of casinos, the expansion or contraction of existing casinos, approval or denial of our products and corporate licenses under gaming regulations, the introduction of new products, the seasonality of customer capital budgets, the mix of domestic versus international sales and the mix of lease and royalty revenue versus sales and service revenue. As a result, our operating results could be volatile, particularly on a quarterly basis.

In light of the foregoing, results for any quarter are not necessarily indicative of the results that may be achieved in another quarter or for the full fiscal year. There can be no assurance that the seasonal trends and other factors that have impacted our historical results will repeat in future periods as we cannot influence or forecast many of these factors.

We could face risks associated with, or arising out of, environmental, health and safety laws and regulations.

We are subject to various U.S. federal, state and local laws and regulations that (i) regulate certain activities and operations that may have environmental or health and safety effects, such as the use of regulated materials in the manufacture of our products by third parties or our disposal of materials, substances or wastes, (ii) impose liability for costs of cleaning up, and damages to natural resources from, past spills, waste disposals on and off-site, or other releases of hazardous materials or regulated substances, and (iii) regulate workplace safety. Compliance with these laws and regulations could increase our and our third-party manufacturers’ costs and impact the availability of components required to manufacture our products. Violation of these laws may subject us to significant fines, penalties or disposal costs, which could negatively impact our results of operations. We could be responsible for the investigation and remediation of environmental conditions at currently or formerly operated or leased sites, as well as for associated liabilities, including liabilities for natural resource damages, third party property damage or personal injury resulting from lawsuits that could be brought by the government or private litigants, relating to our operations, the operations of facilities or the land on which our facilities are located. We may be subject to these liabilities regardless of whether we lease or own the facility, and regardless of whether such environmental conditions were created by us or by a prior owner or tenant, or by a third party or a neighboring facility whose operations may have affected such facility or land. That is because liability for contamination under certain environmental laws can be imposed on current or past owners or operators of a site without regard to fault. We cannot assure you that environmental conditions relating to our prior, existing or future sites or those of predecessor companies whose liabilities we may have assumed or acquired will not have a material adverse effect on our business.

If our products contain defects, we may be liable for product defects or other claims, our reputation could be harmed and our results of operations adversely affected.

Our products could be defective, fail to perform as designed or otherwise cause harm to our customers, their equipment or their products. If any of our products are defective, we may be required to recall the products and/or repair or replace them, which could result in substantial expenses and affect our profitability. Any problem with the performance of our products, such as a false jackpot or other prize, could harm our reputation, which could result in a loss of sales to customers and/or potential customers and in turn termination of leases, cancellation of orders, product returns and diversion of our resources. In addition, the occurrence of errors in, or fraudulent manipulation of, our products or software may give rise to claims by our customers or by our customers’ players, including claims by our customers for lost revenues and related litigation that could result in significant liability. Any claims brought against us by customers may result in diversion of management’s time and attention, expenditure of large amounts of cash on legal fees and payment of damages, lower demand for our products or services, or injury to our reputation. Our insurance may not sufficiently cover a judgment against us or a settlement payment and is subject to customary deductibles, limits and exclusions. In addition, a judgment against us or a settlement could make it difficult for us to obtain insurance in the coverage amounts necessary to adequately insure our businesses, or at all, and could materially increase our insurance premiums and deductibles in the future. In addition, software bugs or malfunctions, errors in distribution or installation of our software, failure of our products to perform as approved by the appropriate regulatory bodies or other errors or malfunctions, may subject us to investigation or other action by gaming regulatory authorities, including fines. Any of these occurrences could also result in the loss of or delay in market acceptance of our products and loss of revenue.

Our revenues are vulnerable to the impact of changes to the Class II regulatory scheme.

Our Native American tribal customers that operate Class II games under the IGRA are subject to regulation by the National Indian Gaming Commission (NIGC). The NIGC has conducted and is expected to again conduct consultations with industry participants regarding Native American gaming activities, including the clarification of regulations regarding Class II electronic gaming machines. It is possible that any such changes in regulations, when finally enacted, could cause us to modify our Class II games to comply with the new regulations, which may result in our products becoming less competitive. Any required conversion of games pursuant to changing regulatory schemes could cause a disruption to our business. In addition, we could lose market share to competitors who offer games that do not appear to comply with published regulatory restrictions on Class II games and therefore offer features not available in our products.

State compacts with our existing Native American tribal customers to allow Class III gaming could reduce demand for our Class II games and our entry into the Class III market may be difficult as we compete against larger companies in the tribal Class III market.

Most of our Class II Native American tribal customers have entered into compacts with the states in which they operate to permit the operation of Class III games. While we seek to also provide Class III alternatives in these markets, we believe the number of our Class II game machine placements in those customers’ facilities could decline, and our operating results could be materially and adversely affected. As our Native American tribal customers continue to transition to gaming under compacts with the state, we continue to face significant uncertainty in the market that makes our business in these states difficult to manage and predict and we may be forced to compete with larger companies that specialize in Class III gaming. We believe the establishment of state compacts depends on a number of political, social, and economic factors that are inherently difficult to ascertain. Accordingly, although we attempt to closely monitor state legislative developments that could affect our business, we may not be able to timely predict if or when a compact could be entered into by one or more of our Native American tribal customers. For example, in Oklahoma, the continued introduction of Class III games since the passage of the tribal gaming compact in 2004 may put pressure on our revenue and unit market share and our revenue share percentages and may result in a shift in the market from revenue share arrangements to a “for sale” model.

The participation share rates for gaming revenue we receive pursuant to our participation agreements with our Native American tribal customers has, on average, decreased in recent years and may continue to decrease in the future.

The percentage of gaming revenue we receive pursuant to our participation agreements, or our participation share rates, with our Native American tribal customers has, on average, decreased in recent years, negatively affecting our profit margins. There can be no assurance that participation rates will not decrease further in the future. In addition, our Native American tribal customers may adopt policies or insist upon additional business terms during the renewal of our existing participation agreements that negatively affect the profitability of those relationships. In addition, any participation agreements we may enter into in the future with new customers or in new jurisdictions may not have terms as favorable as our existing participation agreements.

For the last twelve months ended September 30, 2017, two customers were each responsible for approximately 12% and 11% of our total revenue, respectively, and we generated approximately 24% and 12% of our total revenue in the states of Oklahoma and Alabama, respectively.

For the last twelve months ended September 30, 2017, approximately 24% of our total revenue was derived from gaming operations in Oklahoma, and approximately 11% of our total revenue was from one Native American gaming tribe in that state. Additionally, for the last twelve months ended September 30, 2017, approximately 12% of our total revenue was derived from gaming operations in Alabama, and approximately 12% of our total revenue was from one Native American gaming tribe in that state. The significant concentration of our revenue in Oklahoma and Alabama means that local economic, regulatory and licensing changes in Oklahoma or Alabama may adversely affect our business disproportionately to changes in national economic conditions, including adverse economic declines or slower economic recovery from prior declines. While we continue to seek to diversify the markets in which we operate, changes to our business, operations, game performance and customer relationships in Oklahoma or Alabama, due to changing gaming regulations or licensing requirements, higher taxes, increased competition, declines in market revenue share percentages or otherwise, could have a material and adverse effect on or financial condition and results of operations. In addition, changes in our relationship with our two largest customers, including any disagreements or disputes, a decrease in revenue share, removal of electronic gaming machines or non-renewal of contracts, could have a material and adverse effect on our financial condition and results of operations.

Moreover, neighboring states such as Kansas, Texas and Arkansas have passed or could pass gaming legislation, which could take market share from Oklahoma gaming facilities or otherwise negatively impact the Oklahoma gaming market and, as a result, negatively impact our results of operations.

Our business depends on the protection of our intellectual property and proprietary information and on our ability to license intellectual property from third parties.

We believe that our success depends, in part, on protecting our intellectual property in the U.S. and in foreign countries and our ability to license intellectual property from third parties on commercially reasonable terms. The patent, trademark and trade secret laws of some countries may not protect our intellectual property rights to the same extent as the laws of the United States. Our intellectual property includes certain patents, trademarks and copyrights relating to our products and services (including electronic gaming machines, interactive gaming products, table games, card shufflers and accessories ), as well as proprietary or confidential information that is not subject to patent or similar protection. Our success may depend, in part, on our ability to obtain protection for the trademarks, names, logos or symbols under which we market our products and to obtain copyright and patent protection for our proprietary technologies, intellectual property and innovations. There can be no assurance that we will be able to build and maintain consumer value in our trademarks, obtain patent, trademark or copyright protection or that any trademark, copyright or patent will provide us with competitive advantages. In particular, a recent U.S. Supreme Court decision tightened the standard for patent eligibility of software patents and other court decisions in recent years have trended towards a narrowing of patentable subject matter. A change in view at the United States Patent and Trademark Office (the “USPTO”) has resulted in Patents for table games having been put into serious doubt by the USPTO. Thus, our ability to protect table games with patents can impact our ability to sustain a competitive advantage. Furthermore, at least one federal court has held that United States patent, trademark and trade secret laws of general application are not binding on Native American tribes absent a binding waiver of sovereign immunity. These and similar decisions in the future may negatively impact the validity or enforceability of certain of our patents, our ability to protect our inventions, innovations and new technology and the value of our substantial patent portfolio.

Our intellectual property protects the integrity of our games and services. Competitors may independently develop similar or superior products or software, which could negatively impact the results of our operations. We have a limited ability to prevent others from creating materially similar products. Despite our efforts to protect these proprietary rights, unauthorized parties may try to copy our gaming products, business models or systems, use certain of our confidential information to develop competing products, or develop independently or otherwise obtain and use our gaming products or technology. In cases where our technology or product is not protected by enforceable intellectual property rights, such independent development may result in a significant diminution in the value of such technology or product.

We rely on products, technologies and intellectual property that we license from third parties for our businesses. The future success of our business may depend, in part, on our ability to obtain, retain and/or expand licenses for popular technologies and games in a competitive market. There can be no assurance that these third-party licenses, or support for such licensed products and technologies, will continue to be available to us on commercially reasonable terms, if at all. In the event that we cannot renew and/or expand existing licenses, we may be required to discontinue or limit our use of the products that include or incorporate the licensed intellectual property. Certain of our license agreements grant the licensor rights to audit our use of their intellectual property. Disputes with licensors over uses or terms could result in the payment of additional royalties or penalties by us, cancellation or non-renewal of the underlying license or litigation.

We also rely on trade secrets and proprietary know-how. We enter into confidentiality agreements with our employees and independent contractors regarding our trade secrets and proprietary information, but we cannot assure you that the obligation to maintain the confidentiality of our trade secrets and proprietary information will be honored. If these agreements are breached, it is unlikely that the remedies available to us will be sufficient to compensate us for the damages suffered. Additionally, despite various confidentiality agreements and other trade secret protections, our trade secrets and proprietary know-how could become known to, or independently developed by, competitors. Moreover, if our competitors independently develop equivalent knowledge, methods or know-how, it will be more difficult for us to enforce our rights and our business could be harmed.

Failure to attract, retain and motivate key employees may adversely affect our ability to compete.

Our success depends largely on recruiting and retaining talented employees. The market for qualified, licensable executives and highly skilled, technical workers, such as content developers, is intensely competitive. The loss of key employees or an inability to hire a sufficient number of technical workers could limit our ability to develop successful products, cause delays in getting new products to market, cause disruptions to our customer relationships or otherwise adversely affect our business.

Some of our products contain open source software which may be subject to restrictive open source licenses, requiring us to make our source code available to third parties and potentially granting third parties certain rights to the software.

Some of our products contain open source software which may be subject to restrictive open source licenses. Some of these licenses may require that we make our source code governed by the open source software licenses available to third parties and/or license such software under the terms of a particular open source license, potentially granting third parties certain rights to our software. We may incur legal expenses in defending against claims that we did not abide by such licenses. If our defenses are unsuccessful, we may be enjoined from distributing products containing such open source software, be required to make the relevant source code available to third parties, be required to grant third parties certain rights to the software, be subject to potential damages or be required to remove the open source software from our products. Any of these outcomes could disrupt our distribution and sale of related products and adversely affect our business.

We rely on hardware, software and games licensed from third parties, and on technology provided by third-party vendors, the loss of which could materially and adversely affect our business, increase our costs and delay deployment or suspend development of our electronic gaming machines, games and systems.

We have entered into license agreements with third parties for the exclusive use of their technology and intellectual property rights in the gaming industry and we also rely on third-party manufacturers to manufacture certain gaming equipment. We rely on these other parties to maintain and protect this technology and the related intellectual property rights. If our licensors fail to protect their intellectual property rights in material that we license and we are unable to protect such intellectual property rights, the value of our licenses may diminish significantly and our business could be significantly harmed.

In addition, if these agreements expire and we are unable to renew them, or if the manufacturers of this software or hardware, or functional equivalents of this software or hardware, were either no longer available to us or no longer offered to us on commercially reasonable terms, we may lose a valuable competitive advantage and our business could be harmed.

Acts of God, adverse weather and shipping difficulties, particularly with respect to international third-party suppliers of our components, could cause significant production delays. If we are unable to obtain these components from our established third-party vendors, we could be required to either redesign our product to function with alternate third-party products or to develop or manufacture these components ourselves, which would result in increased costs and could result in delays in the deployment of our electronic gaming machines, games and systems. Furthermore, we might be forced to limit the features available in our current or future offerings.

We rely on intellectual property licenses from one or more third-party competitors, the loss of which could materially and adversely affect our business and the sale or placement of our products. Various third-party gaming manufacturers with which we compete are much larger than us and have substantially larger intellectual property assets. The gaming manufacturer industry is very competitive and litigious, and a lawsuit brought by one of our larger competitors, whether or not well-founded, may have a material adverse effect on our business, financial condition, operations or cash flows and our ability to sell or place our products.

Continued operation and our ability to service several of our installed electronic gaming machines depends upon our relationships with service providers, and changes in those relationships could negatively impact our business.

We operate many electronic gaming machines that utilize third party software for which we do not own or control the underlying software code. Further, we enter into arrangements with third party vendors, from time to time, for the provision of services related to development and operation of our products. Consequently, our operations, growth prospects and future revenues could be dependent on our continued relationships with third party vendors. While we have historically maintained good relationships with third party vendors, our business would suffer if we are unable to continue these relationships in the future. Our third party vendors may have economic or business interests or goals that are inconsistent with our interests and goals, take actions contrary to our objectives or policies, undergo a change of control, experience financial and other difficulties or be unable or unwilling to fulfill their obligations under our arrangements. The failure to avoid or mitigate the risks described above or other risks associated with such arrangements could have a material adverse effect on our results of operations.

We are continuing to improve our internal controls over financial reporting.

Our independent registered public accounting firm is not required to audit the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company,” as defined in the JOBS Act, which at the latest would be the end of the fiscal year following the fifth anniversary of the initial public offering. At such time, our internal controls over financial reporting may be insufficiently documented, designed or operating, which may cause our independent registered public accounting firm to issue a report that is adverse.

Certain contracts with our customers are on a month-to-month basis, and if we are unable to maintain our current customers on terms that are favorable to us, our business, financial condition, or results of operations may suffer a detrimental effect.

Certain contracts with our customers are generally on a month-to-month basis, except for customers with whom we have entered into development and placement fee agreements. We do not rely upon the stated term of our gaming device contracts to retain the business of our customers. We rely instead upon providing competitive electronic gaming machines, games and systems to give our customers the incentive to continue doing business with us. At any point in time, a significant portion of our gaming device business is subject to nonrenewal, which may have a detrimental effect on our earnings, financial condition and cash flows. To renew or extend any of our customer contracts generally, we may be required to accept financial and other terms that are less favorable to us than the terms of the expired contracts. In addition, we may not succeed in renewing customer contracts when they expire. If we are required to agree to other less favorable terms to retain our customers or we are not able to renew our relationships with our customers upon the expiration of our contracts, our business, financial condition or results of operations may suffer a detrimental effect.

We may not successfully enter new markets and potential new markets may not develop quickly or at all.

If and as new and developing domestic markets develop, competition among providers of gaming-related products and services will intensify. We will face a number of hurdles in our attempts to enter these markets, including the need to expand our sales and marketing presence, compete against pre-existing relationships that our target customers may have with our competitors, the uncertainty of compliance with new or developing regulatory regimes (including regulatory regimes relating to internet gaming) with which we are not currently familiar, and oversight by regulators that are not familiar with us or our businesses. Each of these risks could materially impair our ability to successfully expand our operations into these new and developing domestic markets.

In addition, as we attempt to sell our gaming-related products and services into international markets in which we have not previously operated, we may become exposed to political, economic, tax, legal and regulatory risks not faced by businesses that operate only in the United States. The legal and regulatory regimes of foreign markets and their ramifications on our business are less certain. Our international operations are subject to a variety of risks, including different regulatory requirements and interpretations, trade barriers, difficulties in staffing and managing foreign operations, higher rates of fraud, compliance with anti-corruption and export control laws, fluctuations in currency exchange rates, difficulty in enforcing or interpreting contracts or legislation, political and economic instability and potentially adverse tax consequences. Difficulties in obtaining approvals, licenses or waivers from the gaming authorities of other jurisdictions, in addition to other potential regulatory and quasi-regulatory issues that we have not yet ascertained, may arise in international jurisdictions into which we attempt to enter. In these new markets, our operations will rely on an infrastructure of, among other things, financial services and telecommunications facilities that may not be sufficient to support our business needs. In these new markets, we may additionally provide services based upon interpretations of applicable law, which interpretation may be subject to regulatory or judicial review. These risks, among others, could materially and adversely affect our business, financial condition and operations. In connection with our expansion into new international markets, we may forge strategic relationships with business partners to assist us. The success of our expansion into these markets therefore may depend in part upon the success of the business partners with whom we forge these strategic relationships. If we do not successfully form strategic relationships with the right business partners or if we are not able to overcome cultural or business practice differences, our ability to penetrate these new international markets could suffer.

We may not be able to capitalize on the expansion of internet or other forms of interactive gaming or other trends and changes in the gaming industries, including due to laws and regulations governing these industries.

We participate in the new and evolving interactive gaming industry through our social and interactive gaming products. Part of our strategy is to take advantage of the liberalization of interactive gaming, both within the U.S. and internationally. These industries involve significant risks and uncertainties, including legal, business and financial risks. The success of these industries and of our interactive gaming products and services may be affected by future developments in social networks, including Apple, Google or Facebook developments, mobile platforms, regulatory developments, data privacy laws and other factors that we are unable to predict and are beyond our control. This fast-changing environment can make it difficult to plan strategically and can provide opportunities for competitors to grow their businesses at our expense. Consequently, the future results of our operations relating to our interactive gaming products and services are difficult to predict and may not grow at the rates we expect, and we cannot provide assurance that these products and services will be successful in the long term.

In general, our ability to successfully pursue our interactive gaming strategy depends on the laws and regulations relating to our gaming activities through interactive channels.

With respect to our interactive gaming business, although largely unregulated at this time, there are movements in some jurisdictions to review social gaming and possibly implement social gaming regulations. We cannot predict the likelihood, timing, scope or terms of any such regulation or the extent to which they may affect our social gaming business. The social business is subject to evolving regulations and the status of any particular jurisdiction may change at any time. The regulatory structure surrounding certain aspects of these businesses is currently in flux in certain jurisdictions.

In jurisdictions that authorize internet gaming, there can be no assurance that we will be successful in offering our technology, content and services to internet gaming operators as we expect to face intense competition from our traditional competitors in the gaming industry as well as a number of other domestic and foreign providers (or, in some cases, the operators themselves), some of which have substantially greater financial resources and/or experience in this area than we do. In addition, there is a risk that the authorization of the sale of gaming offerings via interactive channels in a particular jurisdiction could, under certain circumstances, adversely impact our gaming offerings through traditional channels in such jurisdiction. Any such adverse impact would be magnified to the extent we are not involved in, and generating revenue from, the provision of interactive gaming products or services in such jurisdiction. Know-your-customer and geo-location programs and technologies supplied by third parties are an important aspect of certain internet and mobile gaming products and services because they confirm certain information with respect to players and prospective players, such as age, identity and location. Payment processing programs and technologies, typically provided by third parties, are also a necessary feature of interactive wagering products and services. These programs and technologies are costly and may have an adverse impact on the results of our operations. Additionally, there can be no assurance that products containing these programs and technologies will be available to us on commercially reasonable terms, if at all, or that they will perform accurately or otherwise in accordance with our required specifications.

Our social gaming business is largely dependent upon our relationships with key channels and changes in those relationships could negatively impact our social gaming business.

In our social gaming business, our services operate largely through Facebook, Google Play for Android devices and Apple’s iOS platforms. Consequently, our expansion and prospects of our social gaming offerings are dependent on our continued relationships with these channels (and any emerging app store channels). Our relationships with Facebook, Google and Apple are not governed by contracts but rather by the channel’s standard terms and conditions for app developers. Our social gaming business will be adversely impacted if we are unable to continue these relationships in the future or if the terms and conditions offered by these channels are altered to our disadvantage. For instance, if any of these channels were to increase their fees, the results of our operations would suffer. Likewise, if Facebook, Google or Apple were to alter their operating platforms, we could be adversely impacted as our offerings may not be compatible with the altered platforms or may require significant and costly modifications in order to become compatible. If Facebook, Google or Apple were to develop competitive offerings, either on their own or in cooperation with one or more competitors, our growth prospects would be negatively impacted.

U.S. federal income tax reform could adversely affect us.

On December 22, 2017, President Trump signed into law H.R. 1, originally known as the “Tax Cuts and Jobs Act,” which significantly reformed the Internal Revenue Code of 1986, as amended. The new legislation, among other things, changed the U.S. federal tax rates, imposed significant additional limitations on the deductibility of interest, allowed the expensing of capital expenditures, and put into effect the migration from a “worldwide” system of taxation to a territorial system. We continue to examine the impact this tax reform legislation may have on our business. Our net deferred tax assets and liabilities will be revalued at the newly enacted U.S. corporate rate, and the impact will be recognized in our tax expense in the year of enactment. The impact of this tax reform on holders of our common shares is uncertain and could be adverse. This prospectus does not discuss any such tax legislation or the manner in which it might affect purchasers of our common stock. We urge our stockholders to consult with their legal and tax advisors with respect to any such legislation and the potential tax consequences of investing in our common stock.

Changes in tax regulation and results of tax audits could affect results of operations of our business.

We are subject to taxation in the United States, Canada, Mexico, United Kingdom, Brazil, Australia and Israel. Significant judgment is required to determine and estimate tax liabilities and there are many transactions and calculations where the ultimate tax determination is uncertain. Our future annual and quarterly effective tax rates could be affected by numerous factors, including changes in the applicable tax laws; the composition of pre-tax income in jurisdictions with differing tax rates; the valuation of or valuation allowances against our deferred tax assets and liabilities and substantive changes to tax rules and the application thereof by United States federal, state, local and foreign governments, all of which could result in materially higher corporate taxes than would be incurred under existing tax law or interpretation and could adversely affect our profitability. It is possible that future tax audits or changes in tax regulation may require us to change our prior period tax returns and also to incur additional costs. This may negatively affect future period results.

Further, our determination of our tax liability is always subject to audit and review by applicable domestic and foreign tax authorities. Any adverse outcome of any such audit or review could have an adverse effect on our business and reduce our profits to the extent potential tax liabilities exceed our reserves, and the ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made, as well as future periods. We assess the likelihood of favorable or unfavorable outcomes resulting from examinations by the U.S. Internal Revenue Service (the “IRS”) and state, local and foreign tax authorities to determine the adequacy of our provision for income taxes. Although we believe our tax estimates are reasonable, there can be no assurance that any final determination will not be materially different from the treatment reflected in our historical income tax provisions and accruals, which could materially and adversely affect our financial condition and results of operations.

Risks Related to Our Capital Structure

Our substantial indebtedness could adversely affect our ability to raise additional capital or to fund our operations, expose us to interest rate risk to the extent of our variable rate debt, limit our ability to react to changes in the economy, and prevent us from making debt service payments.

We are a highly leveraged company. After giving effect to this offering and the redemption of the PIK notes, we will have $515.3 million aggregate principal amount of outstanding indebtedness, in addition to $30.0 million available for borrowing under the revolving credit facility. After giving effect to this offering and the redemption of the PIK notes, we expect to have debt service costs of $40.8 million in fiscal 2018.

Our substantial indebtedness could have important consequences for us, including, but not limited to, the following:

•	limit our ability to borrow money for our working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes;

•	make it more difficult for us to satisfy our obligations, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the agreements governing our indebtedness;

•	require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness, thereby reducing funds available to us for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our operations or business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that are less leveraged and that, therefore, may be able to take advantage of opportunities that our leverage prevents us from exploring;

•	impact our rent expense on leased space, which could be significant;

•	increase our vulnerability to general adverse economic industry and competitive conditions;

•	restrict us from making strategic acquisitions, engaging in development activities, introducing new technologies, or exploiting business opportunities;

•	cause us to make non-strategic divestitures;

•	limit, along with the financial and other restrictive covenants in the agreements governing our indebtedness, among other things, our ability to borrow additional funds or dispose of assets;

•	limit our ability to repurchase shares and pay cash dividends; and

•	expose us to the risk of increased interest rates, as certain of our borrowings are at variable rates of interest.

In addition, our senior secured credit agreement contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness.

We may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in the credit facility. If new indebtedness is added to our current debt levels, the related risks described above could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness, and we may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to pay principal and interest on our debt obligations will depend upon, among other things, (a) our future financial and operating performance (including the realization of any cost savings described herein), which will be affected by prevailing economic, industry and competitive conditions and financial, business, legislative, regulatory and other factors, many of which are beyond our control; and (b) our future ability to borrow under the revolving credit facility, the availability of which depends on, among other things, our complying with the covenants in the credit agreement governing such facility.

We cannot assure you that our business will generate cash flow from operations, or that we will be able to draw under the revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on our debt. If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. Apollo and its affiliates, including Apollo Funds, have no continuing obligation to provide us with debt or equity financing. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, could have a material adverse effect on our business, results of operations, and financial condition, and could negatively impact our ability to satisfy our debt obligations.

If we cannot make scheduled payments on our indebtedness, we will be in default, and the lenders under the senior secured credit facilities could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their loans, and we could be forced into bankruptcy or liquidation.

Risks Related to This Offering and Ownership of Our Common Stock

Our stock price may fluctuate significantly.

The market price of our common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock. The following factors could affect our stock price:

•	our operating and financial performance;

•	quarterly variations in the rate of growth (if any) of our financial indicators, such as net income per share, net income and revenues;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by our competitors;

•	changes in operating performance and the stock market valuations of other companies;

•	announcements related to litigation;

•	our failure to meet revenue or earnings estimates made by research analysts or other investors;

•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•	speculation in the press or investment community;

•	sales of our common stock by us or our stockholders, or the perception that such sales may occur;

•	changes in accounting principles, policies, guidance, interpretations or standards;

•	additions or departures of key management personnel;

•	actions by our stockholders;

•	general market conditions;

•	domestic and international economic, legal and regulatory factors unrelated to our performance; and

•	the realization of any risks described under this “Risk Factors” section, or other risks that may materialize in the future.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, financial condition and results of operations.

We are an “emerging growth company,” and will be able take advantage of reduced disclosure requirements applicable to “emerging growth companies,” which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies.” These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the last day of our fiscal year following the fifth anniversary of the date of this offering, and (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur significant costs and devote substantial management time as a result of operating as a public company, particularly after we are no longer an “emerging growth company.”

As a public company, we will continue to incur significant legal, accounting and other expenses. For example, we will be required to comply with certain of the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the Securities and Exchange Commission, and the New York Stock Exchange, our stock exchange, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to continue incurring significant expenses and devote substantial management effort toward ensuring compliance with the requirements of the Sarbanes-Oxley Act. In that regard, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

We continue to be controlled by Apollo, and Apollo’s interests may conflict with our interests and the interests of other stockholders.

After giving effect to the Reclassification and this offering, VoteCo, an entity owned and controlled by individuals affiliated with Apollo, will beneficially own 69% of our common equity (or 66% if the underwriters exercise their option to purchase additional shares in full) pursuant to an irrevocable proxy, which will provide VoteCo with sole voting and sole dispositive power over all shares beneficially owned by the Apollo Group. As a result, VoteCo will have the power to elect all of our directors. Therefore, individuals affiliated with Apollo will have effective control over the outcome of votes on all matters requiring approval by our stockholders, including entering into significant corporate transactions such as mergers, tender offers and the sale of all or substantially all of our assets and issuance of additional debt or equity. The interests of Apollo and its affiliates, including the Apollo Group, could conflict with or differ from our interests or the interests of our other stockholders. For example, the concentration of ownership held by the Apollo Group could delay, defer or prevent a change of control of our company or impede a merger, takeover or other business combination which may otherwise be favorable for us. Additionally, Apollo and its affiliates are in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete, directly or indirectly with us. Apollo and its affiliates may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as the Apollo Group continues to directly or indirectly own a significant amount of our equity, even if such amount is less than 50%, Apollo and its affiliates will continue to be able to substantially influence or effectively control our ability to enter into corporate transactions.

We are a “controlled company” within the meaning of the New York Stock Exchange rules and, as a result, qualify for and intend to rely on exemptions from certain corporate governance requirements.

After giving effect to the Reclassification and the closing of this offering, the Apollo Group will continue to control a majority of the voting power of our outstanding voting stock, and as a result we will be a controlled company within the meaning of the New York Stock Exchange corporate governance standards. Under the New York Stock Exchange rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

These requirements will not apply to us as long as we remain a controlled company. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the New York Stock Exchange.

Our amended and restated articles of incorporation will contain a provision renouncing our interest and expectancy in certain corporate opportunities.

Under our amended and restated articles of incorporation, neither Apollo, its portfolio companies, funds or other affiliates, nor any of their officers, directors, agents, stockholders, members or partners will have any duty to refrain from engaging, directly or indirectly, in the same business activities, similar business activities or lines of business in which we operate. In addition, our amended and restated articles of incorporation provide that, to the fullest extent permitted by law, we waive and must indemnify any officer or director of ours who is also an officer, director, employee, managing director or other affiliate of Apollo against any claim that any such individual is liable to us or our stockholders for breach of any fiduciary duty solely by reason of the fact that such individual directs a corporate opportunity to Apollo instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to Apollo. For instance, a director of our company who also serves as a director, officer or employee of Apollo or any of its portfolio companies, funds or other affiliates may pursue certain acquisitions or other opportunities that may be complementary to our business and, as a result, such acquisition or other opportunities may not be available to us. These potential conflicts of interest could have a material adverse effect on our business, financial condition, results of operations or prospects if attractive corporate opportunities are allocated by Apollo to itself or its portfolio companies, funds or other affiliates instead of to us. The terms of our amended and restated articles of incorporation are more fully described in “Description of Capital Stock.”

Our amended and restated articles of incorporation provide that the Eighth Judicial District Court of Clark County, Nevada will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated articles of incorporation provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law the Eighth Judicial District Court of Clark County, Nevada is the sole and exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim: (a) brought in our name or right or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) arising or asserting a claim arising pursuant to any provision of the Nevada Revised Statutes (the “NRS”) Chapters 78 or 92A or any provision of our amended and restated articles of incorporation or our amended and restated bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or our amended and restated bylaws; or (e) asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated articles of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium for their shares.

Provisions of our amended and restated articles of incorporation, our amended and restated bylaws and our Stockholders Agreement (see “Certain Relationships and Related Party Transactions—Stockholders Agreements”) may make it more difficult for, or prevent a third party from, acquiring control of us without the approval of our board of directors. These provisions include:

•	having a classified board of directors;

•	prohibiting cumulative voting in the election of directors;

•	empowering only the board to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise, and requiring that, until the first time the Apollo Group ceases to beneficially own at least 5% of our common stock, any vacancy resulting from the death, removal or resignation of a director nominated by Holdings pursuant to the Stockholders Agreement (see “Management—Apollo Group Approval of Certain Matters and Rights to Nominate Certain Directors”) be filled by a nominee of Holdings;

•	authorizing “blank check” preferred stock, the terms and issuance of which can be determined by our board of directors without any need for action by stockholders;

•	authorizing stockholders to act by written consent or to call special meetings only until the first time the Apollo Group ceases to beneficially own at least 50% of the voting power of our outstanding stock;

•	requiring the approval of Holdings to approve certain business combinations and certain other significant matters until the first time the Apollo Group ceases to beneficially own at least 33 1/3% of our common stock; and

•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

An issuance of shares of preferred stock could delay or prevent a change in control of us. Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of our preferred stock may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders, even where stockholders are offered a premium for their shares.

Our Stockholders Agreement will also require the approval of Holdings for certain important matters, including mergers and acquisitions, issuances of equity and the incurrence of debt, until the first time Apollo Group ceases to beneficially own at least 33 1/3% of our common stock. In addition, until the first time the Apollo Group ceases to beneficially own at least 50% of our common stock, the Apollo Group will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our articles of incorporation and certain corporate transactions. See “Management—Apollo Approval of Certain Matters and Rights to Nominate Certain Directors.” Together, these articles of incorporation, bylaws, and contractual provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by the Apollo Group and Holdings’ rights to nominate a specified number of directors in certain circumstances, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of us, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from our subsidiaries to meet our obligations.

We are a holding company that does not conduct any business operations of our own. As a result, we are largely dependent upon cash dividends and distributions and other transfers from our subsidiaries to meet our obligations. The agreements governing the indebtedness of our subsidiaries, and limitations on payment of dividends and distributions under applicable law, impose restrictions on our subsidiaries’ ability to pay dividends or other distributions to us. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness.” The deterioration of the earnings from, or other available assets of, our subsidiaries for any reason could also limit or impair their ability to pay dividends or other distributions to us.

Investors in this offering will experience immediate and substantial dilution.

Based on our pro forma net tangible book value per share as of September 30, 2017 and an assumed initial public offering price of $17.00 per share (the midpoint of the range set forth on the cover of this prospectus), purchasers of our common stock in this offering will experience an immediate and substantial dilution of $26.88 per share, representing the difference between our pro forma net tangible book value per share and the assumed initial public offering price. This dilution is due in large part to earlier investors having paid substantially less than the initial public offering price when they purchased their shares. See “Dilution.”

You may be diluted by the future issuance of additional common stock or convertible securities in connection with our incentive plans, acquisitions or otherwise, which could adversely affect our stock price.

After the completion of the Reclassification and this offering, we will have 416,371,212 shares of common stock authorized but unissued (assuming no exercise of the underwriters’ option to purchase additional shares). Our amended and restated articles of incorporation authorize us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 1,721,927 shares for issuance upon exercise of outstanding stock options and restricted shares and 1,607,389 for issuances under our new equity incentive plan. See “Compensation Discussion and Analysis—2018 Omnibus Incentive Plan.” Any common stock that we issue, including under our new equity incentive plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options would dilute the percentage ownership held by the investors who purchase common stock in this offering.

From time to time in the future, we may also issue additional shares of our common stock or securities convertible into common stock pursuant to a variety of transactions, including acquisitions. Our issuance of additional shares of our common stock or securities convertible into our common stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our common stock.

Future sales of our common stock in the public market, or the perception in the public market that such sales may occur, could reduce our stock price.

After the completion of the Reclassification and this offering, we will have 33,628,788 outstanding shares of common stock. The number of outstanding shares of common stock includes 23,208,076 shares controlled by Apollo and 170,712 shares controlled by members of management, that are “restricted securities,” as defined under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and eligible for sale in the public market subject to the requirements of Rule 144. We, each of our officers and directors, Apollo and substantially all of our existing stockholders have agreed that (subject to certain exceptions), for a period of 180 days after the date of this prospectus, we and they will not, without the prior written consent of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., dispose of any shares or any securities convertible into or exchangeable for our common stock, see “Underwriting (Conflicts of Interest).” Following the expiration of the applicable lock-up period, all of the issued and outstanding shares of our common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding periods and other limitations of Rule 144. Sales of significant amounts of stock in the public market could adversely affect prevailing market prices of our common stock. See “Shares Eligible for Future Sale” for a discussion of the shares of common stock that may be sold into the public market in the future.

There can be no assurances that a viable public market for our common stock will develop.

Prior to this offering, our common stock was not traded on any market. An active, liquid and orderly trading market for our common stock may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. We cannot predict the extent to which investor interest in our common stock will lead to the development of an active trading market on the or otherwise or how liquid that market might become. If an active public market for our common stock does not develop, or is not sustained, it may be difficult for you to sell your shares at a price that is attractive to you or at all.

The initial public offering price of our common stock may not be indicative of the market price of our common stock after this offering.

The initial public offering price was determined by negotiations between us and representatives of the underwriters, based on numerous factors which we discuss in “Underwriting (Conflicts of Interest)” and may not be indicative of the market price of our common stock after this offering. If you purchase our common stock, you may not be able to resell those shares at or above the initial public offering price.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We do not anticipate paying any dividends in the foreseeable future on our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our senior secured credit facilities contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change. See “Dividend Policy.”

If securities or industry analysts do not publish research or reports about our business or publish negative reports, our stock price could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our common stock or if our operating results do not meet their expectations, our stock price could decline.

We may issue preferred stock, the terms of which could adversely affect the voting power or value of our common stock.

Our amended and restated articles of incorporation authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which involve risks and uncertainties, are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and include, among other things, statements relating to:

•	our future financial position, future revenue, and projected costs;

•	objectives of management;

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	our planned expansion of the venue base and the implementation of the new design in our existing venues;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	our ability to effectively compete with numerous domestic and foreign businesses;

•	our ability to provide financing on favorable terms compared with our competitors;

•	our ability to adapt to and offer products that keep pace with evolving technology related to our businesses;

•	our ability to develop, enhance and/or introduce successful gaming concepts and game content, and changes in player and operator preferences in participation games, which may adversely affect demand for our products;

•	changing economic conditions and other factors that adversely affect the casino and gaming industry, the play levels of our participation games, product sales and our ability to collect outstanding receivables from our customers;

•	the effect of our substantial indebtedness on our ability to raise additional capital to fund our operations, and our ability to react to changes in the economy or our industry and make debt service payments;

•	changing regulations, new interpretations of existing laws, or delays in obtaining or maintaining required licenses or approvals, which may affect our ability to operate in existing markets or expand into new jurisdictions;

•	our history of operating losses and a significant accumulated deficit;

•	changes in the legal and regulatory scheme governing Native American gaming markets, including the ability to enforce contractual rights on Native American land, which could adversely affect revenues;

•	our ability to realize satisfactory returns on money lent to new and existing customers to develop or expand gaming facilities or to acquire gaming routes;

•	failures in our systems or information technology, which could disrupt our business and adversely impact our results;

•	slow growth in the development of new gaming jurisdictions or the number of new casinos, declines in the rate of replacement of existing gaming machines, and ownership changes and consolidation in the casino industry;

•	legislation in states and other jurisdictions which may amend or repeal existing gaming legislation;

•	intellectual property rights of others, which may prevent us from developing new products and services, entering new markets, or may expose use to liability or costly litigation;

•	our ability to complete future acquisitions and integrate those businesses successfully;

•	our dependence on the security and integrity of our systems and products;

•	the effect of natural events in the locations in which we or our customers, suppliers or regulators operate;

•	failure of our suppliers and contract manufacturers to meet our performance and quality standards or requirements could result in additional costs or loss of customers;

•	risks related to operations in foreign countries and outside of traditional U.S. jurisdictions;

•	foreign currency exchange rate fluctuations;

•	quarterly fluctuation of our business;

•	risks associated with, or arising out of, environmental, health and safety laws and regulations;

•	product defects which could damage our reputation and our results of operations;

•	changes to the Class II regulatory scheme;

•	state compacts with our existing Native American tribal customers, which may reduce demand for our Class II game and make it difficult to compete against larger companies in the tribal Class III market;

•	decreases in our revenue share percentage in our participation agreements with Native American tribal customers;

•	adverse local economic, regulatory or licensing changes in Oklahoma or Alabama, the states in which the majority of our revenue has been derived, or material decreases in our revenue with our two largest customers, which states and customers comprised approximately 24% and 12%, respectively total revenue for the last twelve months ended September 30, 2017;

•	dependence on the protection of our intellectual property and proprietary information and our ability to license intellectual property from third parties;

•	failure to attract, retain and motivate key employees;

•	certain restrictive open source licenses requiring us to make the source code of some of our products available to third parties and potentially granting third parties certain rights to the software;

•	reliance on hardware, software and games licensed from third parties, and on technology provided by third-party vendors;

•	dependence on our relationships with service providers;

•	improving internal controls over financial reporting;

•	our ability to maintain current customers on favorable terms;

•	our ability to enter new markets and potential new markets;

•	our ability to capitalize on the expansion of internet or other forms of interactive gaming or other trends and changes in the gaming industries;

•	our social gaming business is largely dependent upon our relationships with key channels;

•	U.S. federal income tax reform could adversely affect us;

•	changes in tax regulation and results of tax audits, which could affect results of operations;

•	our ability to generate sufficient cash to serve all of our indebtedness in the future; and

•	other risks, uncertainties and factors set forth in this prospectus, including those set forth under “Risk Factors.”

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We expect to receive approximately $158.7 million of net proceeds (based upon the assumed initial public offering price of $17.00 per share, the midpoint of the range set forth on the cover page of this prospectus) from the sale of the common stock offered by us, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the public offering would increase (decrease) our net proceeds by approximately $9.6 million.

We intend to use approximately $15.5 million of the net proceeds from this offering to pay fees and expenses we shall incur in connection with this offering, which shall include underwriting discounts and commissions, legal and accounting fees, SEC and FINRA registration fees, printing expenses and other similar fees and expenses. We intend to use approximately $154.0 million of the net proceeds of this offering to redeem in full the PIK notes. The PIK notes bear interest at 11.25% per annum and mature on May 20, 2024. They were originally issued on May 29, 2015, at an issue price of 97% of their principal amount. The proceeds from the issuance of the PIK notes were used to pay part of the consideration for the Cadillac Jack acquisition. The PIK notes were amended on May 30, 2017 in connection with the repayment of the Seller Notes. In the event that the initial offering price yields net proceeds that are not sufficient to redeem the PIK notes in full, we will use cash on hand or borrowings under our senior secured revolving credit facility to redeem the remaining amount.

Deutsche Bank AG owns the aggregate outstanding principal amount of the PIK Notes. As a result, Deutsche Bank AG will receive approximately $154.0 million of the net proceeds of this Offering, in connection with the redemption of the PIK Notes. As a result, one of the underwriters in this Offering, Deutsche Bank Securities Inc., an affiliate of Deutsche Bank AG, is deemed to have a “conflict of interest” with us within the meaning of Rule 5121. See “Underwriting (Conflicts of Interest)”.

The remaining net proceeds, if any, will be used for general corporate purposes. While we currently have no specific plan for the use of the net proceeds of this offering, we anticipate using a significant portion of these proceeds to implement our growth strategies, generate funds for working capital and opportunistically repay outstanding indebtedness. Our management team will retain broad discretion to allocate the net proceeds of this offering. The precise amounts and timing of our use of the net proceeds will depend upon market conditions, among other factors.

DIVIDEND POLICY

We currently do not plan to declare cash dividends on shares of our common stock in the foreseeable future. We expect that we will retain all of our future earnings for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, restrictions imposed by applicable law, our overall financial condition, restrictions in our debt agreements, including our senior secured credit facilities, and any other factors deemed relevant by our board of directors. As a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of restrictions on their ability to pay dividends to us under our senior secured credit facilities and under future indebtedness that we or they may incur. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2017, on:

•	an actual basis;

•	an as-adjusted basis to give effect to the incurrence of the incremental term loans in connection with the acquisition of the Rocket assets, see “Prospectus Summary – Recent Developments;” and

•	a pro forma basis to give effect to this offering and the application the sale 10,250,000 of shares of the common stock we are offering at the initial public offering price of $17.00 per share, which is the midpoint of the estimated price range shown on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us of approximately $15.5 million. As described under the section “Use of Proceeds,” we expect to use approximately $154.0 million of the net proceeds of this offering to redeem in full the PIK notes upon the consummation of this offering. On a pro forma basis as of September 30, 2017, as listed below, we would use $148.6 of the net proceeds of this offering to redeem in full the PIK notes and would hold an additional $5.4 million of proceeds in pro forma cash and cash equivalents. The pro forma as-adjusted column assumes no exercise by the underwriters of their over-allotment option.

You should read this table together with the information included elsewhere in this prospectus, including “Prospectus Summary—Summary Consolidated Historical Financial and other Data,” “Selected Historical Consolidated Financial and other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto.

	As of September 30, 2017
	Actual	As-Adjusted	Pro Forma
	(in thousands, except share and per share data)
Cash and cash equivalents(1)(2)	$10,025	$15,386	$25,534

Debt:
Revolving credit facility(2)(3)	$—	$—	$—
Term loan facility(3)	435,150	500,150	500,150
PIK notes(4)	141,328	141,328	—
Equipment long-term note payable and capital leases	3,264	3,264	3,264

Equity:
Common stock at $0.01 par value; 30,000,100 shares authorized 100 Class A Shares issued and outstanding at September 30, 2017
14,931,529 Class B Shares issued and outstanding at September 30, 2017	149	149	—
Common stock at $0.01 par value; 450,000,000 shares authorized 33,628,788 issued and outstanding following the Reclassification and pro forma for this offering	—	—	336
Additional paid-in capital	177,276	177,276	336,970
Accumulated other comprehensive income (loss)	(3,839)	(3,839)	(3,839)
Accumulated deficit	(193,037)	(193,037)	(196,206)
Total stockholders’ equity	(19,451)	(19,451)	137,261

Total capitalization	$560,291	$625,291	$640,675

(1)	As of December 31, 2017, the Company’s cash and cash equivalents was $19.2 million. See “Prospectus Summary—Recent Developments—Preliminary Estimated Financial Results for the Three Months Ended December 31, 2017.”
(2)	In the event that the initial offering price yields net proceeds that are not sufficient to redeem the PIK notes in full, we will use cash on hand or borrowings under our senior secured revolving credit facility to redeem the remaining amount.
(3)	As of September 30, 2017, the Company’s consolidated senior secured financing included (i) a $448.9 million term loan facility with a maturity date of February 15, 2024 (the “term loan facility”) and

(ii) a $30.0 million senior secured revolving credit facility with a maturity date of June 6, 2022, which includes a letter of credit sub-facility and a $5.0 million swingline loan sub-facility (the “revolving credit facility” and together with the term loan facility, the “senior secured credit facilities”). As of September 30, 2017, the Company did not have any letters of credit issued but undrawn under the senior secured credit facilities. On December 6, 2017, AP Gaming I, LLC (the “Borrower”) entered into an incremental assumption agreement that amended new senior secured credit facilities to provide for the incurrence by the Borrower of incremental term loans in an aggregate principal amount of $65.0 million. The net proceeds of the incremental term loans were used to finance the acquisition of Class II electronic gaming machines and related assets operated by Rocket for approximately $57 million (see “Prospectus Summary – Recent Developments”), to pay fees and expenses in connection therewith of approximately $2.6 million and the remaining proceeds will be used for general corporate purposes. The incremental term loans have the same terms as the Borrower’s term loans.

The Company and all of its material wholly owned domestic subsidiaries, subject to certain exceptions, guaranteed the senior secured credit facilities. The Company has pledged its capital stock and substantially all of its assets and those of each subsidiary guarantor, including capital stock of the subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries that are not subsidiary guarantors, in each case subject to exceptions. See “Description of Material Indebtedness—Senior Secured Credit Facilities” for a description of the senior secured credit facilities.

(4)	As of January 31, 2018, the aggregate principal amount of PIK notes outstanding is expected to be $154.1 million, assuming the PIK notes remain outstanding on such date. The Company intends to use approximately $154.0 million of the net proceeds of this offering to redeem in full the PIK notes. The redemption of the PIK notes will result in a pro forma reduction of $14.5 million in annual interest expense for the year ended December 31, 2016 and a reduction of $12.1 million for the nine month period ended September 30, 2017 on a pro forma basis.

DILUTION

Purchasers of the common stock in this offering will experience immediate and substantial dilution to the extent of the difference between the initial public offering price per share of our common stock and the net tangible book value per share of our common stock as of September 30, 2017.

Our historical net tangible book value as of September 30, 2017 was $(489.1) million, or $(32.75) per share (before giving effect to the Reclassification and the stock split of our shares of common stock, see “Prospectus Summary – The Reclassification”). Our historical net tangible book value represents the amount of our total tangible assets (total assets less goodwill and total intangible assets) less total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the number of shares of common stock issued and outstanding as of September 30, 2017.

Our pro forma net tangible book value (deficit) as of September 30, 2017 was $(332.4) million, or $(9.88) per share of our common stock. Pro forma net tangible book value (deficit) per share represents our pro forma net tangible book value (deficit) divided by the total number of shares outstanding as of September 30, 2017, after giving effect to the sale of 10,250,000 shares of common stock in this offering at the assumed initial public offering price of $17.00 per share (the midpoint of the estimated price range on the cover page of this prospectus) and the application of the net proceeds from this offering.

The following table illustrates the dilution per share of our common stock, assuming the underwriters do not exercise their option to purchase additional shares of our common stock:

Assumed initial public offering price per share		$17.00
Historical net tangible book value per share as of September 30, 2017(1)	$(32.75)
Increase per share attributable to the pro forma adjustments described above(1)	22.87

Pro forma net tangible book value per share after this offering		(9.88)

Dilution in net tangible book value per share		$(26.88)

(1)	Share amounts do not giving effect to the Reclassification and the stock split of our shares of common stock. See “Prospectus Summary – The Reclassification.”

Dilution is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the initial public offering price per share of common stock.

The following table summarizes, as of September 30, 2017, the total number of shares of common stock owned by existing stockholders and to be owned by new investors, the total consideration paid, and the average price per share paid by our existing stockholders and to be paid by new investors in this offering at the assumed initial public offering price of $17.00 per share, calculated before deduction of estimated underwriting discounts and commissions.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percent	Amount	Percent
Existing stockholders	23,378,788	70%	$178,745,962	51%	$7.65
Investors in the offering	10,250,000	30%	174,250,000	49%	17.00

Total	33,628,788	100%	$352,995,962	100%	$10.50

To the extent the underwriters’ option to purchase additional shares is exercised, there will be further dilution to new investors.

A $1.00 increase (decrease) in the assumed initial public offering price would increase (decrease) total consideration paid by new investors, total consideration paid by all stockholders and the total average price per share paid by $10.3 million, $10.3 million and $0.30 per share, respectively.

If the underwriters were to fully exercise their option to purchase additional shares of our common stock, the percentage of common stock held by existing investors would be 66.5%, and the percentage of shares of common stock held by new investors would be 33.5%.

The foregoing tables and calculations are based on 23,378,788 shares of our common stock outstanding as of September 30, 2017, and except as otherwise indicated:

•	assumes the Reclassification has been consummated;

•	assumes an initial public offering price of $17.00 per share of common stock, the midpoint of the price range on the cover of this prospectus;

•	assumes no exercise of the underwriters’ option to purchase 1,537,500 additional shares of common stock in this offering;

•	does not reflect 1,721,927 shares of common stock that may be issued upon the exercise of options and restricted shares outstanding as of the consummation of this offering. See “Shares Eligible for Future Sales”. Assuming that we do not repurchase any securities in connection with the termination of employment of any holder on or prior to January 31, 2018, the following table sets forth our outstanding stock options and restricted shares as of January 31, 2018:

	Number of	Weighted-Average Exercise Price Per Share
Vested stock options (time-based vesting)(1)(2)	398,691	$8.86
Unvested stock options (time-based vesting)(1)(2)	577,956	$9.82
Unvested performance based stock options (Tranche B)(1)(2)(3)	333,783	$7.91
Unvested performance based stock options (Tranche C)(1)(2)(3)	333,782	$7.91
Vested Restricted Shares(2)	46,629	n/a
Unvested Restricted Shares(2)	31,086	n/a

(1)	Upon a holder’s exercise of one option, we will issue to the holder one share of common stock.
(2)	The options include a combination of service and market conditions, and the restricted shares include a service condition. In addition, the options and restricted shares include a Qualified Public Offering performance vesting condition (see Note 7 to our annual financial statements contained elsewhere herein), which was not considered to be probable prior to the closing of this offering. As a result, no share-based compensation expense for stock options or restricted shares has been recognized, and approximately $4.8 million share-based compensation expense for stock options and $0.4 million share-based compensation expense for restricted shares will be recognized upon the closing of this offering. After the closing of this offering, the time-based stock options and restricted shares will vest in accordance with the underlying service conditions. The performance based stock options are eligible to vest upon the satisfaction of certain performance conditions described in footnote (3) below. As disclosed in footnote (3) below, we modified the vesting conditions of the performance based stock options in connection with this offering and we are currently in the process of estimating the incremental fair value, which will be attributed to these options and charged to expense. When we finalize the valuation, we will record the incremental expense in the period in which the closing of this offering takes place.
(3)

In connection with this offering, we have amended our option agreements to add an additional vesting provisions to our performance based options. Tranche B options are eligible to vest (a) based on achievement of an Investor IRR equal to or in excess of 20%, subject to a minimum cash-on-cash return of 2.5 times the Investor Investment (as such terms are defined in the Company’s 2014 Long-Term Incentive Plan) or (b) on the first day that the volume-weighted average price per share of our common stock for the prior 60 consecutive trading days exceeds $19.11 (provided that such 60-day period shall not commence earlier than the 181st day after the completion of our offering). Tranche C options are eligible to vest (a) based on achievement of an Investor IRR equal to or in excess of 25%, subject to a minimum cash-on-cash return of 3.0 times the Investor Investment or (b) on the first day that the volume-weighted average price per share of our common stock for the prior 60 consecutive trading days exceeds $22.93 (provided that such 60-day period shall not commence earlier than the 181st day after the completion of our offering). In the event of a termination of employment of the Tranche B and Tranche C option holder, without cause or as a result of death or disability, any Tranche B and Tranche C options which are outstanding and unvested will remain eligible to vest subject to achievement of such performance targets (without regard to the continued service requirement) until the first anniversary of the date of such termination.

•	does not reflect an additional 1,607,389 shares of our common stock reserved for future grants under our new equity incentive plan. See “Compensation Discussion and Analysis—2018 Omnibus Incentive Plan” and “Shares Eligible for Future Sales.”

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables present our selected consolidated financial and other data as of and for the periods indicated.

The selected consolidated statements of operations data for the fiscal years ended December 31, 2012, 2014, 2015 and 2016, the period from December 21, 2013 through December 31, 2013 (the “Successor Period”), the period from January 1, 2013 to December 21, 2013 (the “Predecessor Period”), and the selected consolidated balance sheet data as of December 31, 2012, December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016 are derived from our annual consolidated financial statements. The data for the nine months ended September 30, 2016 and 2017 and the balance sheet for September 30, 2017 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The selected consolidated statements of operations data for the last twelve months ended September 30, 2017 have been derived by deducting the unaudited consolidated statement of operations data for the nine months ended September 30, 2016 from the audited statement of operations data for the year ended December 31, 2016, and then adding thereto the unaudited consolidated statement of operations data for the nine months ended September 30, 2017. Our historical results are not necessarily indicative of the results that should be expected in any future period.

The selected historical financial data presented below does not purport to project our financial position or results of operations for any future date or period and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

	Fiscal Year						Nine Months Ended September 30,		LTM September 30,
	Predecessor		Successor
	1/1/13- 12/20/13		12/21/13- 12/31/13
(in thousands, except share and per share data and Key Performance Indicators)	2012	2013	2013	2014	2015	2016	2016	2017	2017
Consolidated Statements of Operations:
Gaming operations	$57,792	$54,903	$1,953	$68,981	$117,013	$154,857	$117,093	$125,040	$162,804
Equipment sales	763	1,558	—	3,159	6,279	11,949	6,968	29,254	34,235

Total revenues	58,555	56,461	1,953	72,140	123,292	166,806	124,061	154,294	197,039
Operating expenses
Cost of gaming operations(1)	13,798	12,001	320	14,169	23,291	26,736	19,627	21,794	28,903
Cost of equipment sales(1)	395	893	—	1,607	1,548	6,237	4,244	14,326	16,319
Selling, general and administrative	12,756	14,343	807	19,456	40,088	46,108	36,654	30,368	39,822
Research and development	3,608	3,042	50	4,856	14,376	21,346	16,517	17,912	22,741
Write downs and other charges	29,845	10,326	7,469	7,068	11,766	3,262	2,153	2,655	3,764
Depreciation and amortization	29,586	27,660	930	33,405	61,662	80,181	60,527	53,598	73,252

Total operating expenses	89,988	68,265	9,576	80,561	152,731	183,870	139,722	140,653	184,801

Loss from operations	(31,433)	(11,804)	(7,623)	(8,421)	(29,439)	(17,064)	(15,661)	13,641	12,238
Interest expense	10,270	17,116	485	17,235	41,642	59,963	44,151	42,380	58,192
Interest income	(439)	(1,410)	—	(42)	(82)	(57)	(51)	(80)	(86)
Loss on extinguishment and modification of debt	—	14,661	—	—	—	—	—	8,129	8,129
Other expense (income)	(66)	5	(6)	573	3,635	7,404	6,314	(4,805)	(3,715)

Loss before income taxes	(41,198)	(42,176)	(8,102)	(26,187)	(74,634)	(84,374)	(66,075)	(31,983)	(50,282)
Income tax benefit (expense)	—	—	(54)	(2,189)	36,089	3,000	4,935	(4,603)	(6,538)
Net loss	$(41,198)	$(42,176)	$(8,156)	$(28,376)	$(38,545)	$(81,374)	$(61,140)	$(36,586)	$(56,820)

Basic and diluted loss per common share(2):
Basic	N/A	N/A	$(0.82)	$(2.84)	$(2.98)	$(5.45)	$(4.09)	$(2.45)	$(3.81)
Diluted	N/A	N/A	$(0.82)	$(2.84)	$(2.98)	$(5.45)	$(4.09)	$(2.45)	$(3.81)
Weighted average common shares outstanding(2):
Basic	N/A	N/A	10,000	10,000	12,918	14,932	14,932	14,932	14,932
Diluted	N/A	N/A	10,000	10,000	12,918	14,932	14,932	14,932	14,932

Key Performance Indicators:
Domestic installed base	7,720	8,708	8,708	8,735	13,139	13,953	13,651	14,544	14,544
International installed base	—	—	—	—	6,112	6,898	6,457	7,471	7,471

Total installed base	7,720	8,708	8,708	8,735	19,251	20,851	20,108	22,015	22,015

Domestic revenue per day	$21.34	$20.36	$19.03	$21.23	$24.33	$24.74	$25.19	$25.73	$25.16
International revenue per day	—		—	—	9.83	9.23	9.50	8.37	8.40

Total revenue per day	$21.34	$20.36	$19.03	$21.23	$20.93	$19.78	$20.20	$19.86	$19.55

EGM units sold	35	115	8	255	203	465	205	1,868	2,128
Average sales price	$16,805	$10,761	$19,999	$9,497	$16,498	$14,897	$14,630	$15,835	$15,746

	As of December 31,				As of September 30,
	2013	2014	2015	2016	2017
Consolidated Balance Sheet
Total assets	$253,828	$256,152	$711,147	$634,092	639,761
Total liabilities	161,985	192,396	610,610	617,664	659,212
Total stockholders’ equity	91,843	63,756	100,537	16,428	(19,451)

(1)	Exclusive of amortization and depreciation.
(2)	Per share data and average shares outstanding set forth above and in our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus does not give effect to the Reclassification. After giving pro forma effect to the Reclassification, we would have had basic and diluted loss per share of $(0.52) for the successor period ended December 31, 2013, $(1.83) for the year ended December 31, 2014, $(1.92) for the year ended December 31, 2015, $(3.51) for the year ended December 31, 2016, $(2.63) for the nine months ended September 30, 2016, $(1.58) for the nine months ended September 30, 2017 and $(2.45) for the LTM period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus, as well as the information presented under “Selected Historical Consolidated Financial and Other Data.” The following discussion contains forward-looking statements that reflect our plans, estimates and assumptions. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause such differences are discussed in the sections of this prospectus titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Executive Summary

Overview

We are a leading designer and supplier of EGMs and other products and services for the gaming industry. Founded in 2005, we historically focused on supplying EGMs, including slot machines, video bingo machines, and other electronic gaming devices, to the Native American gaming market, where we maintain an approximately 20% market share of all Class II EGMs. Since 2014, we have expanded our product line-up to include: (i) Class III EGMs for commercial and Native American casinos, (ii) table game products and (iii) interactive products, all of which we believe provide us with growth opportunities as we expand in markets where we currently have limited or no presence. Our expansion into Class III and ancillary product offerings has driven our strong growth and momentum in revenue, EGM adjusted EBITDA and our installed base, which have increased by 173%, 158% and 152%, respectively, since 2014. For the LTM period, approximately 83% of our total revenue was generated through recurring contracted lease agreements whereby we place EGMs and table game products at our customers’ gaming facilities under either a revenue sharing agreement (we receive a percentage of the revenues that these products generate) or fee-per-day agreement (we receive a daily or monthly fixed fee per EGM or table game product), or recurring revenue from our Interactive gaming operations. We operate our business in three distinct segments: EGMs, Table Products and Interactive.

As of September 30, 2017, we had 22,015 EGM units installed under revenue sharing or fee-per-day agreements, approximately 10,500 of which are attributable to the inclusion of Cadillac Jack. The majority of our systems are used by Native American gaming operators in both Class II and Class III jurisdictions as well as commercial casinos in Mexico. We currently derive a substantial portion of our gaming revenues from lease agreements whereby we place EGMs and systems at a customer’s facility in return for either a daily fee or a share of the revenues that these machines and systems generate, which we refer to as “participation agreements” and as our “participation model.”

Since 2014, we have significantly broadened and diversified our product portfolio through both organic development and strategic acquisitions. In October 2017, we acquired a library of specialty table game offerings from In Bet Gaming, which increased our table product installed base by approximately 500 units and was our largest table game investment to date. In May 2015, we acquired Cadillac Jack, which greatly expanded our games library and EGM offerings. We also acquired online developer Gamingo Limited in June 2015, expanding our offerings to include interactive products such as social casino games, available to play on desktop and mobile devices. We also maintain R&D centers in Atlanta and more recently, in Australia to continue to facilitate growth in our games library.

Business Outlook

The poor macro-economic environment in the late 2000s and the resulting decrease in consumer discretionary spending caused the U.S. gaming industry to experience its first ever year-over-year declines in gross gaming revenue in 2008 and 2009. While the recessionary pressures were felt in most markets, the core destination markets of the Las Vegas Strip and Atlantic City were among the hardest hit due to the negative effects of both the recession and increased regional competition, while other commercial markets and the Native American markets were not as adversely impacted. During 2010, we began to see improvements in regional commercial gaming jurisdictions, which have continued through 2016.

We believe the current economic environment presents multiple opportunities for our business. We believe the improving economy should lead to increases in consumer discretionary spending, which should in turn drive higher revenues in existing gaming locations. In addition, state budget deficits have ballooned and many states with fiscal difficulties are turning to gaming as a source of revenue enhancement, which we believe presents us with continued long-term growth opportunities.

We believe our participation model offers an attractive value proposition to casino and other facility operators; especially in the current economic environment. By leasing our gaming machines to customers, we enable our customers to introduce new games in their facilities with minimal cost and financial risk. We also strategically allow our customers to purchase our premium cabinets, whereas our competitors typically only lease (and will not sell) their premium products. We believe our willingness to sell our premium cabinets gives us a competitive advantage with our customers. In addition, our selective use of development agreements to secure incremental game placements under long-term contracts provides customers with additional capital to help expand their operations.

The following points should be noted as they relate to each of our segments:

Electronic Gaming Machines

•	Our EGM segment is primarily a lease model, and we expect to continue to realize the majority of our EGM revenues through leases in markets such as the United States and Mexico, as well as other markets that make strategic sense.

•	We also offer sales of our EGMs, although it currently constitutes a smaller portion of our EGM revenues. We expect that EGM sales will grow as a proportion of our total revenues in the future.

•	We expect growth in the United States, Latin America and other new international jurisdictions that we are in the process of entering, such as the Philippines. In the current year, we have grown our footprint in Latin America and the United States and expect continued growth in these markets.

Table Products

•	The majority of our Table Products segment revenue is derived from royalties and leases primarily in the United States. We are constantly looking to expand our proprietary table product footprint through the acquisition or development of new games.

•	We also pursue opportunities to place Table Products in new properties and jurisdictions in the United States. In the past few years, several jurisdictions have either opened new casino properties or approved live table games, and we have seen placements of our table products in those new jurisdictions.

•	We intend to increase our Table Products content through development and acquisition of new proprietary titles. By increasing our footprint with new titles, we hope to increase our market penetration.

Interactive

•	Currently, our interactive social gaming revenue is generated from a high volume of consumers’ purchases of virtual coins which are used to play the games.

•	We expect to begin offering Business-to-Business (“B2B”) social casino products available to land-based casino customers.

•	We expect to devote substantial resources to the ongoing maintenance and development of our Interactive gaming segment.

Key Drivers of Our Business

Our revenues are impacted by the following key factors:

•	the amount of money spent by consumers on our domestic revenue share installed base;

•	the amount of the daily fee and selling price of our participation electronic gaming machines;

•	our revenue share percentage with customers;

•	the capital budgets of our customers;

•	the level of replacement of existing electronic gaming machines in existing casinos;

•	expansion of existing casino floor share;

•	development of new casinos;

•	opening of new gaming jurisdictions both in the United States and internationally;

•	our ability to obtain and maintain gaming licenses in various jurisdictions;

•	the relative competitiveness and popularity of our electronic gaming machines compared to competitive products offered in the same facilities; and

•	general macro-economic factors, including levels of and changes to consumer disposable income and personal consumption spending.

Our expenses are impacted by the following key factors:

•	fluctuations in the cost of labor relating to productivity;

•	overtime and training;

•	fluctuations in the price of components for gaming equipment;

•	fluctuations in energy prices;

•	changes in the cost of obtaining and maintaining gaming licenses; and

•	fluctuations in the level of maintenance expense required on gaming equipment.

Variations in our selling, general and administrative expenses, or SG&A, and research and development, or R&D are primarily due to changes in employment and salaries and related fringe benefits.

Acquisitions and Divestitures

We have made several strategic acquisitions over the past three years.

Rocket

On December 6, 2017, we acquired an installed base of approximately 1,600 networked Class II slot machines, together with related intellectual property, which were operated by Rocket Gaming Systems (“Rocket”) for $57 million. The acquired Class II slot machines are located across the United States, with significant presence in key markets such as California, Oklahoma, Montana, Washington and Texas. The Class II portfolio from Rocket includes wide-area progressive and standalone video and spinning-reel games and platforms, including Galaxy, Northstar and the player-favorite Gold Series, a suite of games that feature a $1 million-plus progressive prize and is the longest-standing million dollar wide-area progressive on tribal casino floors. See “Prospectus Summary—Recent Developments.”

In Bet Gaming

In August 2017, we acquired five dynamic, new games from New Jersey-based In Bet Gaming (“In Bet”), including Super 4, Blackjack Match Progressive, Jackpot Blackjack, Royal 9, and Jackpot Baccarat™. These games have approximately 500 installs worldwide and the acquisition represents our largest table game investment to date. Each of these games features a simple, rewarding side bet that extends the winning experience in interactive ways and further engages players. The acquisition of In Bet strategically combined In Bet’s innovative table game side bet technology with our expertise in table game progressive technology to deliver players and operators unmatched gaming play.

Gamingo Limited

On June 15, 2015, we purchased 100% of the equity of Gamingo Limited (formerly known as “RocketPlay”, currently known as “AGSi”), a leading gaming company developing social casino titles for mobile devices. With primary offices in San Francisco and Tel Aviv, AGSi’s flagship product, Lucky Play Casino, gives players a casino-quality experience with EGMs, table products, tournaments, and live events. The total consideration of $8.8 million included an estimated $5.0 million of contingent consideration payable based on the operating results of AGSi during a twelve-month measurement period that ended in December 2016. The amount of the contingent consideration recorded was estimated at the purchase date and was recorded in other long-term liabilities in the consolidated balance sheet. As of December 31, 2015 the recorded value of the contingent consideration was written off in full (included in write downs and other charges) based on the estimated fair value on that date.

Cadillac Jack

On May 29, 2015, the Company acquired 100% of the equity of Amaya Americas Corporation (“Cadillac Jack”), a leading provider of Class II gaming machines for the North American tribal gaming market, with key regions of operation within Alabama, Mexico, and Wisconsin. The acquisition of Cadillac Jack demonstrated our ability to recognize both cost and revenue synergies and, as a result of efficiently integrating two complementary businesses, to deliver record financial results in 2016. The acquisition created growth opportunities in Class II and Class III jurisdictions and expanded the Company’s geographic footprint. The combined management teams are complementary and possess years of combined experience that is expected to allow us to effectively grow and improve our business.

The consideration for the acquisition of Cadillac Jack comprised of approximately $369.8 million in cash, subject to certain adjustments and a promissory note to the seller, Amaya Inc., for $12.0 million, as well as a contingent receivable that was recorded at its estimated fair value on the date of the acquisition. The cash consideration was funded primarily from cash proceeds of incremental borrowings on the Company’s existing term loans, the issuance of senior secured PIK notes and the issuance of additional common stock. The contingent receivable related to a clause in the stock purchase agreement allowing for a refund of up to $25.0 million if certain deactivated gaming machines in Mexico are not in operation by November 29, 2016. As of December 31, 2016, the estimated fair value of the contingent receivable recorded in other long-term assets. In the first quarter of 2017, the Company reached an agreement with Amaya, Inc. to receive $5.1 million for the contingent receivable. The promissory note to Amaya Inc. was fully paid and terminated in June 2017.

Casino War Blackjack, Inc.

On July 1, 2014, a wholly owned subsidiary of the Company entered into an agreement to purchase 100% of the equity of War Blackjack for approximately $1.3 million in cash, subject to terms outlined in the Stock Purchase Agreement, dated July 1, 2014. We believe the acquisition of Casino War Blackjack enabled us to extend our business into table products, as well as our entry into the interactive social casino space. This demonstrated our commitment to evolving our business to adapt to the preferences of the next-generation gambler. The acquisition closed on July 18, 2014 and was funded by available cash on hand. War Blackjack is an innovative manufacturer and developer of table and electronic games based in Las Vegas, Nevada.

C2 Gaming, LLC

On May 6, 2014, a wholly owned subsidiary of the Company entered into an agreement to purchase 100% of the equity of C2 Gaming, LLC (“C2 Gaming”) for $23.3 million in cash, subject to terms outlined in the Equity Purchase Agreement dated May 6, 2014 (“C2 Acquisition Agreement”). The acquisition was funded by an initial cash payment and an agreement to pay the sellers $9.0 million on the one-year anniversary of the closing of the acquisition, which was paid during the quarter ended June 30, 2015. The acquisition also included an amount of contingent consideration of $3.0 million that was payable upon the satisfaction of certain milestones, including the submission and approval of video slot platforms to various jurisdictions as outlined in the C2 Acquisition Agreement. During the year ended December 31, 2014, the Company paid $0.5 million of the contingent consideration. In May 2015, the C2 Acquisition Agreement was amended to reduce the remaining contingent consideration liability of $2.5 million to $2.1 million and to acknowledge that the milestones of the C2 Acquisition Agreement were satisfied. In July 2015, the Company paid $1.0 million of the contingent consideration, reducing the balance to $1.1 million, which was paid and terminated in January 2016. As of December 31, 2016, no balance remained.

Intellectual Property Acquisitions

During the quarter ended September 30, 2015, the Company acquired certain intangible assets related to the purchase of table products and table product related intellectual property. Some of the acquisitions were accounted for as an acquisition of a business and the assets acquired and liabilities assumed were measured based on our estimates of their fair values at the acquisition dates. The total consideration of $10.0 million includes an estimated $1.5 million of contingent consideration that is payable periodically based on a percentage of product revenue earned on the related table products. The amount of the contingent consideration recorded was estimated at the purchase date and is subject to change based on changes in the estimated product revenue and has been recorded in other long-term liabilities in the consolidated balance sheet.

Results of Operations

Year Ended December 31, 2014 compared to the Year Ended December 31, 2015

The following table sets forth certain selected consolidated financial data derived from our annual consolidated financial statements for the periods indicated (in thousands, except percentages):

	Year ended December 31,		$ Change	% Change
	2014	2015
Consolidated Statements of Operations:
Revenues
Gaming operations	$68,981	$117,013	$48,032	69.6%
Equipment sales	3,159	6,279	3,120	98.8%

Total revenues	72,140	123,292	51,152	70.9%

Operating expenses
Cost of gaming operations	14,169	23,291	9,122	64.4%
Cost of equipment sales	1,607	1,548	(59)	(3.7)%
Selling, general and administrative	19,456	40,088	20,632	106.0%
Research and development	4,856	14,376	9,520	196.0%
Write downs and other charges	7,068	11,766	4,698	66.5%
Depreciation and amortization	33,405	61,662	28,257	84.6%

Total operating expenses	80,561	152,731	72,170	89.6%

Loss from operations	(8,421)	(29,439)	(21,018)	(249.6)%
Other expense (income)
Interest expense	17,235	41,642	24,407	141.6%
Interest income	(42)	(82)	(40)	(95.2)%
Other expense	573	3,635	3,062	534.4%

Loss before income taxes	(26,187)	(74,634)	(48,447)	(185.0)%
Income tax benefit (expense)	(2,189)	36,089	38,278	1,748.7%

Net loss	$(28,376)	$(38,545)	$(10,169)	(35.8)%

Revenues

Gaming Operations. For the year ended December 31, 2015, revenues from gaming operations increased by $48.0 million as compared to the prior year period. Of this increase, $41.4 million and $2.0 million is attributable to the inclusion of Cadillac Jack and AGSi, respectively. The inclusion of Cadillac Jack, increased our EGM installed base by approximately 10,500 units in May of 2015, when Cadillac Jack was acquired. The remaining increase in revenues was driven primarily by improved game performance and a 150% increase in the installed base of our Big Red slot machine, which has historically been our best performing game. Although the Company has experienced a decrease in participation share rates for gaming revenue received pursuant to participation agreements with Native American tribal customers, player demand, driven by the Company’s newer and more competitive game content, has increased and offset the effects of decreased participation share rates. Total EGM revenue per day decreased $0.30 to $20.93 compared to the prior year. The decrease is primarily attributable to the inclusion of the Cadillac Jack’s Mexico installed base of approximately 6,100 units, which generates lower revenues per day than the Company’s historical installed base.

Equipment Sales. The increase in equipment sales is primarily due to the sale of a nontransferable and nonexclusive licenses of certain licensed game content to a third party in 2015 for $2.2 million that was not present in 2014. The remaining increase in equipment sales is attributable to the higher average sales price of $16,498 for the 203 units sold for the year ended December 31, 2015, compared to an average sales price of $9,497 for the 255 units sold in the prior year period.

Operating Expenses

Cost of gaming operations. The inclusion of Cadillac Jack and AGSi increased the cost of gaming operations expenses by $8.5 million and $0.6 million, respectively, for the year ended December 31, 2015, compared to the prior year period.

Cost of Equipment Sales. The decrease in cost of equipment sales is attributable to the decrease in the number of EGM units sold in the year ended December 31, 2015, compared to the prior year period.

Selling, general and administrative. The inclusion of Cadillac Jack and AGSi increased selling, general and administrative expenses by $9.3 million and $3.1 million, respectively, for the year ended December 31, 2015, compared to the prior year period. The remaining increase is primarily due to increases in professional fees of $3.7 million. The increase is also attributable to payroll and related expenses of $2.2 million driven by increased headcount for corporate operations and our new table products division, trade shows and marketing expenses increased $1.0 million driven by our new table products division and increases in rent expense of $0.6 million related to our new corporate headquarters in Las Vegas, Nevada and our new facility in Oklahoma City, Oklahoma.

Research and development. The increase in research and development costs was primarily due to the inclusion of Cadillac Jack and AGSi, which accounted for $8.9 million and $0.8 million of the increase, respectively, for the year ended December 31, 2015, compared to the prior year period, offset by decreased salary expense of $0.4 million related to reduced headcount from the closure of our Toronto location.

Write downs and other charges. During the year ended December 31, 2014, the Company recognized $7.1 million in write-downs and other charges primarily related to acquisition charges of $2.8 million, losses from the disposal of assets of $1.9 million, an impairment to intangible assets of $1.4 million and the impairment of long-lived assets of $0.8 million.

During the year ended December 31, 2015, the Company recognized $11.8 million in write-downs and other charges primarily related to acquisition charges of $8.2 million. The Company also recognized an impairment to intangible assets of $3.4 million related to game titles and write-offs related to prepaid royalties of $1.3 million, losses from the disposal of assets of $1.3 million and the impairment of long-lived assets of $0.2 million, partially offset by net write downs of primarily contingent consideration $2.7 million that is described in Note 2 of our consolidated financial statements.

Depreciation and amortization. The increase in depreciation and amortization was primarily due to the inclusion of Cadillac Jack and AGSi, which accounted for $26.7 million and $1.0 million, respectively, for the year ended December 31, 2015, compared to the prior year period. For the year ended December 31, 2015, the aggregate amount of property and equipment on which depreciation is based was $104.3 million compared to $57.2 million in the prior year period. The remaining increase was due to an increase in capital expenditures during 2014.

Other Expense (Income), net

Interest expense. The increase is primarily attributed to an increase in the average principal amounts outstanding under the senior secured credit facilities of $153.5 million at December 31, 2014 compared to $414.9 million at December 31, 2015, the issuance of senior secured PIK notes for $115.0 million and the Seller Notes for $12.0 million during the year ended December 31, 2015, compared to the prior year period. The proceeds of the incremental term loans and PIK notes were used primarily to pay the consideration for the Cadillac Jack acquisition.

Other expense. The increase in other expense was primarily due to the inclusion of Cadillac Jack, which accounted for $2.8 million for the year ended December 31, 2015, compared to the prior year period. The remaining increase was due to unfavorable changes in foreign currency exchange rates.

Income Taxes

The Company’s effective income tax rate for the year ended December 31, 2014 was an expense of 8.4%. The difference between the federal statutory rate of 35% and the Company’s effective tax rate for the year ended December 31, 2014 was primarily due to valuation allowance considerations and amortization of indefinite life intangibles. The Company’s effective income tax rate for the year ended December 31, 2015, was a benefit of 48.4%. The difference between the federal statutory rate of 35% and the Company’s effective tax rate for the year ended December 31, 2015, was primarily due to the income tax benefit recorded from the reversal of our valuation allowance on deferred tax assets as a result of the net deferred tax liabilities assumed in the Cadillac Jack acquisition.

Year Ended December 31, 2015 compared to the Year Ended December 31, 2016

The following table sets forth certain selected consolidated financial data derived from our annual consolidated financial statements for the periods indicated (in thousands, except percentages):

	Year ended December 31,		$ Change	% Change
	2015	2016
Consolidated Statements of Operations:
Revenues
Gaming operations	$117,013	$154,857	$37,844	32.3%
Equipment sales	6,279	11,949	5,670	90.3%

Total revenues	123,292	166,806	43,514	35.3%

Operating expenses
Cost of gaming operations	23,291	26,736	3,445	14.8%
Cost of equipment sales	1,548	6,237	4,689	302.9%
Selling, general and administrative	40,088	46,108	6,020	15.0%
Research and development	14,376	21,346	6,970	48.5%
Write downs and other charges	11,766	3,262	(8,504)	(72.3)%
Depreciation and amortization	61,662	80,181	18,519	30.0%

Total operating expenses	152,731	183,870	31,139	20.4%

Loss from operations	(29,439)	(17,064)	12,375	42.0%
Other expense (income)
Interest expense	41,642	59,963	18,321	44.0%
Interest income	(82)	(57)	25	30.5%
Other expense	3,635	7,404	3,769	103.7%

Loss before income taxes	(74,634)	(84,374)	(9,740)	(13.1)%
Income tax benefit	36,089	3,000	(33,089)	(91.7)%

Net loss	$(38,545)	$(81,374)	$(42,829)	111.1%

Revenues

Gaming Operations. The increase in gaming operations is primarily attributable to the inclusion of Cadillac Jack for the entire year ended December 31, 2016, compared to just seven months in the prior year period. The inclusion of Cadillac Jack increased our EGM installed base by approximately 10,500 units in May of 2015 when it was acquired. The increase was also attributable to a year over year increase of over 1,600 units in the Company’s total EGM installed base. The Company’s domestic installed base increased over 800 units compared to the prior year period, which is primarily attributable to the popularity of the Company’s new ICON cabinets, as well as revenue synergies through the optimization of the Company’s installed base by installing newer and more competitive game content on the Company’s EGMs. To a lesser extent, the increase in revenue was attributable to an increase in domestic revenue per day from $24.33 to $24.74, offset by a decrease in international revenue per day from $9.83 to $9.23. EGM revenue per day decreased in total. The decrease is primarily attributable to the inclusion of Cadillac Jack’s Mexico installed base, which generates lower revenues per day than the Company’s historical installed base. Although the Company has experienced a decrease in domestic participation share rates for gaming revenue received pursuant to participation agreements with Native American tribal customers, player demand, driven by newer and more competitive game content, has offset the effects of decreased participation share rates.

The increase was also attributable to the inclusion of AGSi for the entire year ended December 31, 2016, compared to just six months in the prior year period when acquired in June of 2015, which accounted for an increase of $5.7 million. Table Games revenue increased by $1.0 million attributable to the increase in the table product installed base, which increased to 1,500 units at December 31, 2016 compared to 815 at December 31, 2015.

Current period results have been negatively impacted by $3.6 million relating to foreign currency fluctuations compared to the prior year period.

Equipment Sales. The increase in equipment sales is due to the sale of 465 units in the year ended December 31, 2016, compared to 203 units in the prior year period, offset by a 9.7% decrease in the average sales prices of units sold. Equipment sales also increased due to an increase in revenues from the sale of nontransferable and nonexclusive licenses of certain licensed game content to a third party for $4.3 million in 2016 compared to $2.2 million in 2015. The increase in the number of units sold is primarily attributable to the success of our new ICON cabinet and our growth in the Class III market in which many customers prefer to buy rather than lease EGMs.

Operating Expenses

Cost of gaming operations. The increase is primarily attributable to the inclusion of Cadillac Jack for the entire year ended December 31, 2016, compared to just seven months in the prior year period. The inclusion of AGSi accounted for approximately $1.6 million of the increase for the year ended December 31, 2016 compared to the prior year period. To a lesser extent, the increased installed base of 20,851 EGM units compared to 19,251 units in the prior year period, as well as the increased installed base of 1,500 table products compared to 815 in the prior year period resulted in higher maintenance costs. As a percentage of gaming operations revenue, costs of gaming operations was 17.3% for the year ended December 31, 2016 compared to 20.0% for the prior year period due to improved game performance and benefits from cost synergies resulting from integration activities.

Cost of Equipment Sales. The increase in cost of equipment sales is attributable to the increase of 262 EGM units sold. Cost of equipment sales as a percentage of sales increased compared to the prior year period, primarily due to the sale of approximately 850 older generation gaming machines in secondary markets in 2016. These gaming machines were previously leased to customers and sold at substantially lower average selling prices. There were no sales of this nature in 2015.

Selling, general and administrative. The increase in selling, general and administrative costs is primarily due to the inclusion of Cadillac Jack for the entire year ended December 31, 2016, compared to just seven months in the prior year period. The inclusion of AGSi for the additional six months in 2016 compared to the prior year period accounted for approximately $5.2 million of the increase in selling, general and administrative costs. Additionally, as a result of the Company’s expansion into Mexico in 2016 pursuant to the Cadillac Jack acquisition, the Company’s bad debt expense increased approximately $2.2 million in the year ended December 31, 2016 as compared to the prior year period, as the Company started analyzing the collectability of its credit in that market. To a lesser extent, the increase in the Company’s bad debt was due to specifically identified customer accounts in the U.S. that were deemed to be uncollectible. These increases were offset by a reduction in non-cash stock compensation of $2.5 million associated with the stock options of Amaya, Inc.

described in Note 2 and decreased professional fees related to prior year acquisitions of $1.1 million. As a percentage of total revenues, selling, general and administrative expense decreased to 27.6% for the year ended December 31, 2016, compared to 32.5% for the prior year period due to benefits from cost synergies resulting from integration activities and increased revenues.

Research and development. The increase in research and development costs is primarily due to the inclusion of Cadillac Jack for a full year compared to just seven months in the prior year period. The inclusion of AGSi for the additional six months in 2016 compared to the prior year period accounted for approximately $0.9 million of the increase. These increases were offset by a reduction in non-cash stock compensation of $2.2 million associated with the stock options of Amaya, Inc. described in Note 2 and a $1.1 million decrease in expenses from the closure of our Toronto location. As a percentage of total revenues, research and development expense was 12.8% for year ended December 31, 2016, compared to 11.7% for the prior year period. The increase was due to the Company’s strategy to invest in the research and development of new game titles and EGM cabinets.

Write downs and other charges. During the year ended December 31, 2015, the Company recognized $11.8 million in write-downs and other charges primarily related to acquisition charges of $8.2 million. The Company also recognized an impairment to intangible assets of $3.4 million related to game titles and write-offs related to prepaid royalties of $1.3 million, losses from the disposal of assets of $1.3 million and the impairment of long-lived assets of $0.2 million, partially offset by net write downs of primarily contingent consideration $2.7 million that is described in Note 2 to our consolidated financial statements.

During the year ended December 31, 2016, the Company recognized $3.3 million in write-downs and other charges, driven by a $3.3 million impairment of an intangible asset related to a customer contract that the Company expects will provide less benefit than originally estimated from the Cadillac Jack acquisition, write-down of long-lived assets of $2.0 million related to older generation gaming machines, and losses from the disposal of assets of $1.0 million. These charges were offset by a $3.0 million fair value adjustment to a contingent consideration receivable related to the Cadillac Jack acquisition.

Depreciation and amortization. The increase in depreciation and amortization is primarily due to the inclusion of assets acquired from Cadillac Jack and AGSi, for the year ended December 31, 2016, compared to the prior year period. For the year ended December 31, 2016, the aggregate amount of property and equipment on which depreciation is based was $122.5 million compared to $104.3 million in the prior year period. The remaining increase was due to an increase in capital expenditures during 2016 compared to the prior year period.

Other Expense (Income), net

Interest expense. The increase is primarily attributed to the increase in the principal amounts outstanding under the senior secured credit facilities, primarily the incremental term loan of $265.0 million and the senior secured PIK notes of $115.0 million, both issued in May 2015, which the Company incurred a full year of interest expense in 2016 compared to seven months in 2015. The proceeds of the incremental term loans and PIK notes were used primarily to pay the consideration for the Cadillac Jack acquisition.

Other expense. The increase primarily relates to a $3.0 million change in the balance of the tax indemnification receivable recorded in connection with the acquisition of Cadillac Jack. To a lesser extent, the balance also includes the effect of foreign currency fluctuation on trade payables and receivables denominated in foreign currencies which accounted for approximately $0.7 million for the year ended December 31, 2016, compared to the prior year period.

Income Taxes

The Company’s effective income tax rate for the year ended December 31, 2015 was a benefit of 48.4%. The difference between the federal statutory rate of 35% and the Company’s effective tax rate for the year ended December 31, 2015 was primarily due to the income tax benefit recorded from the reversal of our valuation allowance on deferred tax assets as a result of the net deferred tax liabilities assumed in the Cadillac Jack acquisition. The Company’s effective income tax rate for the year ended December 31, 2016, was a benefit of 3.6%. The difference between the federal statutory rate of 35% and the Company’s effective tax rate for the year ended December 31, 2016 was primarily due to changes in our valuation allowance on deferred tax assets.

Nine Months Ended September 30, 2016 compared to the Nine Months Ended September 30, 2017

The following table sets forth certain selected unaudited condensed consolidated financial data for the periods indicated (in thousands, except percentages):

	Nine months ended September 30,		$ Change	% Change
	2016	2017
Consolidated Statements of Operations:
Revenues
Gaming operations	$117,093	$125,040	$7,947	6.8%
Equipment sales	6,968	29,254	22,286	319.8%

Total revenues	124,061	154,294	30,233	24.4%

Operating expenses
Cost of gaming operations	19,627	21,794	2,167	11.0%
Cost of equipment sales	4,244	14,326	10,082	237.6%
Selling, general and administrative	36,654	30,368	(6,286)	(17.1)%
Research and development	16,517	17,912	1,395	8.4%
Write downs and other charges	2,153	2,655	502	23.3%
Depreciation and amortization	60,527	53,598	(6,929)	(11.4)%

Total operating expenses	139,722	140,653	931	0.7%

Income from operations	(15,661)	13,641	29,302	187.1%
Other expense
Interest expense	44,151	42,380	(1,771)	(4.0)%
Interest income	(51)	(80)	(29)	(56.9)%
Loss on extinguishment and modification of debt	—	8,129	8,129	—%
Other expense (income)	6,314	(4,805)	(11,119)	(176.1)%

Loss before income taxes	(66,075)	(31,983)	34,092	51.6%

Income tax (expense) benefit	4,935	(4,603)	(9,538)	(193.3)%

Net loss	$(61,140)	$(36,586)	$24,554	40.2%

Revenues

Gaming Operations. The increase in gaming operations revenue was primarily due to the increase in our EGM installed base of approximately 900 U.S. units, which is primarily attributable to the popularity of our new ICON and Orion cabinets and approximately 1,000 Mexico units, which is attributable to our gaining market share in under serviced markets within Mexico. We also had a 2.1%, or $0.54, increase in our U.S. EGM revenue per day through the optimization of our installed base by installing our newer and more competitive game content on our EGMs. Although the Company has experienced a decrease in participation share rates for gaming revenue received pursuant to participation agreements with Native American tribal customers, player demand, driven by the Company’s newer and more competitive game content, has offset the effects of decreased participation share rates and U.S. EGM revenue per day has increased in total. Current period results have been negatively impacted by $1.0 million relating to foreign currency fluctuations compared to the prior year period. Additionally, we had a $0.2 million increase in Interactive revenue driven by Business-to-Consumer (“B2C”) arrangements when compared to the prior year period.

Equipment Sales. The increase in equipment sales is due to the sale of 1,868 units in the nine months ended September 30, 2017, compared to 205 units in the prior year period. The increase in the number of units sold is primarily attributable to the success of our new ICON and Orion cabinets and our growth in the Class III market in which many customers prefer to buy rather than lease EGMs. The increase was also attributable to a $1,205, or 8.2%, increase the average sales price compared to the prior year period. The increase in equipment sales was offset by a decrease in revenues from the sale of nontransferable and nonexclusive licenses of certain licensed game content to a third party for $3.2 million in the prior year period that was not present in the current year period.

Operating Expenses

Cost of gaming operations. The increase in costs of gaming operations was the result of our increased installed base of 22,015 EGM units compared to 20,108 units in the prior year period, as well as increased table games installed base that increased 95.0% compared to the prior year period. As a percentage of gaming operations revenue, costs of gaming operations was 17.4% for the nine months ended September 30, 2017 compared to 16.8% for the prior year period.

Cost of Equipment Sales. The increase in cost of equipment sales is attributable to the increase of 1,868 EGM units sold for the nine months ended September 30, 2017 compared to 205 in prior year period.

Selling, general and administrative. The decrease in selling, general and administrative expenses is primarily due to decreased user acquisition fees of $2.8 million from our Interactive segment in efforts to optimize marketing spend, the resolution in the prior year period of a $2.0 million customer liability related to the Cadillac Jack acquisition, $0.8 million in trade show and related marketing costs due to the timing of trade shows, and $0.8 million in legal and litigation expenses including settlement payments in the prior year period.

Research and development. The increase in research and development expenses is driven by increased salary and benefit costs of $2.3 million due to higher headcount and protype parts of $1.2 million associated with the development of our new Orion and Orion Slant cabinets, which are offset by decreased professional fees related to software testing and compliance of $2.1 million. As a percentage of total revenue, research and development expense was 11.6% for the nine months ended September 30, 2017 compared to 13.3% for the prior year period.

Write downs and other charges. During the nine months ended September 30, 2016, the Company recognized $2.2 million in write-downs and other charges, driven by a $3.3 million impairment of an intangible asset related to a customer contract that will provide less benefit than originally estimated from the Cadillac Jack acquisition (a level 3 fair value measurement based on a decrease in projected cash flows). The value of the intangible asset was written down to $1.1 million at an interim date and subsequently fully amortized by December 31, 2016. Additionally, a write-down of long-lived assets of $1.3 million related to aged gaming machines, and losses from the disposal of assets of $0.6 million. These charges were offset by a $3.0 million fair value adjustment to a contingent consideration receivable related to the Cadillac Jack acquisition.

During the nine months ended September 30, 2017, the Company recognized $2.7 million in write-downs and other charges driven by losses from the disposal of assets of $3.0 million, the full impairment of certain intangible assets of $0.3 million (level 3 fair value measurement based on projected cash flows for the specific game titles), offset by a fair value adjustment to an acquisition contingent receivable of $0.6 million (level 3 fair value measurements based on projected cash flows). The contingency was resolved in the quarter ending March 31, 2017. See Note 6 to our consolidated financial statements for a detailed discussion regarding the resolution of the contingency described above.

Due to the changing nature of our write downs and other charges, we describe the composition of the balances as opposed to providing a year over year comparison.

Depreciation and amortization. The decrease was primarily due to a $5.8 million decrease in amortization driven by certain intangible assets that have reached the end of their useful lives. Secondarily, the decrease was due to a $1.2 million decrease in depreciation driven by assets that have reached the end of their useful lives. These assets were fully depreciated at the beginning of the current period and therefore had no depreciation for the nine months ended September 30, 2017.

Other Expense (Income), net

Interest expense. The decrease in interest expense is primarily attributed to the termination of our senior secured credit facilities and seller notes and entering into a first lien credit agreement on June 6, 2017. See Note 6 to our consolidated financial statements for a detailed discussion regarding long-term debt. These transactions resulted in a lower weighted average interest rate. These decreases were partially offset by an increase in the average principal amounts outstanding under the senior secured PIK notes of $15.0 million as of September 30, 2017, compared to the amount outstanding at September 30, 2016.

Loss on extinguishment and modification of debt. The increase is attributed to the refinancing of the Company’s long-term debt, as described in Note 6 to our consolidated financial statements. Approximately $3.3 million of deferred loan costs and discounts related to our old senior secured credit facilities were written off as a portion of the loss on extinguishment and modification of debt and $4.8 million in debt issuance costs related to the first lien credit facilities were expensed.

Other (income) expense. The increase is primarily attributed to effect of foreign currency fluctuation on trade payables and receivables denominated in foreign currencies. To a lesser extent, the change was due to a $4.8 million change in the balance of the tax indemnification receivable recorded in connection with the acquisition of Cadillac Jack.

Income Taxes

The Company’s effective income tax rate for the nine months ended September 30, 2016, was a benefit of 7.5%. The difference between the federal statutory rate of 35% and the Company’s effective tax rate for the nine months ended September 30, 2016, was primarily due to an increase in our valuation allowance on deferred tax assets. The Company’s effective income tax rate for the nine months ended September 30, 2017, was an expense of 14.4%. The difference between the federal statutory rate of 35% and the Company’s effective tax rate for the nine months ended September 30, 2017, was primarily due to changes in our valuation allowance on deferred tax assets.

Segment Operating Results

In the fourth quarter of fiscal year 2016, we revised our business segment disclosures to report results by segment in accordance with the “management approach.” The management approach designates the internal reporting used by our chief operating decision maker, who is our Chief Executive Officer, for making decisions and assessing performance of our reportable segments.

See Note 1 to our audited financial statements contained elsewhere herein for a detailed discussion of our three segments. Each segment’s activities include the design, development, acquisition, manufacturing, marketing, distribution, installation and servicing of its product lines. We evaluate the performance of our operating segments based on revenues and segment adjusted EBITDA.

Segment revenues include leasing, licensing or selling of products within each reportable segment. We measure segment performance in terms of revenue, segment-specific adjusted EBITDA and unit placements. We believe that unit placements are an important gauge of segment performance for EGM’s and Table Products because it measures historical market placements of leased and sold units and provides insight into potential markets for next-generation products and service. We do not present a cumulative installed base, as previously sold units may no longer be in use by our customers or may have been replaced by other models or products. For our Interactive segment, we view the number of unique players and revenues provided by players on a daily or monthly basis.

The following tables provide reconciliations of segment financial information to our consolidated statement of operations. We have included revenues, operating expenses and other adjustments by segment which we believe are important to understanding the operating results of our segment:

	Year Ended December 31, 2014
	EGM	Table Products	Interactive	Total
Revenues
Gaming operations	$68,869	$112	$—	$68,981
Equipment sales	3,159	—	—	3,159

Total revenues	72,028	112	—	72,140

Cost of gaming operations(1)	14,153	16	—	14,169
Cost of equipment sales(1)	1,607	—	—	1,607
Selling, general and administrative	18,778	678	—	19,456
Research and development	4,299	557	—	4,856
Write downs and other charges	7,068	—	—	7,068
Depreciation and amortization	33,272	133	—	33,405

Total operating expenses	$79,177	$1,384	$—	$80,561

Write downs and other
Loss on disposal of long lived assets	$1,937	$—	$—
Impairment of long lived assets	2,327	—	—
Fair value adjustments to contingent consideration and other items	—	—	—
Acquisition costs	2,804	—	—
Depreciation and amortization	33,272	133	—
Accretion of placement fees(2)	58	—	—
Acquisitions & integration related costs including restructuring & severance(3)	3,069	513	—
Legal & litigation expenses including settlement payments(4)	167	283	—
New jurisdictions and regulatory licensing costs(5)	266	—	—
Non-cash charge on capitalized installation and delivery(6)	643	—	—
Non-cash charges and loss on disposition of assets(7)	561	—	—
Other adjustments(8)	2,597	—	—

Adjusted EBITDA	$40,552	$(343)	$—

(1)	Exclusive of depreciation and amortization.
(2)	Non-cash expense related to the accretion of contract rights under development agreements and placement fees.
(3)	Acquisitions & integration related costs primarily relate to costs incurred after the purchase of businesses, such as the acquisitions of Cadillac Jack and AGSi, to integrate operations and obtain costs synergies. Restructuring and severance costs primarily relate to costs incurred through the restructuring of the Company’s former operations in Toronto, Canada and other employee severance costs recognized in the periods presented.

(4)	Legal and litigation related costs consist of payments to law firms and settlements for matters that are outside the normal course of business. These costs related to litigation and matters that were not significant individually.
(5)	New jurisdictions and regulatory licensing costs primarily relate to the costs the Company incurred to obtain licenses and develop products for new jurisdictions.
(6)	Non-cash charge on capitalized installation and delivery primarily include the costs to acquire contracts that are expensed over the estimated life of each contract.
(7)	Non-cash charges and loss on disposition of assets are primarily composed of the net book value of electronic gaming machines sold into secondary markets. These gaming machines were previously leased to customers and sold at substantially lower average selling prices. Additional non-cash inventory obsolescence charges are also included.
(8)	Other adjustments are primarily composed of professional fees incurred by the Company for projects, corporate and public filing compliance, contract cancellation fees, and other costs deemed to be non-recurring in nature.

	Year Ended December 31, 2015
	EGM	Table Products	Interactive	Total
Revenues
Gaming operations	$113,496	$1,514	$2,003	$117,013
Equipment sales	6,121	158	—	6,279

Total revenues	119,617	1,672	2,003	123,292

Cost of gaming operations(1)	21,872	803	616	23,291
Cost of equipment sales(1)	1,548	—	—	1,548
Selling, general and administrative	33,885	3,182	3,021	40,088
Research and development	13,040	524	812	14,376
Write downs and other charges	14,882	—	(3,116)	11,766
Depreciation and amortization	59,899	770	993	61,662

Total operating expenses	$145,126	$5,279	$2,326	$152,731

Write downs and other
Loss on disposal of long lived assets	$1,275	$—	$—
Impairment of long lived assets	4,993	—	—
Fair value adjustments to contingent consideration and other items	2,814	—	(5,481)
Acquisition costs	5,800	—	2,365
Depreciation and amortization	59,899	770	993
Accretion of placement fees(2)	496	—	—
Non-cash stock compensation expense(3)	4,911	—	—
Acquisitions & integration related costs including restructuring & severance(4)	7,818	—	—
Legal & litigation expenses including settlement payments(5)	481	1,435	—
New jurisdictions and regulatory licensing costs(6)	256	—	—
Non-cash charge on capitalized installation and delivery(7)	1,441	—	—
Non-cash charges and loss on disposition of assets(8)	234	—	—
Other adjustments(9)	1,358	—	(72)

Adjusted EBITDA	$66,267	$(1,402)	$(2,518)

(1)	Exclusive of depreciation and amortization.
(2)	Non-cash expense related to the accretion of contract rights under development agreements and placement fees.

(3)	Non-cash expense related to the value of stock options held by employees of Cadillac Jack. The stock options entitled the holder to purchase shares of Amaya Inc., the former global parent of Cadillac Jack, based on the holder’s continued employment at Cadillac Jack through the vesting date, which was November 29, 2015.
(4)	Acquisitions & integration related costs primarily relate to costs incurred after the purchase of businesses, such as the purchase of Cadillac Jack and AGSi, to integrate operations and obtain costs synergies. Restructuring and severance costs primarily relate to costs incurred through the restructuring of the Company’s former operations in Toronto, Canada and other employee severance costs recognized in the periods presented.
(5)	Legal and litigation related costs consist of payments to law firms and settlements for matters that are outside the normal course of business. These costs related to litigation and matters that were not significant individually.
(6)	New jurisdictions and regulatory licensing costs primarily relate to the costs the Company incurred to obtain licenses and develop products for new jurisdictions.
(7)	Non-cash charge on capitalized installation and delivery primarily include the costs to acquire contracts that are expensed over the estimated life of each contract.
(8)	Non-cash charges and loss on disposition of assets are primarily composed of the net book value of electronic gaming machines sold into secondary markets. These gaming machines were previously leased to customers and sold at substantially lower average selling prices. Additional non-cash inventory obsolescence charges are also included.
(9)	Other adjustments are primarily composed of professional fees incurred by the Company for projects, corporate and public filing compliance, contract cancellation fees, and other costs deemed to be non-recurring in nature.

	Year Ended December 31, 2016
	EGM	Table Products	Interactive	Total
Revenues
Gaming operations	$144,510	$2,622	$7,725	$154,857
Equipment sales	11,897	52	—	11,949

Total revenues	156,407	2,674	7,725	166,806

Cost of gaming operations(1)	23,195	1,277	2,264	26,736
Cost of equipment sales(1)	6,237	—	—	6,237
Selling, general and administrative	34,901	2,942	8,265	46,108
Research and development	17,951	1,722	1,673	21,346
Write downs and other charges	3,271	—	(9)	3,262
Depreciation and amortization	77,232	1,657	1,292	80,181

Total operating expenses	162,787	7,598	13,485	183,870

Write downs and other
Loss on disposal of long lived assets	978	—	—
Impairment of long lived assets	5,295	—	—
Fair value adjustments to contingent consideration and other items	(3,000)	—	—
Acquisition costs	(2)	—	(9)
Depreciation and amortization	77,232	1,657	1,292
Accretion of placement fees	4,702	—	—
Acquisitions & integration related costs including restructuring & severance(2)	5,107	554	(250)
Legal & litigation expenses including settlement payments(3)	545	1,020	—
New jurisdictions and regulatory licensing costs(4)	1,285	30	—
Non-cash charge on capitalized installation and delivery(5)	1,680	—	—
Non-cash charges and loss on disposition of assets(6)	2,478	—	—
Other adjustments(7)	1,809	—	—

Adjusted EBITDA	$91,729	$(1,663)	$(4,727)

(1)	Exclusive of depreciation and amortization.
(2)	Acquisitions & integration related costs primarily relate to costs incurred after the purchase of businesses, such as the purchase of Cadillac Jack and AGSi, to integrate operations and obtain costs synergies. Restructuring and severance costs primarily relate to costs incurred through the restructuring of the Company’s former operations in Toronto, Canada and other employee severance costs recognized in the periods presented.
(3)	Legal and litigation related costs consist of payments to law firms and settlements for matters that are outside the normal course of business. These costs related to litigation and matters that were not significant individually
(4)	New jurisdictions and regulatory licensing costs primarily relate to the costs the Company incurred to obtain licenses and develop products for new jurisdictions.
(5)	Non-cash charge on capitalized installation and delivery primarily include the costs to acquire contracts that are expensed over the estimated life of each contract.
(6)	Non-cash charges and loss on disposition of assets are primarily composed of the net book value of electronic gaming machines sold into secondary markets. These gaming machines were previously leased to customers and sold at substantially lower average selling prices. Additional non-cash inventory obsolescence charges are also included.

(7)	Other adjustments are primarily composed of professional fees incurred by the Company for projects, corporate and public filing compliance, contract cancellation fees, and other costs deemed to be non-recurring in nature.

	Nine months ended September 30, 2016
	EGM	Table Products	Interactive	Total
Revenues
Gaming operations	$109,214	$1,976	$5,903	$117,093
Equipment sales	6,939	29	—	6,968

Total revenues	116,153	2,005	5,903	124,061

Cost of gaming operations(1)	16,913	997	1,717	19,627
Cost of equipment sales(1)	4,244	—	—	4,244
Selling, general and administrative	27,352	2,557	6,745	36,654
Research and development	13,652	1,353	1,512	16,517
Write downs and other charges	2,162	—	(9)	2,153
Depreciation and amortization	58,193	1,251	1,083	60,527

Total operating expenses	122,516	6,158	11,048	139,722

Write downs and other
Loss on disposal of long lived assets	558	—	—
Impairment of long lived assets	4,606	—	—
Fair value adjustments to contingent consideration and other items	(3,000)	—	—
Acquisition costs	(2)		(9)
Depreciation and amortization	58,193	1,251	1,083
Accretion of placement fees(2)	3,538	—	—
Acquisitions & integration related costs including restructuring & severance(3)	4,574	460	—
Legal & litigation expenses including settlement payments(4)	478	1,017	—
New jurisdictions and regulatory licensing costs(5)	927	30	—
Non-cash charge on capitalized installation and delivery(6)	1,193	—	—
Non-cash charges and loss on disposition of assets(7)	2,352	—	—
Other adjustments(8)	1,650	—	—

Adjusted EBITDA	$68,704	$(1,395)	$(4,071)

(1)	Exclusive of depreciation and amortization.
(2)	Non-cash item related to the accretion of contract rights under development agreements and placement fees.
(3)	Acquisitions & integration related costs primarily relate to costs incurred after the purchase of businesses, such as the purchase of Cadillac Jack and AGSi, to integrate operations and obtain costs synergies. Restructuring and severance costs primarily relate to costs incurred through the restructuring of the Company’s operations from time to time and other employee severance costs recognized in the periods presented.
(4)	Legal and litigation related costs consist of payments to law firms and settlements for matters that are outside the normal course of business. These costs related to litigation and matters that were not significant individually.
(5)	New jurisdictions and regulatory licensing costs primarily relate to the costs the Company incurred to obtain licenses and develop products for new jurisdictions.
(6)	Non-cash charge on capitalized installation and delivery primarily include the costs to acquire contracts that are expensed over the estimated life of each contract.

(7)	Non-cash charges and loss on disposition of assets are primarily composed of the net book value of electronic gaming machines sold into secondary markets. These gaming machines were previously leased to customers and sold at substantially lower average selling prices. Additional non-cash inventory obsolescence charges are also included.
(8)	Other adjustments are primarily composed of professional fees incurred by the Company for projects, corporate and public filing compliance, contract cancellation fees, and other costs deemed to be non-recurring in nature.

	Nine months ended September 30, 2017
	EGM	Table Products	Interactive	Total
Revenues
Gaming operations	$116,587	$2,348	$6,105	$125,040
Equipment sales	29,160	94	—	29,254

Total revenues	145,747	2,442	6,105	154,294

Cost of gaming operations(1)	19,188	798	1,808	21,794
Cost of equipment sales(1)	14,318	8	—	14,326
Selling, general and administrative	25,490	1,424	3,454	30,368
Research and development	15,652	1,277	983	17,912
Write downs and other charges	2,655	—	—	2,655
Depreciation and amortization	51,603	1,012	983	53,598

Total operating expenses	128,906	4,519	7,228	140,653

Write downs and other
Loss on disposal of long lived assets	3,000	—	—
Impairment of long lived assets	285	—	—
Fair value adjustments to contingent consideration and other items	(630)	—	—
Acquisition costs	—	—	—
Depreciation and amortization	51,603	1,012	983
Accretion of placement fees(2)	3,492	—	—
Acquisitions & integration related costs including restructuring & severance(3)	952	164	(217)
Legal & litigation expenses including settlement payments(4)	766	—	—
New jurisdictions and regulatory licensing costs(5)	1,293	11	—
Non-cash charge on capitalized installation and delivery(6)	1,284	—	—
Non-cash charges and loss on disposition of assets(7)	686	—	—
Other adjustments(8)	1,878	169	20

Adjusted EBITDA	$81,450	$(721)	$(337)

(1)	Exclusive of depreciation and amortization.
(2)	Non-cash item related to the accretion of contract rights under development agreements and placement fees.
(3)	Acquisitions & integration related costs primarily relate to costs incurred after the purchase of businesses, such as the purchase of Cadillac Jack and AGSi, to integrate operations and obtain costs synergies. Restructuring and severance costs primarily relate to costs incurred through the restructuring of the Company’s operations from time to time and other employee severance costs recognized in the periods presented.
(4)	Legal and litigation related costs consist of payments to law firms and settlements for matters that are outside the normal course of business. These costs related to litigation and matters that were not significant individually.
(5)	New jurisdictions and regulatory licensing costs primarily relate to the costs the Company incurred to obtain licenses and develop products for new jurisdictions.

(6)	Non-cash charge on capitalized installation and delivery primarily include the costs to acquire contracts that are expensed over the estimated life of each contract.
(7)	Non-cash charges and loss on disposition of assets are primarily composed of the net book value of electronic gaming machines sold into secondary markets. These gaming machines were previously leased to customers and sold at substantially lower average selling prices. Additional non-cash inventory obsolescence charges are also included.
(8)	Other adjustments are primarily composed of professional fees incurred by the Company for projects, corporate and public filing compliance, contract cancellation fees, and other costs deemed to be non-recurring in nature.

Electronic Gaming Machines

Year Ended December 31, 2014 compared to the Year Ended December 31, 2015

The following table sets forth certain selected consolidated financial data derived from our annual consolidated financial statements for the periods indicated (in thousands, except EGM unit information and percentages):

	Year ended December 31,		$	%
	2014	2015	Change	Change
EGM Segment Revenue:
Gaming operations	$68,869	$113,496	$44,627	64.8%
Equipment sales	3,159	6,121	2,962	93.8%

Total EGM revenues	$72,028	$119,617	$47,589	66.1%

EGM adjusted EBITDA	$40,552	$66,267	$25,715	63.4%

EGM unit information:
Domestic installed base, end of period	8,735	13,139	4,404	50.4%
International installed base, end of period	—	6,112	6,112	—%
Total installed base, end of period	8,735	19,251	10,516	120.4%

Domestic revenue per day	$21.23	$24.33	$3.1	14.6%
International revenue per day	$—	$9.83	$9.83	—%
Total revenue per day	$21.23	$20.93	$(0.30)	(1.4)%

EGM units sold	255	203	(52)	(20.4)%
Average sales price	$9,497	$16,498	$7,001	73.7%

Gaming Operations Revenue

For the year ended December 31, 2015, revenues from gaming operations increased by $44.6 million as compared to the prior year period. Of this increase, $41.4 million is attributable to the inclusion of Cadillac Jack in the last seven months of 2015. The inclusion of Cadillac Jack increased our EGM installed base by approximately 10,500 units in May of 2015, when Cadillac Jack was acquired. The remaining increase in revenues was driven by improved game performance and a 150% increase in the installed base of our Big Red slot machine, which has historically been our best performing game. Total EGM revenue per day decreased $0.30 to $20.93 compared to the prior year. The decrease is primarily attributable to the inclusion of the Cadillac Jack’s Mexico installed base of approximately 6,100 units, which has returned lower revenues per day than the Company’s historical installed base. Although we have experienced a decrease in participation share rates for gaming revenue received pursuant to participation agreements with Native American tribal customers, player demand, driven by our newer and more competitive game content, has increased and offset the effects of decreased participation share rates.

Equipment Sales

The increase in equipment sales is primarily due to the sale of a nontransferable and nonexclusive licenses of certain licensed game content to a third party in 2015 for $2.2 million that was not present in 2014. The remaining increase in equipment sales is attributable to the higher average sales price of $16,498 for the 203 units sold for the year ended December 31, 2015, compared to an average sales price of $9,497 for the 255 units sold in the prior year period.

EGM Adjusted EBITDA

EGM adjusted EBITDA includes the revenues and operating expenses from the EGM segment adjusted for depreciation, amortization, write downs and other charges, accretion of placement fees, non-cash stock-compensation expense, as well as other costs. See Note 15 to our audited historical financial statements included elsewhere in this prospectus for a further explanation of adjustments. The increase in EGM adjusted EBITDA is attributable to the inclusion of Cadillac Jack after it was acquired in May 2015. The inclusion of Cadillac Jack increased our revenues as discussed above, which was offset by related increases in our adjusted operating expenses.

Year Ended December 31, 2015 compared to the Year Ended December 31, 2016

The following table sets forth certain selected consolidated financial data derived from our annual consolidated financial statements for the periods indicated (in thousands, except EGM unit information and percentages):

	Year ended December 31,		$	%
	2015	2016	Change	Change
EGM Segment Revenue:
Gaming operations	$113,496	$144,510	$31,014	27.3%
Equipment sales	6,121	11,897	5,776	94.4%

Total EGM revenues	$119,617	$156,407	$36,790	30.8%

EGM adjusted EBITDA	$66,267	$91,729	$25,462	38.4%

EGM unit information:
Domestic installed base, end of period	13,139	13,953	814	6.2%
International installed base, end of period	6,112	6,898	786	12.9%
Total installed base, end of period	19,251	20,851	1,600	8.3%

Domestic revenue per day	$24.33	$24.74	$0.41	1.7%
International revenue per day	$9.83	$9.23	$(0.60)	(6.1)%
Total revenue per day	$20.93	$19.78	$(1.15)	(5.5)%

EGM units sold(1)	203	465	262	129.1%
Average sales price(1)	$16,498	$14,897	$(1,601)	(9.7)%

(1)	Does not include the sale of approximately 850 older generation gaming machines in secondary markets in 2016.

Gaming Operations Revenue

The increase in gaming operations is primarily attributable to the inclusion of Cadillac Jack for the entire year ended December 31, 2016, compared to just seven months in the prior year period. The inclusion of Cadillac Jack increased our EGM installed base by approximately 10,500 units in May of 2015 when it was acquired. The increase was also attributable to a year over year increase of over 1,600 units in the Company’s total EGM installed base. The Company’s domestic installed base increased over 800 units compared to the prior year period, which is primarily attributable to the popularity of the Company’s new ICON cabinets, as well as revenue synergies through the optimization of the Company’s installed base by installing newer and more competitive game content on the Company’s EGMs. To a lesser extent, the increase in revenue was attributable to an increase in domestic revenue per day from $24.33 to $24.74, offset by a decrease in international revenue per day from $9.83 to $9.23. EGM revenue per day decreased in total. The decrease is primarily attributable to the inclusion of Cadillac Jack’s Mexico installed base, which generates lower revenues per day than the Company’s historical installed base. Although the Company has experienced a decrease in domestic participation share rates for gaming revenue received pursuant to participation agreements with Native American tribal customers, player demand, driven by newer and more competitive game content, has offset the effects of decreased participation share rates. Current period results have been negatively impacted by $3.6 million relating to foreign currency fluctuations compared to the prior year period.

Equipment Sales

The increase in equipment sales is primarily due to the sale of 465 units in the in 2016, compared to 203 units in the prior year period, offset by a 9.7% decrease in the average sales prices of units sold. Equipment sales also increased due to an increase in revenues from the sale of nontransferable and nonexclusive licenses of certain licensed game content to a third party for $4.3 million in 2016 compared to $2.2 million in 2015. The increase in the number of units sold is primarily attributable to the success of our new ICON cabinet and our growth in the Class III market in which many customers prefer to buy rather than lease EGMs.

EGM Adjusted EBITDA

EGM adjusted EBITDA includes the revenues and operating expenses from the EGM segment adjusted for depreciation, amortization, write downs and other charges, accretion of placement fees, non-cash stock-compensation expense, as well as other costs. See Note 15 to our audited historical financial statements included elsewhere in this prospectus for a further explanation of adjustments. The increase in EGM adjusted EBITDA is attributable to the inclusion of Cadillac Jack for the entire year of 2016, compared to just seven months in the prior year period. The inclusion of Cadillac Jack increased our revenues as discussed above, which was offset by related increases in our adjusted operating expenses. To a lesser extent, the increased installed base of 20,851 EGM units compared to 19,251 units in the prior year period, as well as increased installed base of 1,500 table games compared to 203 in the prior year period resulted in higher maintenance costs. Since the acquisition of Cadillac Jack, we have implemented several integration-related initiatives and have realized synergies in revenues and operating expenses, which has also increased our EGM adjusted EBITDA.

Nine Months Ended September 30, 2016 compared to Nine Months Ended September 30, 2017

The following table sets forth certain selected unaudited consolidated financial data for the periods indicated (in thousands, except EGM unit information and percentages):

	Nine months ended September 30,		$	%
	2016	2017	Change	Change
EGM Segment Revenue:
Gaming operations	$109,214	$116,587	$7,373	6.8%
Equipment sales	6,939	29,190	$22,251	320.7%

Total EGM revenues	$116,153	$145,747	$29,594	25.5%

EGM adjusted EBITDA	$68,704	$81,450	$12,746	18.6%

EGM unit information:
Domestic installed base, end of period	13,651	14,544	893	6.5%
International installed base, end of period	6,457	7,471	1,014	15.7%
Total installed base, end of period	20,108	22,015	1,907	9.5%

Domestic revenue per day	$25.19	$25.73	$0.54	2.1%
International revenue per day	$9.50	$8.37	$(1.13)	(11.9)%
Total revenue per day	$20.20	$19.86	$(0.34)	(1.7)%

EGM units sold(1)	205	1,868	1,663	811.2%
Average sales price(1)	$14,630	$15,835	$1,205	8.2%

(1)	Does not include the sale of approximately 850 older generation gaming machines in secondary markets in 2016.

Gaming Operations Revenue

The increase in gaming operations revenue was primarily due to the increase in our EGM installed base of approximately 900 U.S. units, which is primarily attributable to the popularity of our new ICON and Orion cabinets and approximately 1,000 Mexico units, which is attributable to our gaining market share in under serviced markets within Mexico. We also had a 2.1%, or $0.54, increase in our U.S. EGM revenue per day through the optimization of our installed base by installing our newer and more competitive game content on our EGMs. Although the Company has experienced a decrease in participation share rates for gaming revenue received pursuant to participation agreements with Native American tribal customers, player demand, driven by the Company’s newer and more competitive game content, has offset the effects of decreased participation share rates and U.S. EGM revenue per day has increased in total. Current period results have been negatively impacted by $1.0 million relating to foreign currency fluctuations compared to the prior year period.

Equipment Sales

The increase in equipment sales is due to the sale of 1,868 units in the nine months ended September 30, 2017, compared to 205 units in the prior year period. The increase in the number of units sold is primarily attributable to the success of our new ICON and Orion cabinets and our growth in the Class III market in which many customers prefer to buy rather than lease EGMs. The increase was also attributable to an approximate $1,205, or 8.2%, increase in the average sales price compared to the prior year period. The increase in equipment sales was offset by a decrease in revenues from the sale of nontransferable and nonexclusive licenses of certain licensed game content to a third party for $3.2 million in the prior year period that was not present in the current year period.

EGM Adjusted EBITDA

EGM adjusted EBITDA includes the revenues and operating expenses from the EGM segment adjusted for depreciation, amortization, write downs and other charges, accretion of placement fees, as well as other costs. See Note 6 to our consolidated financial statements for further explanation of adjustments. The increase in EGM adjusted EBITDA is attributable to the increases in revenue described above offset by increased adjusted cost of equipment sales of $12.4 million due to higher sales volume and an increase in adjusted operating expenses of $2.8 million due to increased headcount and prototype parts associated with the development of our new Orion and Orion Slant cabinets. Increases in adjusted operating expenses were offset by decreased professional fees and marketing costs due to the timing of tradeshows.

Table Products

Year Ended December 31, 2014 compared to the Year Ended December 31, 2015

The following table sets forth certain selected consolidated financial data derived from our annual consolidated financial statements for the periods indicated (in thousands, except Table Products unit information and percentages):

	Year ended December 31,		$	%
	2014	2015	Change	Change
Table Products Segment Revenue:
Gaming operations	$112	$1,514	$1,402	1,251.8%
Equipment sales	—	158	158	—%

Total table products revenues	$112	$1,672	$1,560	1,392.9%

Table Products adjusted EBITDA	$(343)	$(1,402)	$(1,059)	(308.7)%

Table Products unit information:
Table products install base, end of period	387	815	428	110.6%
Average monthly lease price	$24	$171	$147	612.5%

Gaming Operations Revenue

The increase in Table Products gaming operations revenue is attributable to the increase in the Table Products installed base to 815 units compared to 387 units in the prior year period. The increase is also attributable to the increased average monthly lease price of $171 compared to $24 in the prior year period.

Table Products Adjusted EBITDA

Table Products adjusted EBITDA includes the revenues and operating expenses from the Table Products segment adjusted for depreciation, amortization, write downs and other charges, as well as other costs. See Note 15 to our audited historical financial statements included elsewhere in this prospectus for a further explanation of adjustments. The decrease in Table Products adjusted EBITDA is attributable to an increase in adjusted operating expenses of $1.8 million, driven by a $0.8 million increase in adjusted professional and consulting fees, $0.6 million increase in adjusted salary and benefits expense as a result of additional headcount in the sales, service, and research and development staff, $0.2 million in sales and marketing expense, and $0.2 million in travel expenses. The decrease in Table Products adjusted EBITDA was also attributable to a $0.8 million increase in adjusted cost of goods sold (“COGS”) related to the increased installed base. The Table Products segment began its operations in mid-2014 and it has continued to grow through the addition of headcount and purchases of intellectual property from third parties. These increases in adjusted operating expenses were offset by the increase in gaming operations revenues discussed above.

Year Ended December 31, 2015 compared to the Year Ended December 31, 2016

The following table sets forth certain selected consolidated financial data derived from our annual consolidated financial statements for the periods indicated (in thousands, except Table Products unit information and percentages):

	Year ended December 31,		$	%
	2015	2016	Change	Change
Table Products Segment Revenue:
Gaming operations	$1,514	$2,622	$1,108	73.2%
Equipment sales	158	52	(106)	(67.1)%

Total Table Products revenues	$1,672	$2,674	$1,002	59.9%

Table Products adjusted EBITDA	$(1,402)	$(1,663)	$(261)	(18.6)%

Table Products unit information:
Table products installed base, end of period	815	1,500	685	84.0%
Average monthly lease price	$171	$149	$(22)	(12.9)%

Gaming Operations Revenue

The increase in tables gaming operations revenue is attributable to the increase in the table product installed base, which increased to 1,500 units at December 31, 2016 compared to 815 at December 31, 2015. Our side bets, and most notably Buster Blackjack, are the primary driver of the increase in the Table Products installed base year over year.

Table Products Adjusted EBITDA

Table Products adjusted EBITDA includes the revenues and operating expenses from the Table Products segment adjusted for depreciation, amortization, write downs and other charges, as well as other costs. See Note 15 to our audited historical financial statements included elsewhere in this prospectus for a further explanation of adjustments. The decrease in Table Products adjusted EBITDA is attributable to an increase in adjusted operating expenses of $0.8 million, driven by $0.5 million increase in adjusted salary and benefits expense as a result of additional headcount in the sales, service, and research and development staff of this segment and $0.3 million increase in adjusted professional and consulting fees. The decrease in Table Products adjusted EBITDA was also attributable to a $0.5 million increase in adjusted COGS related to the increased installed base. During 2016, we incurred development time and expenses related to our newly introduced card shuffler, “DEX.” The Table Products segment began its operations in mid-2014 and it has continued to grow through the addition of headcount and purchases of intellectual property from third parties. These increases in expenses were offset by the increase in gaming operations revenues discussed above.

Nine Months Ended September 30, 2016 compared to Nine Months Ended September 30, 2017

The following table sets forth certain selected unaudited consolidated financial data for the periods indicated (in thousands, except Table Products unit information and percentages):

	Nine Months Ended September 30,		$	%
	2016	2017	Change	Change
Table Products Segment Revenue:
Gaming operations	$1,976	$2,348	$372	18.8%
Equipment sales	29	94	65	224.1%

Total Table Products revenues	$2,005	$2,442	$437	21.8%

Table Products adjusted EBITDA	$(1,395)	$(721)	$674	48.3%

Table Products unit information:
Table products installed base, end of period	1,205	2,350	1,145	95.0%
Average monthly lease price	$185	$111	$(74)	(40.0)%

Gaming Operations Revenue

The increase in Table Products gaming operations revenue is attributable to the increase in the Table Products installed base to 2,350 units compared to 1,205 units in the prior year period. The newly acquired 493 installs from the In Bet acquisition, our side bets, and most notably Buster Blackjack, are the primary driver of the increase in the Table Products revenue and installed base compared to the prior year period. See Note 2 to our consolidated financial statements for a description of the acquisition. The increase is offset by a decrease in the average monthly lease price of $74 compared to $185 in the prior year period.

Table Products Adjusted EBITDA

Table Products adjusted EBITDA includes the revenues and operating expenses from the Table Products segment adjusted for depreciation, amortization, write downs and other charges, as well as other costs. See Note 14 to our consolidated financial statements for further explanation of adjustments. The increase in Table Products adjusted EBITDA is attributable to the increases in revenue described above and a decrease in adjusted cost of gaming operations and equipment sales of $0.3 million. The Table Products segment began its operations in mid-2014 and it has continued to grow through the addition of headcount and purchases of intellectual property from third parties.

Interactive

Year Ended December 31, 2014 compared to the Year Ended December 31, 2015

This segment was created through the purchase of AGSi and therefore had no operations prior to June 2015.

Year Ended December 31, 2015 compared to the Year Ended December 31, 2016

The following table sets forth certain selected consolidated financial data derived from our annual consolidated financial statements for the periods indicated (in thousands, except Interactive unit information and percentages):

	Year ended December 31,		$	%
	2015	2016	Change	Change
Interactive Segment Revenue:
Gaming operations	$2,003	$7,725	$5,722	285.7%

Total Interactive revenues	$2,003	$7,725	$5,722	285.7%

Interactive adjusted EBITDA	$(2,518)	$(4,727)	$(2,209)	(87.7)%

Interactive unit information:
Average MAU(1)	158,376	237,782	79,406	50.1%
Average DAU(2)	29,768	45,909	16,141	54.2%
ARPDAU(3)	$0.35	$0.46	$0.11	31.4%

Gaming Operations Revenue

The increase in interactive gaming operations revenue is attributable to the purchase of AGSi in June 2015. This segment was created through the purchase of AGSi and therefore had no operations prior to June 2015. The increase is attributable to the inclusion of AGSi for twelve months in 2016 compared to six months in the prior year period, as well as the combined effect of an increase in active users and average daily revenue. Additionally, gaming operations revenue has also grown due to the use of traditional EGM content in our Interactive social casino apps, such as Lucky Play Casino.

Interactive Adjusted EBITDA

Interactive adjusted EBITDA includes the revenues and operating expenses from the Interactive segment adjusted for depreciation, amortization, write downs and other charges, as well as other costs. See Note 15 to our audited historical financial statements included elsewhere in this prospectus for a further explanation of adjustments. The decrease in Interactive adjusted EBITDA is attributable to the inclusion of AGSi for the entire year ended December 31, 2016, compared to just six months in the prior year period. The decrease in interactive adjusted EBITDA is also attributable to an increase in adjusted operating expenses of $6.3 million, driven by increases in user acquisition and marketing costs to attract active users of our apps of $4.9 million, increases in salary expenses of $1.0 million and increases in professional and consulting fees of $0.8 million. The decrease was also due to increases in cost of gaming operations of $1.6 million, which is related to increased platform provider fees. These increases in adjusted operating expenses were offset by the increase in gaming operations revenues discussed above.

Nine Months Ended September 30, 2016 compared to Nine Months Ended September 30, 2017

The following table sets forth certain selected unaudited consolidated financial data for the periods indicated (in thousands, except operational data and percentages):

	Nine Months Ended September 30,		$	%
	2016	2017	Change	Change
Interactive Segment Revenue:
Gaming operations	$5,903	$6,105	$202	3.4%

Total Interactive revenues	$5,903	$6,105	$202	3.4%

Interactive adjusted EBITDA	$(4,071)	$(337)	$3,734	91.7%

Interactive unit information:
Average MAU(1)	210,783	190,237	(20,546)	(9.7)%
Average DAU(2)	41,809	37,544	(4,265)	(10.2)%
ARPDAU(3)	$0.48	$0.58	$0.10	20.8%

(1)	MAU = Monthly Active Users and is a count of unique visitors to our sites during a month
(2)	DAU = Daily Active Users, a count of unique visitors to our sites during a day
(3)	ARPDAU = Average daily revenue per DAU is calculated by dividing revenue for a period by the DAU for the period by the number of days for the period

Gaming Operations Revenue

The increase in interactive gaming operations revenue is attributable to increases in Business-to-Consumer (“B2C”) revenue driven by a 20.8% increase in ARPDAU for the nine months ended September 30, 2017 when compared to the prior year period. These increases were offset by a decrease of 14.1% in average DAU driven by decreased user acquisition costs in efforts to optimize marketing spend.

Interactive Adjusted EBITDA

Interactive adjusted EBITDA includes the revenues and operating expenses from the Interactive segment adjusted for depreciation, amortization, write downs and other charges, as well as other costs. See Note 14 to our consolidated financial statements for further explanation of adjustments. The increase in interactive adjusted EBITDA is attributable to a decrease in adjusted operating expenses of $3.6 million primarily driven by decreased marketing and user acquisition costs. These decreases in adjusted operating expenses were complimented by the increase in gaming operations revenues discussed above.

Liquidity and Capital Resources

We expect that primary ongoing liquidity requirements for the twelve months ending September 30, 2018 will be for operating capital expenditures for the purchase of property and equipment (“PP&E”) of between $40 million and $50 million, software development and other expenditures of approximately $10 million, working capital, debt servicing, operating expenses and other customer acquisition activities. Our PP&E capital expenditures include growth expenditures related to manufacturing new product for lease, maintenance expenditures to refurbish existing leased cabinets and the remainder for corporate-level capital expenditure needs. We expect to finance these liquidity requirements through a combination of cash on hand and cash flows from operating activities.

Part of our overall strategy includes consideration of expansion opportunities and acquisition and other strategic opportunities that may arise periodically. We may require additional funds in order to execute on such strategic growth, and may incur additional debt or issue additional equity to finance any such transactions. We cannot assure you that we will be able to obtain such debt or issue any such additional equity on acceptable terms or at all.

As of September 30, 2017, we had $10.0 million in cash and cash equivalents and $30.0 million available under our revolving credit facility, all of which could have been drawn without violating the covenants under our debt agreements. Based on our current business plan, we believe that our existing cash balances, cash generated from operations and availability under the revolving credit facility will be sufficient to meet our anticipated cash needs for at least the next twelve months. As of September 30, 2017, we are in compliance with the required covenants of our debt instruments, including the maximum net first lien leverage ratio. However, our future cash requirements could be higher than we currently expect as a result of various factors. Our ability to meet our liquidity needs could be adversely affected if we suffer adverse results of operations, or if we violate the covenants and restrictions to which we are subject under our debt instruments. Additionally, our ability to generate sufficient cash from our operating activities is subject to general economic, political, regulatory, financial, competitive and other factors beyond our control. Our business may not generate sufficient cash flow from operations, and future borrowings may not be available to us under our existing credit facility in an amount sufficient to enable us to pay our service or repay our indebtedness or to fund our other liquidity needs, and we may be required to seek additional financing through credit facilities with other lenders or institutions or seek additional capital through private placements or public offerings of equity or debt securities.

Indebtedness

Senior Secured Credit Facilities

On December 20, 2013, AP Gaming I, LLC (the “Borrower”), a wholly owned indirect subsidiary of the Company, entered into senior secured credit facilities, which consisted of $155.0 million in term loans and a $25.0 million revolving credit facility (collectively, the “old senior secured credit facilities”). On May 29, 2015, the Borrower entered into incremental facilities for $265.0 million in term loans and on June 1, 2015, the Borrower entered into an incremental agreement for an additional $15.0 million of incremental revolving commitments. The proceeds of the incremental term loans were used primarily to pay the consideration for the Cadillac Jack acquisition.

On June 6, 2017, the Borrower entered into a first lien credit agreement, providing for $450.0 million in term loans and a $30.0 million revolving credit facility (collectively, the “new senior secured credit facilities”). The proceeds of the term loans were used primarily to repay the old senior secured credit facilities and the three seller notes (the “Seller Notes”), as described in Note 6 to our annual consolidated financial statements included elsewhere in this prospectus, and to pay for the fees and expenses incurred in connection with the foregoing and otherwise for general corporate purposes.

On December 6, 2017, the Borrower entered into an incremental assumption agreement that amended the new senior secured credit facilities to provide for the incurrence by the Borrower of incremental term loans in an aggregate principal amount of $65.0 million. The net proceeds of the incremental term loans were used to finance the acquisition of Class II electronic gaming machines and related assets operated by Rocket (see “Prospectus Summary—Recent Developments”), to pay fees and expenses in connection therewith and for general corporate purposes. The incremental term loans have the same terms as the Borrower’s term loans.

The term loans will mature on February 15, 2024, and the revolving credit facility will mature on June 6, 2022. Starting with the first full quarter after June 6, 2017, the term loans require scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the term loans, with the balance due at maturity. Borrowings under the term loans bear interest at a rate equal to, at the Borrower’s option, either LIBOR or the base rate, subject to an interest rate floor plus an applicable margin rate. Borrowings under the revolving credit facility bear interest at a rate equal to, at the Borrower’s option, either LIBOR or the base rate plus an applicable margin rate. In addition, on a quarterly basis, the Borrower is required to pay each lender under the revolving credit facility a commitment fee in respect of any unused commitments thereunder at a rate of 0.50% per annum.

The new senior secured credit facilities are guaranteed by AP Gaming Holdings, LLC, the Borrower’s material, wholly owned domestic subsidiaries (subject to certain exceptions), and are secured by a pledge by AP Gaming Holdings, LLC of the Borrower’s equity interest directly held by AP Gaming Holdings, LLC and a pledge of substantially all of the existing and future property and assets of the Borrower and the subsidiary guarantors, subject to certain exceptions. The new senior secured credit facilities require that the Borrower maintain a maximum net first lien leverage ratio set at a maximum of 6.0 to 1.0, which is measured on the basis of pro forma adjusted EBITDA, as this measure is defined in the new senior secured credit facilities. To demonstrate its compliance with the maximum net first lien leverage ratio requirement, from time to time the Borrower provides its calculation of the credit agreement-defined pro forma adjusted EBITDA to the lenders under its new senior secured credit facilities. Our management does not use this measure for any other purpose, including in evaluating our business performance or conducting its operations.

The new senior secured credit facilities also contain customary affirmative covenants and negative covenants that limit our ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) create liens on certain assets; (iii) make certain loans or investments (including acquisitions); (iv) pay dividends on or make distributions in respect of our capital stock or make other restricted payments; (v) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; (vi) sell assets; (vii) enter into certain transactions with our affiliates; (viii) enter into sale-leaseback transactions; (ix) change our lines of business; (x) restrict dividends from our subsidiaries or restrict liens; (xi) change our fiscal year; and (xii) modify the terms of certain debt or organizational agreements. The new senior secured credit facilities also contain customary events of default included in similar financing transactions, including, among others, failure to make payments when due, default under other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments.

The Borrower was in compliance with the covenants of the new senior secured facilities at September 30, 2017. For the twelve months ended September 30, 2017, our first lien leverage ratio was 3.9 to 1.0. As of September 30, 2017, the Borrower could incur the entire $30.0 million of unused borrowing capacity under the new revolving credit facility without violating any of its covenants under its debt agreements.

Senior Secured PIK Notes

On May 29, 2015, the Company entered into a note purchase agreement with AP Gaming Holdings, LLC, as subsidiary guarantor (the “Subsidiary Guarantor”), Deutsche Bank AG, London Branch, as purchaser (the “Purchaser”), and Deutsche Bank Trust Company Americas, as collateral agent. Pursuant to the agreement, the Company issued $115.0 million of its 11.25% senior secured PIK notes due 2021 (the “PIK notes”) at an issue price of 97% of the principal amount thereof to the Purchaser in a private placement exempt from registration under the Securities Act of 1933, as amended. The PIK notes are secured by the Company’s equity in its subsidiary AP Gaming, Inc., subject to certain limitations including those imposed by gaming laws, and are unconditionally guaranteed by the Subsidiary Guarantor.

On May 30, 2017, the Company entered into an amended and restated note purchase agreement (the “A&R Note Purchase Agreement”) with the Subsidiary Guarantor, Deutsche Bank AG, London Branch, as holder (the “Holder”), and Deutsche Bank Trust Company Americas, as collateral agent, which amended and restated the note purchase agreement, dated as of May 29, 2015. The A&R Note Purchase Agreement extended the maturity of the PIK notes from May 28, 2021 to May 20, 2024, and modified the terms of the PIK notes to, among other things, account for the repayment of the Seller Notes.

Interest on the PIK notes accrues at a rate of 11.25% per annum. The Company may elect to pay interest due on the PIK notes in cash, by increasing the principal of the outstanding PIK notes or by issuing new PIK notes (“PIK interest”) for the entire amount of the interest payment or by paying interest partially in cash and partially in PIK interest. Interest on the PIK notes accrues from the date of issuance and are payable on the dates described in more detail in the agreement. The net proceeds of the PIK notes were used primarily to finance the Cadillac Jack acquisition. At September 30, 2017, the PIK notes totaled $141.3 million, which includes capitalized interest of $29.6 million.

We intend to use the net proceeds of this offering to redeem the PIK notes in full.

Equipment Long Term Note Payable and Capital Leases

The Company has entered into a financing agreement to purchase certain gaming devices, systems and related equipment and has entered into leases for servers and equipment that are accounted for as capital leases.

Cash Flow Information

The following table summarizes our historical cash flows (in thousands):

	Year ended December 31,
	2014	2015	2016
Cash Flow Information:
Net cash provided by operating activities	$12,482	$9,403	$34,493
Net cash used in investing activities	(33,922)	(401,850)	(40,629)
Net cash provided by (used in) financing activities	9,860	417,547	(11,603)
Effect of exchange rates on cash and cash equivalents	518	(58)	(6)

(Decrease) increase in cash and cash equivalents	$(11,062)	$25,042	$(17,745)

Operating activities

The Company has historically produced a loss from operations, which is primarily due to the capital nature of the business and the resulting depreciation and amortization expense. For the year ended December 31, 2015, net cash provided by operating activities was $9.4 million compared to $12.5 million for the year ended December 31, 2014, representing a decrease of $3.1 million. The decrease is primarily due to an $10.5 million decrease in income from operating activities excluding non-cash expenses. The increased use of cash for operating activities in the period is primarily related to the transaction related expenses for the Cadillac Jack and AGSi acquisitions.

In 2016, net cash provided by operating activities increased by $25.1 million, from $9.4 million for the year ended December 31, 2015 to $34.5 million for the year ended December 31, 2016. This increase is primarily due to changes in net working capital, which were driven by several factors. Increased production activity and purchases of gaming equipment resulted in a $17.3 million change in accounts payable and accrued liabilities, a change in deposits and other assets of $11.8 million was primarily related to the expensing of the $8.3 million asset related to the value of stock options held by employees of Cadillac Jack that is described in Note 2 of our audited consolidated financial statements and other working capital changes, and income from operating activities excluding non-cash expenses increased by $20.2 million. In the prior year we incurred transaction related expenses for the Cadillac Jack and AGSi acquisitions.

Investing activities

Net cash used in investing activities for the year ended December 31, 2015 was $401.9 million, compared to $33.9 million for the year ended December 31, 2014, representing an increase of $367.9 million. The increase was primarily due to the acquisition of Cadillac Jack, AGSi and table products related IP for $374.3 million, net of cash acquired. Purchases of property and equipment increased by $5.5 million, which was partially offset by a decrease in the purchase of intangible assets of $3.2 million. We also paid $27.9 million for capital expenditures during the year ended December 31, 2015, of which $2.8 million was for maintenance capital expenditures.

Net cash used in investing activities for the year ended December 31, 2016, was $40.6 million compared to $401.9 million for the year ended December 31, 2015, representing a decrease of $361.2 million. The decrease was primarily due to decreases in business acquisitions, net of cash acquired, purchases of intangible assets of $4.8 million offset by increases in the purchase of property and equipment of $17.6 million. In the prior year, we conducted two significant business acquisitions, as described in Note 2 to our audited financial statements contained elsewhere herein. We also paid $40.7 million for capital expenditures during the year ended December 31, 2016, of which $7.7 million was for maintenance capital expenditures.

Financing activities

Net cash provided by financing activities for the year ended December 31, 2015 increased $407.7 million to $417.5 million compared to $9.9 million for the same period in 2014. The increase was primarily due to the increase in the senior secured credit facilities of $265.0 million in incremental term loans entered into on May 29, 2015, the issuances of $115.0 million in senior secured PIK notes, cash provided by the issuance of common stock of $77.4 million, partially offset by a net pay down of the revolving credit facility of $10.0 million, payments for previous acquisition obligations of $10.0 million, $3.8 million paid in deferred financing costs associated with the issuance of new debt and payments on debt of $4.7 million.

Net cash used in financing activities for the year ended December 31, 2016 was $11.6 million compared to cash provided by financing activities of $417.5 million for the year ended December 31, 2015. The decrease was primarily due to the decreases in proceeds from debt issuances of $369.4 million, proceeds from the issuance of common stock of $77.4 million, increases in the payment of placement fee obligations of $3.5 million offset by decreases in the net pay down of the revolving credit facility of $10.0 million and decreases in the payment for previous acquisition payments of $8.9 million. The funds received from the 2015 issuance of common stock were used, in addition to the proceeds from the issuance of long-term debt, to fund the business acquisitions we conducted in 2015.

The following table summarizes our historical cash flows (in thousands):

	Nine months ended September 30,
	2016	2017
Cash Flow Information:
Net cash provided by operating activities	$25,261	$26,293
Net cash used in investing activities	(27,970)	(49,689)
Net cash provided by (used in) financing activities	(9,818)	15,436
Effect of exchange rates on cash and cash equivalents	(45)	8

Net decrease in cash and cash equivalents	$(12,572)	$(7,952)

Operating activities

The Company has historically produced a loss from operations, which is primarily due to the capital nature of the business and the resulting depreciation and amortization expense. Net cash provided for the nine months ended September 30, 2017, was $26.3 million compared to $25.3 million in the prior year period, representing an increase of $1.0 million. This increase is primarily due to changes in net working capital, which were driven by several factors. Increased sales volume contributed to a $9.1 million change in accounts receivable. Additionally, increased production activity and purchases of gaming equipment resulted in a $6.8 million change in accounts payable and accrued liabilities, and to a lesser extent, a $2.8 million change in prepaid expenses and a $1.6 million change in inventory. A change in other non-current assets of $2.7 million was primarily related to tax related accruals. Other working capital changes and income from operating activities excluding non-cash expenses increased by $24.4 million.

Investing activities

Net cash used in investing activities for the nine months ended September 30, 2017, was $49.7 million compared to $28.0 million in the prior year period, representing an increase of $21.7 million. The increase was primarily due to the purchase of property and equipment of $14.1 million and software development and other expenditures of $0.7 million. Additionally, the Company acquired certain intangible assets related to the purchase of table games and table game related intellectual property of $7.0 million, as described in Note 2 to our consolidated financial statements. We also paid $28.1 million and $42.9 million for capital expenditures (of which $5.7 million and $0.8 million was for maintenance capital expenditures) during the nine-months ended September 30, 2016 and September 30, 2017, respectively.

Financing activities

Net cash provided by financing activities for the nine months ended September 30, 2017, was $15.4 million compared to cash used of $9.8 million for the nine months ended September 30, 2016, representing an increase of $25.3 million. The increase was primarily due to proceeds from the issuance of our term loans of our First Lien Credit Facilities of $448.7 million offset by the repayment of our Existing Credit Facilities of $407.5 million, repayment of our Sellers Notes of $12.4 million, payments on deferred loan costs of $3.1 million, deferred offering costs paid of $1.2 million, and principle payments on our first lien credit facilities of $1.1 million.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet transactions, arrangements, obligations or other relationships with unconsolidated entities or others that are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Estimates

Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. Accordingly, we are required to make estimates incorporating judgments and assumptions we believe are reasonable based on our historical experience, contract terms, trends in our company and the industry as a whole, as well as information available from other outside sources. Our estimates affect amounts recorded in our consolidated financial statements and there can be no assurance that actual results will not differ from initial estimates. Changes in future economic conditions or other business circumstances may affect the outcomes of our estimates and assumptions. Our accounting policies are more fully described in Note 1 to the consolidated financial statements, Description of Business and Summary of Significant Accounting Policies.

We consider the following accounting policies to be the most important to understanding and evaluating our financial results. These policies require management to make subjective and complex judgments that are inherently uncertain or variable.

Management considers an accounting estimate to be critical if:

•	It requires assumptions to be made that were uncertain at the time the estimate was made, and

•	Changes in the estimate or different estimates that could have been selected could have a material impact on our consolidated results of operation or financial condition.

Business Combinations

We apply the provisions of ASC 805, Business Combinations, in the accounting for business acquisitions, such as the acquisitions of Cadillac Jack and AGSi. We recognize separately from goodwill the assets acquired and the liabilities assumed, at their acquisition date fair values and goodwill is defined as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed. Significant estimates and assumptions are required to value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable. The valuations relating to the acquisitions of Cadillac Jack and AGSi included significant estimates in the valuation of intangible assets that included trade names, brand names, customer relationships, and gaming software and technology platforms. These estimates are inherently uncertain and subject to refinement and typically include the calculation of an appropriate discount rate (Assumption #1) and projection of the cash flows (Assumption #2) associated with each acquired asset. As a result, during the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. In addition, deferred tax assets, deferred tax liabilities, uncertain tax positions and tax related valuation allowances assumed in connection with a business combination are initially estimated as of the acquisition date. We reevaluate these items quarterly based upon facts and circumstances that existed as of the acquisition date and any adjustments to its preliminary estimates are recorded to goodwill if identified within the measurement period. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations.

Assumptions/Approach used for Assumption #1: Fair value of identifiable tangible and intangible assets is based upon forecasted revenues and cash flows as well as the selected discount rate. In determining the appropriate discount rate, we incorporate assumptions regarding capital structure and return on equity and debt capital consistent with peer and industry companies.

Effect if Different Assumptions used for Assumption #1: Valuation of identifiable tangible and intangible assets requires judgment, including the selection of an appropriate discount rate. While we believe our estimates used to select an appropriate discount rate are reasonable, different assumptions could materially affect the measurement of fair value. The acquisitions of Cadillac Jack, AGSi, as well as historical acquisitions of the Company, have contained significant amounts of intangible assets and goodwill and a change in the discount rates used in the valuations of intangible assets in these acquisitions could have resulted in a change to intangible assets with an offsetting impact to goodwill.

Assumptions/Approach used for Assumption #2: Fair value of identifiable tangible and intangible assets is based upon forecasted revenues and cash flows. In developing estimated cash flows, we incorporate assumptions regarding future performance, including estimations of revenues, costs, and capital expenditures.

Effect if Different Assumptions used for Assumption #2: Valuation of identifiable tangible and intangible assets requires judgment, including estimations of cash flows, and determinations of fair value. In the Company’s valuation of intangible assets, we allocated the estimated cash flows of each business acquisition to the several individual intangible assets. While we believe our estimates of future cash flows are reasonable, different assumptions could materially affect the measurement of fair value. A change in the total estimated cash flows as well as the allocation of those cash flows to each intangible asset could have resulted in a change to the value assigned to intangible assets with an offsetting impact to goodwill.

Revenue Recognition

We evaluate the recognition of revenue based on the criteria set forth in the accounting guidance as more fully described in Note 1 to the consolidated financial statements, which contains a description of our revenue recognition policy for our revenue streams.

For the sale of gaming machines recorded in equipment sales revenue, judgment is often required to determine whether an arrangement consists of multiple deliverables, whether the delivered item has value to the customer on a standalone basis and, if applicable, the relative selling price used to allocate the arrangement fee to each deliverable. Certain sales arrangements of the Company may include the sale of gaming machines and the sale of game content conversion kits that may be delivered separately. Both deliverables have value to the customer on a standalone basis. The relative selling price of the undelivered elements, which is typically the game content conversion kits, is deferred and the remaining portion is allocated to the delivered item and is recognized as revenue. Such determination affects the timing of revenue recognition. In most arrangements, we establish a relative selling price of the delivered and undelivered elements based on our historical sales experience of the separate elements, for which we have historical standalone sales. We evaluate the primary use and functionality of each deliverable in determining whether a delivered item has standalone value and qualifies as a separate unit of accounting.

Judgment is required to determine whether there is sufficient history to prove assurance of collectability and whether pricing is fixed or determinable. Factors that we consider include the nature of our customers, our historical collection experience with the specific customer, the terms of the arrangement and the nature of the product being sold. Our product sales contracts do not include specific performance, cancellation, termination or refund-type provisions.

Determining whether certain of our products are within the scope of software revenue recognition and whether the software and non-software elements of these products function together to deliver the essential functionality can require judgment. Our determination dictates whether general revenue recognition guidance or software revenue recognition guidance applies and could impact the timing of revenue recognition. Our EGM hardware and game content software function together to deliver the product’s essential functionality and therefore we currently recognize revenue under general U.S. GAAP revenue recognition guidance.

Equipment leases

Gaming operations revenue is earned by providing customers with gaming machines, gaming machine content licenses, back-office equipment and linked progressive systems, which are collectively referred to as gaming equipment, under participation arrangements. The participation arrangements convey the right to use the equipment (i.e. gaming machines and related integral software) for a stated period of time, which typically ranges from one to three years and then the contract continues on a month-to-month basis thereafter. In some instances, the Company will enter arrangements for longer periods of time; however, many of these arrangements include the ability of the customer to cancel the contract and return the games to the Company, a provision which renders the contracts effectively month-to-month contracts. Primarily due to these factors, our participation arrangements are accounted for as operating leases.

To a lesser extent, the Company has entered into lease arrangements with customers that contain minimum lease terms of greater than 75 percent of the economic life of the gaming machines, for which the present value of the minimum lease payments exceeds 90 percent of the fair value of the gaming machines, or that contain a bargain purchase option. These arrangements are also accounted for as operating leases due to the facts and circumstances surrounding each lease agreement that include the Company’s determination that the collectability of the minimum lease payments is not reasonably predictable or that there are important uncertainties surrounding the amount of unreimbursable costs yet to be incurred by the Company in the form of extended maintenance that the Company provides throughout the term of the lease.

The majority of the Company’s leases require the Company to provide maintenance throughout the entire term of the lease. In some cases, a performance guarantee exists that, if not met, provides the customer with the right to return the gaming machines to the Company. This performance guarantee is considered a cancellation clause, a provision which renders their contracts effectively month-to-month contracts. Accordingly, the Company accounts for these contracts in a similar manner with its other operating leases as described above. Whether contractually required or not, the Company develops and provides new gaming titles throughout the life of the lease.

Allowance for Doubtful Accounts

We maintain an allowance for doubtful accounts related to our accounts and notes receivable deemed to have a high risk of collectability. We review our receivables on a monthly basis to determine if any receivables will potentially be uncollectible. We analyze historical collection trends and changes in our customers’ payment patterns, customer concentration and credit worthiness when evaluating the adequacy of our allowance for doubtful accounts (Assumption #1). A large percentage of receivables are with Native American tribes that have their reservations and gaming operations in Oklahoma and Alabama as well as customers in Mexico, and we have concentrations of credit risk with several tribes. We include any receivable balances that are determined to be uncollectible in our overall allowance for doubtful accounts. Changes in our assumptions or estimates reflecting the collectability of certain accounts could materially affect our allowance for both trade and notes receivable.

Assumptions/Approach used for Assumption #1: We estimate our allowance for doubtful accounts based on historical collection trends, changes in our customers’ payment patterns, customer concentration and credit worthiness.

Effect if Different Assumptions used for Assumption #1: Recording an allowance for doubtful accounts requires judgment. While we believe our estimates are reasonable, if actual cash collections fall below our expectations, we may need to record additional bad debt expense, which will increase our selling, general and administrative expense.

Inventories

Inventories consist primarily of parts and supplies that are used to repair and maintain machinery and equipment. Inventories are stated at the lower of cost or market. Cost of inventories is determined using the first-in, first-out method for all components of inventory. We regularly review inventory quantities and update estimates for the net realizable value of inventories. This process includes examining the carrying values of parts and ancillary equipment in comparison to the current fair market values for such equipment (less costs to sell or dispose). Some of the factors involved in this analysis include the overall levels of the inventories, the current and projected sales levels for such products (Assumption #1), the projected markets for such products and the costs required to sell the products, including refurbishment costs. Changes in the assumptions or estimation could materially affect the inventory carrying value.

Assumptions/Approach used for Assumption #1: Our estimates of net realizable value of inventory take into account projected usage including lease and sales levels that will utilize the existing inventory to assist in determining the net realizable value of the inventory at a balance sheet date. If inventory has no projected usage, it is written down to current market values (less costs to sell and dispose).

Effect if Different Assumptions used for Assumption #1: Although we believe our estimate of inventory usage are reasonable, different assumptions could materially affect the inventories net realizable value. If actual inventory usage is lower than our projections, additional inventory write-downs may be required, which will be recorded as a reduction to inventories and additional expense to the cost of gaming operations.

Property and Equipment

The cost of property and equipment, consisting of gaming machines, file servers and other support equipment as well as leasehold improvements, office and other equipment, is depreciated over their estimated useful lives, using the straight-line method. Repairs and maintenance costs are expensed as incurred. We routinely evaluate the estimated lives used to depreciate assets (Assumption #1). Upon the occurrence of a triggering event, we measure recoverability of assets to be held and used by comparing the carrying amount of an asset to future cash flows expected to be generated by the asset (Assumption #2). Our policy is to impair, when necessary, excess or obsolete gaming terminals on hand that we do not expect to be used. Impairment is based upon several factors, including estimated forecast of gaming terminal demand for placement into casinos. There were no events or circumstances noted in the year ended December 31, 2016 that indicated that the carrying amount of property and equipment may not be recoverable other than the write-down of older generation gaming machines described in Note 8 to our audited financial statements contained elsewhere herein.

Assumptions/Approach used for Assumption #1: The carrying value of the asset is determined based upon management’s assumptions as to the useful life of the asset, where the assets are depreciated over the estimated life on a straight line basis.

Effect if different assumptions used for Assumption #1: While we believe the useful lives that we use are reasonable, different assumptions could materially affect the carrying value of property and equipment, net, as well as the depreciation and amortization expense.

Assumptions/Approach used for Assumption #2: When we identify a triggering event, we estimate cash flows directly associated with the use of the gaming equipment to test recoverability and remaining useful lives based upon forecasted product revenues and cash flows. In developing estimated cash flows, we incorporate assumptions regarding future performance, including estimations of win per day and estimated installed units on lease. When the carrying amount exceeds the undiscounted cash flows expected to result from the use and eventual disposition of the asset, we then compare the carrying amount to its current fair value. We recognize an impairment loss if the carrying amount of the asset exceeds its fair value.

Effect if Different Assumptions used for Assumption #2: Impairment testing requires judgment, including estimates of cash flows, and determinations of fair value. While we believe our estimates of future revenues and cash flows are reasonable, different assumptions such as projected win per day and projected installed units on lease could materially affect the measurement of the recoverability and fair value of property and equipment. If actual cash flows fall below initial forecasts, we may need to record additional amortization and/or impairment charges.

Valuation of Intangible Assets and Goodwill

We group our intangible assets at the lowest level for which there are identifiable cash flows. The nature of our intangible assets is primarily described as follows:

•	Trade and brand names—intangible assets related to business and corporate trade names that were purchased in business acquisitions as well as the brand names of product franchise titles. This category includes both definite- and indefinite-lived intangible assets.

•	Customer relationships—intangible assets that represent primarily the value that has been assigned to customer relationships as a result of business acquisitions.

•	Contract rights under development and placement fees—intangible assets that relate to our purchase of the right to secure floor space from our customers under lease agreements for our gaming machines and to a lesser extent we record intangible assets from the discounts on development notes receivable loans that have been extended to customers at interest rates that are deemed below market in exchange for a fixed number of gaming terminal placements in the customer’s facility.

•	Gaming software and technology platforms—these intangible assets represent software development costs that are capitalized once technological feasibility has been established and are amortized when the software is placed into service. Any subsequent software maintenance costs, such as bug fixes and subsequent testing, are expensed as incurred. Discontinued software development costs are expensed when the determination to discontinue is made. This category also includes the game content libraries and technology platforms that were purchased as part of business acquisitions.

•	Intellectual property—these intangible assets represent the platform and titles acquired through business acquisitions and standalone purchases of patents and related technology.

Definite-lived Intangible Asset Impairment

The Company reviews its definite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. These indicators can include the loss of a key customer or jurisdiction or cancellation of a specific product line where there is no alternative future use for the intangible asset.

When the estimated undiscounted cash flows are not sufficient to recover the intangible asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount. There were no events or circumstances noted in the year ended December 31, 2016 that indicated that the carrying amount of definite-lived intangible assets may not be recoverable other than those described in Note 8 to our audited financial statements contained elsewhere herein.

Indefinite-lived Intangible Asset Impairment

The “American Gaming Systems” trade name and related derivations such as “AGS” and “PlayAGS” have an indefinite useful life. We do not amortize the indefinite lived trade name, but instead test for possible impairment at least annually or when circumstances warrant. For the trade name and any other indefinite-lived intangible asset we can perform a qualitative assessment to determine if it is more likely than not that the fair value of the asset is less than its carrying amount. If we believe, as a result of our qualitative assessment, that it is more likely than not that the fair value of the asset is less than its carrying amount, a quantitative impairment test is required. The quantitative test compares the fair value of the asset to its carrying amount and any excess carrying amount over the fair value is recorded as an impairment loss.

The Company performed a qualitative assessment to determine if it was more likely than not that the fair value of the trade name was less than its carrying amount. In the assessment, we relied on several qualitative factors such as industry and macroeconomic conditions, as well as current projected cash flows and the prior year quantitative analysis, that concluded with a $21.9 million or 180% excess fair value over carrying value.

Costs of Capitalized Computer Software

Internally developed gaming software represents our internal costs to develop gaming titles to utilize on our gaming terminals. Internally developed gaming software is stated at cost, which is amortized over the estimated useful lives of the software, using the straight-line method. Software development costs are capitalized once technological feasibility has been established and are amortized when the software is placed into service. Generally, the computer software we develop reaches technological feasibility when a working model of the computer software is available. After the product is complete and commercialized, any software maintenance costs, such as bug fixes and subsequent testing, are expensed as incurred. Discontinued software development costs are expensed when the determination to discontinue is made. Software developments costs are amortized over the expected life of the title or group of titles, if applicable, to amortization expense.

On a quarterly basis, or more frequently if circumstances warrant, we compare the net book value of our internally developed computer software to the net realizable value on a title or group of titles basis. The net realizable value is determined based upon certain assumptions, including the expected future revenues and net cash flows of the gaming titles or group of gaming titles utilizing that software, if applicable (Assumption #1).

Assumptions/Approach used for Assumption #1: We estimate the revenues and net cash flows from our internally developed software intangible on a product by product basis to compare net book value to net realizable value. In developing estimated revenues and cash flows, we incorporate assumptions regarding future performance, including estimations of win per day and estimated units. When the carrying amount exceeds the net realizable value, the excess is written off.

Effect if Different Assumptions used for Assumption #1: Determining net realizable value requires judgment, including estimations of forecasted revenue and cash flows. While we believe our estimates of future revenues and cash flows are reasonable, different assumptions could materially affect the measurement of net realizable value.

Goodwill

The excess of the purchase price of entities that are considered to be purchases of businesses over the estimated fair value of the assets acquired and the liabilities assumed is recorded as goodwill. Goodwill is reviewed for possible impairment annually on October 1 or more frequently if events or changes in circumstances indicate that the carrying value may not be recoverable (Assumption #1). The Company has the option to begin with a qualitative assessment, commonly referred to as Step 0, to determine whether it is more-likely-than-not that the reporting units fair value is less than its carrying value. This qualitative assessment may include, but is not limited to, reviewing factors such as the general economic environment, industry and market conditions, changes in key assumptions used since the most recently performed valuation and overall financial performance of the reporting units. If the Company determines the reporting unit is not at risk of failing the qualitative assessment no impairment testing is required. If the Company determines that it is at risk of failing the qualitative assessment, the Company is required to perform an annual goodwill impairment test, and depending upon the results of that measurement, the recorded goodwill may be written down and charged to results from operations when its carrying amount exceeds its estimated fair value.

Assumptions/Approach used for Assumption #1: In the first step of the goodwill impairment test, we estimate the fair value of our reporting units and compare that to the carrying value. Fair value is based upon forecasted product revenues and cash flows. In developing estimated cash flows, we incorporate assumptions regarding future performance, including estimations of revenues, costs, and capital expenditures. When the carrying amount exceeds fair value, we then compare the carrying amount of goodwill to the implied fair value of goodwill. We recognize an impairment loss if the carrying amount exceeds the implied fair value.

Effect if Different Assumptions used for Assumption #1: Impairment testing requires judgment, including estimations of cash flows, and determinations of fair value. While we believe our estimates of future cash flows are reasonable, different assumptions could materially affect the measurement of fair value. If actual cash flows fall below initial forecasts, we may need to record additional impairment charges.

The Company performed an annual impairment test on each of its reporting units as of October 1, 2016. For the EGM and Table Product reporting units we began with a qualitative assessment, commonly referred to as “Step 0”, and determined it is not more likely than not that the EGM and Table Product reporting units’ fair value of goodwill are less than their carrying value. This qualitative assessment primarily relied on the significant amount of cushion determined in the quantitative analyses performed on October 31, 2015, favorable current forecasts compared to those used in the prior year analysis, the general economic environment and industry and market conditions. Consistent with the Company’s expectations, the Table Product reporting unit’s adjusted EBITDA has decreased in each year since its inception as the reporting unit is in an investment and startup phase and its value is projected to be realized in future years through positive results.

For the Interactive reporting unit, which has a goodwill carrying value of $4.8 million, the Company performed a quantitative, or “Step 1” analysis. In performing the interim Step 1 goodwill impairment test for our Interactive reporting unit, we estimated the fair value of the Interactive reporting unit using an income approach that analyzed projected discounted cash flows. We used projections of revenues and operating costs with estimated growth rates during the forecast period, capital expenditures and cash flows that considered historical and estimated future results and general economic and market conditions, as well as the estimated impact of planned business and operational strategies. Consistent with the Company’s budgets, the historical results of this reporting unit have shown a declining adjusted EBITDA, which was expected due to the startup phase of this reporting unit. In future years, when the business of this reporting unit is expected to generate positive results, the present value of projected cash flows exceeds its carrying value. The estimates and assumptions used in the discounted cash flow analysis included a terminal year long-term growth rate of 4.0% and an overall discount rate of 15% based on our weighted average cost of capital for the Company and premiums for the small size of the reporting unit and forecast risk.

The Step 1 analysis determined that the Interactive reporting unit’s fair value was greater than its carrying value. The difference between the fair value and the carrying value (“excess fair value”) was approximately 22% of the carrying value. If the discount rate were increased to 16% the excess fair value would have been 9% of the carrying value. Some of the estimates and assumptions used by the Company are outside of the control of management. While we believe we have made reasonable estimates and assumptions to calculate the fair value of the Interactive reporting unit it is possible a material change could occur. If our actual results are not consistent with our estimates and assumptions used to calculate fair value, we may be required to perform the second step, which could result in an impairment to the Interactive reporting unit goodwill.

Income Taxes

We conduct business globally and are subject to income taxes in U.S. federal, state, local, and foreign jurisdictions. Determination of the appropriate amount and classification of income taxes depends on several factors, including estimates of the timing and probability of realization of deferred income taxes, reserves for uncertain income tax positions and income tax payment timing.

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Taxes on income of our foreign subsidiaries are provided at the tax rates applicable to the tax jurisdictions in which they are located. Future tax benefits are recognized to the extent that realization of those benefits is considered more likely than not and a valuation allowance is established for deferred tax assets which do not meet this threshold.

The recoverability of certain deferred tax assets is based in part on estimates of future income and the timing of temporary differences, and the failure to fully realize such deferred tax assets could result in a higher tax provision in future periods.

We apply the accounting guidance to our uncertain tax positions and under the guidance, we may recognize a tax benefit from an uncertain position only if it is more likely than not that the position will be sustained upon examination by taxing authorities based on the technical merits of the issue. The amount recognized in the financial statements is the largest benefit that we believe has greater than a 50% likelihood of being realized upon settlement.

We are required to make significant judgments when evaluating our uncertain tax positions and the related tax benefits. We believe our assumptions are reasonable; however, there is no guarantee that the final outcome of the related matters will not differ from the amounts reflected in our income tax provisions and accruals. We adjust our liability for uncertain tax positions based on changes in facts and circumstances such as the closing of a tax audit or changes in estimates. Our income tax provision may be impacted to the extent that the final outcome of these tax positions is different than the amounts recorded.

Contingencies

We assess our exposures to loss contingencies, including claims and legal proceedings, and accrue a liability if a potential loss is considered probable and the amount can be estimated. Significant judgment is required in both the determination of probability and the determination as to whether an exposure is reasonably estimable. Because of uncertainties related to these matters, if the actual loss from a contingency differs from our estimate, there could be a material impact on our results of operations or financial position. Operating expenses, including legal fees, associated with contingencies are expensed when incurred.

Recently adopted accounting pronouncements

For a description of recently adopted accounting pronouncements, see Note 1 to the consolidated financial statements, Summary of Significant Accounting Policies, included elsewhere in this prospectus.

Recently issued accounting pronouncements not yet adopted

For a description of recently issued accounting pronouncements not yet adopted, see Note 1 to the consolidated financial statements, Summary of Significant Accounting Policies, included elsewhere in this prospectus.

Contractual Obligations

The following table contains information on our contractual obligations and commitments as of December 31, 2016 (in thousands):

	Payments Due by Period
	Total	Less than 1 year	2-3 years	4-5 years	More than 5 years
Long term debt	$572,363	$6,536	$10,956	$541,873	$12,998
Interest payments	235,996	38,906	75,033	117,208	4,849
Operating leases	5,661	1,533	2,231	1,740	157
Other(1)	12,440	3,973	5,317	219	2,931

Total	$826,460	$50,948	$93,537	$661,040	$20,935

(1)	“Other” includes Wide Area Progressive jackpot liabilities, employee severances, contingent consideration to business combinations and placement fees payable described below.

$30.2 million of unrecognized tax benefits as of December 31, 2016 were not included in the table above. Due to the inherent uncertainty of the underlying tax positions, it is not practicable to assign this liability to any particular year.

Estimated interest payments on our debt as of December 31, 2016 are based on principal amounts outstanding, the stated interest rate as of December 31, 2016 and required principal payments through the maturity of the debt.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to certain market risks and uncertainties inherent in our operations. These market risks generally arise from transactions in the normal course of business. Our primary market risk exposures relate to interest rate risk and foreign currency exchange risks.

Interest Rates

Our primary exposure to market risk is interest rate risk associated with our long-term debt, which accrues interest at variable rates. Certain of our debt instruments accrue interest at LIBOR or the base rate, at our election, subject to an interest rate floor plus an applicable margin rate. In the normal course of business, we are exposed to fluctuations in interest rates as we seek debt and equity capital to sustain our operations. All of our interest rate sensitive financial instruments are held for purposes other than trading purposes. As of September 30, 2017, approximately 25% of our debt were fixed-rate instruments. Assuming a constant outstanding balance for our variable-rate long term debt, a hypothetical 1% decrease in interest rates would decrease interest expense $1.1 million given our LIBOR floor on related debt, while a hypothetical 1% increase in interest rates would increase interest expense approximately $4.5 million.

Foreign Currency Risk

We are exposed to foreign currency exchange rate risk that is inherent to our foreign operations. We currently transact business in Mexico using the local currency. Our settlement of inter-company trade balances requires the exchange of currencies, which results in the recognition of foreign currency fluctuations. We expect that certain operations will continue to be denominated in foreign currencies. As such, we expect our cash flows and earnings to continue to be exposed to the risks that may arise from fluctuations in foreign currency exchange rates.

We derived approximately 12% of our revenue from customers in Mexico. To date, we have not engaged in hedging activities intended to protect against foreign currency risk.

Jumpstart Our Business Startups Act of 2012 (JOBS Act)

In April 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” As an “emerging growth company,” we are electing not to take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision not to take advantage of the extended transition period is irrevocable.

We have chosen to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis)

and (iv) disclose certain executive compensation-related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. We may remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue equals or exceeds $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” prior to the end of such five-year period.

INDUSTRY

We operate primarily in the $85 billion North American gaming market, which includes U.S. commercial casinos, Native American casinos, Canadian casinos, video lottery terminals (“VLT”) and Mexican casinos. According to Eilers & Krejcik, as of June 30, 2017, there were approximately 980,000 EGMs installed throughout the United States and Canada and 120,000 EGMs in Mexico. Eilers & Krejcik estimates moderate growth in the North American EGM installed base through 2019. In the United States, Native American casinos represent a significant portion of the gaming market with over 360,000 Class II and Class III EGMs, and have historically been our main area of focus.

Industry Ship Share

Consolidation across the gaming equipment industry over the last four years has resulted in the creation of the “Big-4” gaming suppliers, which we consider to be IGT, Scientific Games, Konami, and Aristocrat. We believe that many casino operators prefer to diversify their gaming floor mix rather than purchasing their EGMs only from the Big-4 suppliers. As evidenced in the graphs below, the ship share for Non-Big-4 suppliers has continued to grow over the past several years. According to Eilers & Krejcik, Non-Big-4 suppliers captured 24% ship share for all EGMs sold in the third quarter of 2017, of which AGS represented greater than 5% of the total purchases.

Source: Eilers & Krejcik Q3 2017 Slot Survey.

We expect this trend in table games to continue, and AGS has positioned itself to capture this growth through new offerings and titles.

Class II Market—Native American

Native American gaming is regulated under the Indian Gaming Regulatory Act of 1988, which classifies legalized gaming into three categories: Class I, Class II, and Class III. Class I gaming includes traditional Native American social and ceremonial games and is regulated exclusively at the Native American tribe level. We do not compete in the Class I industry. Class II gaming includes EGMs that utilize bingo, electronic aids to bingo, and, if played at the same location where bingo is offered, pull-tabs and other games similar to bingo. Class II gaming machines can be operated in states that permit bingo-style gaming without any agreement with the state and without any revenue sharing with the state, whereas Class III gaming requires Native American tribes to enter into a compact with the state in which their casino is located, which typically includes revenue sharing with the state. Class II games are an attractive option for Native American tribes because: (i) revenue generated from Class II gaming is not subject to revenue sharing or taxes, (ii) there are no limits on the number of Class II gaming machines that may be operated in any one facility; and (iii) a strong Class II alternative improves a tribe’s leverage when negotiating its Class III compact with the state.

As of September 30, 2017, the Native American Class II market consisted of approximately 60,000 EGMs, with AGS products representing over 20% of that market with approximately 10,000 recurring Class II EGMs placed in approximately 150 gaming facilities across 18 states. The states with the largest number of Class II units are Oklahoma, Alabama and California, in which we had an approximate 17%, 40% and 4% market share, respectively, as of September 30, 2017. Oklahoma is the largest tribal market in the U.S. with approximately 40,000 Class II and 30,000 Class III EGMs as of September 30, 2017. We have significantly increased our installed base of EGMs in Oklahoma, which has grown from 2,685 in 2004 to over 6,500 units as of September 30, 2017. In 2016, Native American casino revenues grew 4.4 percent to a record high of $31.2 billion. According to Eilers & Krejcik, the Class II market is expected to grow its installed base by approximately 2% over the next three years. Given the relatively small market size of the Class II market relative to the broader U.S. gaming market, the Class II market has historically not garnered the attention of larger gaming equipment manufacturers. We have been able to maintain our market share by partnering with our tribal customers to continually develop high-quality Class II titles that optimize the revenue generated at their casinos. The Class II market is highly relationship-based and we feel confident that we can maintain our current market penetration given the tenure and strength of our customer relationships.

Class III / Commercial U.S. and Canadian Markets

Class III machines can be found in commercial casinos and in Native American casinos that have entered into a state compact that permits a specified number of Class III machines. Currently, there are approximately 1,000 casinos throughout the U.S. and Canada with approximately 980,000 total EGMs. Excluding approximately 135,000 EGMs under route operations and approximately 60,000 Class II EGMs, there are 785,000 Class III EGMs throughout the U.S. and Canada, of which approximately 415,000 are in commercial casinos and approximately 370,000 are in tribal casinos. Eilers & Krejcik predict that the installed base of Class III and commercial units in the U.S. and Canada will grow by approximately 2%, or 16,000 units, over the next three years. In 2016, revenue increased in 18 of the 24 states with legalized commercial gaming. While the specific drivers of this growth differ from market-to-market, we believe the nationwide growth trend can be attributed to stronger consumer confidence, lower levels of unemployment and more available disposable income. As of September 30, 2017, we had placed only 4,000 recurring Class III units (1,200 of which were video lottery terminals) in over 300 casinos, which represents less than 1% of the total number of EGMs placed in the U.S. and Canadian Class III and commercial gaming markets. Given our very low penetration in Class III and commercial casinos, these markets present a significant growth opportunity.

We believe significant potential exists for us to further penetrate the Class III and commercial markets, driven by three main growth drivers:

•	Expansion—over the last four years, we have aggressively secured licenses in some of these key Class III and commercial markets. As a result of our investments, we have nearly doubled our addressable markets to up to 640,000 EGMs, or 80% of the Class III and commercial TAM.

•	Customer Sentiment Towards Smaller Suppliers—as a result of the recent consolidation that has taken place among gaming suppliers, we believe that operators are seeking more diversified floors and have demonstrated greater willingness to embrace smaller suppliers for diversity and for responsiveness to the operators’ service needs.

•	Replacement—over the past few years, we have increased our share in the Class III market to approximately 4,000 units (1,200 of which were video lottery terminals), which represents less than 1% of the total U.S. and Canada Class III EGM market, driven mainly by our customers’ decisions to replace older, lower-performing competitive products with higher-performing AGS machines. With less than 1% of the market, we believe there is significant opportunity to continue growing our share as a result of our product’s performance.

Mexico

With the acquisition of Cadillac Jack in 2015, we acquired a strong foothold in the Mexican gaming market. The Mexican market consists of approximately 120,000 EGMs, and our approximately 7,400 units, located in nearly 250 gaming facilities, represent just over 5% of the total market. Revenue generated by our EGMs in Mexico represented about 12% of our total revenue in the LTM period, and we have consistently been growing our installed base in the region.

Philippines Market

We intend to enter the Philippines market in early 2018, which is a legalized market that we believe has a total size of approximately 70,000 units. We are currently in the process of obtaining an operating license to enter this market, which we expect to obtain in early 2018. We intend to offer our new ALORA cabinet, which is based on Latin-style bingo, in this market and we estimate that we will be able to generate participation rates of 22-25% of win per day, which compares favorably to the 20% that we typically receive in other international markets.

Brazil Market Potential

Considered one of the last major “frontiers” in gaming, Brazil potentially presents a significant opportunity for us. To date, Brazil only allows lotteries under the federal bank (Caixa Econômica Federal), as well as state lotteries, racing and tournament poker games. As a means to help raise government revenues, Bill no. 186/2014 was introduced in May 2015 proposing to expand the gambling market in Brazil. In December 2015, the bill passed the Senate’s Special Committee on National Economic Development. The bill would allow land-based casinos, online casino games, and more than, we believe, 550 bingo halls in major cities, among other things. Assuming the maximum number of bingo halls and casinos are built, we believe up to 500,000 gaming machines could be introduced in the country as a result.

We have made careful preparations and implemented a plan to be in a strong position to enter the market quickly if the gaming bill should pass. We have formed key strategic alliances in Brazil, including partnering with Brazilian entrepreneur Marcus Fortunato, developer of one of the world’s leading video-bingo products. Our Brazilian team is currently developing a library of games specific to the Brazilian market, which includes both new bingo-centric titles and familiar classics. We will offer our newly designed ALORA cabinet to the Brazilian market to ensure we are poised to build a meaningful footprint as soon as gaming is legalized. We believe that the groundwork we have implemented and product roadmaps we have designed over the past twelve months position us as a viable, reputable supplier for the Brazilian gaming market. We currently have memorandums of understanding with nine potential gaming operators to place approximately 8,700 EGMs on participation agreements, which would represent only 1.7% of a market that we estimate to be at approximately 500,000 units.

Other Potential International Markets

Regulated gaming exists in many regions across the globe, presenting significant long-term opportunities for AGS given that our focus has predominantly been in North and Latin America. We believe over the next several years, we will gain entry into more international markets, including:

•	Asia—the EGM market in Asia is growing, particularly in markets such as Macau, Japan and Singapore. Given our popular Asian-themed games and bonuses, we believe our content would perform well in these markets.

•	Australia—there is a significant EGM market in Australia. According to Eilers & Krejcik, there is a stable annual replacement cycle of approximately 20,000 units. Many of our most popular, high-performing titles, such as our Golden Wins family of games, combine high-volatility game dynamics with Australian math models. For these reasons, we believe our content would perform well in the Australian market.

•	Europe—the EGM market in Europe is a mature market, but we believe that opportunity exists for European operators to replace older, less profitable products with our high-performing content.

Table Products

According to Eilers & Krejcik, the total number of table games in North America is approximately 30,000 units. This includes public domain games, proprietary table games, poker room tables, and non-card based table games such as roulette, craps and sic bo. AGS has approximately 2,350 proprietary table games installed in North America, which represents approximately 8% of the total market.

We believe that there are three key market opportunities for us to grow our footprint in table products.

•	Proprietary Table Games Growth—the proprietary table game section of the casino has continued to steadily grow over the past 20 years. In 1997, we believe proprietary table games represented only 1% of table games in North American casinos; today, that number has grown, on average, to approximately 15%. We believe that this portion of table games will continue to grow as proprietary table games have a higher hold percentage and thus are more profitable to casino operators than standard public domain titles.

•	Opportunity to Optimize Performance on Blackjack—with approximately 13,000 units, we believe blackjack represents the greatest number of table games in North America. A growing trend over the past 10 years has been the introduction of side-bets on blackjack tables to increase the overall hold of the game. We believe we have one of the industry’s most popular blackjack side-bets in our table game library, Buster Blackjack. We have nearly quadrupled the installed base of this side-bet since acquiring it and anticipate further growth. With approximately 10% of blackjack tables upgraded with our side-bets, we believe there is considerable opportunity for further penetration. Additionally, operators have recently increased the number of side-bets and progressive bonuses on blackjack tables, adding two or even three side-bets to appeal to various gambler preferences. This paradigm shift has given us the ability to gain real estate on blackjack tables that have a competitor’s side-bet.

•	Penetration on Poker Tables—According to Eilers & Krejcik, there are roughly 7,400 poker tables in North America. We recently introduced the Dex S card shuffler specifically for poker tables. We believe a significant number of these tables do not have a card shuffler and are viable targets for Dex S. We also believe that—given the Dex S value proposition of being an economical, low-maintenance shuffling alternative—opportunity exists to convert some number of poker tables that are currently using a competitive shuffler product.

In addition to targeting North America, we believe we have the right kind of product mix to penetrate international markets such as Australia, Latin America, Europe and Asia.

Drivers of Customer Demand

Casino and other legal gaming operators continuously seek to increase their revenue growth and profitability. The importance of gaming machine revenue to a casino operator’s profitability has created demand for gaming machines that have the ability to generate superior daily net win. Casino operators also seek ways to appeal to various player preferences by offering table products such as blackjack, poker, roulette and derivatives of these games. In addition to both EGMs and table products, operators also seek efficiency-enhancing products that help increase productivity and security on their floors, such as card shufflers. As a result, gaming equipment manufacturers have increasingly focused on enhancing the overall entertainment value and appeal of games and gaming machines, which drives the demand for the replacement of older games and gaming machines. We believe that earnings performance of our products is the primary driver of customer demand.

The typical refresh cycle for EGMs creates a natural, continuous driver of equipment sales and provides us with the ability to optimize our installed base by constantly refreshing it with newer product. According to

Eilers & Krejcik, casino operators plan to replace an average of 7.8% of the casino owned games on their floors over the next 12 months. Additionally, Tribal markets and international casino operators continue to replace games at a much higher rate than U.S. commercial casinos although U.S. commercial casinos are the primary driver for the overall improvement in the average replacement rate.

Demand for our products and services is also driven by:

•	Casino expansions and new casino openings;

•	Opening of new gaming jurisdictions;

•	Expansion of our product line and introduction of new technologies;

•	Entering new distribution channels and markets not previously served; and

•	Our reputation, reliability and after-sales service support.

BUSINESS

We are a leading designer and supplier of EGMs and other products and services for the gaming industry. Founded in 2005, we historically focused on supplying EGMs, including slot machines, video bingo machines, and other electronic gaming devices, to the Native American gaming market, where we maintain an approximately 20% market share of all Class II EGMs. Since 2014, we have expanded our product line-up to include: (i) Class III EGMs for commercial and Native American casinos permitted to operate Class III EGMs, (ii) table game products and (iii) interactive products, all of which we believe provide us with growth opportunities as we expand in markets where we currently have limited or no presence. Our expansion into Class III and ancillary product offerings has driven our strong growth and momentum in revenue, EGM adjusted EBITDA and our installed base, which have increased by 173%, 158% and 152%, respectively, since 2014. For the LTM period, approximately 83% of our total revenue was generated through recurring contracted lease agreements whereby we place EGMs and table game products at our customers’ gaming facilities under either a revenue sharing agreement (we receive a percentage of the revenues that these products generate) or fee-per-day agreement (we receive a daily or monthly fixed fee per EGM or table game product), or recurring revenue from our Interactive gaming operations. We operate our business in three distinct segments: EGMs, Table Products and Interactive.

We are a Nevada corporation that was formed in August 2013 to acquire, through one of our indirect wholly owned subsidiaries, 100% of the equity in AGS Capital, LLC (“AGS Capital”, “Predecessor”) from AGS Holdings, LLC (“AGS Holdings”). AGS Capital was a supplier of EGMs primarily to Class II Native American gaming jurisdictions. On December 13, 2017, we changed our state of incorporation from Delaware to Nevada under the applicable provisions of the General Corporation Law of the State of Delaware and the NRS. The Reincorporation resulted in a change in our name from AP Gaming Holdco, Inc. to PlayAGS, Inc.

Products

We provide our casino customers with high-performing Class II and Class III EGMs for the Native American and commercial gaming markets, more than 30 unique table products offerings, ancillary table products equipment, systems software, computer hardware, signage and other equipment for operation within their gaming facilities. We also offer a vast library of casino-themed social and mobile games as well as business to business social casino products available to land-based casino customers.

EGM segment

EGMs constitute our largest segment, representing 94% of our revenue for the LTM period. We have a library of nearly 300 proprietary game titles that we deliver on several state-of-the-art EGM cabinets, including ICON (our core cabinet), Orion (our newly-introduced premium cabinet), and Big Red/Colossal Diamonds (our specialty large-format cabinet). We also have developed a new Latin-style bingo cabinet called ALORA, which we plan to use in select international markets, including the Philippines and Brazil.

Our cabinets and game titles are among the top performing premium leased games in the industry. We design all of our cabinets with the intention of capturing the attention of players on casino floors while aiming to maximize operator profits with our premium leased games outperforming most of the EGMs manufactured by our competitors, generating win per day that is 2.7 times higher than the average of all of the gaming machines in the casinos where we have our EGMs placed.

We have increased our installed base of EGMs every year from 2005 through the LTM period, and as of September 30, 2017, our total EGM footprint comprised 22,015 units (14,544 domestic and 7,471 international). We remain highly focused on continuing to expand our installed base of leased EGMs in markets that we currently serve as well as new jurisdictions where we do not presently have any EGMs installed. Since our founding, we have made significant progress in expanding the number of markets where we are licensed to sell or lease our EGMs. In 2005, we were licensed in three states (5 total licenses) and currently we are licensed in 33 U.S. states and two foreign countries (253 total licenses). As of September 30, 2017, our installed base represented only approximately 2% of the total addressable market of approximately 980,000 EGMs installed throughout the United States and Canada. According to Eilers & Krejcik, U.S. casino operators expect to allocate approximately 5.5% of their 2018 EGM purchases to AGS products, which is more than three times higher than our ship share in 2016 and we believe we are positioned to gain significant market share over the next several years.

We offer our customers the option of either leasing or purchasing our EGMs and associated gaming systems. Currently, we derive substantially all of our gaming revenues from EGMs installed under revenue sharing or fee-per-day lease agreements, also known as “participation” agreements, and we refer to such revenue generation as our “participation model”. As we expand into new gaming markets and roll out our new and proprietary cabinets and titles, we expect the sales of gaming machines and systems will play an increasingly important role in our business and will complement our core participation model.

Below are a few of our more significant cabinets:

   Our ICON cabinet offers modern design with seamless integration of light and sound, ergonomic design, and stunning visual effects to complement our premium game content and play mechanics. The ICON is equipped with two flush mounted 23” HD LCDs, integrated sound system, and two subtle light panels surround the LCD monitors and react to on-screen events, enhancing game features, building anticipation, celebrating big wins, and highlighting bonus events. The ICON has served as our “workhorse” since its introduction, serving as the single biggest growth driver for our business due to its reliability and deep portfolio of games available. The ICON has helped us build success stories in new markets, and we expect to build even more momentum in the coming months of 2017 due to its proven performance. We currently have over 2,500 ICON cabinets installed on a recurring revenue basis. The current revenue per day for each ICON cabinet is approximately $25.00.

   Our Orion cabinet is a premium cabinet focused on performance, flexibility, and style. Engineered for multiple configurations, this cabinet powered by a common platform, available in Class II and Class III, and benefits from easy servicing. Powered by our Atlas operating platform, Orion’s self-contained logic and use of a common platform eliminate the need for multiple servers. Full-color LED lights surround Orion’s 42” HD LCD touchscreen monitor, capable of changing colors and patterns on each machine or across entire banks in a manner that corresponds to each feature within the game. We unveiled Orion at the Global Gaming Expo in late 2016 to positive customer feedback. Additionally, our Orion product received positive recognition within the industry, including winning silver at the 2017 Global Gaming Business Annual Gaming & Technology Awards. We believe our Orion cabinet will help us build momentum in Class III and newly addressable markets, and will be a material driver of our equipment sales business. As of October 31, 2017, there were 1,400 installed Orion EGMs in 199 casinos. The current revenue per day for each Orion cabinet is approximately $50.00.

   Big Red is a premium, specialty cabinet focused on simple, classic gameplay. At 8’ tall and 8’ wide, its massive size and bright red color commands attention on the casino floor and creates a community-style gaming experience. Currently available with our top-performing game title Colossal Diamonds, Big Red is engineered for both Class II and Class III formats. With one of the highest returns on invested capital in the slot business, Big Red has consistently been listed as one of the top-ten performing premium leased games in the Eilers & Krejcik Quarterly Slot Surveys. Strategic engineering advancements are currently underway that will allow progressive capabilities and signage features to maximize game play in Colossal Diamonds, as well as support new game titles under development. We currently have approximately 250 Big Red cabinets installed on a recurring revenue basis.

   Our legacy Halo cabinet offers competitive Class II hardware to enhance the player experience with vivid graphics and lighting. It’s equipped with two 22” wide-screen, hi-resolution LCDs. Designed for easy servicing and aesthetic appeal, Halo also complements our Core game title library by allowing us to easily convert high-performing game titles built for Premium cabinets onto Halo’s legacy hardware. This flexibility allows us to stabilize and grow the existing footprint in key Class II markets, such as Mexico, Oklahoma, and California, and provides substantial opportunities for future hardware replacements while still allowing customers to offer our top-performing titles. We currently have approximately 3,800 Halo cabinets installed on a recurring revenue basis.

   Alora is a specialty cabinet designed specifically for the Latin-style bingo player. Designed by a team of Brazilians for the potential Brazil market opening, the cabinet will be deployed in the Philippines and Mexico, both of which currently have mature and stable Latin-style bingo markets. The Alora platform supports dual screen 23.8” monitors and features a unique foot pedal that gives players the option to play without using the button panel. Each game theme offered on this platform supports instant bonuses, stand-alone progressives and a community progressive. We believe that Latin-style bingo game titles have a longer life span as compared to traditional EGMs. Currently, we have six game titles for the Alora, such as Bingolandia, Show de Balla and Go Bananas, and are developing four additional titles, which we expect will be commercially available in early 2018.

We have strategically shifted our focus to create new internal content and leverage our Atlas operating platform, obtained through the Cadillac Jack Acquisition, as a conduit for our current and future products. Currently, our ICON and Orion cabinets run on the Atlas operating platform. We will continue porting our legacy games onto the Atlas platform, enhancing both our Class II and III offerings. We expect internally-generated content to be a larger source of our installed base going forward.

We categorize our EGM titles into two main groups: “Core” and “Premium and Specialty”. Our Atlanta game development studio is responsible for creating Core video EGM content as well as new hardware designs and concepts. Our Las Vegas development team focuses primarily on Premium and Specialty games. Our Core titles have a proven track record of success and are targeted at maintaining and growing our current installed base. Our Premium titles include unique and niche titles that provide a distinctive player experience and are targeted at increasing floor space in both existing and new jurisdictions. Specialty titles describe our jumbo games, such as Colossal Diamonds, and games made specifically for high-limit winnings. In total, our development teams have the capabilities to produce approximately 50 games per year. We believe this strategy of producing diversified content will allow us to maintain and grow our market leadership within our current Class II base, as well as expand into Class III casinos in other key jurisdictions.

   Our Core titles, offered on our ICON and Halo cabinets, include Jade Wins, Golden Wins, White Buffalo Dreamcatcher, Shadow Fox Dreamcatcher, Gold Dragon Red Dragon, Buffalo Jackpots, Longhorn Jackpots, and the So Hot family of games, which are some of the top-performing Class II games in the market today. We design our Core titles to provide a universal appeal to players while helping to maximize our customer’s operations.

   Our Premium and Specialty titles, offered on ICON, Orion and Big Red, include an assortment of compelling features that maximize the capabilities of their hardware. Top-performing titles include Colossal Diamonds, Wolf Queen, Fu Nan Fu Nu, and Fire Wolf II. These titles are premium in nature because they include dynamic play mechanics such as Pick ‘em Progressives, Must-Hit-By Progressives, Streaming Stacks, Reel Surges, Free Spin Bonuses, and much more. Their main game features are wrapped inside crisp graphics and sounds that maximize the hardware’s capabilities to provide universal player appeal that helps optimize our customer’s operations.

Table Products

In addition to our existing portfolio of EGMs, we also offer our customers more than 30 unique table product offerings, including live felt table games, side bet offerings, progressives, signage and other ancillary table game equipment. Our table products are designed with the goal of enhancing the table games section of the casino floor (commonly known as “the pit”). Over the past 10 years, there has been a trend of introducing side-bets on blackjack tables to increase the game’s overall hold. Our table products segments offers a full suite of side-bets and specialty table games that capitalize on this trend, and we believe that this segment will serve as an important growth engine for our company, including by generating further cross-selling opportunities with our EGM offerings. As of September 30, 2017, we had placed 2,350 table products domestically and internationally and we believe we are presently a leading supplier of table products to the gaming industry based on number of products placed.

Our Table Products segment focuses on high margin recurring revenue generated by leases. Nearly all of the revenue we generate in this segment is recurring. We have acquired several proprietary table games and side-bets and developed others in-house.

   Our premium game titles include Chase the Flush, Criss Cross Poker, Mega Blackjack, and Five Card PurSUIT, among others. This segment of the table product business provides an area for growth and expansion in the marketplace, as the industry’s revenues are currently dominated by a single competitor, and we have recently expanded our sales efforts to cover greater territory. The game mechanics of our premium titles take classic public domain games and offer a twist on game play that increases volatility while simultaneously increasing hold for operators. This means players experience larger wins, which keeps them engaged in the games for longer periods of time, and operators experience potential incremental revenue.

   As one of the fastest growing bonus bets in the world, Buster Blackjack headlines our side-bets product category, nearly quadrupling its installed base since acquiring it. Most recently, Buster Blackjack has been installed in Australia at the Crown Melbourne Casino. In addition to Buster Blackjack, we have other top-performing side-bet games such as War Blackjack, In-Bet, Push Your Luck, and Deuces Wild. These bonus bets include a mix of pre- and post-bet mechanics, a growing trend in the table products space. These pre- and post-bets make it easier for both dealers and players to understand and do not interrupt or slow down basic game play, meaning more hands per hour and a potential increase in hold.

   We also recently acquired five dynamic, new games, including Super 4, Blackjack Match Progressive, Jackpot Blackjack, Royal 9, and Jackpot Baccarat. These games have approximately 500 installs worldwide and feature a simple, rewarding side bet that extends the winning experience in interactive ways and further engages players. These games complement core table game offerings and serve to make traditional play more exciting, benefitting both players and operators.

As one of the newer areas of our Table Products business, our equipment offerings are ancillary to table games, such as card shufflers and table signage, and provide casino operators a greater variety of choice in the marketplace. This product segment includes our highly-anticipated single-card shuffler, Dex S, as well as our Baccarat Signage solution and Roulette Readerboard. We believe this area of the business holds many opportunities for growth, as the technology currently installed in the signage and readerboard areas are in a replacement cycle.

   In September 2015, we announced the acquisition of critical card shuffler intellectual property and technology. The Dex S card shuffler is a byproduct of this acquisition. A single-deck, commercial-grade shuffler featuring a streamlined design with fewer moving parts, Dex S is exceptionally functional and economical. It shuffles a single deck of cards in less than 45 seconds and requires much less servicing than traditional shufflers for increased up-time and efficiency. We believe Dex S could be a potential growth driver in 2017 and beyond, as it provides an alternative to both hand-shuffling and to shufflers produced by other manufacturers such as Scientific Games, which we believe to be the worldwide market-leader in shufflers.

   We offer casinos alternative ways to increase play and attract players’ attention with our Baccarat Display and Roulette Readerboard solutions. The purpose of these products is to show trends, results, and statistics to help drive more play at baccarat and roulette wheels. They offer double-sided, high-definition systems that allow operators to customize the screens, including min/max limits, fonts, colors, and more. As these products are for table games offering baccarat and roulette, this area of our business offers growth potential as operators search for new options to replace their outdated technology.

After acquiring intellectual property around progressive bonusing systems, our Table Products segment has taken the base systems and heavily expanded on it to now offer customers a bonusing solution for casino operators. We believe progressive bonusing on table products is a growing trend with substantial growth opportunities. We continue to develop and expand our core system to offer new and exciting bonusing and progressive products for the marketplace.

   Bonus Spin is a first-of-its kind wheel-based table products progressive solution that uses built-in, light-up bet sensors, a tablet-style dealer interface, and a progressive engine that’s fully customizable. Operators can offer anything from a progressive top prize, a fixed top prize, or an experience-based prize as the top award. Sophisticated 3D graphics and a double-sided display draw players into the game and show prizes, results, and bet limits. By adding Bonus Spin to any of their table products, we believe operators can instantly be more effective at marketing their games by offering customizable prizes that target specific player segments, resulting in more player excitement, interaction, and a potential increase in revenues and visits. In addition, Bonus Spin can be easily added to any of our table products, providing substantial growth opportunities. Bonus Spin was recognized at the Casino Journal’s Annual Top 20 Most Innovative Gaming & Technology Product Awards. As of September 30, 2017, and in less than one year since its launch, we have placed more than 100 Bonus Spin units.

Interactive Social Casino Products

   Our B2C social casino games include online versions of our popular EGM titles and are accessible to players worldwide on multiple mobile platforms, which we believe establishes brand recognition and cross-selling opportunities. Our B2C Social games operate on a free to play model, whereby game players may collect virtual currency or other virtual consumable goods (collectively referred to as “virtual goods” or “virtual currency”) free of charge, through the passage of time or through targeted marketing promotions. Additionally, players have the ability to send free “gifts” of virtual goods to their friends through interactions with certain social platforms. If a game player wishes to obtain virtual goods above and beyond the level of free virtual goods available to that player, the player may purchase additional virtual goods. Once obtained, virtual currency (either free or purchased) cannot be redeemed for cash nor exchanged for anything other than game play.

We design our portfolio of B2C games to appeal to the interests of the broad group of people who like to play casino-themed social and mobile games. Our B2C games leverage the global connectivity and distribution of Facebook, as well as mobile platforms such as the Apple App Store and Google Play Store.

We have recently expanded into the B2B space through our core app, Lucky Play Casino, whereby we white label our social game product and enable our land-based casino customers to brand the social gaming product with their own casino name. Currently, our B2C Social games consist of our mobile apps, Lucky Play Casino, Wild Vegas Casino, Buffalo Jackpot Casino, and Vegas Fever. The apps contain numerous AGS game titles available for consumers to play for fun or with chips they purchase in the app. Some of our most popular social games include content that is also popular in land-based settings such as Fire Wolf, Gold Dragon Red Dragon, Legend of the White Buffalo, Royal Reels, Colossal Diamonds, So Hot, Monkey in the Bank, and many more.

   We offer two distinct B2B social casino products available to land-based casino customers. The first product is Social White Label Casino (“Social WLC”), a white label version of Lucky Play Casino that contains the same slot games, meta game features and promotional capabilities branded with the casino customer’s brand and style. While we will not directly launch any new B2C Social casino apps in 2017, we anticipate launching multiple Social WLC apps on behalf of our casino customers. The second product is Social RGS, a remote gaming server specifically used to provide AGS slot game content to casino customers using either their own or a third-party’s social casino solution.

Competitive Strengths

We have grown our revenue, adjusted EBITDA and installed base by consistently adding to the unique and differentiated products that we offer to our players and casino operators while maintaining a consistent focus on customer service. We have a track record of completing and integrating acquisitions, expanding our product lines, and developing new content and gaming products to meet the needs of our customers. We believe that this track record differentiates us from our competition and, along with the following competitive strengths, has enabled us to become a leading designer and supplier of gaming equipment and services.

   High-Margin, Recurring Revenue Model with Attractive Payback Periods on Newly Deployed Capital

Approximately 83% of our revenue in the LTM period was derived from products that we leased to our customers and recurring revenue from our Interactive gaming operations. This strong base of recurring, contracted, high-margin revenue generated a 56% EGM adjusted EBITDA margin, which reflects the strong performance and longevity of our game titles and long-term relationships with our key customers. The cash flow generated from our recurring revenue sources has provided us with a stable source of capital to grow our footprint both domestically and internationally. Given the high-margin, recurring-revenue nature of our new EGMs, we benefit from payback periods on our leased units of only approximately 12 months for our core units and approximately 8 months for our premium units.

   Best-in-Class R&D Teams that Produce Industry-Leading Products

Our R&D teams have demonstrated industry leadership by creating several top-performing titles and innovative hardware designs, such as our newly-introduced premium cabinet, Orion Slant, which features a unique slanted top that has a more comfortable ergonomic design for slot machine players. The innovative nature of our products has, in part, led to 75% of our customer base electing to purchase at least one of our recently-released ICON or Orion cabinets. As reflected in the charts below, our casino-owned EGMs outperform those from all other suppliers, generating win per day 1.8 times higher than the house average. Our premium leased games were the second-best across the industry, delivering win per day that was 2.7 times higher than the average of the casino floors (up from 2.0 times higher in the previous quarter) where our machines are placed.

Premium Leased Game Performance—Domestic(1)	Casino Owned Game Performance—Domestic(1)

Source: Eilers & Krejcik Q3 2017 Slot Survey.

(1)	Domestic Class II and Class III performance per Eilers - Fantini Q3 2017 Quarterly Slot.

In addition to the performance of the machines, we believe our products contribute to high levels of customer satisfaction as evidenced by our strong trial unit conversion metrics. For the LTM period, 99% of customer trial units resulted in conversion to a lease or sale. Additionally, our share of top performing casino-owned games improved to 3.0% in the third quarter of 2017 from 1.8% in the prior quarter, according to Eilers & Krejcik. The success of our products has led to several awards recognizing the excellence of our products in 2017, as voted by customers and industry experts, including a silver award at the Global Gaming Business Annual Gaming & Technology Awards for our new premium Orion product, and recognition at Casino Journal’s Annual Top 20 Most Innovative Gaming & Technology Product Awards for both Orion and our Bonus Spin table product.

   Focus on the “Core Gambler” to Drive Profitability for Our Customers

We create slot machine titles predominantly for the “core gambler” (sometimes referred to as a “local player”), who we believe comprises 20% of the slot player demographic, but approximately 80% of the slot industry profits. The core gambler is an actively-engaged slot player, who typically gambles more frequently than a tourist visiting a destination market such as Las Vegas, and we believe this type of player represents an underserved, but highly-profitable demographic. Based on our internal research, we believe core gamblers visit casinos with high frequency and demonstrate strong loyalty to specific gaming titles. We design many of our games to appeal to this player base by creating high-volatility games that keep players invested and engaged during their gaming experience. We focus on building games that encourage players to spend more time on our devices and are designed to ensure the player has fun by providing various bonus triggers and multiple ways to win within the game. We believe that this strategic focus gives us a competitive edge because we are not distracted by spending a substantial amount of time, resources or development dollars to acquire expensive licenses and brands with limited shelf life for less frequent or less profitable gambler subsets.

   Broad and Diverse Product Portfolio

We offer a wide variety of content and technology with hundreds of titles, and we aim to be a “one-stop shop” for our customers. We have recently expanded our EGM cabinet offerings to include cutting-edge premium products, such as Orion (introduced in May 2017), and unique formats that stand out on the casino floor, such as Big Red (introduced in September 2014). For table products, we have diversified content for poker, blackjack and roulette derivatives, as well as bonusing enhancements that offer new and exciting gaming experiences. Our table products also include a variety of ancillary equipment designed to create greater efficiency for our customers, such as our new Dex S single-deck shuffler. We strategically pursue acquisitions and our broad, customer-focused distribution network to enhance our content, titles and overall installed base. An example of our strategy’s success was the Buster Blackjack side bet offering, in which we have increased our installed footprint by nearly four times since the acquisition. We will also continue to partner strategically with select developers to bring innovative and new product concepts to our customers by leveraging our distribution network as we have recently done with Alfastreet’s Royal Derby offering. Within our interactive segment, our B2C social games include online versions of our popular EGM game titles and are accessible to players worldwide on multiple mobile platforms, which we believe leads to establishing brand recognition and cross selling opportunities.

   Unique and Value-Enhancing Culture that Attracts Top Talent

Our corporate culture is based on the core concepts of passion, performance and teamwork, which allows us to be nimble and flexible in our strategy and execution. We strive to cultivate a culture where employees care about our business and the specific work that they do, where they feel strongly that AGS is not just a place to work but is also a community. This philosophy starts in the recruiting process and continues with every business, social and cultural activity at AGS. The result is a unique culture that we believe sets us apart from other companies in our space and has been critical to our successful recruitment and retention of top talent. Because we offer a rewarding work environment and many employee-friendly benefits and perks that are not standard in the gaming industry, we believe AGS is known as a fun and open place to work. Through, among others, numerous wellness initiatives, benefits such as hands-on community volunteering activities, various events promoting team spirit, and frequent and direct executive-to-employee communication, we believe we have gained the reputation of being a top employer in the gaming industry. Our company has received numerous awards highlighting our culture of employee wellness, including being named one of Atlanta’s Best and Brightest Companies to Work For 2017. As we grow and expand our business, we believe that our employee-centric culture will continue to attract high-caliber talent that will further enhance our team.

   Experienced Management Team with a Strong Track Record of Execution

Our management team has significant experience in the gaming supply industry and has significant expertise in developing new products to serve our core customers and expand geographically. Our senior management team draws from prior work experience at SHFL entertainment, Inc., Bally Technologies, Konami, Global Cash Access and Scientific Games. Over the past three years, we have substantially upgraded much of the senior leadership team, which has nearly 100 years of combined experience in the gaming supply industry. In particular, we have enhanced our senior leadership team with the appointment of David Lopez as our CEO in 2014. David has over 20 years of industry experience, and was the former CEO of Global Cash Access and COO of SHFL entertainment, Inc. Under his leadership, we have substantially upgraded the senior leadership team with the additional appointment of Sigmund Lee as CTO (former CTO of Cadillac Jack and VP of Engineering at Bally Technologies, with over 15 years of industry experience). We believe our team is well-positioned to continue to deliver superior and highly-memorable gaming experiences, while executing on a substantial expansion in domestic and international markets.

   Proven Ability to Successfully Integrate Acquisitions and Scale Our Platform

We have a strong track record of acquiring and integrating businesses with limited disruption to our core business. Over the past three years, we have effectively integrated over 20 acquisitions. The acquisition of Cadillac Jack demonstrated our ability to recognize both cost and revenue synergies and, as a result of efficiently integrating two complementary businesses, to deliver record financial results in 2016. We believe that our proven track record is the result of our ability to successfully identify businesses with products and cultures that are complementary to AGS.

Even though we face significant competition across all segments from companies with greater financial resources, experience and financing resources, we believe that our competitive strengths differentiate us from such competitors and provide a foundation for our future position in the gaming industry.

Growth Strategies

   Build Momentum and Penetrate Class III and Commercial Jurisdictions

Expansion in Class III and commercial gaming jurisdictions represents a significant growth opportunity for us as there are many jurisdictions where we have only recently been licensed or allowed, including Indiana (2015), New Mexico (2017), Nevada (2014), Connecticut (2014), Iowa (2017), Mississippi (2015) and Louisiana (2017). Our third quarter 2017 ship share in many of these recently-licensed markets has been strong, with Indiana at 9%, Iowa at 10%, New Mexico at 9%, Nevada at 5%, Mississippi at 15% and Louisiana at 29%. We also have the opportunity to enter many of the large commercial gaming markets in the U.S. where we currently have no presence, including Colorado, Ohio and Pennsylvania and new gaming markets such as Massachusetts. These new markets provide us with a tremendous opportunity to expand our recurring installed base. According to Eilers & Krejcik, the total EGM market consists of 980,000 units. As of September 30, 2017, our total backlog of signed contracts for ICON and Orion EGMs represented approximately $10 million of EGM adjusted EBITDA (based on historic revenue per day, sales price and respective EGM adjusted EBITDA margins for Orion and ICON). We strategically allow our customers to purchase or lease our premium cabinets, whereas our competitors typically only lease (and will not sell) their premium products. We believe our willingness to sell our premium cabinets gives us a competitive advantage with our customers. As a result of our efforts, we have been able to attract a number of new customers over the past three years, including MGM, Caesars, Penn National Gaming and Las Vegas Sands.

   Optimize Yield Across our Existing Footprint

We believe there is a significant opportunity to optimize the older EGMs in our existing installed base with newer, more profitable cabinets. By improving the performance of our installed base, we will generate incremental EGM adjusted EBITDA since our participation model enables us to share in the profitability of the EGMs that we place in our customers’ gaming facilities. We currently have an installed base of approximately 3,100 older cabinets that we believe, over time, can be upgraded with our newer cabinets to generate higher win per day. The typical refresh cycle for EGMs is approximately three years, which creates a natural, continuous driver of equipment sales and provides us with the ability to optimize our installed base by constantly refreshing it with newer cabinets. Over the past twelve months, we have optimized over 1,600 of our cabinets, which has led to approximately $4.5 million of incremental run-rate revenue, approximately 100% of which flows to EGM adjusted EBITDA. A specific example of this took place at the Winstar casino in Oklahoma, in which we optimized 28 underperforming legacy EGMs by replacing them with our new Orion cabinet, which resulted in a significant increase in incremental run-rate revenue. When annualized, the effect of this optimization results in an increase in incremental run-rate revenue of nearly $1.0 million. Another benefit of our yield optimization program is that we can take the older units from domestic casinos, refurbish them for approximately $1,500 and redeploy them in Mexico. These redeployed units broaden our international footprint and generate a high return on investment given the low cost to refurbish the units. Based on FY 2016 revenue per day and related refurbishment expenditure figures, we estimate that our return on investment for each refurbished unit that is leased into the Mexican market is 191%.

   Expand Globally

We consider many factors when choosing to enter a new international market, including the size of the opportunity and the regulatory environment. Since 2015, we have implemented a renewed strategy in Mexico, which has improved our relationship with our customers and enabled us to grow our installed base to approximately 7,400 units in nearly 250 facilities, which represents over 5% of the market. As of September 30, 2017, we had 7,471 units placed in Mexico, which was up 8% from the 6,898 units that were installed at the end of 2016. These units generate approximately $8.40 of revenue per day and an EGM adjusted EBITDA margin of approximately 69%.

We intend to enter the Philippines market in early 2018, which we believe has a total market size of approximately 70,000 units. We are currently in the process of obtaining an operating license to enter this market, which we expect to obtain in the first quarter of 2018 and begin installing units on a recurring basis shortly thereafter. We intend to offer our new ALORA cabinet, which is based on Latin-style bingo, in this market and we estimate that we will be able to generate participation rates of 22-25% of win per day, which compares favorably to the 20% that we typically receive in other international markets. The Philippines market represents a significant untapped opportunity for us. We intend to establish a footprint of approximately 3,000 to 5,000 units over a three to five year period.

Additionally, over the past twelve months we have expanded our presence in Canada through EGM sales into that market and we recently introduced our table products content to the Australian gaming market. On the near-term horizon, we believe that certain parts of Asia and Europe present high-growth opportunities for our business given the types of gaming content that we create, which we believe resonates with players from both of these cultures.

We also believe there are several other markets, such as Brazil, that present a significant growth opportunity for us. Over the past several months, the Brazilian legislature has put forth key legislation to legalize regulated gaming. We have implemented a comprehensive strategy to enter the Brazilian market and we have already executed memoranda of understanding (“MOU”) with nine potential gaming operators to place approximately 8,700 EGMs in Brazil as soon as the country legalizes gaming. We intend to establish a footprint of approximately 8,000 to 10,000 units over a three to five year period.

   Further Expand Our Class II Market Leadership and Continue Growth of our Recurring Revenue Base

We believe that our existing core Class II product offering is among the strongest in the industry and we are committed to growing our existing Class II installed base. Currently, we believe we are the second largest supplier of Class II games in the United States. We expect to continue gaining market share in our existing Class II jurisdictions as we introduce more games and new hardware, and we also intend to enter new Class II jurisdictions (we have acquired 68 new Class II licenses in the past three years). There is a sizable Native American casino scheduled to open in the first quarter of 2018 and our Class II placements at this property should add over 175 games to our installed base. We believe that the unique advantages offered by Class II gaming will result in Native American operators continuing to grow the number of Class II units that they have in their casinos. Given our existing leadership in the Class II market, we feel that we are very well-positioned to capture our share of this continued growth in Class II.

   Focus on Innovation & New Product Verticals for the Next Generation of Casino Players

In 2014, we began developing table products through the acquisitions of War Blackjack and other related intellectual property with the objective of diversifying our product portfolio to include gaming experiences for a different gaming consumer profile. The extension of our business into table products, as well as our entry into the interactive social casino space, demonstrates our commitment to evolving our business to adapt to the preferences of the next-generation gambler. As of September 30, 2017, we had 2,350 table products leased to our customers. We plan to continue expanding our table products offerings through acquisitions and internal development and have high expectations for our newly launched Bonus Spin progressive technology and Dex S single-deck shuffler. We continue to convert our proven land-based casino content into online and mobile formats for social gaming. Our popular land-based slot machine games, such as Golden Wins, Jade Wins, Buffalo Jackpots and Firebull to name a few, have been among the strongest performers in our social casino game catalog. In addition to new game titles, we continue to explore other areas of growth for our Interactive segment including continued expansion of our newly launched B2B Social White Label Casino. The key benefit of our platform is that it has been battle-tested in the highly competitive social casino market, and is able to support casinos’ player-engagement initiatives, with powerful brand extension, communications, promotions, and monetization features. We believe in the potential of our powerful back end Customer Relationship Management (CRM) capabilities, our player segmentation platform, and our ability to customize and brand the product to meet each property’s unique requirements. We also believe that there are opportunities to offer real money gaming and other complimentary products in certain markets in the future.

While the execution of our growth strategies may be delayed or prevented by significant factors that are beyond our control, see “Prospectus Summary—Risk Factors” and “Risk Factors,” our management team remains focused on identifying such factors and preventing their impact on our company through a commitment to product and customer expansion and diversification.

Our Operations

We provide customers with EGMs, table products, ancillary table product equipment, systems software, computer hardware, signage and other equipment for operation within their gaming facilities. In return we receive either a share of the revenue generated by these products and systems, a flat monthly fee, or a daily fee. The determination of whether our agreement results in a revenue share, monthly fee, or daily fee arrangement is generally governed by local gaming jurisdictions. For our revenue share arrangements on EGM products, we have historically shared between 15% and 20% of the revenues generated by the EGMs. Under our agreements for EGMs, we participate in selecting the mix of titles, maintain and service the equipment and oversee certain promotional efforts. For licensed table products and related equipment, we typically receive monthly royalty payments. Currently, Interactive revenue is generated from consumers’ purchases of virtual coins which are used to play the games. In support of our business and operations, we employ a professional staff including field service technicians, production, sales, account management, marketing, technology and game development, licensing and compliance and finance.

Our corporate headquarters are located in Las Vegas, Nevada, which serves as the primarily location for the executive management and administrative functions such as finance, legal, licensing and compliance. Our licensing and compliance division oversees the application and renewal of our corporate gaming licenses, findings of suitability for key officers and directors and certification of our gaming equipment and systems for specific jurisdictions, human resources, as well as coordinating gaming equipment and software shipping and on-site and remote service of our equipment with gaming authorities.

Our field service technicians are responsible for installing, maintaining and servicing our gaming products and systems. Our field service operation including our call center, which operates 24 hours a day, seven days a week, is managed out of our Oklahoma facility. We can also access most of our electronic gaming machines and systems remotely from approved remote locations to provide software updates and routine maintenance. In addition, our electronic gaming machine and system production facilities are located in and managed out of Oklahoma City, Oklahoma, Atlanta, Georgia, and Mexico City, Mexico. Our table product service is primarily managed from Las Vegas, Nevada.

Sales, product management and account management are managed through our various locations and are located throughout the jurisdictions in which we do business. Sales and account management oversee the customer relationship at the individual location as well as at the corporate level and are responsible for developing new customer relationships. Account management is in charge of running on-site promotions and corporate sponsorship programs. In addition, our marketing team is in charge of general corporate marketing, including advertisements and participation at industry trade shows.

Our technology and game development division operates primarily out of our Atlanta, Georgia location and to a lesser extent in Las Vegas, Nevada and Austin, Texas. Through the acquisition of Gamingo Limited (formerly known as “RocketPlay”, currently known as “AGSi”), we have a development team in Tel Aviv, Israel and a new R&D center in Australia. We employ game developers, software and system programmers, project managers and other development and administrative staff that oversee our internal game development efforts and manage third party relationships.

Other Information

Customers and marketing. We market our products to casinos and other legal gaming establishments around the world with our domestic and international sales force and several domestic and international distributors and/or representatives. We believe the quality and breadth of our customer base is a strong testament to the effectiveness and quality of our product offerings, technological innovation and customer service. Our customer base includes leading casino operators in leading established gaming markets such as the United States, Canada and Latin America. Our customers include, among others, Caesar’s Entertainment Corp., MGM Resorts International, Poarch Band of Creek Indians, and the Chickasaw Nation.

Our products and the locations in which we may sell them are subject to the licensing and product approval requirements of various national, state, provincial and tribal jurisdictional agencies that regulate gaming around the world. See “Regulation and Licensing” section below. We lease and sell our products, with an emphasis on leasing versus selling, primarily in the United States. We service the products we lease and offer service packages to customers who purchase products from us.

Product supply. We obtain most of the parts for our products from outside suppliers, including both off-the-shelf items as well as components manufactured to our specifications. We also manufacture parts in-house that are used for product assembly and for servicing existing products. We generally perform warehousing, quality control, final assembly and shipping from our facilities in Las Vegas, Atlanta, Mexico City and Oklahoma City, although small inventories are maintained and repairs are performed by our field service employees. We believe that our sources of supply for components and raw materials are adequate and that alternative sources of materials are available.

Manufacturing

We have manufacturing agreements to build our gaming cabinets with multiple manufacturing vendors. We believe we have limited concentration risk with any one of these vendors, since we own the rights to our cabinet designs and thus have the ability to change manufacturers in the event of a dispute. We believe any of these vendors would be able to build our gaming cabinets for titles on any platform. As the supplier base is large, we are able to gain competitive pricing and delivery on any of our cabinets and have limited risk in supply disruptions.

Our primary EGM production facility is located in and managed out of Oklahoma. Production at this facility includes assembling and refurbishing gaming machines (excluding gaming cabinets), parts support and purchasing. We also assemble EGMs at our Las Vegas, Nevada and Mexico City, Mexico facilities at lower volumes to support the Nevada, California and Mexican markets, respectively. System production is housed at our Atlanta, Georgia office, which house our system design team and our U.S.-based research and development team. Field service technicians are located in various jurisdictions throughout the United States and Mexico and are dispatched from centralized call centers. They are responsible for installing, maintaining and servicing the electronic gaming machines and systems.

Manufacturing commitments are generally based on projected quarterly orders from customers. Due to uneven order flow from customers, we bring the cabinets in with minimal components so that we can delay the cash outlay for the most costly components until closer to the point of sale.

Customers

We believe the quality and breadth of our customer base is a strong testament to the effectiveness and quality of our product offerings, technological innovation and customer service. At the core of our relationship with our customers is our participation model, which aligns our financial incentives with those of our customers through a shared dependence on the games’ performance. The combination of our customer-aligned participation model, quality customer service and strong game performance has allowed us to develop long-term relationships with our tribal and commercial casino customers. Our top participation customers have been with us for nearly a decade, and we believe that we maintain long-term relationships with key customer decision-makers.

We have historically offered select existing and prospective customers an upfront payment, or placement fee, in exchange for exclusive rights to a percentage of their floor space. To a lesser extent, we have offered financing for casino development and expansion projects. In addition to our long-term relationships and contractual arrangements, the consistent demand for our titles from the loyal, repeat players of our titles further ensures our strong presence on our customers’ casino floors.

Within the Native American market, we provide both Class II and Class III games. We also serve customers in commercial, video lottery terminal, charity bingo and route-based markets.

Oklahoma is our largest market and our EGMs in the state accounted for approximately 24% of our total revenue for the last twelve months ended September 30, 2017. Our largest customer is the Chickasaw Nation, a Native American gaming operator in Oklahoma, which accounted for approximately 11% of our total revenue for the last twelve months ended September 30, 2017. The revenues we earn from the Chickasaw Nation are derived from numerous agreements, which are scheduled to expire in 2019, but which we would expect to renew.

Alabama is our second largest market and our EGMs in the state accounted for approximately 12% of our total revenue for the last twelve months ended September 30, 2017. The Poarch Band of Creek Indians, a Native American gaming operator in Alabama, is our second largest customer and accounted for approximately 12% of our total revenue for the last twelve months ended September 30, 2017.

For the last twelve months ended September 30, 2017, we did not receive more than 10% of our total revenue from any of our other customers.

Customer Contracts

We derive the majority of our gaming revenues from participation agreements, whereby we place EGMs and systems, along with our proprietary and other licensed game content, at a customer’s facility in return for either a share of the revenues that these EGMs and systems generate or a daily fee. For licensed table products and related equipment, we typically receive monthly royalty payments. We measure the performance of our domestic installed base of participation EGMs on the net win per day per machine, often referred to as the win per day, or “WPD”. Under our participation agreements, we earn a percentage of the win per day of our domestic installed base of participation EGMs.

Our standard contracts are one to three years in duration and may contain auto-renewal provisions for an additional term. Our contracts generally specify the number of EGMs and other equipment to be provided, revenue share, daily fee or other pricing, provisions regarding installation, training, service and removal of the machines, and other terms and conditions standard in the industry. In some circumstances, we enter into trial agreements with customers that provide a free or fee-based trial period, during which such customers may use our EGMs or table product. Each trial agreement lays out the terms of payment should the customer decide to continue using our machines.

Our placement fee, development or similar agreements in the Native American and other markets have involved both a loan or advance of funds and a gaming equipment lease agreement. These agreements have typically been longer term contracts, ranging from four to ten years depending on the amount of financing provided, market and other factors. These contracts specified the amount and timing of the advances that we will be provided, the uses of those funds and target timing for the construction or remodeling of the gaming facility, if applicable. In addition, the contracts specified the repayment terms of the financing which vary by customer and agreement. Typical terms contained in these agreements included the percentage of the floor, minimum number of gaming machines, or percentage of the route operation allocated to us, the associated term or period of exclusivity for that allocation or number of gaming machines, minimum game performance thresholds, cure periods and resulting obligations, if any, and other general terms and conditions. Certain of these development agreements also contained a buyout option, which provides that upon written notice and payment of a buyout fee, the customer can terminate our floor space privileges.

We generally make efforts to obtain waivers of sovereign immunity in our contracts with Native American customers. However, we do not always obtain these provisions and when we do, they can be limited in scope. There is no guarantee that we will continue or improve our ability to get this term in future contracts. While we have not had any experience with contract enforceability vis-à-vis our Native American customers, we are cognizant of recent cases involving other parties dealing with waivers of sovereign immunity. Those cases put into question how sovereign immunity may be viewed by courts in the future. In the event that we enter into contracts with Native American customers in the future that do not contain a waiver of sovereign immunity, such contracts may be practically unenforceable.

Our game sale contracts are typical of those in the industry. They specify the general terms and conditions of the sale, equipment and services to be provided, as well as pricing and payment terms. In some cases, we provide the central server that is used to operate the purchased equipment on a lease and charge a fee-per-day based on the number of gaming machines connected to the server.

Our interactive social gaming revenue is generated from a high volume of consumers’ purchases of virtual coins which are used to play the games.

Research and Development

We conduct research and development through an internal team to develop new gaming systems and gaming content. Research and development costs consist primarily of salaries and benefits, travel and expenses and other professional services. For the years ended December 31, 2014, 2015 and 2016, we incurred research and development costs of $4.9 million, $14.4 million and $21.3 million, respectively. For the nine months ended September 30, 2016 and 2017, we incurred research and development costs of $16.5 million and $17.9 million, respectively. We employ approximately 160 game developers, software and system programmers, project managers and other development and administrative staff that oversee internal game development efforts and manage third party relationships. The technology and game development division operates primarily out of our Atlanta, Georgia, Austin, Texas and Sydney, Australia locations as well as in Las Vegas, Nevada. The Company does not have customer sponsored research and development costs.

Competition

We encounter competition from other designers, manufacturers and operators of electronic gaming machines, table products and social casino games. Our competitors range from small, localized companies to large, multi-national corporations, several of which have substantial resources and market share.

Our competitors for the live casino floor gaming machines include, but are not limited to, IGT, Scientific Games, Aristocrat, Everi Holdings Inc. (“Everi”), Konami, and Ainsworth Game Technology Ltd. Additionally, there are hundreds of non-gaming companies that design and develop social casino games and apps. Many of our competitors are large, well-established companies with substantially larger operating staffs and greater capital resources and have been engaged in the design, manufacture and operation of gaming products for many years. Some of these companies contain significant intellectual property including patents in gaming technology and hardware design, systems and game play and trademarks. In addition, the larger competitors contain significantly larger content portfolios and content development capability and resources, are licensed in markets throughout the United States, and have international distribution. Scientific Games, IGT, Konami, and Aristocrat all have a presence in the back-office accounting and player tracking business which expands their relationship with casino customers. Everi and Aristocrat are our primary competitors in the Class II market.

To compete effectively, we must, among other things, continue to develop high-performing, innovative games for the Class II and Class III markets, provide excellent service and support to our existing customers, effectively manage our installed base of participation gaming machines, expand our library of proprietary content, develop niche products with strong appeal to both local and next-generation players, be first to market in new non-traditional markets, implement effective marketing and sales functions, and offer competitive pricing and terms on our participation and sale agreements.

Impact of 2015 Acquisitions

On May 29, 2015, we acquired 100% of the equity of Cadillac Jack, a leading provider of Class II gaming machines for the North American tribal gaming market, with key regions of operation including Alabama, Mexico, and Wisconsin. Our consolidated results of operations include the impact of this acquisition and the related transaction costs, as well as the results of operations of Cadillac Jack as of May 29, 2015.

On June 15, 2015, the Company purchased 100% of Gamingo Limited, a leading developer of social casino games for mobile devices. With primary offices in San Francisco and Tel Aviv, AGSi’s flagship product, Lucky Play Casino, gives players a casino-quality experience with slots, table products, tournaments, and live events. The results of operations from AGSi have been included in our consolidated results as of June 15, 2015.

Properties

We currently lease the following properties:

Location	Purpose	Square Footage	Segment

308 Anthony Ave., Oklahoma City, OK 73128	Administrative offices, manufacturing and warehousing	66,661	EGM, Table Games

5475 S. Decatur Blvd., #100, Las Vegas, NV 89118	Corporate headquarters, manufacturing and warehousing	42,964	EGM, Table Games

Lago Tana No. 43, Warehouse 8 and 10, Colonia Huichapan, Mexico City, Mexico	Warehousing	21,528	EGM

Jaime Balmes No. 8, office no. 204, Colonia Los Morales Polanco, Mexico City, Mexico	Administrative offices	8,154	EGM

11201 Century Oaks Terrace, Austin, TX 78758	Research and development	2,951	EGM

433 Airport Blvd., #323, Burlingame, CA 94010	Administrative offices	1,960	Interactive

Kiryat Atidim Building 7 Tel Aviv, Israel	Research and development	1,884	Interactive

165 Ottley Drive, Atlanta, GA 30324	Research and development	17,604	EGM

2400 Commerce Ave, Duluth, GA 30096	Research and development	40,192	EGM

39 Delhi Road, Suite 1, Level 5, Triniti II Sydney, Australia	Research and development	3,305	EGM

In addition to those listed above, we lease a number of additional properties in the United States and internationally that support our operations.

Intellectual Property

We use a combination of internally developed and third-party intellectual property, all of which we believe maintain and enhance our competitive position and protect our products. Such intellectual property includes owned or licensed patents, patent applications, trademarks, and trademark applications in the United States. In addition, we have rights in intellectual property in certain foreign jurisdictions. Some of these rights, however, are shared with other third parties. Additionally, pursuant to our license agreements with third-party game developers, we license and distribute gaming software. We also have pooling arrangements with third parties, whereby all parties to such arrangement are permitted to use certain intellectual property contributed to the pool.

Seasonality

We experience fluctuations in revenues and cash flows from quarter to quarter, as our operating results have been highest during the first and second quarters and lowest in our third and fourth quarters, primarily due to the seasonality of player demand. These fluctuations, however, do not have a material impact on our revenues and cash flows.

Inflation

Our operations have not been, nor are they expected to be in the future, materially affected by inflation. However, our operational expansion is affected by the cost of hardware components, which are not considered to be inflation sensitive, but rather, sensitive to changes in technology and competition in the hardware markets. In addition, we expect to continue to incur increased legal and other similar costs associated with regulatory compliance requirements and the uncertainties present in the operating environment in which we conduct our business.

Employees

As of September 30, 2017, we had over 550 full-time equivalent employees, with approximately 120 employed internationally and approximately 430 employed domestically.

We are not a party to any collective bargaining agreements in the United States and have not experienced any strikes or work stoppages in the past.

Regulation and Licensing

Licensing and Suitability Determinations

We operate in numerous gaming jurisdictions, and our business operations, which include the manufacture, sale, and distribution, of gaming devices and gaming related equipment and/or the provision of gaming related services, are subject to extensive federal, state, local, tribal and foreign government regulation as applicable in each of the gaming jurisdictions in which we operate. A significant portion of our operations take place at facilities conducting gaming activities on the tribal lands of Native American tribes resulting in our operations being subject to tribal and/or federal and sometimes state regulation depending on the classification of gaming being conducted in each such case as defined in the IGRA. In states where commercial gaming has been legalized, our operations are conducted subject to the applicable federal, state, and local government regulation.

While the specific regulatory requirements of the various jurisdictions vary, the gaming laws in most jurisdictions require us, each of our subsidiaries engaged in manufacturing, selling and distributing gaming devices and gaming related equipment, our directors, officers and employees and, in some cases, certain the entities or individuals who hold some level of beneficial ownership, typically 5% or more, in the Company or its affiliates as well our lenders and other individuals or entities affiliated with us (contractually or otherwise) to obtain a license, permit, finding of suitability or other approval from gaming authorities. Gaming authorities have broad discretion in determining whether an applicant qualifies for licensing or should be deemed suitable and the burden of demonstrating suitability and the cost of the investigation is the responsibility of the applicant. While the criteria vary between jurisdictions, generally, in determining whether to grant or renew a license, the gaming authorities will consider the good character, honesty and integrity of the applicant and the financial ability, integrity and responsibility of the applicant. For individual applicants, gaming authorities consider the individual’s business experience and reputation for good character, the individual’s criminal history and the character of those with whom the individual associates. Qualification and suitability determinations for individuals requires the individual to submit detailed personal and financial information to the gaming authority, followed by a thorough background investigation. Gaming authorities may deny an application for licensing or a determination of suitability for any cause which they deem reasonable. If one or more gaming authorities were to find that an officer, director or key employee fails to qualify or is unsuitable to participate in the gaming industry in such jurisdiction, we would be required to sever all relationships with such person. Additionally, gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications. The gaming regulators having jurisdiction over us have broad power over our business operations and may deny, revoke, suspend, condition, limit, or not renew our gaming or other licenses, permits or approvals, impose substantial fines and take other action, any one of which could adversely impact our business, financial condition and results of operation. We believe we and our officers, directors, managers, key employees and affiliates have obtained all required gaming related licenses, permits, findings of suitability and other forms of approvals necessary to carry on our business.

It is common for gaming regulators to monitor, or to require us to disclose, our activities and any disciplinary action against us in other gaming jurisdictions. Consequently, the business activities or disciplinary actions taken against us in one jurisdiction could result in disciplinary action in other jurisdictions.

Licensing Requirements of Security Holders

In some jurisdictions in which we operate, certain of our stockholders or holders of our debt securities may be required to undergo a suitability determination or background investigation. Many jurisdictions require any person who acquires, directly or indirectly, beneficial ownership of more than a certain percentage of our voting securities, generally 5% or more, to report the acquisition of the ownership interest and the gaming authorities may require such holder to apply for qualification or a finding of suitability. Most jurisdictions allow an “institutional investor” to apply for a waiver from such requirements provided that the institutional investor holds the ownership interest in the ordinary course of its business and for passive investment purposes only. Generally, an “institutional investor” includes an investor who is a bank, insurance company, investment company, investment advisor, or pension fund. In some jurisdictions, an application for a waiver as an institutional investor requires the submission of detailed information concerning the institutional investor and its business including, among other things, the name of each person that beneficially owns more than 5% of the voting securities of such institutional investor. If such a waiver is granted, then the institutional investor may acquire, in most cases, up to 10% of our voting securities without applying for a finding of suitability or qualification and, in some cases, a higher percentage of beneficial ownership. Even if a waiver is granted, an institutional investor may not take any action inconsistent with its status when the waiver is granted without becoming subject to a suitability determination or background investigation. A change in the investment intent of the institutional investor requires immediate reporting to the respective gaming authorities.

Notwithstanding the 5% ownership threshold, gaming authorities have broad discretion and each person who acquires, directly or indirectly, beneficial ownership of any voting security or beneficial or record ownership of any nonvoting security of any debt security of us may be required to be found suitable if a gaming authority has reason to believe that such person’s acquisition of that ownership would otherwise be inconsistent with the declared policy of the jurisdiction.

Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period of time after being advised that such a finding or license is required by a gaming authority may be denied a license or be found unsuitable. The same restrictions may also apply to a record owner if the record owner, after being requested, fails to identify the beneficial owner. Any person denied a license or found unsuitable and who holds, directly or indirectly, any beneficial ownership interest in us beyond such period of time as may be prescribed by the applicable gaming authorities may be guilty of a criminal offense. Additionally, we may be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have a relationship with us or any of our subsidiaries, we:

•	pay that person any dividend or interest upon our voting securities;

•	allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

•	pay remuneration in any form to that person for services rendered or otherwise; or

•	fail to pursue all lawful efforts to terminate our relationship with such person including, if necessary, the immediate purchase of our voting securities held by such person.

In light of these regulations and their potential impact on our business, our amended and restated articles of incorporation contain provisions establishing our right to redeem the equity securities of disqualified holders if, among other circumstances, such action is necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license, permit or approval, or if such holder is determined by any gaming authority to be unsuitable, has an application for a license or permit denied or rejected or has a previously issued license or permit rescinded, suspended, revoked or not renewed. The amended and restated articles of incorporation also include provisions defining the redemption price of such securities and the rights of a disqualified security holder.

Testing and Approvals of our Products

Many jurisdictions require our gaming devices and related gaming equipment to be tested for compliance with the jurisdiction’s technical standards and regulations prior to our being permitted to distribute such devices and equipment. The gaming authorities will conduct rigorous testing of our devices and equipment through a testing laboratory which may be operated by the gaming authority or by an independent third party and may require a field trial of the device or equipment before determining that it meets the gaming authority’s technical standards. As part of the approval process, a gaming authority may require us to modify, update, or revise our device or equipment and the approval process may require several rounds before approval is ultimately granted. The time required for product testing can be extensive.

Continued Reporting and Monitoring

In most jurisdictions, even though we are licensed or approved, we remain under the on-going obligation to provide financial information and reports as well as to keep the applicable gaming authorities informed of any material changes in the information provided to them as part of our licensing and approval process. All licenses and approvals must be periodically renewed, in some cases as often as annually. In connection with any initial application or renewal of a gaming license or approval, we (and individuals or entities required to submit to background investigations or suitability determinations in connection with our application or renewal) are typically required to make broad and comprehensive disclosures concerning our history, finances, ownership and corporate structure, operations, compliance controls and business relationships. We must regularly report changes in our officers, key employees and other licensed positions to applicable gaming authorities.

Certain gaming jurisdictions in which we are licensed may prohibit us from making a public offering of our securities without their prior approval. We expect to obtain all such required approvals prior to the consummation of this offering. Similarly, changes in control of a licensee through merger, consolidation, acquisition of assets or stock, management or any form of takeover typically cannot occur without the prior approval of applicable gaming authorities. Such gaming authorities may also require controlling beneficial owners, managers, officers, directors, and other persons or entities having a material relationship or involvement with the person proposing to acquire control, to be investigated, and licensed, found suitable or otherwise approved as part of the approval process relating to the transaction.

Most gaming jurisdictions impose fees and taxes that are payable by us in connection with our application, maintenance and renewal of our licensure or our approval to conduct business. Laws, regulations, and ordinances governing our gaming related activities and the obligations of gaming companies in any jurisdiction in which we have or in the future may have gaming operations are subject to change that could impose additional operating, financial, or other burdens on our business.

Federal Registration

The Gambling Devices Act of 1962 makes it unlawful for a person to manufacture, transport, or receive gaming devices (including our products), or components across interstate lines unless that person has first registered with the Attorney General of the United States Department of Justice. This act also imposes gambling device identification and record keeping requirements. Violation of this act may result in seizure and forfeiture of the equipment, as well as other penalties. As an entity involved in the manufacture and transportation of gaming devices, we are required to register annually.

Native American Gaming Regulation

Gaming on Native American lands is governed by federal law, tribal-state compacts, and tribal gaming regulations. Federally, gaming on Native American lands is subject to IGRA, which is administered by the NIGC. Under the IGRA, gaming activities conducted by federally recognized Native American tribes are segmented into three classes – Class I, Class II and Class III.

Class I. Class I gaming represents traditional forms of Native American gaming as part of, or in connection with, tribal ceremonies or celebrations (e.g., contests and games of skill) and social gaming for minimal prizes. Class I gaming is regulated only by each individual Native American tribe. We do not participate in any Class I gaming activities.

Class II. Class II gaming involves the game of chance commonly known as bingo (whether or not electronic, computer, or other technological aids are used in connection therewith to facilitate play) and if played in the same location as the bingo, also includes pull tabs, punch board, tip jars, instant bingo, and other games similar to bingo. Class II gaming also includes non-banked card games, that is, games that are played exclusively against other players rather than against the house or a player acting as a bank such as poker. However, the definition of Class II gaming specifically excludes slot machines or electronic facsimiles of Class III games. Class II gaming is regulated by the NIGC and the ordinances and regulations of the Native American tribe conducting such gaming. Subject to the detailed requirements of the IGRA, including NIGC approval of such Native American tribe’s gaming ordinance, federally recognized Native American tribes are typically permitted to conduct Class II gaming on Indian lands pursuant to tribal ordinances approved by the NIGC.

Class III. Class III gaming includes all other forms of gaming that are neither Class I nor Class II and includes a broad range of traditional casino games such as slot machines, blackjack, craps and roulette, as well as wagering games and electronic facsimiles of any game of chance. The IGRA generally permits a Native American tribe to conduct Class III gaming activities on reservation lands subject to the detailed requirements of the IGRA and provided that the Native American tribe has entered into a written agreement or compact with the state that specifically authorizes the types of Class III gaming the tribe may offer. The tribal-state compacts vary from state to state. Many such tribal-state compacts address the manner and extent to which the state or tribe will license manufacturers and suppliers of gaming devices and conduct background investigations and certify the suitability of persons such as officers, directors, key persons and, in some cases, shareholders gaming device manufacturers and suppliers.

The IGRA is administered by the NIGC and the Secretary of the U.S. Department of the Interior. The NIGC has authority to issue regulations related to tribal gaming activities, approve tribal ordinances for regulating gaming, approve management agreements for gaming facilities, conduct investigations and monitor tribal gaming generally. The IGRA is subject to interpretation by the NIGC and may be subject to judicial and legislative clarification or amendment. The gaming ordinance of each Native American tribe conducting gaming under the IGRA and the terms of any applicable tribal-state compact establish the regulatory requirements under which we must conduct business on Native American tribal lands.

Under the IGRA, the NIGC’s authority to approve gaming-related contracts is limited to management contracts and collateral agreements related to management contracts. A “management contract” includes any agreement between a Native American tribe and a contractor if such contract or agreement provides for the management of all or part of a gaming operation. To the extent that any of our agreements with Native American tribes are deemed to be management contracts, such agreements would require the approval of the NIGC in order to be valid. To our knowledge, none of our current agreements with Native American tribes qualify as management contracts under the IGRA.

In addition, to the extent that any of our agreements with Native American tribes are deemed by the NIGC to create an impermissible proprietary interest, such agreements are void and unenforceable. To our knowledge, none of our current agreements with Native American tribes create an impermissible proprietary interest in Indian gaming.

International Regulation

Certain foreign countries permit the importation, sale, and operation of gaming equipment in casino and non-casino environments. Some countries prohibit or restrict the payout feature of the traditional slot machine or limit the operation and the number of slot machines to a controlled number of casinos or casino-like locations. Gaming equipment must comply with the individual country’s regulations. Certain jurisdictions do not require the licensing of gaming equipment operators and manufacturers. In Mexico, for example, gaming regulations have not been formalized and although we believe that we are compliant with the current informal regulations, if there are changes or new interpretations of the regulations in that jurisdiction we may be prevented or hindered from operating our business in Mexico. We expect that changes in Mexico’s gaming regulations would also strengthen Mexico’s anti-money laundering laws as these relate to gaming operations, an area in which Mexican legislation has been found to have serious weaknesses. While we believe that we are compliant with all existing anti-money laundering laws, we also expect that any such changes would improve our operations in Mexico as we already have a rigorous compliance program and we can operate our business effectively under such laws.

Social Gaming Regulation

With respect to our interactive gaming business, it is largely unregulated at this time. There are, however, movements in some jurisdictions to review social gaming and possibly implement social gaming regulations. We cannot predict the likelihood, timing, scope or terms of any such regulation or the extent to which any such regulation would affect our social gaming business.

We are subject to various federal, state and international laws that affect our interactive business including those relating to the privacy and security of our customer and employee personal information and those relating to the Internet, behavioral tracking, mobile applications, advertising and marketing activities, sweepstakes and contests. Additional laws in all of these areas are likely to be passed in the future, which would result in significant limitations on or changes to the ways in which we collect, use, host, store or transmit the personal information and data of our customers or employees, communicate with our customers or deliver our products and services or may significantly increase our costs of compliance.

Enforcement Action against the Ysleta del Sur Pueblo (Tigua) Tribe.

On June 7, 2017, the State of Texas (“Texas”) filed a complaint against the Ysleta del Sur Pueblo (Tigua) Tribe (the “Tribe”) in the United States District Court for the Western District of Texas (the “Court”) seeking declaratory and injunctive relief in connection with the Tribe’s operation of certain electronic bingo machines in the Speaking Rock Casino in El Paso, Texas. In its complaint, Texas alleges, among other things, that the Tribe pledged to refrain from gambling on its land under the terms of Texas’s Restoration Act, and seeks to enjoin the Tribe’s operation of certain electronic bingo machines. The Tribe has opposed Texas’s request for an injunction. On November 13 and 14, 2017, the Court heard arguments concerning Texas’s request for a preliminary injunction. The Court has requested supplemental briefing, and its decision is pending.

While we are not a party to the litigation, we supply approximately 500 of electronic bingo machines to the Tribe that could be subject to the injunction. We are unable to assess at this time the likelihood of the Court granting Texas’s request for injunctive relief. If an injunctive relief is granted, we would not earn any revenue on our approximately 500 electronic bingo machines supplied to the Tribe and we would incur costs in relocating those units to new customers.

MANAGEMENT

The following table sets forth the name, age and position of each of our executive officers and directors.

Name	Age	Position
David Lopez	44	Chief Executive Officer, President and Director
Kimo Akiona	44	Treasurer, Chief Financial Officer and Chief Accounting Officer
Victor Gallo	51	General Counsel, Secretary and Compliance Officer
Sigmund Lee	46	Chief Technology Officer
David Sambur	37	Director and Chairman
Daniel Cohen	29	Director
Eric Press	51	Director
Yvette Landau	60	Director
Adam Chibib	50	Director

The following are brief biographies describing the backgrounds of our executive officers and directors.

David Lopez. Mr. Lopez has served as the Chief Executive Officer of AGS and Chief Executive Officer and President of the Company since February 3, 2014. Mr. Lopez has also served on the board of the Company since May 2017. Mr. Lopez most recently served as President and Chief Executive Officer of Global Cash Access, Inc., which he joined in May 2012. Prior to his role at Global Cash Access, Inc., Mr. Lopez served as Chief Operating Officer of Shuffle Master Inc. from November 2010 until May 2012. Mr. Lopez joined Shuffle Master Inc. in February 1998 and held various positions within the organization during his 14-year tenure, including Interim CEO, Executive Vice President, President of the Americas, Vice President of Product Management, as well as serving as a member of its board of directors from November 2010 until May 2012. Mr. Lopez is a graduate of the University of Nevada, Las Vegas with a B.S. in Business Administration.

Kimo Akiona. Mr. Akiona serves as Chief Financial Officer of AGS and Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company. Mr. Akiona was appointed to serve as Treasurer of the Company and Chief Financial Officer of AGS on February 23, 2015. Mr. Akiona, most recently served as Senior Vice President and Corporate Controller of SHFL entertainment, Inc. and Bally Technologies, Inc. Mr. Akiona joined SHFL entertainment, Inc. in December 2005 and held various positions within the organization’s finance and accounting department during his tenure, including Vice President and Corporate Controller and Director of SEC Reporting. Mr. Akiona is a graduate of University of Nevada, Las Vegas with a B.S. in Business Administration with a concentration in accounting.

Victor Gallo. Mr. Gallo joined AGS in February 2010 as Vice President, Licensing and Compliance and Compliance Officer and currently serves as the Company’s General Counsel, Secretary, and Compliance Officer and as General Counsel of AGS. Previously, Mr. Gallo was General Counsel and Vice President of Business Development for Youbet.com, and Vice President of Legal and Compliance and Corporate Counsel for Konami Gaming. Mr. Gallo has also worked as an attorney in private practice, and as an active duty captain in the Air Force Judge Advocate General Corps. Mr. Gallo received his Bachelor of Science degree in Aerospace Engineering from the University of Southern California and a Juris Doctor from the University of the Pacific.

Sigmund Lee. Mr. Lee was appointed to serve as Chief Technology Officer of AGS, on July 1, 2015. Mr. Lee most recently served as Chief Technology Officer of Cadillac Jack. Mr. Lee joined Cadillac Jack in 2006 and served as their Chief Technology Officer during his tenure. Prior to his role at Cadillac Jack, Mr. Lee served as the Vice President of Engineering for Bally Technologies. Mr. Lee is a graduate of Georgia State University

David Sambur. Mr. Sambur has served as a member of the board of the Company since November 2013 and as Chairman of the board of the Company since May 2017. Mr. Sambur is a Senior Partner of Apollo, having joined in 2004. Mr. Sambur has experience in financing, analyzing, investing in and/or advising public and private companies and their boards of directors. Prior to joining Apollo, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur serves on the boards of directors of Caesars Entertainment Corporation, Caesars Acquisition Company, Coinstar, LLC, Constellation Club Holdings, Inc., Dakota Holdings, Inc. (parent of Diamond Resorts International, Inc.), Rackspace Inc., EcoATM, LLC, Redbox Automated Retail, LLC, Camaro Parent, LLC (parent of CareerBuilder, LLC) and Mood Media Corporation. Mr. Sambur previously served on the boards of directors of Hexion Holdings, LLC, Momentive Performance Materials, Inc. and Verso Paper Corporation. Mr. Sambur is also a member of the Mount Sinai Department of Medicine Advisory Board. Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a bachelor’s degree in economics.

Daniel Cohen. Mr. Cohen has served as a member of the board of the Company since May 2017. Mr. Cohen is a Principal at Apollo, having joined in 2012. Mr. Cohen has focused on private equity investments across a wide range of industries and has experience in financing, analyzing and investing in public and private companies. Prior to joining Apollo, Mr. Cohen was a generalist in investment banking at Moelis & Company. Mr. Cohen serves on the board of directors of Constellation Club Holdings, Inc. Mr. Cohen graduated magna cum laude from the Wharton School at the University of Pennsylvania with a B.S. in Economics, concentrating in Finance and Management.

Eric Press. Mr. Press is a designee of Apollo and will be appointed to serve as a member of the board of the Company upon completion of this offering. Mr. Press is a Senior Partner at Apollo. In his 18 years with Apollo, he has been involved in many of the firm’s investments in basic industrials, metals, lodging/gaming/leisure and financial services. Prior to joining Apollo in 1998, Mr. Press was associated with the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers, acquisitions, restructurings, and related financing transactions. From 1987 to 1989, Mr. Press was a consultant with The Boston Consulting Group, a management consulting firm focused on corporate strategy. Mr. Press currently serves on the boards of directors of Apollo Commercial Real Estate Finance, Inc., Princimar Chemical Holdings, RegionalCare Hospital Partners, ADT Inc. and Constellis Holdings. In the last five years, Mr. Press has served on the boards of directors for Verso Paper Corp., Affinion Group Holdings, Inc., Noranda Aluminum Holding Corporation, Athene Holding Ltd., and Metals USA Holdings Corp. Mr. Press graduated magna cum laude from Harvard College with an AB in Economics and Yale Law School, where he was a Senior Editor of the Yale Law Journal.

Yvette Landau. Ms. Landau will be appointed to serve as a member of the board of the Company upon completion of this offering. Ms. Landau was general counsel and corporate secretary of Mandalay Resort Group from 1996 until 2005. Since 2005, Ms. Landau has been co-owner of W.A. Richardson Builders, LLC, a construction services firm specializing in casino resort development. Ms. Landau currently serves as a member of the Board of Directors of Monarch Casino & Resort, Inc. which owns the Atlantis Casino Resort Spa in Reno, Nevada and the Monarch Casino in Black Hawk, Colorado and Bossier Casino Venture, Inc. which owns the Margaritaville Resort Casino in Bossier City, Louisiana. Ms. Landau is a past president of the International Association of Gaming Advisors, a worldwide organization of legal, financial and regulatory professionals in the gaming industry, and remains active with the organization as a Counselor. Ms. Landau serves on the Gaming Law Advisory Board of the University of Nevada, Las Vegas Boyd School of Law. Ms. Landau holds a bachelor’s degree from Arizona State University and a Juris Doctor degree from Northwestern University School of Law.

Adam Chibib. Mr. Chibib will be appointed to serve as a member of the board of the Company upon completion of this offering. Mr. Chibib’s career has included successful companies ranging from early-stage start-ups to billion-dollar public companies and has spanned numerous industries including telecom software, security hardware, financial services and gaming. Adam Chibib was most recently President and Chief Financial Officer (CFO) of Multimedia Games, where he was part of a turn-around team that helped double revenues, triple profitability and increase the market capitalization from $47 million to over $1 billion. Multimedia Games was acquired in December of 2014 for $1.2 billion by Global Cash Access. Mr. Chibib also served as founder and CFO of BroadJump (acquired by Motive), CFO of Waveset (acquired by Sun Miscrosystems), CFO of

TippingPoint Technologies (acquired by 3Com), CFO of NetSpend and as the Worldwide Controller of Tivoli Systems. He was named CFO of the year for the public company category by the Austin Business Journal in 2013 and won the Ernst & Young Entrepreneur of the Year award in 2002. Mr. Chibib is a graduate of the University of Texas.

Controlled Company

We have applied to list the shares of our common stock offered in this offering on the New York Stock Exchange. As the Apollo Group will continue to control more than 50% of our combined voting power upon the completion of this offering, we will be considered a “controlled company” for the purposes of that exchange’s rules and corporate governance standards. As a “controlled company,” we will be permitted to, and we intend to, elect not to comply with certain corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we either establish a Compensation and Nominating and Corporate Governance Committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to our board of directors by the independent members of our board of directors.

Director Independence

As allowed under the applicable rules and regulations of the SEC and the New York Stock Exchange, we intend to phase incompliance with the heightened independence requirements prior to the end of the one-year transition period. Upon consummation of this offering, we expect our independent directors, as such term is defined by the applicable rules and regulations of the New York Stock Exchange, will be Adam Chibib and Yvette Landau.

Board Composition

Upon the closing of this offering, the Company will have five directors. We intend to avail ourselves of the “controlled company” exception under the New York Stock Exchange rules, which eliminates the requirements that we have a majority of independent directors on our board of directors and that we have compensation and nominating/corporate governance committees composed entirely of independent directors. We will be required, however, to have an audit committee with one independent director during the 90-day period beginning on the date of effectiveness of the registration statement filed with the SEC in connection with this offering and of which this prospectus is part. After such 90-day period and until one year from the date of effectiveness of the registration statement, we will be required to have a majority of independent directors on our audit committee. Thereafter, we will be required to have an audit committee comprised entirely of independent directors.

If at any time we cease to be a “controlled company” under the New York Stock Exchange rules, the board of directors will take all action necessary to comply with the applicable New York Stock Exchange rules, including appointing a majority of independent directors to the board of directors and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Upon consummation of this offering, our board of directors will be divided into three classes. The members of each class will serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which will be one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Upon consummation of this offering:

•	Daniel Cohen and Yvette Landau will be Class I directors, whose initial terms will expire at the fiscal 2018 annual meeting of stockholders;

•	Eric Press and Adam Chibib will be Class II directors, whose initial terms will expire at the fiscal 2019 annual meeting of stockholders; and

•	David Sambur and David Lopez will be Class III directors, whose initial terms will expire at the fiscal 2020 annual meeting of stockholders.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control.

At each annual meeting, our stockholders will elect the successors to one class of our directors. Our executive officers and key employees serve at the discretion of our board of directors. Directors may be removed by the affirmative vote of the holders of a majority of our common stock.

Apollo Approval of Certain Matters and Rights to Nominate Certain Directors

The approval of a majority of the directors nominated by Holdings pursuant to the Stockholders Agreement or the approval of Holdings is required by our amended and restated articles of incorporation and Stockholders Agreement under certain circumstances. These consist of:

•	Under our amended and restated articles of incorporation:

•	To the fullest extent permitted by law, prior to the time when the Apollo Group no longer beneficially owns at least 25% of the total voting power of our outstanding shares entitled to vote generally in the election of directors, the approval by both a majority of the directors then in office and a majority of the directors nominated by Holdings pursuant to the Stockholders Agreement will be required for any amendment, modification or repeal of any provision of our amended and restated articles of incorporation;

•	To the fullest extent permitted by the NRS, prior to the time when the Apollo Group first ceases to beneficially own at least 25% of the voting power of our outstanding shares entitled to vote generally in the election of directors, the approval of both a majority of the directors then in office and a majority of the directors nominated by Apollo pursuant to the Stockholders Agreement will be required for any amendment, modification or repeal of any provision of our amended and restated bylaws adopted by our board of directors;

•	Prior to the first date on which the Apollo Group ceases to beneficially own at least 50% of the voting power of our issued and outstanding shares of stock, any amendment, modification or repeal of any provision of our amended and restated bylaws may be adopted by the affirmative vote of holders of a majority of the voting power of our outstanding shares of stock entitled to vote on the matter. Once the Apollo Group no longer beneficially owns at least 50% of the voting power of our issued and outstanding shares of stock, the affirmative vote of holders of at least two-thirds of the voting power of our outstanding shares of stock entitled to vote on the matter will be necessary for stockholders to adopt any amendment, modification or repeal of any provision of our amended and restated bylaws;

•	Under the Stockholders Agreement, the prior approval of Holdings is necessary for us to take any of the following actions:

•	a change in size of the board of directors.

•	the incurrence of indebtedness, in a single transaction or a series of related transactions, by us or any of our subsidiaries aggregating more than $10 million, except for (i) debt that has previously been approved or is in existence on the date of closing this offering or any refinancing thereof up to the same maximum principal amount of such debt outstanding as of the date hereof, (ii) capital leases contemplated by an annual budget approved by the board of directors;

•	the issuance of additional shares of any class of our capital stock (other than any award under any stockholder approved equity compensation plan);

•	a redemption, repurchase or other acquisition by us of our capital stock (other than any redemption, repurchase or acquisition under any stockholder approved equity compensation plan);

•	consummation of any material acquisition of the stock or assets of any other entity (other than any of our subsidiaries), in a single transaction or a series of related transactions;

•	a material disposition, in a single transaction or a series of related transactions, of any of our or our subsidiaries’ assets, other than the sale of inventory or products in the ordinary course of business;

•	fundamental changes to the nature of our business, including our entry into new and unrelated lines of business or cessation of a material portion of our business;

•	the adoption, approval or issuance of any poison pill or stockholder rights plan;

•	payment or declaration of any dividend or distribution on any of our capital stock other than dividends or distributions required to be made pursuant to the terms of any of our outstanding preferred stock;

•	a termination of the chief executive officer or designation of a new chief executive officer;

•	a consolidation or merger of us with or into any other entity, or transfer (by lease, assignment, sale or otherwise) of all or substantially all of our and our subsidiaries’ assets, taken as a whole, to another entity, or a “Change of Control” as defined in our Stockholders Agreement; and

•	any entry by us or our subsidiaries into voluntary liquidation or bankruptcy.

Unless otherwise specified, these approval rights will terminate the first time the Apollo Group no longer beneficially owns at least 33 1/3% of our issued and outstanding common stock.

Beyond these rights, pursuant to the Stockholders Agreement, Holdings will have the right, at any time until the Apollo Group no longer beneficially owns at least 5% of our issued and outstanding common stock, to nominate a number of directors comprising a percentage of the board in accordance with its beneficial ownership of our outstanding common stock (rounded up to the nearest whole number). For example, if the Apollo Group beneficially owns 5.1% of our outstanding common stock and our board has 9 director seats, Holdings shall have the right to nominate one director. See also “Certain Relationships and Related Party Transactions—Stockholders Agreement” for rights of Holdings to nominate a certain number of directors. Pursuant to the Stockholders Agreement, at any time until the Apollo Group no longer beneficially owns at least 5% of our issued and outstanding common stock, we will cause to be appointed to each committee of the board of directors a number of directors nominated by Holdings that is as proportionate (rounding up to the next whole director) to the number of members of such committee as is the number of directors that Holdings is entitled to nominate to the number of members of our board of directors.

Committees of our Board of Directors

Upon consummation of this offering, our board of directors will have three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. So long as the Apollo Group beneficially owns at least 5% of our outstanding common stock, a number of directors nominated by Holdings that is as proportionate (rounding up to the next whole director) to the number of members of such committee as is the number of directors that Holdings is entitled to nominate to the number of members of our board of directors will serve on each committee of our board, subject to compliance with applicable law.

Audit Committee

Following the consummation of this offering, our Audit Committee will initially consist of Mr. Adam Chibib (Chair) and Ms. Yvette Landau. Our board of directors has determined that each of Mr. Chibib and

Ms. Landau qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Chibib and Ms. Landau is independent as independence is defined in Rule 10A-3 of the Exchange Act and under the New York Stock Exchange listing standards. A third independent director meeting these standards will be appointed to the Audit Committee within one year of the completion of this offering. The principal duties and responsibilities of our Audit Committee will be as follows:

•	to prepare the annual Audit Committee report to be included in our annual proxy statement;

•	to oversee and monitor our financial reporting process;

•	to oversee and monitor the integrity of our financial statements and internal control system;

•	to oversee and monitor the independence, retention, performance and compensation of our independent auditor;

•	to oversee and monitor the performance, appointment and retention of our senior internal audit staff person;

•	to discuss, oversee and monitor policies with respect to risk assessment and risk management;

•	to oversee and monitor our compliance with legal and regulatory matters; and

•	to provide regular reports to the board.

The Audit Committee will also have the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee

Following the consummation of this offering, our Compensation Committee will consist of Messrs. David Sambur (Chair), Daniel Cohen and David Lopez. The principal duties and responsibilities of the Compensation Committee will be as follows:

•	to review, evaluate and make recommendations to the full board of directors regarding our compensation policies and programs;

•	to review and approve the compensation of our chief executive officer, other officers and key employees, including all material benefits, option or stock award grants and perquisites and all material employment agreements, confidentiality and non-competition agreements;

•	to review and recommend to the board of directors a succession plan for the chief executive officer and development plans for other key corporate positions as shall be deemed necessary from time to time;

•	to review and make recommendations to the board of directors with respect to our incentive compensation plans and equity-based compensation plans;

•	to administer incentive compensation and equity-related plans;

•	to review and make recommendations to the board of directors with respect to the financial and other performance targets that must be met;

•	to set and review the compensation of members of the board of directors; and

•	to prepare an annual Compensation Committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

We intend to avail ourselves of the “controlled company” exception under the New York Stock Exchange rules which exempts us from the requirement that we have a Compensation Committee composed entirely of independent directors.

Nominating and Corporate Governance Committee

Prior to consummation of this offering, our board of directors will establish a Nominating and Corporate Governance Committee. Following the consummation of this offering, our Nominating and Corporate Governance Committee will consist of Messrs. David Sambur (Chair), Daniel Cohen and David Lopez. The principal duties and responsibilities of the Nominating and Corporate Governance Committee will be as follows:

•	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our board of directors;

•	to recommend to our board of directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;

•	to recommend to our board of directors candidates to fill vacancies and newly created directorships on the board of directors;

•	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	to develop and recommend to our board of directors guidelines setting forth corporate governance principles applicable to the Company; and

•	to oversee the evaluation of our board of directors and senior management.

We intend to avail ourselves of the “controlled company” exception under the New York Stock Exchange rules which exempts us from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors.

Code of Business Conduct and Ethics

Upon consummation of this offering, our board of directors will adopt a code of business conduct and ethics that will apply to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The statement will contain general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at www.playags.com. Following the consummation of this offering, the code of business conduct and ethics will be available on our website.

Board Leadership Structure and Board’s Role in Risk Oversight

The board of directors has an oversight role, as a whole and also at the committee level, in overseeing management of its risks. The board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Following the completion of this offering, the compensation committee of the board of directors will be responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the audit committee of the board of directors will oversee the management of financial risks. While each committee will be responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors will be regularly informed through committee reports about such risks.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s goal for its executive compensation program is to utilize a pay-for-performance compensation program that is directly related to achievement of the Company’s financial and strategic objectives. The primary elements of the program, which are discussed in greater detail below, include base salary, annual cash bonus incentives based on performance and long-term equity incentives in the form of stock-based compensation. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company’s success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of stockholders through stock-based awards.

Summary Compensation Table

The following table discloses compensation for our fiscal years ending December 31, 2016 and 2017 received by Messrs. Lopez, Lee, and Akiona, each of whom was a “named executive officer” during fiscal 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David Lopez, President, Chief Executive Officer and Secretary	2016	500,000	—		—		530,000	26	$1,030,026

	2017	500,000	—		—		—	11,245	$511,245

Sigmund Lee, Chief Technology Officer	2016	493,077	750,000	(1)	453,000	(3)	265,000	17,684	$1,978,761

	2017	500,000	250,000		—		—	22,908	772,908

Kimo Akiona, Chief Financial Officer and Treasurer	2016	275,000	—		—		145,750	26	$420,776

	2017	280,290	—		—		—	4,329	$284,619

(1)	Represents a one-time cash bonuses of $500,000 in 2016, as well as annual bonuses of $250,000 in each of 2016 and 2017.
(2)	Amounts represent the aggregate grant date fair value of the awards computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718 (disregarding any risk of forfeiture assumptions). For a discussion of the relevant valuation assumptions, See Note 11 to the consolidated financial statements included elsewhere in this prospectus.
(3)	Represents 77,716 options granted on January 18, 2016 to purchase common shares granted pursuant to the Company’s form option award agreement; provided, that these options are time-based only, and are eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of the grant (i.e., January 18, 2017, January 18, 2018, January 18, 2019, and January 18, 2020), subject to continued employment with the Company or its subsidiaries. In the event of a termination of employment without cause or as a result of death or disability, any time based options which would have vested on the next applicable vesting date shall become vested, and the remaining unvested time based options shall be forfeited. In addition, upon a Change in Control (as defined in the Company’s 2014 Long-Term Incentive Plan), subject to continued employment through the date of the Change in Control, all outstanding unvested time based options shall immediately vest.
(4)

Amounts represent annual incentive cash bonuses paid to employees. Employees are eligible to earn annual cash bonuses based on attainment of applicable adjusted EBITDA performance targets. Each bonus plan participant is assigned a bonus payment range expressed as a percentage of base salary. The amount of the cash bonus is then increased or decreased within the applicable range based on over- or under-performance with respect to the performance targets, subject to a minimum achievement level of 80% (85% for 2016) necessary to earn any bonus, a maximum achievement level of 120%, and a target achievement level of 100% (with interpolation of bonus payments between such levels).

For all participants in 2017, an achievement level of 85% will correspond to a payout level of 50% of target, an achievement level of 100% will correspond to a payout level of 100% of target, and an achievement level of 120% will correspond to a payout level of 200% of target. For all participants in 2016, an achievement level of 85% corresponded to a payout level of 50% of target, an achievement level of 100% corresponded to a payout level of 100% of target, and an achievement level of 120% corresponded to a payout level of 200% of target. For 2016 and 2017, at 100% achievement of performance targets, David Lopez was eligible to earn a bonus equal to 100% of his base salary. During 2016 and 2017, at 100% achievement of performance targets, Sigmund Lee was eligible to earn a bonus equal to 50% of his base salary. For 2016 and 2017, at 100% achievement of performance targets, Kimo Akiona was eligible to earn a bonus equal to 50% of his base salary.

The applicable adjusted EBITDA target for 2017 is $101,542,000. The applicable adjusted EBITDA target for 2016 was $95,958,000, and attainment for such year was 103% of target ($98,872,000), which corresponded to a payout level of 106%. Adjusted EBITDA for purposes of bonus performance targets is defined as earnings before interest, taxes, depreciation and amortization including adjustments for non- recurring items, foreign exchange rates, synergies and excluding bonus expenses.

The annual incentive cash bonus payouts for fiscal year 2017 are not calculable at this time. The board of directors (or, following this offering, our Compensation Committee) is expected to determine such awards on or before March 31, 2018, and we will file a Current Report on Form 8-K with this information when those amounts are determined.

(5)	Amounts represent the Company’s matching contributions under our 401(k) Plan and various fringe benefits.

Employment Agreements with Named Executive Officers

David Lopez

On April 28, 2014, the Company entered into an employment agreement with David Lopez to serve as President and Chief Executive Officer of AGS LLC, a subsidiary of the Company, effective as of February 3, 2014. The agreement extends for an initial term of three years, until the third anniversary of February 3, 2014, and shall thereafter be automatically extended for successive one-year periods, unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the initial term or any extended term. The agreement was automatically extended on February 3, 2017, for one year. Pursuant to the employment agreement, Mr. Lopez’s annual base salary shall be no less than $500,000 and Mr. Lopez shall be eligible to receive an annual performance-based bonus, with an annual target bonus opportunity of $500,000.

Sigmund Lee

On July 1, 2015, we entered into an employment agreement with Sigmund Lee to serve as Chief Technology Officer of AGS LLC, a subsidiary of the Company, effective as of July 1, 2015. On January 14, 2016, we entered into the First Amendment to the Employment Agreement with Sigmund Lee (as amended, the “Amended Lee Employment Agreement”). The agreement with the Company is “at-will,” meaning that either Mr. Lee or the Company may terminate the employment relationship at any time and for any reason, either with or without cause. Pursuant to the Amended Lee Employment Agreement, Mr. Lee’s annual base salary shall be $500,000 and he shall be eligible to receive an annual performance-based bonus, with an annual target bonus opportunity equal to $250,000 based on company performance criteria as applied to other executives of the Company, and an additional Annual Incentive Program bonus equal to $250,000. Mr. Lee also received a one-time signing bonus of $500,000 in connection with entering into the Amended Lee Employment Agreement in 2016, the net after-tax amount of which is subject to repayment if Mr. Lee voluntarily resigns prior to January 14, 2019 (provided, that the signing bonus shall become non-repayable upon the occurrence of a Change of Control (as defined in the Company’s First Lien Credit Agreement, dated as of December 20, 2013 (except that an initial public offering shall not constitute a Change of Control)), or if David Lopez is replaced as the CEO of the Company without Mr. Lee’s consent, or upon a significant diminishment in Mr. Lee’s authority or duties).

Kimo Akiona

On February 23, 2015, we entered into an employment agreement with Kimo Akiona to serve as Chief Financial Officer of AGS LLC, a subsidiary of the Company, effective as of February 23, 2015. The agreement with the Company is “at-will,” meaning that either Mr. Akiona or the Company may terminate the employment relationship at any time and for any reason, either with or without cause. Pursuant to the employment agreement, Mr. Akiona’s annual base salary shall be $275,000 and he shall be eligible to receive an annual performance-based bonus, with an annual target bonus opportunity equal to 50% of his base salary. Actual annual bonus amounts payable shall be determined by the Company based on the attainment of financial results and earnings targets.

Outstanding equity awards as of the year ended December 31, 2017:

The following table sets forth our outstanding equity awards after giving effect to the Reclassification:

	Options					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise or Base Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
David Lopez(1)(2)	69,945	46,630	233,146	$6.43	4/28/2024	31,086	(6)	$528,462	(7)
	46,629	—	—	$6.43	4/28/2024	—		—

Sigmund Lee(3)(4)	58,286	58,286	—	$10.10	7/17/2025	—		—
	19,429	58,287	—	$10.92	1/18/2026	—		—

Kimo Akiona(5)	10,102	15,153	50,514	$9.42	3/11/2025	—		—

(1)

Represents options granted on April 28, 2014 to purchase common shares granted pursuant to the Company’s form option award agreement. One third of the options are eligible to vest in equal installments of 20% on each of the first five anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries. In the event of a termination of employment without cause or as a result of death or disability, any such time based options which would have vested on the next applicable vesting date shall become vested, and the remaining unvested time based options shall be forfeited. In addition, upon a Change in Control (as defined in the Company’s 2014 Long-Term Incentive Plan), subject to continued employment through the date of the Change in Control, all outstanding unvested time based options shall immediately vest. The remaining two-thirds of the options are eligible to vest 50% based on achievement of an Investor IRR equal to or in excess of 20%, subject to a minimum cash-on-cash return of 2.5 times the Investor Investment (as such terms are defined in the Company’s 2014 Long-Term Incentive Plan) and 50% based on achievement of an Investor IRR equal to or in excess of 25%, subject to a minimum cash-on-cash return of 3.0 times the Investor Investment. In connection this offering, we have amended the terms of these options such that 50% are eligible to vest on the first day that the volume-weighted average price per share of our common stock for the prior 60 consecutive trading days exceeds $19.11 (provided that such 60-day period shall not commence earlier than the 181st day after the completion of our offering), and 50% are eligible to vest based on the first day that the volume-weighted average price per share of our common stock for the prior 60 consecutive trading days exceeds $22.93 (provided that such 60-day period shall not commence earlier than the 181st day after the completion of our offering). In the event of a termination of employment without cause or as a result of death or disability, any such performance based options which are outstanding and unvested will remain eligible to vest subject to achievement of such performance targets (without regard to the continued service requirement) until the first anniversary of the date of such termination.
(2)	Represents options granted on April 28, 2014 to purchase common shares granted pursuant to the Company’s form option award agreement; provided, that this grant of options vested in full upon the date of grant.
(3)	Represents options granted on July 17, 2015 to purchase common shares granted pursuant to the Company’s form option award agreement; provided, that this grant of options is time-based only, and is eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries. In the event of a termination of employment without cause or as a result of death or disability, any time based options which would have vested on the next applicable vesting date shall become vested, and the remaining unvested time based options shall be forfeited. In addition, upon a Change in Control (as defined in the Company’s 2014 Long-Term Incentive Plan), subject to continued employment through the date of the Change in Control, all outstanding unvested time based options shall immediately vest.
(4)	Represents options granted on January 18, 2016 to purchase common shares granted pursuant to the Company’s form option award agreement; provided, that this grant of options is time-based only, and is eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries. In the event of a termination of employment without cause or as a result of death or disability, any time based options which would have vested on the next applicable vesting date shall become vested, and the remaining unvested time based options shall be forfeited. In addition, upon a Change in Control (as defined in the Company’s 2014 Long-Term Incentive Plan), subject to continued employment through the date of the Change in Control, all outstanding unvested time based options shall immediately vest.
(5)	Represents options granted on March 11, 2015 to purchase common shares granted pursuant to the Company’s form option award agreement. One third of the options are eligible to vest in equal installments of 20% on each of the first five anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries. In the event of a termination of employment without cause or as a result of death or disability, any such time based options which would have vested on the next applicable vesting date shall become vested, and the remaining unvested time based options shall be forfeited. In addition, upon a Change in Control (as defined in the Company’s 2014 Long-Term Incentive Plan), subject to continued employment through the date of the Change in Control, all outstanding unvested time based options shall immediately vest. The remaining two-thirds of the options are eligible to vest 50% based on achievement of an Investor IRR equal to or in excess of 20%, subject to a minimum cash-on-cash return of 2.5 times the Investor Investment (as such terms are defined in the Company’s 2014 Long-Term Incentive Plan) and 50% based on achievement of an Investor IRR equal to or in excess of 25%, subject to a minimum cash-on-cash return of 3.0 times the Investor Investment. In connection this offering, we have amended the terms of these options such that 50% are eligible to vest on the first day that the volume-weighted average price per share of our common stock for the prior 60 consecutive trading days exceeds $19.11 (provided that such 60-day period shall not commence earlier than the 181st day after the completion of our offering), and 50% are eligible to vest based on the first day that the volume-weighted average price per share of our common stock for the prior 60 consecutive trading days exceeds $22.93 (provided that such 60-day period shall not commence earlier than the 181st day after the completion of our offering). In the event of a termination of employment without cause or as a result of death or disability, any such performance based options which are outstanding and unvested will remain eligible to vest subject to achievement of such performance targets (without regard to the continued service requirement) until the first anniversary of the date of such termination.
(6)

Represents restricted common shares granted on April 28, 2014, which are eligible to vest in equal installments of 20% on each of the first five anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries. In the event of a termination of employment without cause or for good reason, any shares which would have vested on the next applicable vesting date shall become vested, and the remaining unvested shares shall be forfeited.
(7)	For purposes of this table, the shares of common stock of the Company were valued using an initial public offering price of $17.00 per share of common stock of the Company which is the midpoint of the price range set forth on the cover page of this prospectus.

Pension Benefits

We do not maintain any defined benefit pension plan for the benefit of our named executive officers.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plan for the benefit of our named executive officers.

Payments Upon Termination and Change of Control

Pursuant to each named executive officer’s employment agreement, upon the termination of his or her employment by the Company without “Cause,” (or, for Mr. Lopez, upon his resignation with “Good Reason”) the Company would provide base salary continuation (24 months base salary for Mr. Lopez, 12 months base salary for Mr. Lee, and 9 months base salary for Mr. Akiona). Mr. Lopez would also be eligible to receive continued health benefits at no greater cost than would apply if he were an active employee, for 18 months post termination, or if earlier, until he commences employment with a subsequent employer. All severance payments are subject to the execution of a release of claims. Messrs. Lopez and Akiona are subject to post termination non-solicitation and non-competition covenants for twenty-four months and nine months, respectively, following termination of employment. Mr. Lee is subject to post termination non-solicitation and non-competition covenants for 12 months if termination of employment occurs on or prior to January 1, 2019 and 6 months if termination of employment occurs after January 1, 2019; provided, that upon the occurrence of a Change of Control (as defined in the Company’s First Lien Credit Agreement, dated as of December 20, 2013 (except that an initial public offering shall not constitute a Change of Control)), or if David Lopez is replaced as the CEO of the Company without Mr. Lee’s consent, or upon a significant diminishment in Mr. Lee’s authority or duties, the noncompetition covenant shall be canceled and without further force or effect.

“Cause” in the employment agreements generally includes (i) for Messrs. Akiona and Lee, failure to correct underperformance after written notification from the Chief Executive Officer or the board, (ii) illegal fraudulent conduct, (iii) conviction of a felony, (iv) a determination that such named executive officer’s involvement with the Company would have a negative impact on our ability to receive or retain any licenses, (v) willful or material misrepresentation to the Company, Chief Executive Officer or board relating to the business, assets or operation of the Company, or (vi) refusal to take any action as reasonably directed by the board or any individual acting on behalf or at the direction of the board, or (vii) for Mr. Lopez, material breach of any agreement with the Company and its affiliates (and failure to cure).

For Mr. Lopez only, “Good Reason” in his employment agreement means his voluntary resignation after any of the following actions are taken by the Company or any of its subsidiaries without his consent: (i) removal from the office of President and Chief Executive Officer of the Company or a change in reporting lines such that Mr. Lopez no longer reports to the board, (ii) a requirement that Mr. Lopez be based anywhere other than within 35 miles of Las Vegas, Nevada, or (iii) a notice from the Company to Mr. Lopez of non-extension of the employment term; provided, however, that a termination will not be for “Good Reason” unless Mr. Lopez shall have provided written notice to the Company of the existence of one of the above conditions within 30 days following the initial existence of such condition, specifying in reasonable detail such condition, the Company shall have had 30 days following receipt of such written notice to remedy the condition, the Company shall have failed to remedy the condition during the applicable cure period, Mr. Lopez shall have thereafter and prior to the date of termination provided a notice of termination to the Company, and Mr. Lopez’s date of termination shall have occurred within 30 days following expiration of the cure period.

For the treatment of equity upon termination of employment, please see the section “—Outstanding equity awards as of the year ended December 31, 2017”. In addition, common shares and options to purchase common shares that are held by named executive officers are subject to repurchase rights, which enable the Company to recover the common shares without transferring any appreciation of the fair value of the stock upon certain terminations prior to a “Qualified Public Offering”. If employment is terminated by the Company prior to the consummation of a Qualified Public Offering for “Cause”, as defined in the Securityholders Agreement, or is terminated by such named executive officer without “Good Reason”, as defined in the Securityholders Agreement, then the Company shall have the right to repurchase all or any portion of the common shares held by such named executive officer for the lesser of original cost and fair market value. Upon any termination of employment other than as described in the immediately preceding sentence, the Company shall have the right to repurchase all or any portion of the common shares held by such named executive officer for fair market value.

The following table sets forth the payments each of our named executive officers would have received if their employment had been terminated by us without cause, or, for David Lopez, by him for good reason, on December 31, 2017, both with and without the occurrence of a change in control as of such time. For purposes of this table, the shares of common stock of the Company were valued using an initial public offering price of $17.00 per share of common stock of the Company, which is the midpoint of the price range set forth on the cover page of this prospectus.

		Amounts Payable
Name	Benefit	Termination Without Cause (or, for Mr. Lopez, With Good Reason); No Change in Control ($)		Termination Without Cause (or, for Mr. Lopez, With Good Reason); Upon Change in Control ($)
David Lopez,	Cash Severance(1)	1,000,000		1,000,000
President, Chief Executive Officer and Secretary	Continued Benefits(2)	18,156		18,156
	Equity Acceleration	510,578	(5)	1,021,155	(8)

Sigmund Lee,	Cash Severance(3)	500,000		500,000
Chief Technology Officer	Equity Acceleration	319,097	(6)	756,233	(9)

Kimo Akiona,	Cash Severance(4)	210,218		210,218
Chief Financial Officer and Treasurer	Equity Acceleration	38,295	(7)	114,885	(10)

(1)	Represents base salary continuation for 24 months.
(2)	Represents continued health benefits (at no greater cost than would apply if Mr. Lopez were an active employee) for 18 months post termination, or if earlier, until he commences employment with a subsequent employer. Calculated using projected 2018 health benefits cost.
(3)	Represents base salary continuation for 12 months.
(4)	Represents base salary continuation for 9 months.
(5)	Represents the value of Mr. Lopez’ time based stock options and restricted shares which would have vested on the next applicable vesting date.
(6)	Represents the value of Mr. Lee’s time based stock options, each of which would have vested on its next applicable vesting date.
(7)	Represents the value of Mr. Akiona’s time based stock options, each of which would have vested on its next applicable vesting date.
(8)	Represents the value of all of Mr. Lopez’ unvested time based stock options and restricted shares. No performance based stock options would accelerate.
(9)	Represents the value of all of Mr. Lee’s unvested time based stock options. No performance based stock options would accelerate.
(10)	Represents the value of all of Mr. Akiona’s unvested time based stock options. No performance based stock options would accelerate.

Director Compensation

On May 22, 2017, Daniel Cohen and David Lopez were appointed to our board of directors, joining David Sambur. None of our directors received any compensation from the Company for his services on the board.

2018 Omnibus Incentive Plan

We plan to adopt the 2018 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) pursuant to which equity-based and cash incentives may be granted to participating employees, directors and consultants. We expect the board to adopt, and our stockholders to approve, the Omnibus Incentive Plan prior to the consummation of this offering. The following is a summary of certain terms and conditions of the Omnibus Incentive Plan. This summary is qualified in its entirety by reference to the Omnibus Incentive Plan attached as an exhibit to the registration statement of which this prospectus forms a part. You are encouraged to read the full Omnibus Incentive Plan.

Administration. The compensation committee will administer the Omnibus Incentive Plan. The compensation committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Omnibus Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Omnibus Incentive Plan. The compensation committee will have full discretion to administer and interpret the Omnibus Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of our Company or its affiliates who are selected by the compensation committee will be eligible for awards under the Omnibus Incentive Plan. The compensation committee will have the sole and complete authority to determine who will be granted an award under the Omnibus Incentive Plan.

Number of Shares Authorized. The Omnibus Incentive Plan provides for an aggregate of 1,607,389 shares of our common stock. No more than 1,607,389 shares of our common stock may be issued with respect to incentive stock options under the Omnibus Incentive Plan.

The maximum amount payable to any non-employee director under the Omnibus Incentive Plan for any single fiscal year is $400,000. If any award granted under the Omnibus Incentive Plan expires, terminates, is canceled or forfeited without being settled or exercised, or is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will again be made available for future grants; provided that in no event will such shares increase the number of shares of our common stock that may be delivered pursuant to incentive stock options granted under the Omnibus Incentive Plan to the extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the Omnibus Incentive Plan. Immediately following the adoption of the Omnibus Incentive Plan, no new awards will be granted under the Company’s 2014 Long-Term Incentive Plan.

Change in Capitalization. If there is a change in our Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our common stock or other relevant change in capitalization or applicable law or circumstances, such that the compensation committee determines that an adjustment to the terms of the Omnibus Incentive Plan (or awards thereunder) is necessary or appropriate, then the compensation committee may make adjustments in a manner that it deems equitable. Such adjustments may be to the number and kind of securities reserved for issuance under the Omnibus Incentive Plan, the number and kind of securities covered by awards then outstanding under the Omnibus Incentive Plan, the limitations on awards under the Omnibus Incentive Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Awards Available for Grant. The compensation committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the Omnibus Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by our Company or with which our Company combines (which are referred to herein as “Substitute Awards”).

Stock Options. The compensation committee will be authorized to grant options to purchase shares of our common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Omnibus Incentive Plan will be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the Omnibus Incentive Plan will be subject to the terms and conditions established by the compensation committee. Under the terms of the Omnibus Incentive Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant (except with respect to Substitute Awards). Options granted under the Omnibus Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of vesting, exercise and expiration, as may be determined by the compensation committee. The maximum term of an option granted under the Omnibus Incentive Plan will be ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder), provided that, if the term of a non-qualified option would expire at a time when trading in the shares of our common stock is prohibited by our Company’s insider trading policy or a Company imposed “blackout period,” in which case, the option’s term will be automatically extended until the 30th day following the expiration of such prohibition (as long as such extension does not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of our common stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the compensation committee may permit in its sole discretion, including: (i) in other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our common stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights. The compensation committee will be authorized to award SARs under the Omnibus Incentive Plan. SARs will be subject to the terms and conditions established by the compensation committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Omnibus Incentive Plan may include tandem SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in tandem with an option will be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the compensation committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our common stock for each SAR will not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be established by the compensation committee and reflected in the award agreement.

Restricted Stock. The compensation committee will be authorized to grant restricted stock under the Omnibus Incentive Plan, which will be subject to the terms and conditions established by the compensation committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the compensation committee for a specified period. Any accumulated dividends will be payable at the same time as the underlying restricted stock vests.

Restricted Stock Unit Awards. The compensation committee will be authorized to award restricted stock unit awards, which will be subject to the terms and conditions established by the compensation committee. A restricted stock unit award is an award of an unfunded and unsecured promise to deliver shares of our common stock, cash, other securities or other properties, subject to certain restrictions under the Omnibus Incentive Plan. Unless otherwise provided by the compensation committee in an award agreement, upon the expiration of the restricted period and the attainment of any other vesting criteria established by the compensation committee, the participant will be entitled to one share of our common stock (or other securities or other property, as applicable) for each such outstanding restricted stock unit which has not then been forfeited; provided, however, that the compensation committee may elect to (i) pay cash or part cash and part our common stock in lieu of delivering only shares of our common stock or (ii) defer the delivery of our common stock (or cash or part common stock and part cash, as the case may be) beyond the expiration of the restricted period if such extension would not cause adverse tax consequences under Section 409A of the Code. To the extent provided in an award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalent payments upon the payment by our Company of dividends on shares of our common stock, either in cash or (at the sole discretion of the compensation committee) in shares of our common stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the compensation committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the compensation committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

Other Stock-Based Awards. The compensation committee will be authorized to grant awards of unrestricted shares of our common stock, rights to receive future grants of awards at a future date or other awards denominated in our common stock (including performance shares or performance units), or awards that provide for cash payments based in whole or in part on the value or future value of shares of our common stock under the Omnibus Incentive Plan, alone or in tandem with other awards, under such terms and conditions as the compensation committee may determine and as set forth in the applicable award agreement.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the compensation committee permits the award to be transferred to a permitted transferee (as defined in the Omnibus Incentive Plan).

Clawback/Forfeiture. Awards may be subject to clawback or forfeiture to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the New York Stock Exchange or other applicable securities exchange, or if so required pursuant to a written policy adopted by the Company or the provisions of an award agreement.

Term and Amendment; Prohibition on Repricing. The Omnibus Incentive Plan will have a term of ten years. The board may amend, suspend or terminate the Omnibus Incentive Plan at any time, subject to stockholder approval if necessary to comply with any tax, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient. The compensation committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the compensation committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes), (iii) the compensation committee may not cancel any outstanding option or SAR that has a per share exercise price or per share strike price (as applicable) at or above the fair market value of a share of our common stock on the date of cancellation and pay any consideration to the holder thereof and (iv) the compensation committee may not take any other action considered a repricing for purposes of the shareholder approval rules of the applicable securities exchange on which our common shares are listed. However, stockholder approval is not required with respect to clauses (i) through (iv) above with respect to certain adjustments on changes in capitalization. In addition, none of the requirements described in the preceding clauses (i) through (iv) can be amended without the approval of our stockholders.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Omnibus Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirements of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of our common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant, vesting or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. Our Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. Our Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to our Company. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) Our Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. Our Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal tax purposes for compensation in excess of $1,000,000 per year per person to the executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and up to the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement. As a new public company, we expect to be eligible for transition relief from the deduction limitations imposed under Section 162(m) of the Code until our first shareholders meeting at which directors are elected that occurs in 2022. In addition, we reserve the right to award compensation as to which a deduction may be limited under Section 162(m) where we believe it is appropriate to do so.

New Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Omnibus Incentive Plan because awards under the Omnibus Incentive Plan will made at the discretion of the compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, there were not transactions, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

Upon the consummation of this offering, we will adopt a written Related Person Transaction Policy (the “policy”), which will set forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee will have overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our board of directors or Audit Committee.

The policy will require that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy will also provide that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Securityholders Agreement

On April 28, 2014, AP Gaming Holdings, L.P. (the “Partnership”), VoteCo, the Company and each holder of Class B Shares from time to time party thereto, including David Lopez, our Chief Executive Officer (each a “Holder”) entered into the Securityholders Agreement. We intend to amend and restate the Securityholders Agreement (as amended and restated, the “Securityholders Agreement”) concurrently with the consummation of the Reclassification to remove references to Class B Shares, which shall be reclassified into a new class of voting common stock, and to Class A Shares, which shall be cancelled. The Securityholders Agreement, as amended, will provide the Partnership and Apollo Investment Fund VIII, L.P., and each of their respective affiliates, with certain demand registration rights. It will also provide each Holder with piggy-back registration rights and impose certain transfer restrictions on each Holder’s ownership of the Company’s common shares and will set forth the Company’s right to repurchase any common shares held by Holders who are employed by, or serve as consultants to or directors of, the Company or any of its subsidiaries upon their termination from such employment or consultancy. The Securityholders Agreement, as amended, will also impose certain restrictions on each Holder who serves in management, including non-solicitation, non-compete and non-disclosure requirements.

Stockholders Agreement

Concurrently with the consummation of this offering, we intend to enter into a Stockholders Agreement with VoteCo and Holdings, which is an entity controlled by our Sponsor. Pursuant to the Stockholders Agreement Holdings will have the right, at any time until the Apollo Group no longer beneficially owns at least 5% of our issued and outstanding common stock, to nominate a number of directors comprising a percentage of the board in accordance with its beneficial ownership of our outstanding common stock (rounded up to the nearest whole number), see “Management—Apollo Group Approval of Certain Matters and Rights to Nominate Certain Directors” and “Description of Capital Stock—Certain Anti-Takeover, Limited Liability and Indemnification Provisions—Classified Board and Holdings Nomination Rights.” The Stockholders Agreement sets forth certain information rights granted to the Apollo Group. It also specifies that we will provide indemnification and advance of expenses of VoteCo and each stockholder party to the Stockholders Agreement for any claim arising from their actions as the Company’s stockholders or controlling persons. The Stockholders Agreement also specifies that we will not take certain significant actions specified therein without the prior consent of Holdings. Such specified actions include, but are not limited to:

•	a change in size of the board of directors.

•	the incurrence of indebtedness, in a single transaction or a series of related transactions, by us or any of our subsidiaries aggregating more than $10 million, except for (i) debt that has previously been approved or is in existence on the date of closing this offering or any refinancing thereof up to the same maximum principal amount of such debt outstanding as of the date hereof, (ii) capital leases contemplated by an annual budget approved by the board of directors;

•	the issuance of additional shares of any class of our capital stock (other than any award under any stockholder approved equity compensation plan);

•	a redemption, repurchase or other acquisition by us of our capital stock (other than any redemption, repurchase or acquisition under any stockholder approved equity compensation plan);

•	consummation of any material acquisition of the stock or assets of any other entity (other than any of our subsidiaries), in a single transaction or a series of related transactions;

•	a material disposition, in a single transaction or a series of related transactions, of any of our or our subsidiaries’ assets, other than the sale of inventory or products in the ordinary course of business;

•	fundamental changes to the nature of our business, including our entry into new and unrelated lines of business or cessation of a material portion of our business;

•	the adoption, approval or issuance of any poison pill or stockholder rights plan;

•	payment or declaration of any dividend or distribution on any of our capital stock other than dividends or distributions required to be made pursuant to the terms of any of our outstanding preferred stock;

•	a termination of the chief executive officer or designation of a new chief executive officer;

•	a consolidation or merger of us with or into any other entity, or transfer (by lease, assignment, sale or otherwise) of all or substantially all of our and our subsidiaries’ assets, taken as a whole, to another entity, or a “Change of Control” as defined in our or our Stockholders Agreement; and

•	any entry by us or our subsidiaries into voluntary liquidation or bankruptcy.

Unless otherwise specified, these approval rights will terminate the first time the Apollo Group no longer beneficially owns at least 33 1⁄3% of our issued and outstanding common stock.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Following the Reclassification, all shares held by Holdings, which represent 69% of our outstanding common stock after giving effect to this offering (or 66% of our outstanding common stock if the underwriters exercise their option to purchase additional shares in full), will be subject to an irrevocable proxy that gives VoteCo sole voting and sole dispositive power with respect to such shares.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o 5475 S. Decatur Blvd., Ste #100, Las Vegas, NV 89118.

	Shares Beneficially Owned Before the Offering(1)		Shares Beneficially Owned After the Offering assuming underwriters’ option is not exercised		Shares Beneficially Owned After the Offering assuming underwriters’ option is exercised
	Number	Percent	Number	Percent	Number	Percent
5% Stockholders
Apollo Gaming Holdings, L.P(2)	23,208,076	97%	23,208,076	68%	23,208,076	65%
AP Gaming VoteCo, LLC(2)(3)	23,208,076	97%	23,208,076	68%	23,208,076	65%
Named Executive Officers and Directors
David Lopez(4)	194,289	1%	194,289	1%	194,289	1%
Kimo Akiona(5)	30,696	*	30,696	*	30,696	*
David Sambur(2)(3)	—	—	—	—	—	—
Victor Gallo(6)	40,669	*	40,669	*	40,669	*
Sigmund Lee(7)	97,144	*	97,144	*	97,144	*
Daniel Cohen(3)	—	—	—	—	—	—
Eric Press(3)	—	—	—	—	—	—
Adam Chibib	—	—	—	—	—	—
Yvette Landau	—	—	—	—	—	—
All current directors and executive officers as a group (9 persons)	362,798	2%	362,798	1%	362,798	1%

*	Represents beneficial ownership of less than one percent of shares outstanding.
(1)	Percentage of shares beneficially owned before this offering is based on 23,839,067 shares of common stock outstanding, including stock options and restricted shares that will vest within 60 days of this offering. Percentage of shares beneficially owned following this offering is based on 34,089,067 shares of common stock outstanding, including stock options and restricted shares that will vest within 60 days of this offering (or 35,626,567 shares of common stock outstanding if the underwriters exercise their option to purchase additional shares in full), which assumes no options are exercised by any holder in accordance with Rule 13d-3(d)(1)(i) of the Exchange Act.

(2)	Represents shares of our common stock held of record by Holdings. Following the Reclassification, all of the shares held by Holdings will be subject to the irrevocable proxy granted by Holdings to VoteCo pursuant to the Irrevocable Proxy and Power of Attorney, irrevocably constituting and appointing VoteCo, with full power of substitution, its true and lawful proxy and attorney-in-fact to: (i) vote all of the shares of our common stock held by Holdings at any meeting (and any adjournment or postponement thereof) of our stockholders, and in connection with any written consent of our stockholders, and (ii) direct and effect the sale, transfer or other disposition of all or any part of the shares of our common stock held by Holdings, if, as and when so determined in the sole discretion of VoteCo. The irrevocable proxy terminates with respect to any shares of our common stock that are sold, transferred or otherwise disposed of by VoteCo upon such sale, transfer or other disposition. VoteCo is member-managed by its two members, Marc Rowan and David Sambur. Mr. Rowan holds a majority of the membership interest of VoteCo and as such may be deemed to share voting and dispositive control, and beneficial ownership, with VoteCo with respect to the shares of our common stock subject to the irrevocable proxy granted to VoteCo. Apollo Gaming Holdings GP, LLC (“Holdings GP”) is the general partner of Holdings. Apollo Management VIII, L.P. (“Management VIII”) is the manager of Holdings GP and of Apollo Investment Fund VIII, L.P. (“AIF VIII”). AIF VIII is a member of Holdings GP, and as such has the right to direct Management VIII in its management of Holdings GP, and is also a limited partner of Holdings. AIF VIII Management, LLC (“AIF VIII LLC”) is the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VIII LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Mr. Rowan are the managers, as well as executive officers, of Management Holdings GP. Due to the irrevocable proxy granted to VoteCo, none of Holdings, Holdings GP, Management VIII, AFI VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings or Management Holdings GP will be deemed to beneficially own the shares of our common stock held by Holdings. The address of VoteCo is 5475 X. Decatur Blvd., Las Vegas, Nevada 89118. The address of each of Holdings, Holdings GP, Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris, Rowan and Sambur, is 9 West 57th Street, 43rd Floor, New York, New York 10019.
(3)	Marc Rowan, David Sambur, Eric Press and Daniel Cohen are each affiliated with Apollo Management and its affiliated investment managers and advisors. Messrs. Black, Cohen, Harris, Press, Rowan and Sambur each disclaim beneficial ownership of the shares of our common stock that are beneficially owned by VoteCo, or directly held of record by Holdings. The address of each of Mr. Press and Mr. Cohen is 9 West 57th Street, 43rd Floor, New York, New York 10019.
(4)	Number of shares beneficially owned includes 116,574 shares of common stock issuable upon the exercise of options within 60 days and 46,629 issuable upon the exercise of restricted stock awards within 60 days.
(5)	Number of shares beneficially owned includes 15,153 shares of common stock issuable upon the exercise of options within 60 days.
(6)	Number of shares beneficially owned includes 11,658 shares of common stock issuable upon the exercise of options within 60 days.
(7)	Number of shares beneficially owned includes 97,144 shares of common stock issuable upon the exercise of options within 60 days.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated articles of incorporation and amended and restated bylaws, which will be in effect upon the completion of the Reclassification and the consummation of this offering. The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws, all of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of Nevada law.

Capital Stock

Our shares of common stock are currently held by Apollo Funds and 12 management holders. Our amended and restated articles of incorporation will provide that our authorized capital stock will consist of 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. After the completion of the Reclassification and the consummation of this offering, we expect to have 33,628,788 shares (or 35,166,288 shares if the underwriters exercise their option to purchase additional shares in full) of common stock and zero shares of preferred stock outstanding.

Common Stock

Voting Rights. The holders of our common stock will be entitled to one vote per share on all matters submitted for action by the stockholders, and do not have cumulative voting rights with respect to the election of our directors. Accordingly, a holder of more than 50% of the then-outstanding shares of our common stock will be able, if it so chooses, to determine the outcome of any election of our directors regardless of any voted cast in the election by the holders of the remaining shares.

Dividend Rights. All shares of our common stock will be entitled to share equally in any dividends our board of directors may declare from legally available sources, subject to the terms of any outstanding preferred stock. Our senior secured credit facilities and other debt instruments may impose restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights. Upon liquidation or dissolution of our company, whether voluntary or involuntary, all shares of our common stock will be entitled to share equally in the assets available for distribution to stockholders after payment of all of our prior obligations, including obligations pursuant to the terms of any then-outstanding preferred stock.

Registration Rights. Under the terms of the Securityholders Agreement, we have agreed to register shares of our common stock beneficially owned by affiliates of Apollo, including the Apollo Group, under certain circumstances. See “Certain Relationships and Related Party Transactions—Securityholders Agreements” for more detail regarding these registration rights.

Other Matters. The holders of our common stock will have no preemptive or conversion rights, and our common stock will not be subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock, other than pursuant to the gaming and regulatory matters provisions of our amended and restated articles of incorporation. See “—Certain Redemption Provisions.”

Redemption Rights. Our amended and restated articles of incorporation will contain provisions establishing the right to redeem the equity securities of disqualified holders if, among other circumstances, such action is necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. Our amended and restated articles of incorporation also contains provisions defining the redemption price and the rights of a disqualified security holder.

Preferred Stock

Pursuant to our amended and restated articles of incorporation, our board of directors, without stockholder approval, will be authorized to issue, from time to time, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designations of such series. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock. See “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions.”

Certain Redemption Provisions

Our amended and restated articles of incorporation contain provisions establishing the right to redeem the equity securities of disqualified holders if, among other circumstances, such action is necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or causes us to have a previously issued license or permit rescinded, suspended, revoked or not renewed, or if our board of directors determines that such holder is likely to (i) preclude or materially delay, impede, impair, threaten or jeopardize any license or franchise, (ii) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which we are party or (iii) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any license or franchise. The amended and restated articles of incorporation also contain provisions defining the redemption price and the rights of a disqualified security holder.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

As of December 13, 2017 we are governed by the NRS. Our amended and restated articles of incorporation, our amended and restated bylaws and the NRS contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise, or to remove or replace our current management, and may have the effect of delaying, deterring or preventing a change in control of us.

“Blank Check” Preferred Stock. Our amended and restated articles of incorporation authorize “blank check” preferred stock that could be issued by our board of directors to, among other things, increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive.

Classified Board and Holdings Nomination Rights. Our board of directors will be divided into three classes. The members of each class will serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which will be one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. See “Management—Board of Directors.” Under our Stockholders Agreement, so long as the Apollo Group beneficially owns at least 5% of our outstanding common stock, Holdings has the right to nominate a number of directors to our board of directors equal to (a) the total number of our directors multiplied by (b) the percentage of outstanding common stock beneficially owned by the Apollo Group, rounded up to the nearest whole number. See “Management—Apollo Group Approval of Certain Matters and Rights to Nominate Certain Directors” and “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

Removal of Directors. Except for any directors elected or otherwise designated pursuant to the terms of any preferred stock, any director or the entire board of directors may be removed at any time, with or without cause, by the affirmative vote of not less than two-thirds of the voting power of our outstanding shares entitled to vote generally in the election of directors.

Vacancies. Vacancies on our board of directors may be filled only by a majority of our board of directors in office, although less than a quorum, or by a sole remaining director. In addition, until the first time the Apollo Group no longer beneficially owns at least 5% of our outstanding common stock, the vacancy of a director nominated by Holdings pursuant to the Stockholders Agreement must be filled by a director nominated by Holdings.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders. Our amended and restated articles of incorporation will not permit stockholder action by written consent without a meeting after the first time the Apollo Group ceases to beneficially own at least 50% of the voting power of our outstanding shares, except as otherwise provided with respect to any series of our preferred stock in its certificate of designation. The amended and restated articles of incorporation will also provide that holders of our common stock, as such, will have the right to call special meetings of our stockholders only until the first time the Apollo Group ceases to beneficially own at least 50% of the voting power of our outstanding stock; thereafter, default provisions of the NRS limit the right to call special meetings of our stockholders to the board of directors, any two directors or the president of the corporation, unless otherwise specified in the corporation’s amended and restated articles of incorporation or amended and restated bylaws, and our amended and restated articles of incorporation and amended and restated bylaws will not, as of immediately after the consummation of this offering, provide any exceptions permitting stockholders to call special meetings.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws will provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. These provisions generally do not apply to nominations of directors made, or business proposals submitted, by the Apollo Group, and these provisions will not affect any rights of the holders of any series of our preferred stock.

Business Combinations and Acquisition of Control Shares. Pursuant to provisions in our amended and restated articles of incorporation and amended and restated bylaws, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers. Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our amended and restated articles of incorporation provide that these statutes will not apply to us.

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us and any person acquiring shares of our common stock if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our amended and restated articles of incorporation or amended and restated bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our amended and restated bylaws provide that these statutes do not apply to any acquisition of our common stock by the Apollo Group or any of its affiliates, or any direct transferee of its shares of our common stock.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

Amendment to our Articles of Incorporation. Prior to the time when the Apollo Group no longer beneficially owns at least 25% of the total voting power of our outstanding shares entitled to vote generally in the election of directors, the approval by both a majority of the directors then in office and a majority of the directors nominated by Holdings pursuant to the Stockholders Agreement will be required for any amendment, modification or repeal of any provision of our amended and restated articles of incorporation.

Amendment to our Bylaws. Prior to the time when the Apollo Group first ceases to beneficially own at least 25% of the voting power of our outstanding shares entitled to vote generally in the election of directors, the approval of both a majority of the directors then in office and a majority of the directors nominated by Holdings pursuant to the Stockholders Agreement will be required for any amendment, modification or repeal of any provision of our amended and restated bylaws adopted by our board of directors. Additionally, prior to the first date on which the Apollo Group ceases to beneficially own at least 50% of the voting power of our issued and outstanding shares of stock, any amendment, modification or repeal of any provision of our amended and restated bylaws may be adopted by the affirmative vote of holders of a majority of the voting power of our outstanding shares of stock entitled to vote on the matter. Once the Apollo Group no longer beneficially owns at least 50% of the voting power of our issued and outstanding shares of stock, the affirmative vote of holders of at least two-thirds of the voting power of our outstanding shares of stock entitled to vote on the matter will be necessary for stockholders to adopt any amendment, modification or repeal of any provision of our amended and restated bylaws.

Limitation of Officer and Director Liability and Indemnification Arrangements. Our amended and restated articles of incorporation limits the liability of our officers and directors to the maximum extent permitted by Nevada law. Nevada law provides that our directors and officers will not be personally liable to us, our stockholders or our creditors, for monetary damages for any act or omission in their capacity as a director or officer unless it is proven that the act or omission constituted a breach of their fiduciary duties as a director or officer, as applicable, and the breach involved intentional misconduct, fraud or a knowing violation of law.

Our amended and restated articles of incorporation also generally provide that we shall indemnify to the fullest extent permitted by the NRS, subject to limited exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he or she is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such proceeding.

We currently maintain liability insurance for our directors and officers. In addition, certain of our directors are also insured under Apollo’s professional liability insurance policies and may be indemnified under Apollo’s bylaws or other constitutive documents.

We intend to enter into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in the NRS. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

Currently, to our knowledge, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Corporate Opportunity

Our amended and restated articles of incorporation will provide that we expressly renounce any interest or expectancy in any business opportunity, transaction or other matter in which any Covered Apollo Person (as defined in our amended and restated articles of incorporation) participates or desires or seeks to participate in, even if the opportunity is one that we would reasonably be deemed to have pursued if given the opportunity to do so. The renouncement does not apply to any business opportunities that are presented in writing to a Covered Apollo Person solely in such person’s capacity as an officer or director of us.

Forum Selection

Our articles of incorporation provide that unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim: (a) brought in our name or right or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) arising or asserting a claim arising pursuant to any provision of the NRS Chapters 78 or 92A or any provision of our amended and restated articles of incorporation or our amended and restated bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or our amended and restated bylaws; or (e) asserting a claim governed by the internal affairs doctrine, in each such case subject to the Eighth Judicial District Court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in our capital stock will be deemed to have notice of and consent to this forum selection provision.

Dissenter’s Rights

The provisions of Nevada’s dissenter’s rights statutes (NRS 92A.300 through 92A.500, inclusive) specify certain corporate actions giving rise to the right of a stockholder to demand payment of “fair value” (as defined in NRS 92A.320) of such stockholder’s shares, subject to a number of limitations and procedural requirements.

Stockholders’ Derivative Actions

Our stockholders may be entitled to bring an action in our name to procure a judgment in our favor, also known as a derivative action, subject to the requirements of applicable law.

Deemed Notice and Consent

Our amended and restated articles of incorporation provide that any person purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed, to the fullest extent permitted by law, to have notice of and consented to all of the provisions of our amended and restated articles of incorporation (including, without limitation, the provisions described above under “—Exclusive Forum”), our amended and restated bylaws and any amendment to our amended and restated articles of incorporation or amended and restated bylaws enacted in accordance therewith and applicable law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be the American Stock Transfer & Trust Company, LLC.

Securities Exchange

We have applied to list the shares of common stock on the New York Stock Exchange under the symbol “AGS.”

DESCRIPTION OF MATERIAL INDEBTEDNESS

The following summary of the material terms of certain financing arrangements that will remain in effect upon the consummation of this offering does not purport to be complete and is subject to, and qualified in its entirety by reference to, the underlying documents.

Senior Secured Credit Facilities

General

On June 6, 2017, AP Gaming I, LLC (the “Borrower”), a wholly owned indirect subsidiary of the Company, entered into a first lien credit agreement, providing for $450.0 million in term loans and a $30.0 million revolving credit facility. The proceeds of the term loans were used primarily to repay the old senior secured credit facilities and the Seller Notes, to pay for the fees and expenses incurred in connection with the foregoing and otherwise for general corporate purposes. The term loans will mature on February 15, 2024, and the revolving credit facility will mature on June 6, 2022.

On December 6, 2017, the Borrower entered into an incremental assumption agreement that amended the new senior secured credit facilities to provide for the incurrence by the Borrower of incremental term loans in an aggregate principal amount of $65.0 million. The net proceeds of the incremental term loans were used to finance the acquisition of Class II electronic gaming machines and related assets operated by Rocket (see “Prospectus Summary—Recent Developments”), to pay fees and expenses in connection therewith and for general corporate purposes. The incremental term loans have the same terms as the Borrower’s term loans.

In addition, we may request one or more incremental term loan facilities and/or increase commitments under the revolving facility in an aggregate amount of up to the sum of (x) $10 million plus (y) an additional amount if we attain certain leverage ratios, subject to certain conditions and receipt of commitments by existing or additional lenders.

All borrowings under the revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Interest Rates and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to, at the option of the Borrower, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor in the case of term loans or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate in effect on such day and (iii) the one-month adjusted LIBOR plus 1.00%, in each case plus an applicable margin. The initial applicable margin for borrowings is 5.50% with respect to LIBOR borrowings and 4.50% with respect to base rate borrowings under the term loan facility and the revolving credit facility and swingline borrowings under the revolving credit facility.

As of the date of December 6, 2017, the date the incremental term loans were incurred, the interest rate for the term loan facility was 6.85%. As of the same date, the unamortized total of debt discount and deferred financing costs was $13.9 million, which is amortized over the term of the facility using the effective interest method.

In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee of 0.50% per annum to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. We are also required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR rate borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges, and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit.

Amortization and Prepayments

The term loan requires scheduled quarterly payments in annual amounts equal to 0.25% of the original principal amount of the term loan, with the balance paid at maturity. In addition, we are required to prepay outstanding term loan borrowings, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% and 0% if we attain a certain leverage ratios) of our annual excess cash flow (as defined under the senior secured credit facilities);

•	100% of the net cash proceeds of all non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and provided that we may (a) reinvest within 12 months or (b) commit to reinvest those proceeds and so reinvest such proceeds within 18 months in assets to be used in its business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the senior secured credit facilities.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time, without prepayment premium or penalty except in connection with a repricing event, subject to customary “breakage” costs with respect to LIBOR rate loans.

Collateral and Guarantors

The senior secured credit facilities are guaranteed by AP Gaming Holdings, LLC and the material, wholly owned domestic subsidiaries (subject to certain exceptions) of the Borrower. The obligations are secured by a pledge by AP Gaming Holdings, LLC of the Borrower’s equity interest directly held by AP Gaming Holdings, LLC and a pledge of substantially all of the existing and future property and assets of the Borrower and the subsidiary guarantors, subject to certain exceptions. Such security interests will consist of a first-priority lien with respect to the collateral.

Restrictive Covenants and Other Matters

The senior secured credit facilities require the Borrower to maintain a maximum net first lien leverage ratio set at a maximum of 6.0 to 1.0 beginning with the first quarter ending September 30, 2017. To demonstrate its compliance with the maximum net first lien leverage ratio requirement, from time to time the Borrower provides its calculation of the credit agreement-defined pro forma adjusted EBITDA to the lenders under its new senior secured credit facilities. Our management does not use this measure for any other purpose, including in evaluating our business performance or conducting its operations.

The senior secured credit facilities contain certain customary affirmative covenants and events of default. The negative covenants in the senior secured credit facilities include, among other things, limitations (none of which are absolute) on the ability of the Borrower and its restricted subsidiaries to: (i) incur additional debt or issue certain preferred shares; (ii) create liens on certain assets; (iii) make certain loans or investments (including acquisitions); (iv) pay dividends on or make distributions in respect of its capital stock or make other restricted payments; (v) consolidate, merge, sell or otherwise dispose of all or substantially all of the Borrower’s assets; (vi) sell assets; (vii) enter into certain transactions with affiliates; (viii) enter into sale-leaseback transactions; (ix) change the lines of business; (x) change the Borrower’s fiscal year; and (xi) modify the terms of certain debt or organizational agreements. The events of default include, among others, failure to make payments when due, default under other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect the market price of our common stock prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of a substantial number of shares of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our common stock at such time and our ability to raise equity-related capital at a time and price we deem appropriate.

Upon the completion of the Reclassification and this offering, we will have outstanding an aggregate of 33,628,788 shares of common stock (or 35,166,288 shares assuming the underwriters exercise the option to purchase additional shares in full). Additionally, as of January 31, 2018, we will have 1,644,212 options outstanding, which were issued pursuant to employment agreements with our executive officers and employees (see “Compensation Discussion and Analysis”) and which are convertible into 1,644,212 shares of common stock. Of all our outstanding shares of common stock, all of the shares of common stock to be sold in this offering will be freely tradable without restriction unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act, and without further registration under the Securities Act. All remaining shares of common stock, including the shares that will be issued upon exercise of the outstanding options, will be deemed “restricted securities” as such term is defined under Rule 144. The restricted securities were, or will be, issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below.

As a result of the lock-up agreements described below and the provisions of Rule 144 and Rule 701 under the Securities Act, the shares of our common stock (excluding the shares to be sold in this offering) that will be available for sale in the public market are as follows:

•	no shares will be eligible for sale on the date of this prospectus or prior to days after the date of this prospectus; and

•	shares will be eligible for sale upon the expiration of the lock-up agreements beginning days after the date of this prospectus and when permitted under Rule 144 or Rule 701.

Lock-up Agreements

We, affiliates of Apollo, certain of our other existing stockholders and all of our directors and executive officers have agreed not to sell any common stock or securities convertible into or exercisable or exchangeable for shares of common stock for a period of days from the date of this prospectus, subject to certain exceptions. Please see “Underwriting (Conflicts of Interest)” for a description of these lock-up provisions. The representatives of the underwriters, in their sole discretion, may at any time release all or any portion of the shares from the restrictions in such agreements.

Rule 144

In general, under Rule 144 under the Securities Act as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the six months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported by the during the four calendar weeks preceding the filing of notice of the sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, officers, consultants or advisors who purchases shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to sell such shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirement of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice filing provisions of Rule 144. The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus.

Stock Options

As of January 31, 2018, we will have issued 1,644,212 outstanding options to purchase shares of our common stock, of which options to purchase 398,691 shares will have met the time-based requirements of the applicable vesting schedule. Since there is no market for our common shares, a holder of our options cannot benefit from their exercise. During the period the options are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the options upon the exercise of the options.

Restricted Stock Awards

As of January 31, 2018, we will have issued 77,715 outstanding restricted stock awards for shares of our common stock, of which 46,629 restricted stock awards will have met the time-based requirements of the applicable vesting schedule. Since there is no market for our common shares, a holder of our restricted stock awards cannot benefit from their exercise. During the period the restricted stock awards are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the restricted stock awards.

Stock Issued Under Employee Plans

We intend to file a registration statement on Form S-8 under the Securities Act to register stock issuable under the Equity Incentive Plan, including upon exercise of our outstanding options. This registration statement on Form S-8 is expected to be filed following the effective date of the registration statement of which this prospectus is a part and will be effective upon filing. Accordingly, shares registered under such registration statement will be available for sale in the open market following the effective date, unless such shares are subject to vesting restrictions with us, Rule 144 restrictions applicable to our affiliates or the lock-up restrictions described above.

Registration Rights

After this offering, and subject to the lock-up agreements, affiliates of Apollo will be entitled to certain rights with respect to the registration of their shares of our common stock under the Securities Act after the completion of this offering. For more information, see “Certain Relationships and Related Party Transactions—Securityholders Agreement.” After such registration, these shares of our common stock will become freely tradable without restriction under the Securities Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of our common stock issued pursuant to this offering. The following discussion is based upon current provisions of the Code, U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

This discussion only addresses beneficial owners of our common stock that hold such common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment that are Non-U.S. Holders (as defined below)). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our common stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, and Non-U.S. Holders that hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our common stock are urged to consult their own tax advisors.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our common stock.

Distributions

Although we do not anticipate that we will make any distributions on our common stock in the foreseeable future, distributions of cash or property that we pay in respect of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our common stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your common stock elects) otherwise, we (or the intermediary) must generally withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our common stock unless:

•	the gain is U.S. trade or business income, in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•	you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

•	we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income if your holdings (direct and indirect) at all times during the applicable period described in the third bullet point above constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a “United States real property holding corporation” for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States and such treaty requires, such gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) with respect to gain, we are or have been a USRPHC at any time during the shorter of the five-year period ending on the date of the disposition of our common stock and your holding period for our common stock (subject to the 5% ownership exception set forth above in the second paragraph of “—Sale, Exchange or Other Taxable Disposition of Common Stock).” Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establish an exemption and we do not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party).

More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale of any equity instruments of U.S. issuers (such as our common stock). The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA currently applies to dividends made in respect of our common stock. Final Treasury regulations defer this withholding obligation for gross proceeds from dispositions of U.S. common stock until January 1, 2019. To avoid withholding on dividends and gross proceeds, as applicable, Non-U.S. Holders may be required to provide the Company (or its withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them the number of shares indicated below:

Name	Number of Shares
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Jefferies LLC
Macquarie Capital (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc.
Stifel, Nicolaus & Company, Incorporated
SunTrust Robinson Humphrey, Inc.
Nomura Securities International, Inc.
Roth Capital Partners, LLC
Union Gaming Securities LLC
The Williams Capital Group, L.P.
Apollo Global Securities, LLC

Total

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares, as described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Certain of the underwriters may sell shares to the public through one or more of the affiliates including as selling agents.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,537,500 additional shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions and the per share amount, if any, of dividends declared by us and payable on the shares purchased by them from us other than by exercise of their option to purchase additional shares but not payable on the shares that are subject to that option.

To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,537,500 shares of common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $5.1 million. We have agreed to reimburse the underwriters for certain expenses, in amount up to $20,000 incurred in connection with the review by the Financial Industry Regulatory Authority, Inc. of the terms of this offering, as set forth in the underwriting agreement.

We have engaged Solebury Capital LLC, or “Solebury,” an independent financial adviser and a member of FINRA, to provide certain financial consulting services in connection with the offering, including advice with respect to selection of underwriters for this offering, deal structuring, fee and economics recommendations, distribution strategy recommendations and preparation of presentation materials. The underwriters have agreed to reimburse us in an amount equal to 4% of the aggregate underwriting discounts and commissions earned by the underwriters from this offering (including those related to the exercise of the underwriters option to purchase additional shares) for such financial consulting services provided by Solebury in connection with the offering.

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of shares of common stock offered by them.

We have applied to list our common stock on the New York Stock Exchange under the trading symbol “AGS.”

We, all of our directors and officers, and certain of our existing stockholders have agreed that, without the prior written consent of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., we and they will not, during the period ending 180 days after the date of this prospectus:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•	file or confidentially submit any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; provided that confidential submissions with the SEC are permitted so long as (i) no public announcement of such submission is made, (ii) if any demand was made for, or any right exercised with respect to, such registration, no public announcement of such demand or exercise is made, (iii) we provide each of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. with written notice at least two business days prior to such confidential submission, and (iv) no such submission becomes a publicly available registration statement during such 180 day period; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

•	whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agree that, without the prior written consent of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., it will not, during the period ending 180 days after the date of this prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The lock-up restrictions described in the immediately preceding paragraph do not apply to:

•	the sale of shares of common stock pursuant to the underwriting agreement, including the Directed Share Program;

•	transactions entered into with the prior written consent of each of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.; provided that in connection with any such transaction, the transferee shall be bound by the restrictions described herein;

•	issuances of shares of common stock pursuant to conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding as of the date of the underwriting agreement;

•	grants of employee stock options pursuant to the terms of a plan in effect on the date of the underwriting agreement;

•	issuances of shares of common stock pursuant to exercise of the options referred to above;

•	the entry into an agreement providing for the issuance of shares of common stock or any securities convertible into or exercisable for shares of common stock, and the issuance of any such securities pursuant to such an agreement, in connection with (1) the acquisition by the us or any of our subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employment benefit assumed by us in connection with such acquisition or (2) joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of such shares shall not exceed 5% of the total number of shares of common stock issued and outstanding immediately following this offering and provided further that such recipient shall be bound by the same restrictions described herein;

•	transfers by a holder any shares of common stock or any security convertible into shares of common stock pursuant to a will, other testamentary document or applicable laws of descent, a qualified domestic order or in connection with a divorce settlement; provided that (x) in connection with any such transaction, the transferee shall be bound by the restrictions described herein and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or such other securities is required or voluntarily made during such 180 day period;

•	transfers by a holder of shares of common stock or any security convertible into shares of common stock as a bona fide gift; provided that (x) in connection with any such transaction, the transferee shall be bound by the restrictions described herein and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or such other securities is required or voluntarily made during such 180 day period;

•	distributions by a holder of any shares of common stock or any security convertible into shares of common stock to limited partners, general partners, members or stockholders of the undersigned or to any investment holding entity controlled by or managed by such holder; provided that (x) in connection with any such transaction, the transferee shall be bound by the restrictions described herein and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or such other securities is required or voluntarily made during such 180 day period;

•	distributions by a holder of any shares of common stock or any security convertible into shares of common stock to a partnership, limited liability company or other entity of which such holder and the immediate family of such holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests; provided that (x) in connection with any such transaction, the transferee shall be bound by the restrictions described herein and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or such other securities is required or voluntarily made during such 180 day period;

•	(i) the exercise by a holder of stock options solely with cash granted pursuant to equity incentive plans of us and our subsidiaries described in this prospectus, and the receipt by such from us of shares of common stock upon such exercise and (ii) the exercise of restricted stock units granted pursuant to employment arrangements with us described in this prospectus , and the receipt by such holder from us of shares of common stock upon such exercise; provided that (x) in connection with any such transaction, the transferee shall be bound by the restrictions described herein and (y) any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that such transfer is being made pursuant to such circumstances;

•	transfers of shares of common stock by a holder to us for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to our equity incentive plans; provided that any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that such transfer is being made pursuant to such circumstances;

•	forfeitures of shares of common stock by a holder to us to satisfy tax withholding requirements of such holder or us upon the vesting, during such 180 day period, of equity based awards granted under an equity incentive plan or pursuant to other stock purchase arrangements, in each case described in this prospectus; provided that any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that such transfer is being made pursuant to such circumstances;

•	in response to a bona fide third party take-over bid made to all holders of shares of common stock or any other acquisition transaction whereby all or substantially all of the shares of common stock are acquired by a bona fide third party, provided (x) that if such take-over bid or other acquisition transaction is unsuccessful, such shares of common stock may not be transferred until after the expiration of such 180 day period and (y) any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that such transfer is being made pursuant to such circumstances; or

•	transfers by a holder to us of shares of common stock or any security convertible, exchangeable or exercisable into shares of common stock in connection with the repurchase by us from such holder of shares of common stock or any security convertible, exchangeable or exercisable into shares of common stock pursuant to a repurchase right arising upon the termination of such holder’s employment with us; provided that (x) such repurchase right is pursuant to contractual agreements with us and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or such other securities is required or voluntarily made during such 180 day period.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under their option to purchase additional shares. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under their option to purchase additional shares. The underwriters may also sell shares in excess of their option, to purchase additional shares creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions. We have agreed to indemnify the several underwriters, including their controlling persons, against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Directed Share Program

At our request, the underwriters have reserved for sale, at the initial public offering price, up to 3% of the common stock offered by this prospectus for sale to our directors, director nominees, officers and certain of our employees and other persons associated with us. If these persons purchase reserved common stock, it will reduce the number of shares of common stock available for sale to the general public. Any reserved shares of common stock that are not so purchased will be offered by the underwriters to the general public on the same terms as the other shares of common stock offered by this prospectus. Any shares sold in the Directed Share Program to a party who has entered into a lock-up agreement described above shall be subject to the provisions of such lock-up agreement.

Pricing of the Offering

Prior to this offering, there has been no public market for our common stock. The initial public offering price was determined by negotiations between us and the representatives. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (1) the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State, and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations (“CO”) and the shares will not be listed on the SIX Swiss Exchange. Therefore, the prospectus may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Conflicts of Interest

Deutsche Bank AG, an affiliate of Deutsche Bank Securities Inc., one of the underwriters in this Offering, owns the aggregate outstanding principal amount of the PIK Notes and, therefore, will receive in excess of 5% of the net proceeds of this Offering, not including underwriting compensation. As a result, Deutsche Bank Securities Inc. is deemed to have a “conflict of interest” with us within the meaning of Rule 5121. Therefore, this Offering will be conducted in accordance with Rule 5121, which requires that a QIU as defined in Rule 5121 participate in the preparation of the registration statement of which this prospectus forms a part and perform its usual standard of due diligence with respect thereto. Credit Suisse Securities (USA) LLC has agreed to act as QIU for this Offering. Deutsche Bank Securities Inc. will not make sales to discretionary accounts without the prior written consent of the account holder. We have agreed to indemnify against certain liabilities incurred in connection with acting as QIU for this Offering, including liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in that respect. In addition, Apollo Global Securities, LLC, an underwriter of this Offering, is an affiliate of Apollo, our controlling stockholder. Since Apollo beneficially owns more than 10% of our outstanding common stock, a “conflict of interest” is deemed to exist under Rule 5121(f)(5)(B) of the Financial Industry Regulation Authority. Accordingly, this Offering will be made in compliance with the application provisions of Rule 5121. The appointment of a QIU is not required in connection with the “conflict of interest” with respect to Apollo Global Securities, LLC, as Apollo Global Securities, LLC is not one of the members primarily responsible for managing the Offering. Apollo Global Securities, LLC will not make sales to discretionary accounts with the prior written consent of the account holder.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or may receive customary fees and expenses. Certain of the underwriters or their affiliates may have an indirect ownership interest in us through various private equity funds, including the Apollo Group.

In the ordinary course of business, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or for the accounts of their customers, and such investment and securities activities may involve or relate to assets, securities or instruments of the issuer (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also make investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Paul, Weiss, Rifkind, Wharton & Garrison LLP has acted as counsel for the Company. Cahill Gordon & Reindel LLP has acted as counsel for the underwriters.

EXPERTS

The financial statements as of December 31, 2016 and for the year ended December 31, 2016 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of PlayAGS, Inc. at December 31, 2015 and for each of the two years in the period ended December 31, 2015, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Cadillac Jack, Inc. and its subsidiaries as of and for the years ended December 31, 2013 and 2014, included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Following careful deliberation and a competitive process among the large accounting firms, on July 6, 2016, the board of directors of the Company appointed PricewaterhouseCoopers, LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, effective July 6, 2016.

Also, on July 6, 2016, the board of directors dismissed Ernst & Young LLP (“EY”) as its independent registered public accounting firm. EY had served as the Company’s independent registered public accounting firm since 2013.

During the Company’s fiscal years ended December 31, 2014 and 2015 and in the subsequent interim period through July 6, 2016, the date of EY’s dismissal, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure any of which that, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of any such disagreement in connection with its reports.

In connection with the audit of the Company’s financial statements during each of the two years ended December 31, 2014 and December 31, 2015, and in the subsequent interim period through July 6, 2016, there was a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K related to a material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2014 and as of December 31, 2013. The Company’s management concluded that as of December 31, 2013, March 31, 2014 and June 30, 2014, the Company’s internal control over financial reporting was not effective because of the existence of a material weakness related to the Company’s controls over the application of lease accounting principles to the initial direct costs incurred related to our operating leases and the useful lives of certain gaming machines deployed under operating lease arrangements. The Company determined this control deficiency represented a material weakness in its internal control over financial reporting.

While the deficiency in this instance did not result in a material misstatement of our financial statements, it was possible there could have been a material misstatement if the control deficiency was not remediated. Accordingly, management determined this control deficiency was remediated as of December 31, 2014, through the efforts disclosed in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2014.

EY’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2014 and 2015, did not contain an adverse opinion or disclaimer of opinion, and EY’s audit reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided EY with a copy of this prospectus prior to its filing with the SEC and requested EY to furnish to the Company a letter addressed to the SEC stating whether it agrees with the statements made above. A copy of EY’s letter dated April 13, 2017 is attached as Exhibit 16.1 to this registration statement.

During the Company’s fiscal years ended December 31, 2014 and 2015, and the subsequent interim period through July 6, 2016, neither the Company, nor anyone on its behalf, consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; and as such, no written report or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to the common stock being sold in this offering. This prospectus constitutes a part of that registration statement. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained after payment of fees prescribed by the SEC from the SEC’s Public Reference Room at the SEC’s principal office, at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s website address is www.sec.gov.

After we have completed this offering, we will file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to make these filings available on our website once this offering is completed. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above. In addition, we will provide electronic or paper copies of our filings free of charge upon request.

PLAYAGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

(unaudited)

	December 31, 2016	September 30, 2017
Assets
Current assets
Cash and cash equivalents	$17,977	$10,025
Restricted cash	100	100
Accounts receivable, net of allowance of $1,972 and $1,638, respectively	24,035	34,484
Inventories	10,729	18,885
Prepaid expenses	2,609	3,734
Deposits and other	3,052	3,392

Total current assets	58,502	70,620

Property and equipment, net	67,926	75,461
Goodwill	251,024	257,845
Deferred tax asset	9	9
Intangible assets	232,877	211,768
Other assets	23,754	24,058

Total assets	$634,092	$639,761

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,790	$10,353
Accrued liabilities	17,702	23,005
Current maturities of long-term debt	6,537	6,674

Total current liabilities	33,029	40,032

Long-term debt	547,238	573,068
Deferred tax liability—noncurrent	6,957	9,111
Other long-term liabilities	30,440	37,001

Total liabilities	617,664	659,212

Commitments and contingencies (Note 13)
Stockholders’ equity
Preferred stock at $0.01 par value; 100,000 shares authorized, no shares issued and outstanding	—	—
Common stock at $0.01 par value; 30,000,100 shares authorized; 100 Class A Shares issued and outstanding at December 31, 2016 and September 30, 2017, and 14,931,529 Class B Shares issued and outstanding at December 31, 2016 and September 30, 2017	149	149
Additional paid-in capital	177,276	177,276
Accumulated deficit	(156,451)	(193,037)
Accumulated other comprehensive loss	(4,546)	(3,839)

Total stockholders’ (deficit) equity	16,428	(19,451)

Total liabilities and stockholders’ equity	$634,092	$639,761

The accompanying notes are an integral part of these condensed consolidated financial statements.

PLAYAGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Revenues
Gaming operations	$38,877	$42,849	$117,093	$125,040
Equipment sales	2,331	13,591	6,968	29,254

Total revenues	41,208	56,440	124,061	154,294

Operating expenses
Cost of gaming operations[1]	6,711	7,344	19,627	21,794
Cost of equipment sales[1]	698	6,330	4,244	14,326
Selling, general and administrative	12,970	9,742	36,654	30,368
Research and development	6,675	6,467	16,517	17,912
Write downs and other charges	1,852	490	2,153	2,655
Depreciation and amortization	19,419	16,931	60,527	53,598

Total operating expenses	48,325	47,304	139,722	140,653

Income (loss) from operations	(7,117)	9,136	(15,661)	13,641
Other (income) expense
Interest expense	14,903	12,666	44,151	42,380
Interest income	(12)	(25)	(51)	(80)
Loss on extinguishment and modification of debt	—	—	—	8,129
Other (income) expense	392	(467)	6,314	(4,805)

Loss before income taxes	(22,400)	(3,038)	(66,075)	(31,983)
Income tax (expense) benefit	1,165	(1,052)	4,935	(4,603)

Net loss	(21,235)	(4,090)	(61,140)	(36,586)
Foreign currency translation adjustment	(208)	(498)	(2,137)	707

Total comprehensive loss	$(21,443)	$(4,588)	$(63,277)	$(35,879)

Basic and diluted loss per common share:
Basic	$(1.42)	$(0.27)	$(4.09)	$(2.45)
Diluted	$(1.42)	$(0.27)	$(4.09)	$(2.45)
Weighted average common shares outstanding:
Basic	14,932	14,932	14,932	14,932
Diluted	14,932	14,932	14,932	14,932
Pro Forma Basic and diluted loss per common share (Note1):
Basic	$(0.91)	$(0.18)	$(2.63)	$(1.58)
Diluted	$(0.91)	$(0.18)	$(2.63)	$(1.58)
Pro Forma weighted average common shares outstanding (Note1):
Basic	23,209	23,209	23,209	23,209
Diluted	23,209	23,209	23,209	23,209

(1)	exclusive of depreciation and amortization

The accompanying notes are an integral part of these condensed consolidated financial statements.

PLAYAGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended September 30,
	2016	2017
Cash flows from operating activities
Net loss	$(61,140)	$(36,586)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	60,527	53,598
Accretion of contract rights under development agreements and placement fees	3,538	3,459
Amortization of deferred loan costs and discount	2,617	2,315
Payment-in-kind interest payments	—	(2,698)
Write off of deferred loan cost and discount	—	3,294
Payment-in-kind interest capitalized	7,490	7,807
Provision for bad debts	1,274	902
Loss on disposition of assets	558	2,896
Impairment of assets	4,606	333
Provision (benefit) for deferred income tax	(6,374)	2,147
Changes in assets and liabilities that relate to operations:
Accounts receivable	(556)	(9,649)
Inventories	1,121	(453)
Prepaid expenses	1,673	(1,119)
Deposits and other	165	(276)
Other assets, non-current	673	(2,010)
Accounts payable and accrued liabilities	9,089	2,333

Net cash provided by operating activities	25,261	26,293

Cash flows from investing activities
Business acquisitions, net of cash acquired	—	(7,000)
Purchase of intangible assets	(1,311)	(565)
Software development and other expenditures	(4,929)	(6,334)
Proceeds from disposition of assets	87	171
Purchases of property and equipment	(21,817)	(35,961)

Net cash used in investing activities	(27,970)	(49,689)

Cash flows from financing activities
Proceeds from issuance of first lien credit facilities	—	448,725
Repayment of senior secured credit facilities	(3,175)	(410,655)
Payments on first lien credit facilities	—	(1,125)
Deferred offering costs paid	—	(1,203)
Payment of financed placement fee obligations	(3,525)	(2,971)
Payments on deferred loan costs	—	(3,127)
Repayment of seller notes	—	(12,401)
Payments on equipment long term note payable and capital leases	(1,993)	(1,832)
Payment of previous acquisition obligation	(1,125)	—
Proceeds from employees in advance of common stock issuance	—	25

Net cash (used in) provided by financing activities	(9,818)	15,436
Effect of exchange rates on cash and cash equivalents	(45)	8

Decrease in cash and cash equivalents	(12,572)	(7,952)
Cash and cash equivalents, beginning of period	35,722	17,977

Cash and cash equivalents, end of period	$23,150	$10,025

Supplemental cash flow information:
Cash paid during the period for interest	$29,340	$26,744

Cash paid during the period for taxes	$922	$847

Non-cash investing and financing activities:
Financed purchase of property and equipment	$1,588	$642

Financed purchase of intangible asset	$—	$4,866

The accompanying notes are an integral part of these condensed consolidated financial statements.

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 1. DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

PlayAGS, Inc. (formerly AP Gaming Holdco, Inc.) (the “Company,” “AP Gaming,” “we,” “us,” or “our”) is a leading designer and supplier of gaming products and services for the gaming industry. The Company is a leader in the Class II Native American and Mexican gaming jurisdictions and has expanded its product lines to include Class III Native American, commercial and charity jurisdictions. We supply electronic gaming machines (“EGMs”), server-based systems and back-office systems that are used by casinos and various gaming locations. Since mid-2014, the Company has significantly broadened and diversified its product portfolio through both organic development and strategic acquisitions. We launched a new table products division in mid-2014 to provide live felt table games to casino operators. Through the acquisition of Amaya Americas Corporation (“Cadillac Jack”) on May 29, 2015, we greatly expanded our games library and EGM offerings. The Company also acquired online developer Gamingo Limited (formerly known as “RocketPlay”, currently known as “AGSi”) in June 2015, further expanding its offerings to include interactive products such as social casino games, available to play on mobile devices.

The Company operates and reports in the following three segments:

A. Electronic Gaming Machines

Our EGM segment offers a selection of video slot titles developed for the global marketplace, as well as EGM cabinets such as ICON, Halo, Colossal Diamonds (“Big Red”), and Orion. In addition to providing complete EGM units, we offer conversion kits that allow existing game titles to be converted to other game titles offered within that operating platform.

B. Table Products

Our table products include live proprietary table games and side bets, as well as ancillary table products. Products include both internally developed and acquired proprietary table games, side bets, and table technology related to blackjack, poker, baccarat, craps and roulette. We have acquired a number of popular brands, including In-Bet, Buster Blackjack, Double Draw Poker and Criss Cross Poker that are based on traditional well-known public domain games such as blackjack and poker; however, these proprietary games provide intriguing betting options that offer more excitement and greater volatility to the player, ultimately enhancing our casino customers’ profitability. Our Tornado product is unique in that it allows players to control the spin of the roulette ball by pressing a remote ball activation device. We believe this mechanism enhances player interaction without altering traditional roulette rules and procedures; similarly, our Double Ball Roulette game creates a unique game experience by allowing players to use two balls instead of one.

C. Interactive

Our social gaming products are primarily delivered through our mobile apps, Lucky Play Casino and Vegas Fever. The apps contain several game titles available for consumers to play for fun and with coins that they purchase through the app. Some of our most popular social games include content that is also popular in land-based settings such as Colossal Diamonds, So Hot, and Monkey in the Bank.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain disclosures required

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

by generally accepted accounting principles (“GAAP”) are omitted or condensed in these condensed consolidated financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) that are necessary for a fair statement of the Company’s financial position, results of operations and cash flows for the interim periods have been made. The interim results reflected in these condensed consolidated financial statements are not necessarily indicative of results to be expected for the full fiscal year. The accompanying condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company to make decisions based upon estimates, assumptions, and factors considered relevant to the circumstances. Such decisions include the selection of applicable accounting principles and the use of judgment in their application, the results of which impact reported amounts and disclosures. Changes in future economic conditions or other business circumstances may affect the outcomes of the estimates and assumptions. Accordingly, actual results could differ materially from those anticipated.

Revenue Recognition

Gaming Operations

Gaming operations revenue is earned by providing customers with gaming machines, gaming machine content licenses, back-office equipment and linked progressive systems, which are collectively referred to as gaming equipment, under participation arrangements. The participation arrangements convey the right to use the equipment (i.e. gaming machines and related integral software) for a stated period of time, which typically ranges from one to three years and then the contract continues on a month-to-month basis thereafter. In some instances, the Company will enter arrangements for longer periods of time; however, the arrangements include the ability of the customer to cancel the contract and return the games to the Company, a provision which renders their contracts effectively month-to-month contracts. Primarily due to these factors, our participation arrangements are accounted for as operating leases. In some instances, we will offer a free trial period during which no revenue is recognized. If during or at the conclusion of the trial period the customer chooses to enter into a lease for the gaming equipment, we commence revenue recognition according to the terms of the agreement.

Under participation arrangements, the Company retains ownership of the gaming equipment installed at the customer facilities and receives either revenue based on a percentage of the win per day generated by the gaming equipment or a daily fee. Thus, in our condensed consolidated financial statements the Company records revenue monthly related to these arrangements and the gaming equipment is recorded in property and equipment, net on our balance sheet and depreciated over the expected life of the gaming equipment.

The majority of the Company’s leases require the Company to provide maintenance throughout the entire term of the lease. In some cases, a performance guarantee exists that, if not met, provides the customer with the right to return the gaming machines to the Company. This performance guarantee is considered a cancellation clause, a

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

provision which renders their contracts effectively month-to-month contracts. Accordingly, the Company accounts for these contracts in a similar manner with its other operating leases as described above. Whether contractually required or not, the Company develops and provides new gaming titles throughout the life of the lease. Certain arrangements require a portion of the win per day to be retained by the customer to fund facility-specific marketing, advertising and promotions. These amounts retained by the customer reduce the monthly revenue recognized on each arrangement.

Gaming operations revenue is also earned from the licensing of table product content and is earned and recognized on a fixed monthly rate. Our social gaming products earn revenue from the sale of virtual coins or chips, which is recorded when the purchased coins or chips are used by the customer.

Equipment Sales

Revenues from the stand-alone product sales or separate accounting units are recorded when:

•	Pervasive evidence of an arrangement exists;

•	The sales price is fixed or determinable;

•	Delivery has occurred and services have been rendered; and

•	Collectability is reasonably assured.

Equipment sales are generated from the sale of gaming machines and licensing rights to game content software that is installed in the gaming machine, parts, and other ancillary equipment. Also included within the deliverables are delivery, installation and training, all of which occur within a few days of arriving at the customer location. Gaming equipment sales do not include maintenance beyond a standard warranty period. The recognition of revenue from the sale of gaming devices occurs as title and risk of loss have passed to the customer and all other revenue recognition criteria have been satisfied. As the combination of game content software and the tangible gaming device function together to deliver the product’s essential functionality, revenue from the sale of gaming devices is recognized under general revenue recognition guidance.

The Company enters into revenue arrangements that may consist of multiple deliverables of its products.

For example, gaming equipment arrangements may include the sale of gaming machines and game content conversion kits.

Revenue associated with arrangements with multiple deliverables is allocated to separate units of accounting if (1) the deliverables have value to the customer on a stand-alone basis or (2) the arrangement includes a general right of return relative to the delivered items, delivery or performance of the undelivered items is considered probable and substantially in the control of the Company.

At the inception of a multiple element arrangement, fees under the arrangement are allocated to deliverables based on their relative selling price. When applying the relative selling price method, a hierarchy is used for estimating the selling price based first on vendor-specific objective evidence (“VSOE”), then third-party evidence (“TPE”) and finally management’s estimate of the selling price (“ESP”). Revenue for each unit of accounting is recognized when the relevant recognition criteria for each respective element has been met.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of deposits held at major banks and other marketable securities with original maturities of 90 days or less.

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

Restricted Cash

Restricted cash amounts represent funds held in escrow as collateral for the Company’s surety bonds for various gaming authorities and funds held to ensure the availability of funds to pay wide-area progressive jackpot awards.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts related to accounts receivable deemed to have a high risk of collectability. The Company reviews the accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The Company analyzes historical collection trends and changes in the customers’ payment patterns, customer concentration, and credit worthiness when evaluating the adequacy of the allowance for doubtful accounts. A large percentage of receivables are with Native American tribes, and the Company has concentrations of credit risk with several tribes. The Company includes any receivable balances that are determined to be uncollectible in the overall allowance for doubtful accounts. Changes in the assumptions or estimates reflecting the collectability of certain accounts could materially affect the allowance for accounts receivable.

Inventories

Inventories consist primarily of parts and supplies that are used to repair and maintain machinery and equipment as well as EGMs in production and finished goods held for sale. Inventories are stated at net realizable value. Cost of inventories is determined using the first-in, first-out (“FIFO”) method for all components of inventory. The Company regularly reviews inventory quantities and updates estimates for the net realizable value of inventories. This process includes examining the carrying values of parts and ancillary equipment in comparison to the current fair market values for such equipment (less costs to sell or dispose). Some of the factors involved in this analysis include the overall levels of the inventories, the current and projected sales levels for such products, the projected markets for such products and the costs required to sell the products, including refurbishment costs. Changes in the assumptions or estimates could materially affect the inventory carrying value.

Property and Equipment

The cost of gaming equipment, consisting of gaming equipment as well as other property and equipment, is depreciated over their estimated useful lives, using the straight-line method for financial reporting. The Company capitalizes costs incurred for the refurbishment of used gaming equipment that is typically incurred to refurbish a machine in order to return it to its customer location. The refurbishments extend the life of the gaming equipment beyond the original useful life. Repairs and maintenance costs are expensed as incurred. The Company routinely evaluates the estimated lives used to depreciate assets. The estimated useful lives are as follows:

Gaming equipment	3 to 6 years
Other property and equipment	1 to 6 years

The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. The Company groups long-lived assets for impairment analysis at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities, which is typically at the individual gaming machine level or at the cabinet product line level. Impairment testing is performed and losses are estimated when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amount.

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

When the estimated undiscounted cash flows are not sufficient to recover the asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount.

The Company measures recoverability of assets to be held and used by comparing the carrying amount of an asset to future cash flows expected to be generated by the asset. The Company’s policy is to impair, when necessary, excess or obsolete gaming machines on hand that it does not expect to be used. Impairment is based upon several factors, including estimated forecast of gaming machine demand for placement into casinos. While the Company believes that the estimates and assumptions used in evaluating the carrying amount of these assets are reasonable, different assumptions could affect either the carrying amount or the estimated useful lives of the assets, which could have a significant impact on the results of operations and financial condition.

Intangible Assets

The Company reviews its identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses are recognized for identifiable intangibles, other than goodwill, when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amount.

When the estimated undiscounted cash flows are not sufficient to recover the intangible asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount.

Certain trade names have an indefinite useful life and the Company tests these trade names for possible impairment at least annually, as of October 1, or whenever events or changes in circumstances indicate that the carrying value may be impaired. We perform a qualitative assessment to determine if it is more likely than not that the fair value of the asset is less than its carrying amount. If we believe, as a result of our qualitative assessment, that it is more likely than not that the fair value of the asset is less than its carrying amount, the quantitative impairment test is required.

Costs of Computer Software

Internally developed gaming software represents the Company’s internal costs to develop gaming titles to utilize on the Company’s gaming machines. Internally developed gaming software is stated at cost and amortized over the estimated useful lives of the software, using the straight-line method. Software development costs are capitalized once technological feasibility has been established and are amortized when the software is placed into service. The computer software we develop reaches technological feasibility when a working model of the computer software is available. Any subsequent software maintenance costs, such as bug fixes and subsequent testing, are expensed as incurred. Discontinued software development costs are expensed when the determination to discontinue is made. Software development costs are amortized over the expected life of the title or group of titles, if applicable, to amortization expense.

On a quarterly basis, or more frequently if circumstances warrant, the Company compares the net book value of its internally developed computer software to the net realizable value on a title or group of title basis. The net realizable value is determined based upon certain assumptions, including the expected future revenues and net cash flows of the gaming titles or group of gaming titles utilizing that software, if applicable.

Goodwill

The excess of the purchase price of an acquired business over the estimated fair value of the assets acquired and the liabilities assumed is recorded as goodwill. The Company tests for possible impairment of goodwill at least

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(unaudited)

annually, on October 1, or when circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. The Company has the option to begin with a qualitative assessment, commonly referred to as “Step 0”, to determine whether it is more likely than not that the reporting unit’s fair value of goodwill is less than its carrying value. This qualitative assessment may include, but is not limited to, reviewing factors such as the general economic environment, industry and market conditions, changes in key assumptions used since the most recently performed valuation and overall financial performance of the reporting units. If the Company determines that it is more likely than not that a reporting unit’s fair value is less than its carrying value, the Company performs a quantitative goodwill impairment analysis, and depending upon the results of that measurement, the recorded goodwill may be written down and charged to income from operations when its carrying amount exceeds its estimated fair value. As of September 30, 2017, there were no indicators of impairment.

Acquisition Accounting

The Company applies the provisions of ASC 805, “Business Combinations” (ASC 805), in accounting for business acquisitions. It requires us to recognize separately from goodwill the fair value of assets acquired and liabilities assumed on the acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed. Significant estimates and assumptions are required to value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable. These estimates are inherently uncertain and subject to refinement and typically include the calculation of an appropriate discount rate and projection of the cash flows associated with each acquired asset. As a result, during the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, “Fair Value Measurements” (ASC 820) to its financial assets and liabilities. Fair value is defined as a market-based measurement intended to estimate the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. ASC 820 also established a fair value hierarchy, which requires an entity to maximize the use of observable inputs when measuring fair value. These inputs are categorized as follows:

•	Level 1—quoted prices in an active market for identical assets or liabilities;

•	Level 2—quoted prices in an active market for similar assets or liabilities, inputs other than quoted prices that are observable for similar assets or liabilities, inputs derived principally from or corroborated by observable market data by correlation or other means; and

•	Level 3—valuation methodology with unobservable inputs that are significant to the fair value measurement.

The carrying values of the Company’s cash and cash equivalents, restricted cash, receivables and accounts payable approximate fair value because of the short term maturities of these instruments. The fair value of our long-term debt is based on the quoted market prices for similar issues (Level 2 inputs). The estimated fair value of our long-term debt as of December 31, 2016 and September 30, 2017 was $557.8 million and $603.4 million, respectively.

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Accounting for Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that included the enactment date. Future tax benefits are recognized to the extent that realization of those benefits is considered more likely than not, and a valuation allowance is established for deferred tax assets which do not meet this threshold.

Contingencies

The Company assesses its exposures to loss contingencies including claims and legal proceedings and accrues a liability if a potential loss is considered probable and the amount can be estimated. Significant judgment is required in both the determination of probability and the determination as to whether an exposure is reasonably estimable. Because of uncertainties related to these matters, if the actual loss from a contingency differs from management’s estimate, there could be a material impact on the results of operations or financial position. Operating expenses, including legal fees, associated with contingencies are expensed when incurred.

Foreign Currency Translation

The financial statements of the Company’s foreign subsidiaries are translated into U.S. dollars at the period end rate of exchange for asset and liability accounts and the weighted average rate of exchange for income statement accounts. The effects of these translations are recorded as a component of other accumulated comprehensive loss in stockholders’ equity.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued an accounting standards update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which clarifies the principles for recognizing revenue from contracts with customers. The amendment outlines a single comprehensive model for entities to depict the transfer of goods or services to customers in amounts that reflect the payment to which a company expects to be entitled in exchange for those goods or services. The amendment also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 to annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2017. The ASU may be adopted using either a full retrospective transition method or a modified retrospective transition method and will be adopted by the Company on January 1, 2018. The Company will use the modified retrospective application approach and does not expect adoption of the new revenue standards to have a material impact on its consolidated financial statements as the majority of our revenue is recognized under lease accounting guidance.

In July 2015, the FASB issued ASU No. 2015-11, Inventory: Simplifying the Measurement of Inventory. ASU 2015-11 changes the criteria for measuring inventory within the scope of the ASU. Inventory will now be measured at net realizable value, while the concept of market value will be eliminated. The ASU defines net realizable value as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. This ASU did not have a material effect on our financial condition, results of operations or cash flows.

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In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 intends to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The adoption of this guidance is expected to result in a significant portion of our operating leases, where we are the lessee, to be recognized on our Consolidated Balance Sheets. The guidance requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years with earlier adoption permitted. The Company is currently evaluating the provisions of the amendment and the impact on its future consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230). ASU 2016-15 intends to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the provisions of ASU 2016-15 to have a material effect on our financial condition, results of operations or cash flows.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The new guidance clarifies the definition of a business in order to allow for the evaluation of whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of adopting this guidance.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the new amendments, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. We adopted this guidance prospectively at the beginning of first quarter 2017, which will simplify our future goodwill impairment testing.

We do not expect that any other recently issued accounting guidance will have a significant effect on our financial statements.

Pro forma loss per share

The pro forma effect of (i) the reclassification of the Company’s non-voting common stock into a new class of voting common stock, (ii) the cancellation of the Company’s class of non-economic voting common stock that was held by AP Gaming VoteCo, LLC, and (iii) the effect a 1.5543 for 1 split of the Company’s new voting common stock have been reflected in the accompanying pro forma information for the periods ended September 30, 2016 and September 30, 2017.

NOTE 2. ACQUISITIONS

Intellectual Property Acquisitions

During the quarter ended September 30, 2017, the Company acquired certain intangible assets related to the purchase of table games and table game related intellectual property. The acquisition was accounted for as an

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

acquisition of a business and the assets acquired and liabilities assumed were measured based on our preliminary estimates of their fair values at the acquisition date. The estimated fair values of assets acquired and liabilities assumed and resulting goodwill are subject to adjustment as we finalize our fair value analysis. We attribute the goodwill acquired to our ability to commercialize the products over our distribution and sales network, opportunities for synergies, and other strategic benefits. Total consideration of $9.5 million included an estimated $2.5 million of contingent consideration that is payable upon the achievement of certain targets and periodically based on a percentage of product revenue earned on the purchased table games. The consideration was allocated primarily to tax deductible goodwill for $4.4 million and intangible assets of $4.2 million, which will be amortized over a weighted average period of approximately 9 years.

The contingent consideration was valued using scenario-based methods (level 3 fair value measurement) that account for the expected timing of payments to be made and discounted using an estimated borrowing rate. The borrowing rate utilized for this purpose was developed with reference to the Company’s existing borrowing rates, adjusted for the facts and circumstances related to the contingent consideration.

The intangible assets consist of a primary asset that includes the intellectual property acquired, which asset represents the majority of the intangible asset value. This intellectual property was valued using the excess earnings method (level 3 fair value measurement), which is a risk-adjusted discounted cash flow approach that determines the value of an intangible asset as the present value of the cash flows attributable to such asset after excluding the proportion of the cash flows that are attributable to other assets. The contribution to the cash flows that are made by other assets—such as working capital, workforce and other intangible assets—was estimated through contributory asset capital charges. The value of the acquired intellectual property is the present value of the attributed post-tax cash flows, net of the post-tax return on fair value attributed to the other assets.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands):

	December 31, 2016	September 30, 2017
Gaming equipment	$108,635	$125,082
Other property and equipment	13,900	16,325
Less: Accumulated depreciation	(54,609)	(65,946)

Total property and equipment, net	$67,926	$75,461

Gaming equipment and other property and equipment are depreciated over the respective useful lives of the assets ranging from one to six years. Depreciation expense was $6.5 million and $7.1 million for the three months ended September 30, 2016 and 2017, respectively. Depreciation expense was $21.0 million and $19.9 million for the nine months ended September 30, 2016 and 2017, respectively.

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

NOTE 4. GOODWILL AND INTANGIBLES

There were no accumulated impairments of goodwill as of September 30, 2017. Changes in the carrying amount of goodwill are as follows (in thousands):

	Gross Carrying Amount
	EGM	Table Products	Interactive	Total
Balance at December 31, 2016	$242,796	$3,400	$4,828	$251,024
Foreign currency adjustments	2,380	—	—	2,380
Acquisition	—	4,441	—	4,441

Balance at September 30, 2017	$245,176	$7,841	$4,828	$257,845

Intangible assets consist of the following (in thousands):

		December 31, 2016			September 30, 2017
	Useful Life (years)	Gross Value	Accumulated Amortization	Net Carrying Value	Gross Value	Accumulated Amortization	Net Carrying Value
Indefinite lived trade names	Indefinite	$12,126	$—	$12,126	$12,126	$—	$12,126
Trade and brand names	3 - 5	13,600	(4,671)	8,929	13,800	(6,883)	6,917
Customer relationships	5 - 12	165,078	(49,528)	115,550	167,410	(64,857)	102,553
Contract rights under development and placement fees	1 - 7	16,488	(5,235)	11,253	16,692	(8,728)	7,964
Gaming software and technology platforms	2 - 7	123,596	(49,014)	74,582	133,143	(63,356)	69,787
Intellectual property	3 - 10	12,780	(2,343)	10,437	15,880	(3,459)	12,421

		$343,668	$(110,791)	$232,877	$359,051	$(147,283)	$211,768

Intangible assets are amortized over their respective estimated useful lives ranging from one to twelve years. Amortization expense related to intangible assets was $12.9 million and $9.9 million for the three months ended September 30, 2016 and 2017, respectively. Amortization expense related to intangible assets was $39.5 million and $33.7 million for the nine months ended September 30, 2016 and 2017, respectively.

The Company enters into development agreements and placement fee agreements with certain customers to secure floor space under lease agreements for its gaming machines. Amounts paid in connection with the development agreements are repaid to the Company in accordance with the terms of the agreement, whereas placements fees are not reimbursed. For development agreements in the form of a loan, interest income is recognized on the repayment of the notes based on the stated rate or, if not stated explicitly in the development agreement, on an imputed interest rate. If the stated interest rate is deemed to be other than a market rate or zero, a discount is recorded on the note receivable as a result of the difference between the stated and market rate and a corresponding intangible asset is recorded. The intangible asset is recognized in the financial statements as a contract right under development agreement and amortized as a reduction in revenue over the term of the agreement. Placement fees can be in the form of cash paid upfront or free lease periods and are accreted over the life of the contract and the expense is recorded as a reduction of revenue. We recorded a reduction of gaming operations revenue from the accretion of contract rights under development agreements and placement fees of $1.2 million and $1.2 million for the three months ended September 30, 2016 and 2017, respectively. We

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

recorded a reduction of gaming operations revenue from the accretion of contract rights under development agreements and placement fees of $3.5 million and $3.5 million for the nine months ended September 30, 2016 and 2017, respectively.

NOTE 5. ACCRUED LIABILITIES

Accrued liabilities consist of the following (in thousands):

	December 31, 2016	September 30, 2017
Salary and payroll tax accrual	$6,594	$6,601
Taxes payable	2,128	2,790
Accrued interest	2	4,064
License fee obligation	—	1,000
Placement fees payable	4,000	4,000
Accrued other	4,978	4,550

Total accrued liabilities	$17,702	$23,005

NOTE 6. LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

	December 31, 2016	September 30, 2017
First Lien Credit Facilities:
Term loans, interest at LIBOR or base rate plus 5.50% (6.74% at September 30, 2017), net of unamortized discount and deferred loan costs of $13.7 million at September 30, 2017.	$—	$435,150
Senior secured PIK notes, net of unamortized discount and deferred loan costs of $3.5 million and $3.2 million at December 31, 2016 and September 30, 2017, respectively.	133,286	141,328
Equipment long-term note payable and capital leases	4,792	3,264
Senior secured credit facilities:
Term loans, interest at LIBOR or base rate plus 8.25% , net of unamortized discount and deferred loan costs of $15.1 million at December 31, 2016.	395,581	—
Seller notes	20,116	—

Total debt	553,775	579,742
Less: Current portion	(6,537)	(6,674)

Long-term debt	$547,238	$573,068

First Lien Credit Facilities

On June 6, 2017 (the “Closing Date”), AP Gaming I, LLC (the “Borrower”), a wholly owned indirect subsidiary of the Company, entered into a first lien credit agreement, providing for $450.0 million in term loans and a $30.0 million revolving credit facility (the “First Lien Credit Facilities”). The proceeds of the term loans were used primarily to repay the Existing Credit Facilities (as defined below), the AGS Seller Notes (as defined below) and

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

the Amaya Seller Note (as defined below), to pay for the fees and expenses incurred in connection with the foregoing and otherwise for general corporate purposes.

The term loans will mature on February 15, 2024, and the revolving credit facility will mature on June 6, 2022. Starting with the first full quarter after the Closing Date, the term loans require scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the term loans, with the balance due at maturity. Borrowings under the term loans bear interest at a rate equal to, at the Borrower’s option, either LIBOR or the base rate, subject to an interest rate floor plus an applicable margin rate. Borrowings under the revolving credit facility bear interest at a rate equal to, at the Borrower’s option, either LIBOR or the base rate plus an applicable margin rate. In addition, on a quarterly basis, the Borrower is required to pay each lender under the revolving credit facility a commitment fee in respect of any unused commitments thereunder at a rate of 0.50% per annum.

The First Lien Credit Facilities are guaranteed by AP Gaming Holdings, LLC, the Borrower’s material, wholly owned domestic subsidiaries (subject to certain exceptions), and are secured by a pledge by AP Gaming Holdings, LLC of the Borrower’s equity interest directly held by AP Gaming Holdings, LLC and a pledge of substantially all of the existing and future property and assets of the Borrower and the subsidiary guarantors, subject to certain exceptions. The First Lien Credit Facilities require that the Borrower maintain a maximum net first lien leverage ratio set at a maximum of 6.0 to 1.0.

The First Lien Credit Facilities also contain customary affirmative covenants and negative covenants that limit our ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) create liens on certain assets; (iii) make certain loans or investments (including acquisitions); (iv) pay dividends on or make distributions in respect of our capital stock or make other restricted payments; (v) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; (vi) sell assets; (vii) enter into certain transactions with our affiliates; (viii) enter into sale-leaseback transactions; (ix) change our lines of business; (x) restrict dividends from our subsidiaries or restrict liens; (xi) change our fiscal year; and (xii) modify the terms of certain debt or organizational agreements. The new senior secured credit facilities also contain customary events of default included in similar financing transactions, including, among others, failure to make payments when due, default under other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments.

Amended and Restated Senior Secured PIK Notes

On May 30, 2017, the Company entered into an amended and restated note purchase agreement (the “A&R Note Purchase Agreement”) with AP Gaming Holdings, LLC, as subsidiary guarantor (the “Subsidiary Guarantor”), Deutsche Bank AG, London Branch, as holder (the “Holder”), and Deutsche Bank Trust Company Americas, as collateral agent, which amended and restated the note purchase agreement, dated as of May 29, 2015.

The A&R Note Purchase Agreement governs the Company’s previously issued 11.25% senior secured PIK notes (the “Notes”), $115.0 million of which had been issued to the Holder at an issue price of 97% of the principal amount thereof to the Holder in a private placement exempt from registration under the Securities Act of 1933, as amended. The A&R Note Purchase Agreement extends the maturity of the Notes to May 20, 2024 and modifies the terms of the Notes to, among other things, account for the repayment of the AGS Seller Notes and the Amaya Seller Note.

The Notes remain secured by the Company’s equity in its subsidiary AP Gaming, Inc., subject to certain limitations including those imposed by gaming laws, and are unconditionally guaranteed by the Subsidiary

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

Guarantor. Interest on the Notes continues to accrue at a rate of 11.25% per annum. The Company may elect to pay interest due on the Notes in cash, by increasing the principal of the outstanding Notes or by issuing new Notes (“PIK interest”) for the entire amount of the interest payment or by paying interest partially in cash and partially in PIK interest. Interest on the Notes accrues from the date of issuance and is payable on the dates described in more detail in the A&R Note Purchase Agreement.

The Notes contain limitations on additional indebtedness, guarantees, incurrence of liens, investments and distributions, as defined, some of which were modified in the A&R Note Purchase Agreement. The Notes also contains customary events of default included in similar transactions, including, among others, failure to make payments when due, acceleration of other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments.

Equipment Long Term Note Payable and Capital Leases

The Company has entered into a financing agreement to purchase certain gaming devices, systems and related equipment and has entered into leases for servers and equipment that are accounted for as capital leases.

Senior Secured Credit Facilities

On June 6, 2017, the Borrower terminated its senior secured credit facilities (the “Existing Credit Facilities”), dated as of December 20, 2013 (as amended as of May 29, 2015 and as of June 1, 2015 and as amended, restated, supplemented or otherwise modified prior to June 6, 2017), by and among the Borrower, the lenders party thereto from time to time and Citicorp North America, Inc., as administrative agent. In connection with the termination, the Borrower repaid all of the outstanding obligations in respect of principal, interest and fees under the Existing Credit Facilities.

On June 6, 2017, net deferred loan costs and discounts totaling $13.9 million related to the Existing Credit Facilities were capitalized and were being amortized over the term of the agreement. In conjunction with the refinancing, approximately $3.3 million of these deferred loan costs and discounts was written off as a portion of the loss on extinguishment and modification of debt and the remainder of these cost will be amortized over the term of the First Lien Credit Facilities. An additional $9.2 million in loan costs and discounts was incurred related to the issuance of the First Lien Credit Facilities. Given the composition of the lender group, certain lenders were accounted for as a debt modification and, as such, $4.8 million in debt issuance costs related to the First Lien Credit Facilities were expensed and included in the loss on extinguishment and modification of debt, the remaining amount was capitalized and will be amortized over the term of the agreement.

Seller Notes

On June 6, 2017, AP Gaming, Inc., a wholly owned subsidiary of the Company terminated two promissory notes issued by AP Gaming, Inc. to AGS Holdings, LLC, in the initial principal amounts of $2.2 million and $3.3 million, respectively (the “AGS Seller Notes”). The AGS Seller Notes had been issued to the previous owners of the Company’s primary operating company. In connection with the termination, the Company caused the repayment all of the outstanding obligations in respect of principal and interest under the AGS Seller Notes.

On the June 6, 2017, the Company terminated a promissory note issued by the Company to Amaya Inc. (the “Amaya Seller Note”) with an initial principal amount of $12.0 million. The Amaya Seller Note had been issued to satisfy the conditions set forth in the stock purchase agreement for Amaya Americas Corporation (“Cadillac Jack”). During the quarter ended March 31, 2017, the Amaya Seller Note was reduced by $5.1 million to settle a

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

clause from the Stock Purchase Agreement allowing for a refund if certain deactivated gaming machines in Mexico were not in operation as of a specified date. In connection with the termination, the Company repaid all outstanding obligations in respect of principal and interest under the Amaya Seller Note.

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock

The Company’s common stock consists of two classes: class A voting common stock (“Class A Shares”) and class B non-voting common stock (“Class B Shares”). The holders of the Class A Shares are entitled to one vote per share on all matters to be voted on by the stockholders of the Company. The holders of the Class A Shares have no economic rights or privileges, including rights in liquidation, and have no right to receive dividends or any other distributions. The holders of the Class B Shares have no right to vote on any matter to be voted on by the stockholders of the Company. Each holder of Class B Shares is entitled to share equally, share for share, dividends declared, as well as any distributions to the stockholders, and in the event of the Company’s liquidation, dissolution or winding up, is entitled to share ratably in any remaining assets after payment of or provision for liabilities and the liquidation on preferred stock, if any.

As of September 30, 2017, 109,832 Class B Shares issued to “Management Holder,” as defined in the Securityholders Agreement dated April 28, 2014 (the “Securityholders Agreement”), were outstanding. The Class B Shares were sold to the Management Holder and are not considered issued for accounting purposes as they contain a substantive performance condition, a “Qualified Public Offering”, as defined in the Securityholders Agreement, which must be probable for the Management Holder to benefit from the ownership of the shares. As a result, shares issued to the Management Holder are not considered issued for accounting purposes until such time that the performance condition is probable and the Company has recorded a liability in other long-term liabilities of $1.3 million for the proceeds from the sale of the Class B Shares. No share-based compensation expense for Class B Shares has been recognized and none will be recognized for these shares until the performance condition is considered to be probable.

Class B Shares that are held by a Management Holder are subject to repurchase rights (the “Repurchase Rights”), as outlined in Section 6 of the Securityholders Agreement, that are contingent on the Management Holder’s termination. The Repurchase Rights enable the Company to recover the Class B Shares issued to Management Holders without transferring any appreciation of the fair value of the stock to the Management Holder upon certain terminations of the Management Holder’s employment prior to a “Qualified Public Offering”, as defined in the Securityholders Agreement. If a Management Holder’s employment is terminated by the Company prior to the consummation of a Qualified Public Offering for “Cause”, as defined in the Securityholders Agreement, or is terminated by such Management Holder without “Good Reason”, as defined in the Securityholders Agreement, then the Company shall have the right to repurchase all or any portion of the Class B Shares held by such Management Holder for the lesser of original cost and fair market value. If a Management Holder’s employment is terminated by the Company prior to the consummation of a Qualified Public Offering other than as described above and in the Securityholders Agreement, then the Company shall have the right to repurchase all or any portion of the Class B Shares held by such Management Holder for fair market value.

NOTE 8. WRITE DOWNS AND OTHER CHARGES

The Condensed Consolidated Statements of Operations and Comprehensive Loss include various non-routine transactions or consulting and transaction-related fees that have been classified as write downs and other charges.

During the three months ended September 30, 2016, the company recognized $1.9 million in write-downs and other charges, driven by a $3.3 million impairment of an intangible asset related to a customer contract that will

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(unaudited)

provide less benefit than originally estimated from the Cadillac Jack acquisition (a level 3 fair value measurement based on a decrease in projected cash flows). The value of the intangible asset was written down to $1.1 million at an interim date and subsequently fully amortized by December 31, 2016. Additionally a write-down of long-lived assets of $1.3 million related to older generation gaming machines (level 3 fair value measurement based on projected cash flow for the specific assets) in which the long-lived assets were written down to $0, and losses from the disposal of assets of $0.2 million. These charges were offset by a $3.0 million fair value adjustment to a contingent consideration receivable related to the Cadillac Jack acquisition (level 3 fair value measurements based on expected and probable future realization of the receivable).

During the nine months ended September 30, 2016, the Company recognized $2.2 million in write-downs and other charges, driven by a $3.3 million impairment of an intangible asset related to a customer contract that will provide less benefit than originally estimated from the Cadillac Jack acquisition (a level 3 fair value measurement based on a decrease in projected cash flows). The value of the intangible asset was written down to $1.1 million at an interim date and subsequently fully amortized by December 31, 2016. Additionally, a write-down of long-lived assets of $1.3 million related to aged gaming machines (level 3 fair value measurements based on projected cash flows), and losses from the disposal of assets of $0.6 million. These charges were offset by a $3.0 million fair value adjustment to a contingent consideration receivable related to the Cadillac Jack acquisition.

During the three months ended September 30, 2017, the Company recognized $0.5 million in write-downs and other charges driven by losses from the disposal of assets. During the nine months ended September 30, 2017, the Company recognized $2.7 million in write-downs and other charges driven by losses from the disposal of assets of $3.0 million, the full impairment of certain intangible assets of $0.3 million (level 3 fair value measurement based on projected cash flows for the specific game titles), offset by a fair value adjustment to an acquisition contingent receivable of $0.6 million (level 3 fair value measurements based on projected cash flows). The contingency was resolved in the quarter ending March 31, 2017. See Item 1. “Financial Statements” Note 6 for a detailed discussion regarding the resolution of the contingency described above.

Due to the changing nature of our write downs and other charges, we describe the composition of the balances as opposed to providing a year over year comparison.

NOTE 9. BASIC AND DILUTED INCOME (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with accounting guidance that requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the Condensed Consolidated Statement of Operations and Comprehensive Income (Loss). Basic EPS is computed by dividing net income (loss) for the period by the weighted average number of shares outstanding during the period. Basic EPS excludes Class A shares and Class B Shares issued to Management Holders until the performance condition or termination event is considered probable (see Note 7). Until such time, the Class B Shares issued to Management Holders will be included in the calculation of diluted EPS using the treasury stock method and are treated as stock options. Diluted EPS is computed by dividing net income (loss) for the period by the weighted average number of common shares outstanding during the period, increased by potentially dilutive common shares that were outstanding during the period. Diluted EPS excludes all potential dilutive shares if their effect is anti-dilutive. Potentially dilutive common shares include stock options and restricted stock (see Note 11).

There were no potentially dilutive securities for the three and nine months ended September 30, 2017.

Excluded from the calculation of diluted EPS for the three and nine months ended September 30, 2016 was 50,000 restricted shares and 0.3 million stock options, as such securities were anti-dilutive.

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

Excluded from the calculation of diluted EPS for the three months ended September 30, 2017 was 50,000 restricted shares and 0.2 million stock options, as such securities were anti-dilutive. Excluded from the calculation of diluted EPS for the nine months ended September 30, 2017 was 50,000 restricted shares and 0.3 million stock options, as such securities were anti-dilutive.

NOTE 10. BENEFIT PLANS

The Company has established a 401(k) plan (the “401(k) Plan”) for its employees. The 401(k) Plan allows employees to contribute a portion of their earnings, and the Company may match a percentage of the contributions on a discretionary basis. The expense associated with the 401(k) Plan for the three months ended September 30, 2016 and 2017, was $0.2 million and $0.2 million, respectively. The expense associated with the 401(k) Plan for the nine months ended September 30, 2016 and 2017, was $0.7 million and $0.8 million, respectively.

On April 28, 2014, the board of directors of the Company approved the 2014 Long-Term Incentive Plan (“LTIP”). Under the LTIP, the Company is authorized to grant nonqualified stock options, rights to purchase Class B Shares, restricted stock, restricted stock units and other awards settleable in, or based upon, Class B Shares to persons who are directors and employees of and consultants to the Company or any of its subsidiaries on the date of the grant. The LTIP will terminate ten years after approval by the board. Subject to adjustments in connection with certain changes in capitalization, the maximum number of Class B Shares that may be delivered pursuant to awards under the LTIP is 1,450,000. As of September 30, 2017, approximately 0.2 million shares remain available for issuance.

NOTE 11. SHARE-BASED COMPENSATION

Stock Options

The Company has granted stock awards to eligible participants under the LTIP. The stock awards include options to purchase the Company’s Class B Shares. These stock options include a combination of service and market conditions, as further described below. In addition, these stock options include a performance vesting condition, a Qualified Public Offering (see Note 7), which was not considered to be probable as of September 30, 2017. As a result, no share-based compensation expense for stock options has been recognized and none will be recognized for these stock awards until the performance condition is considered to be probable. The amount of unrecognized compensation expense associated with stock options was $7.7 million and for restricted stock was $0.5 million at September 30, 2017. When the performance condition is considered probable, the stock awards will vest in accordance with the underlying service and market conditions.

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

The Company calculated the grant date fair value of stock options that vest over a service period using the Black Scholes model. For stock options that contain a market condition related to the return on investment that the Company’s stockholders achieve, the options were valued using a lattice-based option valuation model. The assumptions used in these calculations are noted in the following table. Expected volatilities are based on implied volatilities from comparable companies. The expected time to liquidity is based on management’s estimate. The risk-free rate is based on the U.S. Treasury yield curve for a term equivalent to the estimated time to liquidity.

	Nine months ended September 30,
	2016	2017
Option valuation assumptions:
Expected dividend yield	—%	—%
Expected volatility	55%	66%
Risk-free interest rate	1.67%	1.80%
Expected term (in years)	6.3	6.2

Stock option awards represent options to purchase Class B Shares and are granted pursuant to the Company’s LTIP, and include options that the Company primarily classifies as Tranche A, Tranche B and Tranche C.

Tranche A options are eligible to vest in equal installments of 20% on each of the first five anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries. In the event of a termination of employment without cause or as a result of death or disability, any such time based options which would have vested on the next applicable vesting date shall become vested, and the remaining unvested time based options shall be forfeited. In addition, upon a Change in Control (as defined in the Company’s 2014 Long-Term Incentive Plan), subject to continued employment through the date of the Change in Control, all outstanding unvested time based options shall immediately vest. An initial public offering does not qualify as a Change in Control as it relates to the vesting of stock options.

All other option awards are eligible to vest upon the satisfaction of certain performance conditions (collectively, “Performance Options”). Tranche B options are eligible to vest based on achievement of an Investor IRR equal to or in excess of 20%, subject to a minimum cash-on-cash return of 2.5 times the Investor Investment (as such terms are defined in the Company’s 2014 Long-Term Incentive Plan). Tranche C options are eligible to vest based on achievement of an Investor IRR equal to or in excess of 25%, subject to a minimum cash-on-cash return of 3.0 times the Investor Investment. In the event of a termination of employment without cause or as a result of death or disability, any Performance Options which are outstanding and unvested will remain eligible to vest subject to achievement of such performance targets (without regard to the continued service requirement) until the first anniversary of the date of such termination. As of September 30, 2017, the Company had 0.4 million Performance Options outstanding.

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

A summary of the changes in stock options outstanding during the nine months ended September 30, 2017, is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (years)	Aggregate Intrinsic Value
Options outstanding as of December 31, 2016	895,100	$13.35
Granted	224,750	$15.91
Canceled	(35,000)	$16.98

Options outstanding as of September 30, 2017	1,084,850	$13.76	7.8	$2,479,475

Restricted Stock

No restricted stock was granted, canceled or forfeited during the nine months ended September 30, 2017. There were no changes to outstanding restricted stock awards during the nine months ended September 30, 2017.

NOTE 12. INCOME TAXES

The Company’s effective income tax rate for the three months ended September 30, 2016, was a benefit of 5.2%. The difference between the federal statutory rate of 35% and the Company’s effective tax rate for the three months ended September 30, 2016, was primarily due to changes in our valuation allowance on deferred tax assets. The Company’s effective income tax rate for the three months ended September 30, 2017, was an expense of 34.6%. The difference between the federal statutory rate of 35% and the Company’s effective tax rate for the three months ended September 30, 2017, was primarily due to changes in our valuation allowance on deferred tax assets.

The Company’s effective income tax rate for the nine months ended September 30, 2016, was a benefit of 7.5%. The difference between the federal statutory rate of 35% and the Company’s effective tax rate for the nine months ended September 30, 2016, was primarily due to an increase in our valuation allowance on deferred tax assets. The Company’s effective income tax rate for the nine months ended September 30, 2017, was an expense of 14.4%. The difference between the federal statutory rate of 35% and the Company’s effective tax rate for the nine months ended September 30, 2017, was primarily due to changes in our valuation allowance on deferred tax assets.

NOTE 13. COMMITMENTS AND CONTINGENCIES

The Company is subject to federal, state and Native American laws and regulations that affect both its general commercial relationships with its Native American tribal customers, as well as the products and services provided to them. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. If a potential loss from any claim or legal proceeding is considered reasonably possible, the Company discloses an estimate of the possible loss or range of possible loss, or a statement that such an estimate cannot be made. There are no matters that meet the criteria for disclosure outlined above. Significant judgment is required in both the determination of

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

probability and the determination as to whether an exposure is reasonably estimable. Because of uncertainties related to these matters, accruals are based only on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to their pending claims and litigation and may revise their estimates. Such revisions in the estimates of the potential liabilities could have a material impact on the results of operations and financial condition.

NOTE 14. OPERATING SEGMENTS

We report our business segment results by segment in accordance with the “management approach.” The management approach designates the internal reporting used by our chief operating decision maker, who is our Chief Executive Officer, for making decisions and assessing performance of our reportable segments.

See Note 1 for a detailed discussion of our three segments. Each segment’s activities include the design, development, acquisition, manufacturing, marketing, distribution, installation and servicing of its product lines. We evaluate the performance of our operating segments based on revenues and segment adjusted EBITDA.

Segment revenues include leasing, licensing, or selling of products within each reportable segment. Segment adjusted EBITDA includes the revenues and operating expenses from each segment adjusted for depreciation, amortization, write downs and other charges, accretion of placement fees, non-cash stock compensation expense, as well as other costs such as certain acquisitions and integration related costs including restructuring and severance charges; legal and litigation expenses including settlement payments; new jurisdictions and regulatory licensing costs; non-cash charges on capitalized installation and delivery; contract cancellation fees; and other adjustments primarily composed of professional fees incurred by the Company for projects, corporate and public filing compliance and other costs deemed to be non-recurring in nature. Revenues in each segment are attributable to third parties and segment operating expenses are directly associated with the product lines included in each segment such as research and development, product approval costs, product-related litigation expenses, sales commissions and other directly-allocable sales expenses. Cost of gaming operations and cost of equipment sales primarily include the cost of products sold, service, manufacturing overhead, shipping and installation.

Segment adjusted EBITDA excludes other income and expense, income taxes and certain expenses that are managed outside of the operating segments.

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

The following provides financial information concerning our reportable segments for the three and nine months ended September 30,:

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Revenues by segment
EGM	$38,377	$53,331	$116,153	$145,747
Table Products	674	1,099	2,005	2,442
Interactive	2,157	2,010	5,903	6,105

Total Revenues	$41,208	$56,440	$124,061	$154,294

Adjusted EBITDA by segment
EGM	20,943	29,756	68,704	81,450
Table Products	(380)	(232)	(1,395)	(721)
Interactive	(607)	(123)	(4,071)	(337)

Subtotal	19,956	29,401	63,238	80,392

Write downs and other:
Loss on disposal of long lived assets	248	490	558	3,000
Impairment of long lived assets	4,604	—	4,606	285
Fair value adjustments to contingent consideration and other items	(3,000)	—	(3,000)	(630)
Acquisition costs	—	—	(11)	—
Depreciation and amortization	19,419	16,931	60,527	53,598
Accretion of placement fees(1)	1,190	1,192	3,538	3,492
Acquisitions & integration related costs including restructuring & severance	2,685	71	5,034	899
Legal & litigation expenses including settlement payments	361	181	1,495	766
New jurisdictions and regulatory licensing costs	842	567	957	1,304
Non-cash charge on capitalized installation and delivery	353	359	1,193	1,284
Non-cash charges and loss on disposition of assets	285	—	2,352	686
Other adjustments	86	474	1,650	2,067
Interest expense	14,903	12,666	44,151	42,380
Interest income	(12)	(25)	(51)	(80)
Loss on extinguishment and modification of debt	—	—	—	8,129
Other expense (income)	392	(467)	6,314	(4,805)

Loss before income taxes	$(22,400)	$(3,038)	$(66,075)	$(31,983)

(1)	Non-cash item related to the accretion of contract rights under development agreements and placement fees.

The Company’s Chief Operating Decision Maker (the CODM) does not receive a report with a measure of total assets or capital expenditures for each reportable segment as this information is not used for the evaluation of segment performance. The CODM assesses the performance of each segment based on adjusted EBITDA and not based on assets or capital expenditures due to the fact that two of the Company’s reportable segments, Table

PLAYAGS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

Products and Interactive, are not capital intensive. Any capital expenditure information is provided to the CODM on a consolidated basis. Therefore, the Company has not provided asset and capital expenditure information by reportable segment.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of PlayAGS, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations and comprehensive loss, of changes in stockholders’ equity, and of cash flows present fairly, in all material respects, the financial position of PlayAGS, Inc. (formerly AP Gaming Holdco, Inc.) and its subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the index appearing under Item 15(a)(2) present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 6 to the consolidated financial statements, the Company changed the manner in which it presents debt issuance costs in 2016.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada

March 10, 2017

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

PlayAGS, Inc.

We have audited the accompanying consolidated balance sheet of PlayAGS, Inc. (formerly AP Gaming Holdco, Inc.) (the Company) as of December 31, 2015, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the years ended December 31, 2014 and 2015. Our audits also included the financial statement schedules listed in the Index at item 15(a)2. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PlayAGS, Inc. as of December 31, 2015, and the consolidated results of its operations and its cash flows for the years ended December 31, 2014 and 2015, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Las Vegas, Nevada

March 9, 2016

PLAYAGS, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	December 31,
	2015	2016
Assets
Current assets
Cash and cash equivalents	$35,722	$17,977
Restricted cash	100	100
Accounts receivable, net of allowance of $113 and $1,972, respectively	23,653	24,035
Inventories	7,087	10,729
Prepaid expenses	4,642	2,609
Deposits and other	2,440	3,052

Total current assets	73,644	58,502

Property and equipment, net	66,699	67,926
Goodwill	253,851	251,024
Deferred tax asset	37	9
Intangible assets	290,356	232,877
Other assets	26,560	23,754

Total assets	$711,147	$634,092

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,776	$8,790
Accrued liabilities	18,254	17,702
Current maturities of long-term debt	6,919	6,537

Total current liabilities	29,949	33,029

Long-term debt	533,290	547,238
Deferred tax liability—noncurrent	15,347	6,957
Other long-term liabilities	32,024	30,440

Total liabilities	610,610	617,664

Commitments and contingencies (Note 14)
Stockholders’ equity
Preferred stock at $0.01 par value; 100,000 shares authorized, no shares issued and outstanding	—	—
Common stock at $0.01 par value; 30,000,100 shares authorized; 100 Class A Shares issued and outstanding at December 31, 2015 and 2016, and 14,931,529 Class B Shares issued and outstanding at December 31, 2015 and 2016.	149	149
Additional paid-in capital	177,276	177,276
Accumulated deficit	(75,077)	(156,451)
Accumulated other comprehensive (loss) income	(1,811)	(4,546)

Total stockholders’ equity	100,537	16,428

Total liabilities and stockholders’ equity	$711,147	$634,092

The accompanying notes are an integral part of these consolidated financial statements.

PLAYAGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except per share data)

	Year ended December 31,
	2014	2015	2016
Revenues
Gaming operations	$68,981	$117,013	$154,857
Equipment sales	3,159	6,279	11,949

Total revenues	72,140	123,292	166,806

Operating expenses
Cost of gaming operations(1)	14,169	23,291	26,736
Cost of equipment sales(1)	1,607	1,548	6,237
Selling, general and administrative	19,456	40,088	46,108
Research and development	4,856	14,376	21,346
Write downs and other charges	7,068	11,766	3,262
Depreciation and amortization	33,405	61,662	80,181

Total operating expenses	80,561	152,731	183,870

Loss from operations	(8,421)	(29,439)	(17,064)
Other expense (income)
Interest expense	17,235	41,642	59,963
Interest income	(42)	(82)	(57)
Other expense (income)	573	3,635	7,404

Loss before income taxes	(26,187)	(74,634)	(84,374)
Income tax (expense) benefit	(2,189)	36,089	3,000

Net loss	(28,376)	(38,545)	(81,374)
Foreign currency translation adjustment	289	(2,099)	(2,735)

Total comprehensive loss	$(28,087)	$(40,644)	$(84,109)

Basic and diluted loss per common share:
Basic	$(2.84)	$(2.98)	$(5.45)
Diluted	$(2.84)	$(2.98)	$(5.45)
Weighted average common shares outstanding:
Basic	10,000	12,918	14,932
Diluted	10,000	12,918	14,932
Pro Forma Basic and diluted loss per common share (Unaudited—Note 1):
Basic	$(1.83)	$(1.92)	$(3.51)
Diluted	$(1.83)	$(1.92)	$(3.51)
Pro Forma weighted average common shares outstanding (Unaudited—Note 1):
Basic	15,543	20,078	23,209
Diluted	15,543	20,078	23,209

(1)	Exclusive of depreciation and amortization

The accompanying notes are an integral part of these consolidated financial statements.

PLAYAGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN

STOCKHOLDERS’ EQUITY

(in thousands)

	PlayAGS, Inc.
	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Stockholders’ Equity
Balance at January 1, 2014	100	$99,900	$(8,156)	$(1)	$91,843

Net loss	—	—	(28,376)	—	(28,376)
Foreign currency translation adjustment	—	—	—	289	289

Balance at December 31, 2014	100	99,900	(36,532)	288	63,756

Net loss	—	—	(38,545)	—	(38,545)
Foreign currency translation adjustment	—	—	—	(2,099)	(2,099)
Issuance of common stock	49	77,376	—	—	77,425

Balance at December 31, 2015	149	177,276	(75,077)	(1,811)	100,537

Net loss	—	—	(81,374)	—	(81,374)
Foreign currency translation adjustment	—	—	—	(2,735)	(2,735)

Balance at December 31, 2016	149	$177,276	$(156,451)	$(4,546)	$16,428

The accompanying notes are an integral part of these consolidated financial statements.

PLAYAGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year ended December 31,
	2014	2015	2016
Cash flows from operating activities
Net loss	$(28,376)	$(38,545)	$(81,374)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,405	61,662	80,181
Accretion of contract rights under development agreements and placement fees	58	496	4,702
Amortization of deferred loan costs and discount	1,242	2,446	3,542
Payment-in-kind interest capitalized	481	8,507	15,396
(Benefit) provision for bad debts	(450)	106	2,290
Imputed interest income	(36)	(18)	—
Loss on disposition of assets	1,936	1,439	1,149
Impairment of assets	2,475	4,989	4,749
Provision (benefit) of deferred income tax	2,189	(38,645)	(7,998)
Changes in assets and liabilities that relate to operations:
Accounts receivable	(973)	(342)	(3,191)
Inventories	806	1,144	307
Prepaid expenses	(1,349)	(1,466)	2,021
Deposits and other	(241)	11,531	(315)
Other assets, non-current	(1,476)	869	467
Accounts payable and accrued liabilities	2,791	(4,770)	12,567

Net cash provided by (used in) operating activities	12,482	9,403	34,493

Cash flows from investing activities
Business acquisitions, net of cash acquired	(10,345)	(374,347)	—
Collection of notes receivable	205	323	—
Change in Canadian tax receivable	(154)	—	—
Purchase of intangible assets	(9,259)	(6,102)	(1,311)
Software development and other expenditures	(5,127)	(6,476)	(6,526)
Proceeds from disposition of assets	569	29	87
Purchases of property and equipment	(9,811)	(15,277)	(32,879)

Net cash used in investing activities	(33,922)	(401,850)	(40,629)

Cash flows from financing activities
Borrowings under the revolving facility	10,000	11,500	—
Repayments under the revolving facility	—	(21,500)	—
Proceeds from issuance of debt	—	369,400	—
Payments on debt	(2,036)	(4,743)	(6,987)
Payment of previous acquisition obligation	—	(10,000)	(1,125)
Payment of financed placement fee obligations	—	—	(3,516)
Repurchase of shares issued to management	—	(1,277)	(50)
Proceeds from issuance of common stock	—	77,425	—
Proceeds from employees in advance of common stock issuance	1,969	579	75
Payment of deferred loan costs	(73)	(3,837)	—

Net cash provided by (used in) financing activities	9,860	417,547	(11,603)
Effect of exchange rates on cash and cash equivalents	518	(58)	(6)

(Decrease) increase in cash and cash equivalents	(11,062)	25,042	(17,745)
Cash and cash equivalents, beginning of period	21,742	10,680	35,722

Cash and cash equivalents, end of period	$10,680	$35,722	$17,977

Supplemental cash flow information:
Cash paid during the period for interest	$15,315	$30,203	$40,060

Cash paid during the period for taxes	$—	$840	$1,247

Non-cash investing and financing activities:
Non-cash consideration given in business acquisitions	$11,500	$17,233	$—

Financed placement fees	$—	$12,391	$—

Financed purchase property and equipment	$2,717	$5,800	$2,662

The accompanying notes are an integral part of these consolidated financial statements.

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

PlayAGS, Inc. (formerly AP Gaming Holdco, Inc.) (the “Company,” “AP Gaming,” “we,” “us,” or “our”) is a leading designer and supplier of gaming products and services for the gaming industry. We operate in legalized gaming markets across the globe and provide state-of-the-art, value-add products in three distinct segments: Electronic Gaming Machines (“EGM”), which includes server-based systems and back-office systems that are used by Class II Native American and Mexican gaming jurisdictions and Class III Native American, commercial and charity jurisdictions; Table Products (“Table Products”), which includes live felt table games, side-bets and progressives as well as our newly introduced card shuffler, “DEX”; and Interactive Social Casino Games (“Interactive”), which provides social casino games on desktop and mobile devices. Each segment’s activities include the design, development, acquisition, manufacturing, marketing, distribution, installation and servicing of a distinct product line.

The Company filed a Registration Statement on Form 10 on December 12/19/2013, which went effective under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 19, 2013.

Electronic Gaming Machines

Our EGM segment offers a selection of video slot titles developed for the global marketplace, which currently includes ICON, Halo, Colossal Diamonds cabinet (“Big Red”), and Orion. In addition to providing complete EGM units, we offer conversion kits that allow existing game titles to be converted to other game titles offered within that operating platform.

Table Products

Our table products include live proprietary table products and side-bets, as well as ancillary table products. Products include both internally developed and acquired proprietary table products, side-bets, and table technology related to blackjack, poker, baccarat, craps and roulette. We have acquired a number of popular brands, including In-Bet, Buster Blackjack, Double Draw Poker and Criss Cross Poker that are based on traditional well-known public domain games such as blackjack and poker; however, these proprietary games provide intriguing betting options that offer more excitement and greater volatility to the player, ultimately enhancing our casino customers’ profitability. Our Tornado product is unique in that it allows players to control the spin of the roulette ball by pressing a remote ball activation device. We believe this mechanism enhances player interaction without altering traditional roulette rules and procedures; similarly, our Double Ball Roulette game creates a unique game experience by allowing players to use two balls instead of one.

Interactive

Our social gaming products are primarily delivered through our mobile apps, Lucky Play Casino and Vegas Fever. The apps contain several game titles available for consumers to play for fun and with coins that they purchase through the app. Some of our most popular social games include content that is also popular in land-based settings such as Colossal Diamonds, So Hot, and Monkey in the Bank.

Principles of Consolidation

The accompanying consolidated financial statements include the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Certain amounts in the consolidated financial statements for the previous years have been reclassified to be consistent with the current year presentation. These reclassifications had no effect on the previously reported net loss.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company to make decisions based upon estimates, assumptions, and factors considered relevant to the circumstances. Such decisions include the selection of applicable accounting principles and the use of judgment in their application, the results of which impact reported amounts and disclosures. Changes in future economic conditions or other business circumstances may affect the outcomes of the estimates and assumptions. Accordingly, actual results could differ materially from those anticipated.

Revenue Recognition

Gaming Operations

Gaming operations revenue is earned by providing customers with gaming machines, gaming machine content licenses, back-office equipment and linked progressive systems, which are collectively referred to as gaming equipment, under participation arrangements. The participation arrangements convey the right to use the equipment (i.e. gaming machines and related integral software) for a stated period of time, which typically ranges from one to three years and then the contract continues on a month-to-month basis thereafter. In some instances, the Company will enter arrangements for longer periods of time; however, many of these arrangements include the ability of the customer to cancel the contract and return the games to the Company, a provision which renders their contracts effectively month-to-month contracts. Primarily due to these factors, our participation arrangements are accounted for as operating leases. In some instances, we will offer a free trial period during which no revenue is recognized. If during or at the conclusion of the trial period the customer chooses to enter into a lease for the gaming equipment, we commence revenue recognition according to the terms of the agreement.

Under participation arrangements, the Company retains ownership of the gaming equipment installed at the customer facilities and receives either revenue based on a percentage of the win per day generated by the gaming equipment or a daily fee. Thus, in our consolidated financial statements the Company records revenue monthly related to these arrangements and the gaming equipment is recorded in property and equipment, net on our balance sheet and depreciated over the expected life of the gaming equipment.

The majority of the Company’s leases require the Company to provide maintenance throughout the entire term of the lease. In some cases, a performance guarantee exists that, if not met, provides the customer with the right to return the gaming machines to the Company. This performance guarantee is considered a cancellation clause, a provision which renders their contracts effectively month-to-month contracts. Accordingly, the Company accounts for these contract in a similar manner with its other operating leases as described above. Whether contractually required or not, the Company develops and provides new gaming titles throughout the life of the lease. Certain arrangements require a portion of the win per day to be retained by the customer to fund facility-specific marketing, advertising and promotions. These amounts retained by the customer reduce the monthly revenue recognized on each arrangement.

Gaming operations revenue is also earned from the licensing of table product content and is earned and recognized on a fixed monthly rate. Our social gaming products earn revenue from the sale of virtual coins or chips, which is recorded when the purchased coins or chips are used by the customer.

Equipment Sales

Revenues from the stand-alone product sales or separate accounting units are recorded when:

•	Pervasive evidence of an arrangement exists;

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

•	The sales price is fixed or determinable;

•	Delivery has occurred and services have been rendered; and

•	Collectability is reasonably assured.

Equipment sales are generated from the sale of gaming machines and licensing rights to game content software that is installed in the gaming machine, parts, and other ancillary equipment. Also included within the deliverables are delivery, installation and training, all of which occur within a few days of arriving at the customer location. Gaming equipment sales do not include maintenance beyond a standard warranty period. The recognition of revenue from the sale of gaming devices occurs as title and risk of loss have passed to the customer and all other revenue recognition criteria have been satisfied. As the combination of game content software and the tangible gaming device function together to deliver the product’s essential functionality, revenue from the sale of gaming devices is recognized under U.S. GAAP revenue recognition guidance.

The Company enters into revenue arrangements that may consist of multiple deliverables of its products. For example, gaming equipment arrangements may include the sale of gaming machines and game content conversion kits.

Revenue associated with arrangements with multiple deliverables is allocated to separate units of accounting if (1) the deliverables have value to the customer on a stand-alone basis or (2) the arrangement includes a general right of return relative to the delivered items, delivery or performance of the undelivered items is considered probable and substantially in the control of the Company.

At the inception of a multiple element arrangement, fees under the arrangement are allocated to deliverables based on their relative selling price. When applying the relative selling price method, a hierarchy is used for estimating the selling price based first on vendor-specific objective evidence (“VSOE”), then third-party evidence (“TPE”) and finally management’s estimate of the selling price (“ESP”). Revenue for each unit of accounting is recognized when the relevant recognition criteria for each respective element has been met.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of deposits held at major banks and other marketable securities with original maturities of 90 days or less.

Restricted Cash

Restricted cash amounts represent funds held in escrow as collateral for the Company’s surety bonds for various gaming authorities and funds held to ensure the availability of funds to pay wide-area progressive jackpot awards.

Receivables, Allowance for Doubtful Accounts

Accounts receivable are stated at face value less an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts related to accounts receivable and notes receivable, which are non-interest bearing, deemed to have a high risk of collectability. The Company reviews the accounts receivable and notes receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The Company analyzes historical collection trends and changes in the customers’ payment patterns, customer concentration, and credit worthiness when evaluating the adequacy of the allowance for doubtful accounts. A large percentage of receivables are with Native American tribes and the Company has concentrations of credit

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

risk with several tribes. The Company includes any receivable balances that are determined to be uncollectible in the overall allowance for doubtful accounts. Changes in the assumptions or estimates reflecting the collectability of certain accounts could materially affect the allowance for both accounts and notes receivable.

The following provides financial information concerning the change in our allowance for doubtful accounts (in thousands):

	Allowance for Accounts Receivables Year ended December 31, 2014
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Accounts receivable, current	$9	$(36)	$—	$56	$29

	Allowance for Accounts Receivables Year ended December 31, 2015
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Accounts receivable, current	$29	$(22)	$—	$106	$113

	Allowance for Accounts Receivables Year ended December 31, 2016
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Accounts receivable, current	$113	$(431)	$—	$2,290	$1,972

Inventories

Inventories consist primarily of parts and supplies that are used to repair and maintain machinery and equipment. Inventories are stated at the lower of cost or market. Cost of inventories is determined using the first-in, first-out (“FIFO”) method for all components of inventory. The Company regularly reviews inventory quantities and updates estimates for the net realizable value of inventories. This process includes examining the carrying values of parts and ancillary equipment in comparison to the current fair market values for such equipment (less costs to sell or dispose). Some of the factors involved in this analysis include the overall levels of the inventories, the current and projected sales levels for such products, the projected markets for such products and the costs required to sell the products, including refurbishment costs. Changes in the assumptions or estimates could materially affect the inventory carrying value.

Property and Equipment

The cost of gaming equipment, consisting of fixed-base player terminals, file servers and other support equipment as well as other property and equipment, is depreciated over their estimated useful lives, using the straight-line method for financial reporting. The Company capitalizes costs incurred for the refurbishment of used gaming equipment that is typically incurred to refurbish a machine in order to return it to its customer location. The refurbishments extend the life of the gaming equipment beyond the original useful life. Repairs and maintenance costs are expensed as incurred. The Company routinely evaluates the estimated lives used to depreciate assets. The estimated useful lives are as follows:

Gaming equipment	3 to 6 years
Other property and equipment	3 to 6 years

The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. The Company

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

groups long-lived assets for impairment analysis at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities, which is typically at the individual gaming machine level or at the cabinet product line level. Impairment testing is performed and losses are estimated when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amount.

When the estimated undiscounted cash flows are not sufficient to recover the asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount.

The Company measures recoverability of assets to be held and used by comparing the carrying amount of an asset to future cash flows expected to be generated by the asset. The Company’s policy is to impair, when necessary, excess or obsolete gaming machines on hand that it does not expect to be used. Impairment is based upon several factors, including estimated forecast of gaming machine demand for placement into casinos. While the Company believes that the estimates and assumptions used in evaluating the carrying amount of these assets are reasonable, different assumptions could affect either the carrying amount or the estimated useful lives of the assets, which could have a significant impact on the results of operations and financial condition.

Intangible Assets

The Company reviews its identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses are recognized for identifiable intangibles, other than goodwill, when indicators of impairment are present and the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amount.

When the estimated undiscounted cash flows are not sufficient to recover the intangible asset’s carrying amount, an impairment loss is measured to the extent the fair value of the asset is less than its carrying amount.

Certain trade names have an indefinite useful life and the Company tests these trade names for possible impairment at least annually, on October 1, or whenever events or changes in circumstances indicate that the carrying value may be impaired. We perform a qualitative assessment to determine if it is more likely than not that the fair value of the asset is less than its carrying amount. If we believe, as a result of our qualitative assessment, that it is more likely than not that the fair value of the asset is less than its carrying amount, the quantitative impairment test is required.

Costs of Computer Software

Internally developed gaming software represents the Company’s internal costs to develop gaming titles to utilize on the Company’s gaming machines. Internally developed gaming software is stated at cost and amortized over the estimated useful lives of the software, using the straight-line method. Software development costs are capitalized once technological feasibility has been established and are amortized when the software is placed into service. The computer software we develop reaches technological feasibility when a working model of the computer software is available. Any subsequent software maintenance costs, such as bug fixes and subsequent testing, are expensed as incurred. Discontinued software development costs are expensed when the determination to discontinue is made. Software development costs are amortized over the expected life of the title or group of titles, if applicable, to amortization expense.

On a quarterly basis, or more frequently if circumstances warrant, the Company compares the net book value of its internally developed computer software to the net realizable value on a title or group of title basis. The net realizable value is determined based upon certain assumptions, including the expected future revenues and net cash flows of the gaming titles or group of gaming titles utilizing that software, if applicable.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Goodwill

The excess of the purchase price of an acquired business over the estimated fair value of the assets acquired and the liabilities assumed is recorded as goodwill. The Company tests for possible impairment of goodwill at least annually, on October 1, or when circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. The Company has the option to begin with a qualitative assessment, commonly referred to as “Step 0”, to determine whether it is more likely than not that the reporting unit’s fair value of goodwill is less than its carrying value. This qualitative assessment may include, but is not limited to, reviewing factors such as the general economic environment, industry and market conditions, changes in key assumptions used since the most recently performed valuation and overall financial performance of the reporting units. If the Company determines that it is more likely than not that a reporting unit’s fair value is less than its carrying value, the Company performs a quantitative goodwill impairment analysis, and depending upon the results of that measurement, the recorded goodwill may be written down and charged to income from operations when its carrying amount exceeds its estimated fair value.

Acquisition Accounting

The Company applies the provisions of ASC 805, “Business Combinations” (ASC 805), in accounting for business acquisitions. It requires us to recognize separately from goodwill the fair value of assets acquired and liabilities assumed on the acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed. Significant estimates and assumptions are required to value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable. These estimates are inherently uncertain and subject to refinement and typically include the calculation of an appropriate discount rate and projection of the cash flows associated with each acquired asset. As a result, during the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, “Fair Value Measurements” (ASC 820) to its financial assets and liabilities. Fair value is defined as a market-based measurement intended to estimate the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. ASC 820 also established a fair value hierarchy, which requires an entity to maximize the use of observable inputs when measuring fair value. These inputs are categorized as follows:

•	Level 1—quoted prices in an active market for identical assets or liabilities;

•	Level 2—quoted prices in an active market for similar assets or liabilities, inputs other than quoted prices that are observable for similar assets or liabilities, inputs derived principally from or corroborated by observable market data by correlation or other means; and

•	Level 3—valuation methodology with unobservable inputs that are significant to the fair value measurement.

The carrying values of the Company’s cash and cash equivalents, restricted cash, receivables and accounts payable approximate fair value because of the short term maturities of these instruments. The fair value of our long-term debt is based on the quoted market prices for similar issues (Level 2 inputs). The estimated fair value of our long-term debt was $529.2 million and $557.8 million as of December 31, 2015 and 2016, respectively.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Accounting for Income Taxes

We conduct business globally and are subject to income taxes in U.S. federal, state, local, and foreign jurisdictions. Determination of the appropriate amount and classification of income taxes depends on several factors, including estimates of the timing and probability of realization of deferred income taxes, reserves for uncertain income tax positions and income tax payment timing.

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Taxes on income of our foreign subsidiaries are provided at the tax rates applicable to the tax jurisdictions in which they are located. Future tax benefits are recognized to the extent that realization of those benefits is considered more likely than not and a valuation allowance is established for deferred tax assets which do not meet this threshold.

The recoverability of certain deferred tax assets is based in part on estimates of future income and the timing of temporary differences, and the failure to fully realize such deferred tax assets could result in a higher tax provision in future periods.

We apply the accounting guidance to our uncertain tax positions and under the guidance, we may recognize a tax benefit from an uncertain position only if it is more likely than not that the position will be sustained upon examination by taxing authorities based on the technical merits of the issue. The amount recognized in the financial statements is the largest benefit that we believe has greater than a 50% likelihood of being realized upon settlement.

We are required to make significant judgments when evaluating our uncertain tax positions and the related tax benefits. We believe our assumptions are reasonable; however, there is no guarantee that the final outcome of the related matters will not differ from the amounts reflected in our income tax provisions and accruals. We adjust our liability for uncertain tax positions based on changes in facts and circumstances such as the closing of a tax audit or changes in estimates. Our income tax provision may be impacted to the extent that the final outcome of these tax positions is different than the amounts recorded.

Contingencies

The Company assesses its exposures to loss contingencies including claims and legal proceedings and accrues a liability if a potential loss is considered probable and the amount can be estimated. Significant judgment is required in both the determination of probability and the determination as to whether an exposure is reasonably estimable. Because of uncertainties related to these matters, if the actual loss from a contingency differs from management’s estimate, there could be a material impact on the results of operations or financial position. Operating expenses, including legal fees, associated with contingencies are expensed when incurred.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and accounts receivable, net. Cash equivalents are investment-grade, short-term debt instruments consisting of treasury bills which are maintained with high credit quality financial institutions under repurchase agreements. Cash and cash equivalents are in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. As of December 31, 2015 and 2016, the Company did not have cash equivalents.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Revenue from gaming operations is concentrated in the Class II gaming and casino industry, primarily located in Oklahoma. For the years ended December 31, 2014, 2015 and 2016, approximately 30%, 20% and 15% of our gaming revenue was derived from one customer, respectively. For the years ended December 31, 2014 and 2015, the company did not have a concentration of revenue from Mexico exceeding 10%. For the year ended December 31, 2016, approximately 10% of our gaming revenue was derived in Mexico. Another customer accounted for approximately 10% of our gaming operations revenue for the year ended December 31, 2016, with no concentrations noted for the years ended December 31, 2014 and 2015. The Company had one customer with accounts receivable, net equaling approximately 10% of total outstanding accounts receivable, net at December 31, 2016 and none at December 31, 2014 and 2015.

Foreign Currency Translation

The financial statements of the Company’s foreign subsidiaries are translated into U.S. dollars at the period end rate of exchange for asset and liability accounts and the weighted average rate of exchange for income statement accounts. The effects of these translations are recorded as a component of accumulated other comprehensive (loss) income in stockholders’ equity.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the year ended December 31, 2014, 2015 and 2016 were $0.3 million, $0.2 million and $0.7 million, respectively.

Research and Development

Research and development costs related primarily to software product development costs and is expensed as incurred until technological feasibility has been established. Employee related costs associated with product development are included in research and development.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued an accounting standards update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which clarifies the principles for recognizing revenue from contracts with customers. The amendment outlines a single comprehensive model for entities to depict the transfer of goods or services to customers in amounts that reflect the payment to which a company expects to be entitled in exchange for those goods or services. The amendment also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 to annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2017. The ASU may be adopted using either a full retrospective transition method or a modified retrospective transition method and will be adopted by the Company on January 1, 2018. The Company does not expect adoption of the new revenue standards to have a material impact on its consolidated financial statements as the majority of our revenue is recognized under lease accounting guidance.

In June 2014, the FASB issued ASU No. 2014-12, Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved After the Requisite Service Period. The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

requisite service period. This ASU requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The Company adopted the guidance in the current year and it did not have a material effect on our financial condition, results of operations or cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern: Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The ASU requires management to assess an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, consolidated in the aggregate, indicate that it is probable that an entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. Currently, there is no guidance in U.S. GAAP for management’s responsibility to perform an evaluation. Under the update, management’s evaluation is to be performed when preparing financial statements for each annual and interim reporting period and based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. The Company adopted the guidance on January 1, 2016 and it did not have a material effect on our financial condition, results of operations or cash flows.

In January 2015, the FASB issued ASU No. 2015-01, Income Statement-Extraordinary and Unusual Items: Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. ASU 2015-01 eliminates from GAAP the concept of extraordinary items. The presentation and disclosure guidance for items that are unusual in nature or occur infrequently will be retained and will be expanded to include items that were previously classified as extraordinary. ASU 2015-01 is effective for the Company on January 1, 2016, with earlier adoption permitted using either a prospective or retrospective method. This ASU did not have a material effect on our financial condition, results of operations or cash flows.

In April 2015, the FASB issued ASU No. 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 intends to simplify the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. In August 2015, the FASB issued ASU 2015-15 which clarifies that the guidance issued in April 2015 does not apply to line-of-credit arrangements. According to ASU 2015-15, line-of-credit arrangements will continue to present debt issuance costs as an asset and subsequently amortize the deferred debt issuance costs ratably over the term of the arrangement. ASU 2015-03 is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The Company adopted the guidance on January 1, 2016, with retrospective application in the accompanying Condensed Consolidated Balance Sheet at December 31, 2015. This change in accounting principle resulted in net deferred financing costs of $7.8 million incurred in connection with the issuance of the Company’s long-term debt (excluding revolving credit facilities) at December 31, 2015 being reclassified as a direct reduction of the long-term debt balance. The presentation of the net deferred financing costs incurred in connection with the issuance of the Company’s revolving credit facilities as of December 31, 2015, are not affected by the adoption of this new accounting guidance and are included in other assets in the accompanying Consolidated Balance Sheet.

In July 2015, the FASB issued ASU No. 2015-11, Inventory: Simplifying the Measurement of Inventory. ASU 2015-11 changes the criteria for measuring inventory within the scope of the ASU. Inventory will now be

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

measured at the lower of cost and net realizable value, while the concept of market value will be eliminated. The ASU defines net realizable value as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The ASU will be effective for the Company beginning on January 1, 2017. The Company does not expect the provisions of the ASU to have a material effect on our financial condition, results of operations or cash flows.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. ASU 2015-16 eliminates the requirement to retrospectively apply adjustments made to provisional amounts recognized in a business combination. It requires that an acquirer recognize and disclose adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined, which should be calculated as if the accounting had been completed at the acquisition date. The Company adopted the guidance on January 1, 2016. The amendments in this ASU was applied prospectively to adjustments to provisional amounts that occur after the effective date of this ASU with earlier application permitted for financial statements that have not been issued. This guidance did not have a material effect on our financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 intends to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The adoption of this guidance is expected to result in a significant portion of our operating leases, where we are the lessee, to be recognized on our Consolidated Balance Sheets. The guidance requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years with earlier adoption permitted. The Company is currently evaluating the provisions of the amendment and the impact on its future consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230). ASU 2016-15 intends to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the provisions of ASU 2016-15 to have a material effect on our financial condition, results of operations or cash flows.

Pro forma loss per share (Unaudited)

The pro forma effect of (i) the reclassification of the Company’s non-voting common stock into a new class of voting common stock, (ii) the cancellation of the Company’s class of non-economic voting common stock that was held by AP Gaming VoteCo, LLC, and (iii) the effect a 1.5543 for 1 split of the Company’s new voting common stock have been reflected in the accompanying pro forma information for the periods ended December 31, 2014, 2015 and 2016.

NOTE 2. ACQUISITIONS

2014 Acquisitions

On May 6, 2014, the Company purchased 100% of the equity of C2 Gaming, LLC (“C2 Gaming”) for $23.3 million in cash, subject to terms outlined in the equity purchase agreement (the “C2 Acquisition Agreement”). C2 Gaming is an innovative manufacturer and developer of EGMs based in Las Vegas, Nevada. The purchase was expected to provide for the distribution of C2 Gaming’s platform and content to an increased number of markets in the United States. The acquisition was funded by an initial cash payment and an agreement to pay the sellers

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

$9.0 million on the one-year anniversary of the closing of the acquisition, which was paid during the quarter ended June 30, 2015. The acquisition also included an amount of contingent consideration of $3.0 million that was payable upon the satisfaction of certain milestones, including the submission and approval of video slot platforms to various jurisdictions as outlined in the C2 Acquisition Agreement.

The following summarizes the consideration paid for C2 Gaming (in thousands):

Paid at close	$11,000
One-year payment	9,000
Contingent consideration	3,000
Working capital adjustment	273

Total consideration	$23,273

During the year ended December 31, 2014, the Company paid $0.5 million of the contingent consideration. In May 2015, the C2 Acquisition Agreement was amended to reduce the remaining contingent consideration liability of $2.5 million to $2.1 million and to acknowledge that the milestones of the C2 Acquisition Agreement were satisfied. In July 2015, the Company paid $1.0 million of the contingent consideration, reducing the balance to $1.1 million, which was paid in January 2016.

The allocation of the purchase price to the estimated fair values of the assets acquired and the liabilities assumed was as follows (in thousands):

At May 6, 2014
Current assets	$545
Property and equipment	534
Goodwill	13,744
Intangible assets	8,722

Total assets	23,545
Total liabilities	272

Total equity purchase price	$23,273

Our estimates of the fair values of depreciable tangible assets were as follows (in thousands):

	Fair values at May 6, 2014	Average remaining useful life (in years)
Property and equipment	$534	1—5

Our estimates of the fair values of identifiable intangible assets were as follows (in thousands):

	Fair values at May 6, 2014	Average remaining useful life (in years)
Gaming software and technology platforms	$3,685	3—5
Customer relationships	5,037	7

Total intangible assets	$8,722

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The fair value of property and equipment as well as the fair value of gaming content software was determined using cost approaches in which we determined an estimated reproduction or replacement cost, as applicable.

The estimate of the fair value of the acquired gaming software and technology platforms was determined using the relief from royalty method under the income approach, which is a risk-adjusted discounted cash flow approach. The relief from royalty method values an intangible asset by estimating the royalties saved through ownership of the asset.

The estimate of the fair value of the acquired customer relationships was determined using the excess earnings method, which is a risk-adjusted discounted cash flow approach that determines the value of an intangible asset as the present value of the cash flows attributable to such asset after excluding the proportion of the cash flows that are attributable to other assets.

The goodwill recorded as a results of the acquisition is deductible for tax purposes and is attributed to enhanced financial scale, expanded video slot platforms and other strategic benefits. Some of the values and amounts used in the initial application of purchase accounting for our consolidated balance sheet were based on estimates and assumptions.

Cadillac Jack

On May 29, 2015, the Company acquired 100% of the equity of Amaya Americas Corporation (“Cadillac Jack”), a leading provider of Class II gaming machines for the North American tribal gaming market, with key regions of operation within Alabama, Mexico, and Wisconsin. This acquisition is expected to create growth opportunities in Class II and Class III jurisdictions and expands the Company’s geographic footprint with an EGM installed base of approximately 10,500 units. The combined management teams are complementary and possess years of combined experience that is expected to allow us to effectively grow and improve our business.

The acquisition was funded primarily from cash proceeds of incremental borrowings on our existing term loans, the issuance of senior secured PIK notes, as described in Note 6, and the issuance of additional common stock, as described in Note 7. The consideration also included a promissory note to the seller, Amaya Inc., for $12.0 million, as described in Note 6, as well as a contingent receivable that was recorded at its estimated fair value on the date of the acquisition. The contingent receivable is related to a clause in the stock purchase agreement allowing for a refund of up to $25.0 million if certain deactivated gaming machines in Mexico are not in operation by November 29, 2016. As of December 31, 2016, the estimated fair value of the contingent receivable is recorded in other long-term assets. In the first quarter of 2017, the Company reached an agreement with Amaya, Inc. to receive $5.1 million for this contingent receivable.

The following summarizes the consideration paid for Cadillac Jack (in thousands):

Contractual cash purchase price adjusted for working capital	$369,760
Seller note	12,000
Contingent receivable	(1,300)

Total consideration	$380,460

We have recorded Cadillac Jack’s assets acquired and liabilities assumed based on our estimates of their fair values at the acquisition date. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated lives of depreciable and amortizable tangible and identifiable

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates that reflect risk inherent in the future cash flows.

The allocation of the purchase price to the estimated fair values of the assets acquired and the liabilities assumed was as follows (in thousands):

At May 29, 2015
Currents assets(1)	$34,871
Property and equipment	29,634
Goodwill	171,497
Intangible assets	199,752
Other long-term assets	23,828

Total assets	459,582
Current liabilities	8,636
Deferred tax liability non-current	51,486
Other long-term liabilities	19,000

Total equity purchase price	$380,460

(1)	Current assets includes $4.2 million of cash acquired.

Based on our estimates, the total consideration exceeded the aggregate estimated fair value of the acquired assets and assumed liabilities at the acquisition date and has been recorded as goodwill. We attribute this goodwill to our enhanced financial scale and geographic diversification, opportunities for synergies, assembled workforce and other strategic benefits. None of the goodwill associated with the acquisition is deductible for income tax purposes and, as such, no deferred taxes have been recorded related to goodwill.

We included an estimated value of $8.3 million in current assets above and in deposits and other in the consolidated balance sheet related to the value of stock options held by employees of Cadillac Jack. The stock options entitled the holder to purchase shares of Amaya Inc., the former global parent of Cadillac Jack, based on the holder’s continued employment at Cadillac Jack through the vesting date, which was November 29, 2015.

Our estimates of the fair values of depreciable tangible assets are as follows (in thousands):

	Fair values at May 29, 2015	Average remaining useful life (in years)
Gaming equipment	$23,065	1—5
Other property and equipment	6,569	2—3

Total property and equipment	$29,634

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Our estimates of the fair values of identifiable intangible assets are as follows (in thousands):

	Fair values at May 29, 2015	Average remaining useful life (in years)
Trade names	$3,000	5
Brand names	10,600	3—5
Customer relationships	107,000	5—12
Gaming software and technology platforms	79,152	2—7

Total intangible assets	$199,752

The fair value of gaming equipment and other personal property assets as well as the fair value of gaming content software was primarily determined using cost approaches in which we determined an estimated reproduction or replacement cost, as applicable.

The estimated fair values of acquired trade names, brand names and gaming technology platforms was primarily determined using the royalty savings method, which is a risk-adjusted discounted cash flow approach. The gaming technology platforms include $30.0 million of in-process research and development. The royalty savings method values an intangible asset by estimating the royalties saved through ownership of the asset. The royalty savings method requires identifying the future revenue that would be impacted by the trade name or intellectual property (or royalty-free rights to the assets), multiplying it by a royalty rate deemed to be avoided through ownership of the asset and discounting the projected royalty savings amounts back to the acquisition date. The royalty rate used in such valuation was based on a consideration of market rates for similar categories of assets.

The estimated fair values of customer relationships was determined using the excess earnings method, which is a risk-adjusted discounted cash flow approach that determines the value of an intangible asset as the present value of the cash flows attributable to such asset after excluding the proportion of the cash flows that are attributable to other assets. The contribution to the cash flows that are made by other assets—such as fixed assets, working capital, workforce and other intangible assets—was estimated through contributory asset capital charges. The value of the acquired customer relationship asset is the present value of the attributed post-tax cash flows, net of the post-tax return on fair value attributed to the other assets.

The estimated fair value of deferred income taxes was determined by applying the appropriate enacted statutory tax rate to the temporary differences that arose on the differences between the financial reporting value and tax basis of the assets acquired and liabilities assumed. We recorded liabilities for estimated uncertain tax positions in other long-term liabilities and a related indemnification receivable in other long-term assets.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The revenue and net loss of Cadillac Jack from the acquisition date through December 31, 2015, are presented below and are included in our consolidated statements of operations and comprehensive loss. These amounts are not necessarily indicative of the results of operations that Cadillac Jack would have realized if it had continued to operate as a stand-alone company during the period presented, primarily due to the elimination of certain headcount and administrative costs since the acquisition date resulting from integration activities or due to costs that are now reflected in our unallocated corporate costs and not allocated to Cadillac Jack.

From May 29, 2015 through December 31, 2015
Revenue	$46,075

Net loss	$17,133

The following unaudited pro forma statements of operations give effect to the Cadillac Jack acquisition as if it had been completed on January 1, 2014. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what the operating results actually would have been during the periods presented had the acquisition been completed on January 1, 2014. In addition, the unaudited pro forma financial information does not purport to project future operating results. This information is preliminary in nature and subject to change based on final purchase price adjustments. The pro forma statements of operations do not reflect: (1) any anticipated synergies (or costs to achieve synergies) or (2) the impact of non-recurring items directly related to the Cadillac Jack acquisition.

	Year ended December 31,
	2014	2015
Revenue	$160,341	$156,110

Net loss	$83,709	$54,682

Gamingo Limited

On June 15, 2015, the Company purchased 100% of the equity of Gamingo Limited (formerly known as “RocketPlay”, currently known as “AGSi”), a leading gaming company developing social casino titles for mobile devices. With primary offices in San Francisco and Tel Aviv, AGSi’s flagship product, Lucky Play Casino, gives players a casino-quality experience with EGMs, table products, tournaments, and live events. The total consideration of $8.8 million includes an estimated $5.0 million of contingent consideration that is payable based on the operating results of AGSi during a twelve-month measurement period that ended on December 31, 2016. The amount of the contingent consideration recorded was estimated at the purchase date and is subject to change based on changes in the estimated operating results of AGSi and has been recorded in other long-term liabilities in the consolidated balance sheet. As of December 31, 2015 the recorded value of the contingent consideration was written off in full to write downs and other charges based on the estimated fair value on that date.

We have recorded AGSi’s assets acquired and liabilities assumed based on our preliminary estimates of their fair values at the acquisition date. The allocation of the consideration given was allocated to the estimated fair values of the assets acquired and the liabilities assumed, which primarily included $4.9 million of goodwill and $4.2 million of identifiable intangible assets to be amortized over a weighted average period of 3 years.

Intellectual Property Acquisitions

During the quarter ended September 30, 2015, the Company acquired certain intangible assets related to the purchase of table products and table product related intellectual property. Some of the acquisitions were

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

accounted for as an acquisition of a business and the assets acquired and liabilities assumed were measured based on our preliminary estimates of their fair values at the acquisition dates. The total consideration of $10.0 million includes an estimated $1.5 million of contingent consideration that is payable periodically based on a percentage of product revenue earned on the related table products. The amount of the contingent consideration recorded was estimated at the purchase date and is subject to change based on changes in the estimated product revenue and has been recorded in other long-term liabilities in the consolidated balance sheet. The consideration was allocated primarily to goodwill for $3.4 million and intangible assets for $5.7 million, which will be amortized over a weighted average period of 8.5 years.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following (in thousands):

	December 31, 2015	December 31, 2016
Gaming equipment	$89,361	$108,635
Other property and equipment	14,976	13,900
Less: Accumulated depreciation	(37,638)	(54,609)

Total property and equipment, net	$66,699	$67,926

Gaming equipment and other property and equipment are depreciated over the respective useful lives of the assets ranging from three to six years. Depreciation expense was $16.8 million, $23.4 million and $27.0 million for the years ended December 31, 2014, 2015 and 2016, respectively.

NOTE 4. GOODWILL AND INTANGIBLES

There were no accumulated impairments of goodwill as of December 31, 2016. Changes in the carrying amount of goodwill are as follows (in thousands):

	Gross Carrying Amount
	EGM	Table Products	Interactive	Total
Balance at December 31, 2014	$77,617	$—	$—	$77,617
Acquisition—Cadillac Jack	171,497	—	—	171,497
Acquisition—AGSi	—	—	4,855	4,855
Acquisition—Intellectual Property	—	2,600	—	2,600
Foreign currency adjustments	(2,282)	—	—	(2,282)
Other	(409)	—	(27)	(436)

Balance at December 31, 2015	246,423	2,600	4,828	253,851
Foreign currency adjustments	(3,627)	—	—	(3,627)
Purchase accounting adjustment	—	800	—	800

Balance at December 31, 2016	$242,796	$3,400	$4,828	$251,024

The Company performed an annual impairment test on each of its reporting units as of October 1, 2016. For the EGM and Table Product reporting units we began with a qualitative assessment, commonly referred to as “Step 0”, and determined it is not more likely than not that the EGM and Table Product reporting units’ fair value of goodwill are less than their carrying value. This qualitative assessment primarily relied on the significant amount of cushion determined in prior year quantitative analyses, favorable current forecasts compared to those used in the prior year analysis, the general economic environment and industry and market conditions.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the Interactive reporting unit, which has a goodwill carrying value of $4.8 million, the Company performed a quantitative, or “Step 1” analysis. In performing the interim Step 1 goodwill impairment test for our Interactive reporting unit, we estimated the fair value of the Interactive reporting unit using an income approach that analyzed projected discounted cash flows. We used projections of revenues and operating costs with estimated growth rates during the forecast period, capital expenditures and cash flows that considered historical and estimated future results and general economic and market conditions, as well as the estimated impact of planned business and operational strategies. The estimates and assumptions used in the discounted cash flow analysis included a terminal year long-term growth rate of 4.0% and an overall discount rate of 15% based on our weighted average cost of capital for the Company and premiums for the small size of the reporting unit and forecast risk.

The Step 1 analysis determined that the Interactive reporting unit’s fair value was greater than its carrying value.

Intangible assets consist of the following (in thousands):

		December 31, 2015			December 31, 2016
	Useful Life (years)	Gross Value	Accumulated Amortization	Net Carrying Value	Gross Value	Accumulated Amortization	Net Carrying Value
Indefinite lived trade names	Indefinite	$12,126	$—	$12,126	$12,126	$—	$12,126
Trade and brand names	7	13,600	(1,721)	11,879	13,600	(4,671)	8,929
Customer relationships	7	170,927	(26,676)	144,251	165,078	(49,528)	115,550
Contract rights under development and placement fees	1—7	16,311	(548)	15,763	16,488	(5,235)	11,253
Gaming software and technology platforms	1—7	116,930	(23,735)	93,195	123,596	(49,014)	74,582
Intellectual property	10—12	14,030	(888)	13,142	12,780	(2,343)	10,437

		$343,924	$(53,568)	$290,356	$343,668	$(110,791)	$232,877

Intangible assets are amortized over their respective estimated useful lives ranging from one to twelve years. Amortization expense related to intangible assets was $16.6 million, $38.3 million and $53.2 million for the years ended December 31, 2014, 2015 and 2016, respectively.

Management reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the years ended December 31, 2014 and 2015, the Company recognized impairment charges related to internally developed gaming titles of $1.4 million and $3.4 million, respectively. There were no impairments related to internally developed gaming titles for the year ended December 31, 2016.

The Company enters into development agreements and placement fee agreements with certain customers to secure floor space under lease agreements for its gaming machines. Amounts paid in connection with the development agreements are repaid to the Company in accordance with the terms of the agreement, whereas placements fees are not reimbursed. For development agreements in the form of a loan, interest income is recognized on the repayment of the notes based on the stated rate or, if not stated explicitly in the development agreement, on an imputed interest rate. If the stated interest rate is deemed to be other than a market rate or zero, a discount is recorded on the note receivable as a result of the difference between the stated and market rate and a corresponding intangible asset is recorded. The intangible asset is recognized in the financial statements as a

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

contract right under development agreement and amortized as a reduction in revenue over the term of the agreement. Placement fees can be in the form of cash paid upfront or free lease periods and are accreted over the life of the contract and the expense is recorded as a reduction of revenue. We recorded a reduction of gaming operations revenue from the accretion of contract rights under development agreements and placement fees of $0.5 million and $4.7 million for the years ended December 31, 2015 and 2016, respectively. The amount amortized in 2014 was nominal.

The estimated amortization expense of definite-lived intangible assets as well as the accretion of contract rights under development and placement fees, for each of the next five years and thereafter is as follows (in thousands):

	Amortization Expense	Placement Fee Accretion
For the year ended December 31,
2017	$50,153	$4,564
2018	48,626	3,794
2019	42,064	2,609
2020	25,951	57
2021	7,655	39
Thereafter	35,050	189

Total	$209,499	$11,252

NOTE 5. ACCRUED LIABILITIES

Accrued liabilities consist of the following (in thousands):

	December 31,
	2015	2016
Salary and payroll tax accrual	$5,851	$6,594
Taxes payable	2,440	2,128
Accrued interest	8	2
C2 Gaming contingent consideration (see Note 2)	1,125	—
Placement fees payable	4,525	4,000
Accrued other	4,305	4,978

Total accrued liabilities	$18,254	$17,702

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6. LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

	December 31,
	2015	2016
Senior secured credit facilities:
Term loans, interest at LIBOR or base rate plus 8.25% (9.25% at December 31, 2016), net of unamortized discount of $18.2 million and $15.1 million at December 31, 2015 and December 31, 2016, respectively.	$396,717	$395,581
Senior secured PIK notes, net of unamortized discount of $3.9 million and $3.5 million at December 31, 2015 and December 31, 2016, respectively.	118,764	133,286
Seller notes	18,902	20,116
Equipment long-term note payable and capital leases	5,826	4,792

Total debt(1)	540,209	553,775
Less: Current portion	(6,919)	(6,537)

Long-term debt	$533,290	$547,238

(1)	Pursuant to the adoption of ASU 2015-03, debt issuance costs of $7.8 million were deducted from the carrying amount of related debt as of December 31, 2015.

Senior Secured Credit Facilities

On December 20, 2013, the Company entered into our senior secured credit facilities, which consisted of $155.0 million in term loans and a $25.0 million revolving credit facility. On May 29, 2015, the Company entered into incremental facilities for $265.0 million in term loans and on June 1, 2015, the Company entered into an incremental agreement for an additional $15.0 million of incremental revolving commitments. The proceeds of the incremental term loans were used primarily to pay the consideration for the Cadillac Jack acquisition.

The term loans will mature on December 20, 2020, and the revolving credit facility will mature on December 20, 2018. The term loans require scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the term loans, with the balance due at maturity. Borrowings under the term loans bear interest at a rate equal to, at the Company’s option, either LIBOR or the base rate, subject to an interest rate floor plus an applicable margin rate. Borrowings under the revolving credit facility bear interest at a rate equal to, at the Company’s option, either LIBOR or the base rate plus an applicable margin rate. In addition, on a quarterly basis, the Company is required to pay each lender under the revolving credit facility a commitment fee in respect of any unused commitments thereunder at a rate of 0.50% per annum.

The senior secured credit facilities are guaranteed by AP Gaming Holdings, LLC, the AP Gaming I, LLC’s (the “Borrower”) material, wholly owned domestic subsidiaries (subject to certain exceptions), and are secured by a pledge by AP Gaming Holdings, LLC of the Borrower’s equity interest directly held by AP Gaming Holdings, LLC and a pledge of substantially all of the existing and future property and assets of the Borrower and the subsidiary guarantors, subject to certain exceptions. The senior secured credit facilities require that the Borrower maintain a maximum net first lien leverage ratio set at a maximum of 5.5 to 1. The senior secured

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

credit facilities contain limitations on additional indebtedness, guarantees, incurrence of liens, investments and distributions, as defined. The senior secured credit facilities also contain customary events of default included in similar financing transactions, including, among others, failure to make payments when due, default under other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments. The Company was in compliance with the covenants of the senior secured credit facilities at December 31, 2016.

Senior Secured PIK Notes

On May 29, 2015, the Company entered into a note purchase agreement with AP Gaming Holdings, LLC, as subsidiary guarantor (the “Subsidiary Guarantor”), Deutsche Bank AG, London Branch, as purchaser (the “Purchaser”), and Deutsche Bank Trust Company Americas, as collateral agent. Pursuant to the agreement, the Company issued $115.0 million of its 11.25% senior secured PIK notes due 2021 (the “Notes”) at an issue price of 97% of the principal amount thereof to the Purchaser in a private placement exempt from registration under the Securities Act of 1933, as amended. The Notes are secured by the Company’s equity in its subsidiary AP Gaming, Inc., subject to certain limitations including those imposed by gaming laws, and are unconditionally guaranteed by the Subsidiary Guarantor.

Interest on the Notes will accrue at a rate of 11.25% per annum. The Company may elect to pay interest due on the Notes in cash, by increasing the principal of the outstanding Notes or by issuing new Notes (“PIK interest”) for the entire amount of the interest payment or by paying interest partially in cash and partially in PIK interest. Interest on the Notes will accrue from the date of issuance and will be payable on the dates described in more detail in the agreement. The Notes will mature on May 28, 2021. The net proceeds of the Notes were used primarily to finance the Cadillac Jack acquisition.

The Notes contain limitations on additional indebtedness, guarantees, incurrence of liens, investments and distributions, as defined. The Notes also contains customary events of default included in similar transactions, including, among others, failure to make payments when due, acceleration of other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments. At December 31, 2016, the Notes totaled $133.3 million, which includes capitalized interest of $21.8 million.

Seller Notes

On December 20, 2013, the Company issued two promissory notes (the “AGS Seller Notes”) to AGS Holdings, LLC, in the amounts of $2.2 million and $3.3 million, to the previous owners of the Company’s primary operating company. At December 31, 2016, notes payable related to the AGS Seller Notes totaled $7.1 million, which includes capitalized interest of $1.6 million. The AGS Seller Notes accrue interest on the unpaid principal balance at 8.5% per annum and shall be payable semi-annually in arrears on June 30 and December 31, commencing on June 30, 2014. Any interest accrued and payable on any interest payment date will be paid by capitalizing such interest and adding it to (and thereby increasing) the outstanding principal amount of this AGS Seller Notes. All principal and interest under the AGS Seller Notes is due and payable on June 18, 2021, the maturity date. The Company may prepay from time to time all or any portion of the outstanding principal balance due under the AGS Seller Notes.

On May 29, 2015, the Company issued a promissory note to Amaya Inc. (the “Amaya Seller Note”) with an initial principal amount of $12.0 million to satisfy the conditions set forth in the stock purchase agreement for Cadillac Jack. The Amaya Seller Note accrues interest on the unpaid principal amount at 5.0% per annum and is payable semi-annually on June 30 and December 31 (and on May 29, 2023, the maturity date of the note),

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

commencing on June 30, 2015. All interest accrued and payable on any interest payment date will be paid by capitalizing such interest and adding it to (and thereby increasing) the outstanding principal amount of the Amaya Seller Note. All principal under the note is due and payable on May 29, 2023. The Amaya Seller Note is required to be prepaid under certain circumstances, such as refinancing our senior secured credit facilities or a public equity offering as described in the note agreement. The Company may prepay from time to time all or any portion of the outstanding principal balance due under the Amaya Seller Note. The Amaya Seller Note includes certain covenants and events of default that are customary for instruments of this type. At December 31, 2016, the Amaya Seller Note totaled $13.0 million, which includes capitalized interest of $1.0 million.

Equipment Long Term Note Payable and Capital Leases

The Company has entered into a financing agreement to purchase certain gaming devices, systems and related equipment and has entered into leases for servers and equipment that are accounted for as capital leases.

Scheduled Maturities of Long-Term Debt

Aggregate contractual future principal payments (excluding the effects of repayments for excess cash flow) of long-term debt for the years following December 31, 2016, are as follows (in thousands):

For the year ending December 31,
2017	$6,537
2018	6,350
2019	4,605
2020	397,953
2021	143,920
Thereafter	12,998

Total scheduled maturities	572,363
Unamortized debt discount and debt issuance costs	(18,588)

Total long-term debt	$553,775

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock

The Company’s common stock consists of two classes: class A voting common stock (“Class A Shares”) and class B non-voting common stock (“Class B Shares”). The holders of the Class A Shares are entitled to one vote per share on all matters to be voted on by the stockholders of the Company. The holders of the Class A Shares have no economic rights or privileges, including rights in liquidation, and have no right to receive dividends or any other distributions. The holders of the Class B Shares have no right to vote on any matter to be voted on by the stockholders of the Company. Each holder of Class B Shares is entitled to share equally, share for share, dividends declared, as well as any distributions to the stockholders, and in the event of the Company’s liquidation, dissolution or winding up, is entitled to share ratably in any remaining assets after payment of or provision for liabilities and the liquidation on preferred stock, if any.

On April 28, 2014, our controlling stockholder exchanged its 10,000,000 Class A Shares for 10,000,000 Class B Shares. On May 29, 2015, we issued an additional 4,931,529 Class B Shares to our controlling stockholder for total proceeds of $77.4 million. The funds received from the May 2015 issuance of Class B Shares were used, in addition to proceeds from the issuance of long-term debt, to fund the acquisition of Cadillac Jack.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

As of December 31, 2016, 108,307 Class B Shares issued to “Management Holder,” as defined in the Securityholders Agreement dated April 28, 2014 (the “Securityholders Agreement”) were outstanding. The Class B Shares were sold to the Management Holder and are not considered issued for accounting purposes as they contain a substantive performance condition, a “Qualified Public Offering,” as defined in the Securityholders Agreement, which must be probable for the Management Holder to benefit from the ownership of the shares. As a result, shares issued to the Management Holder are not considered issued for accounting purposes until such time that the performance condition is probable and the Company has recorded a liability in other long-term liabilities of $1.3 million for the proceeds from the sale of the Class B Shares. No share-based compensation expense for Class B Shares has been recognized and none will be recognized for these shares until the performance condition is considered to be probable.

Class B Shares that are held by a Management Holder are subject to repurchase rights (the “Repurchase Rights”), as outlined in Section 6 of the Securityholders Agreement, that are contingent on the Management Holder’s termination. The Repurchase Rights enable the Company to recover the Class B Shares issued to a Management Holder without transferring any appreciation of the fair value of the stock to the Management Holder upon certain terminations of the Management Holder’s employment prior to a “Qualified Public Offering”, as defined in the Securityholders Agreement. If a Management Holder’s employment is terminated by the Company prior to the consummation of a Qualified Public Offering for “Cause”, as defined in the Securityholders Agreement, or is terminated by such Management Holder without “Good Reason”, as defined in the Securityholders Agreement, then the Company shall have the right to repurchase all or any portion of the Class B Shares held by such Management Holder for the lesser of original cost and fair market value. If a Management Holder’s employment is terminated by the Company prior to the consummation of a Qualified Public Offering other than as described above and in the Securityholders Agreement, then the Company shall have the right to repurchase all or any portion of the Class B Shares held by such Management Holder for fair market value.

NOTE 8. WRITE DOWNS AND OTHER CHARGES

For the year ended December 31, 2014, the Company recognized $7.1 million in write-downs and other charges primarily related to acquisition charges of $2.8 million, losses from the disposal of assets of $1.9 million, an impairment to intangible assets of $1.4 million (level 3 fair value measurement based on projected cash flow for the specific assets) and an impairment of long-lived assets of $0.8 million (level 3 fair value measurement based on projected cash flow for the specific assets).

For the year ended December 31, 2015, the Company recognized $11.8 million in write-downs and other charges primarily related to acquisition related charges of $8.2 million. The Company also recognized a full impairment to intangible assets of $3.4 million related to game titles (level 3 fair value measurement based on projected cash flows for the specific game titles), write offs related to prepaid royalties of $1.3 million, losses from the disposal of assets of $1.3 million and the impairment of long-lived assets of $0.2 million (level 3 fair value measurement based on projected cash flow for the specific assets with an estimated fair value of $0), fair value adjustment of $3.4 million to the asset associated with the stock options of Amaya, Inc. described in Note 2 (level 2 fair value measurement primarily based on the stock price of Amaya, Inc. with a final estimated fair value of $4.9 million), partially offset by write downs of primarily contingent consideration of $6.1 million that is described in Note 2 (level 3 fair value measurements based on projected cash flows).

During the year ended December 31, 2016, the Company recognized $3.3 million in write-downs and other charges, driven by a $3.3 million impairment of an intangible asset related to a customer contract that the Company expects will provide less benefit than originally estimated from the Cadillac Jack acquisition (a level 3 fair value measurement based on a decrease in projected cash flows). The value of the intangible asset was

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

written down to $1.1 million at an interim date and subsequently fully amortized by December 31, 2016. Additionally the Company recorded a write-down of long-lived assets of $2.0 million related to older generation gaming machines (level 3 fair value measurement based on projected cash flow for the specific assets) in which the long-lived assets were written down to $0, and losses from the disposal of assets of $1.0 million. These charges were offset by a $3.0 million fair value adjustment to a contingent consideration receivable related to the Cadillac Jack acquisition (level 3 fair value measurement based on expected and probable future realization of the receivable).

NOTE 9. BASIC AND DILUTED LOSS PER SHARE

The Company computes net income (loss) per share in accordance with accounting guidance that requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the consolidated statement of operations and comprehensive income (loss). Basic EPS is computed by dividing net income (loss) for the period by the weighted average number of shares outstanding during the period. Basic EPS excludes Class B Shares issued to Management Holders until the performance condition or termination event is considered probable (see Note 7). Until such time, the Class B Shares issued to Management Holders will be included in the calculation of diluted EPS using the treasury stock method and are treated as stock options. Diluted EPS is computed by dividing net income (loss) for the period by the weighted average number of common shares outstanding during the period, increased by potentially dilutive common shares that were outstanding during the period. Diluted EPS excludes all potential dilutive shares if their effect is anti-dilutive. Potentially dilutive common shares include stock options and restricted stock (see Note 11).

There were no potentially dilutive securities for the years ended December 31, 2014, 2015, 2016.

Excluded from the calculation of diluted EPS for the year ended December 31, 2014, were 50,000 restricted shares and 0.4 million stock options, as such securities were anti-dilutive. Excluded from the calculation of diluted EPS for the year ended December 31, 2015 and December 31, 2016, were 50,000 restricted shares and 0.3 million stock options, as such securities were anti-dilutive.

NOTE 10. BENEFIT PLANS

The Company has established a 401(k) defined contribution plan (the “401(k) Plan”) for its employees. The 401(k) Plan allows employees to contribute up to 15% of their pretax earnings, and the Company may match a percentage of the contributions on a discretionary basis. The expense associated with the 401(k) Plan for the years ended December 31, 2014, 2015 and 2016 was $0.3 million, $0.6 million and $0.9 million, respectively. The increase in the expense associated with the 401(k) Plan in each year is primarily attributable to increased headcount and participation.

On April 28, 2014, the board of directors of the Company approved the 2014 Long-Term Incentive Plan (“LTIP”). Under the LTIP, the Company is authorized to grant nonqualified stock options, rights to purchase Class B Shares, restricted stock, restricted stock units and other awards to be settled in, or based upon, Class B Shares to persons who are directors and employees of and consultants to the Company or any of its subsidiaries on the date of the grant. The LTIP will terminate ten years after approval by the board. Subject to adjustments in connection with certain changes in capitalization, the maximum number of Class B Shares that may be delivered pursuant to awards under the LTIP is 1,250,000. As of December 31, 2016, approximately 200,000 shares remain available for issuance.

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11. SHARE-BASED COMPENSATION

Stock Options

The Company has granted stock awards to eligible participants under the LTIP. The stock awards include options to purchase the Company’s Class B Shares. These stock options include a combination of service and market conditions, as further described below. In addition, these stock options include a performance vesting condition, a Qualified Public Offering (see Note 7), which is not considered to be probable as of December 31, 2016. As a result, no share-based compensation expense for stock options has been recognized and none will be recognized for these stock awards until the performance condition is considered to be probable. The amount of unrecognized compensation expense associated with stock options was $6.1 million and for restricted stock was $0.5 million at December 31, 2016. When the performance condition is considered probable, the stock awards will vest in accordance with the underlying service and market conditions.

The Company calculated the grant date fair value of stock options that vest over a service period using the Black Scholes model. For stock options that contain a market condition related to the return on investment that the Company’s stockholders achieve, the options were valued using a lattice-based option valuation model. The assumptions used in these calculations are noted in the following table. Expected volatilities are based on implied volatilities from comparable companies. The expected time to liquidity is based on management’s estimate. The risk-free rate is based on the U.S. Treasury yield curve for a term equivalent to the estimated time to liquidity. The expected dividend yield is 0% for all stock awards.

	Year Ended December 31,
	2014	2015	2016
Option valuation assumptions:
Expected dividend yield	—%	—%	—%
Expected volatility	73%	55%	56%
Risk-free interest rate	1.63%	1.69%	1.64%
Expected term (in years)	5.0	6.4	6.3

Stock option awards represent options to purchase Class B Shares and are granted pursuant to the Company’s LTIP, and include options that the Company primarily classifies as Tranche A, Tranche B and Tranche C.

Tranche A options are eligible to vest in equal installments of 20% on each of the first five anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries in addition to the performance vesting condition of a Qualified Public Offering described above. In the event of a termination of employment without cause or as a result of death or disability, any such time based options which would have vested on the next applicable vesting date shall become vested, and the remaining unvested time based options shall be forfeited. In addition, upon a Change in Control (as defined in the Company’s 2014 Long-Term Incentive Plan), subject to continued employment through the date of the Change in Control, all outstanding unvested time based options shall immediately vest. An initial public offering does not qualify as a Change in Control as it relates to the vesting of stock options.

All other option awards are eligible to vest upon the satisfaction of certain performance conditions (collectively, “Performance Options”) in addition to the performance vesting condition of a Qualified Public Offering described above. Tranche B options are eligible to vest based on achievement of an Investor IRR equal to or in excess of 20%, subject to a minimum cash-on-cash return of 2.5 times the Investor Investment (as such terms are defined in the Company’s 2014 Long-Term Incentive Plan). Tranche C options are eligible to vest based on achievement of an Investor IRR equal to or in excess of 25%, subject to a minimum cash-on-cash return of 3.0 times the Investor Investment. In the event of a termination of employment without cause or as a result of

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

death or disability, any Performance Options which are outstanding and unvested will remain eligible to vest subject to achievement of such performance targets (without regard to the continued service requirement) until the first anniversary of the date of such termination. As of December 31, 2016, the Company had 381,666 Performance Options outstanding.

A summary of the changes in stock options outstanding during the year ended December 31, 2016, is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (years)	Aggregate Intrinsic Value
Options outstanding as of December 31, 2015	765,375	$12.46
Granted	247,600	$17.01
Canceled	(117,875)	$15.25

Options outstanding as of December 31, 2016	895,100	$13.35	8.2	$3,457,748

No options expired or were forfeited for the year ended December 31, 2016.

The following is provided for stock options granted:

	Year Ended December 31,
	2014	2015	2016
Weighted average grant date fair value	$5.38	$7.44	$8.96

Restricted awards

During the year ended December 31, 2014, the Company granted 50,000 restricted Class B Shares that vest in five equal installments on each of the first five anniversaries of the grant date in addition to the performance vesting condition of a Qualified Public Offering described above. As of December 31, 2016, the Company had 50,000 unvested restricted shares outstanding with a weighted average grant date fair value of $10. No restricted stock was granted, canceled or forfeited during the years ended December 31, 2015 and 2016. This restricted stock includes a service condition and a performance vesting condition (a Qualified Public Offering), which was not considered to be probable of occurring as of December 31, 2016. As a result, no share-based compensation expense was recognized for the years ended December 31, 2014, 2015 and 2016, and none will be recognized for restricted stock until the performance condition is considered to be probable. When the performance condition is considered probable, the stock awards will vest in accordance with the underlying service condition.

NOTE 12. RESTRUCTURING

We recorded employee termination and restructuring costs of $1.2 million and $1.4 million during the years ended December 31, 2014 and 2015, respectively. We recorded no employee termination and restructuring costs during the year ended December 31, 2016. We do not anticipate additional costs associated with the following plans in excess of amounts accrued below. Employee termination and restructuring costs are classified in selling, general and administrative as well as research and development expense and have been recorded for the following restructuring plans.

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

Cadillac Jack Integration Plan

In June 2015, we took actions to reduce the staff in all of our locations and to streamline our operations and cost structure. The Company has also entered into retention agreements with certain employees that will be paid upon the completion of their service period.

The following table summarizes the change in our restructuring accruals for the year ended December 31, 2016 (in thousands), which is included in accounts payable and accrued liabilities in the consolidated balance sheets:

	December 31, 2015	Charge to expense	Cash paid	December 31, 2016
Accrued severance	$37	$—	$37	$—

Total	$37	$—	$37	$—

NOTE 13. INCOME TAXES

The components of loss before provision for income taxes are as follows (in thousands):

	Year ended December 31,
	2014	2015	2016
Domestic	$(26,187)	$(66,728)	$(69,020)
Foreign	—	(7,906)	(15,354)

Loss before provision for income taxes	$(26,187)	$(74,634)	$(84,374)

The income tax expense (benefit) is as follows (in thousands):

	Year ended December 31,
	2014	2015	2016
Current:
Federal	$—	$932	$(958)
State	7	(10)	113
Foreign	—	1,424	5,865

Total current income tax expense	7	2,346	5,020

Deferred:
Federal	2,005	(34,589)	(7,550)
State	177	(2,506)	(31)
Foreign	—	(1,340)	(439)

Total deferred income expense (benefit)	2,182	(38,435)	(8,020)

Income tax expense (benefit)	$2,189	$(36,089)	$(3,000)

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The reconciliation of income tax at the federal statutory rate to the actual effective income tax rate (benefit) is as follows:

	Year ended December 31,
	2014	2015	2016
Federal statutory rate	(34.0)%	(35.0)%	(35.0)%
Foreign rate differential	—%	0.7%	0.2%
State income taxes, net of federal benefit	(0.8)%	(2.5)%	—%
Nondeductible loan costs	—%	1.5%	1.8%
Nondeductible transaction costs	—%	1.6%	—%
Other differences	0.6%	0.2%	3.2%
Expiration of tax credits	—%	—%	1.9%
Uncertain tax positions	—%	0.3%	0.6%
Valuation allowance	42.6%	(15.2)%	23.7%

	8.4%	(48.4)%	(3.6)%

The components of the net deferred tax liability consist of the following (in thousands):

	December 31,
	2015	2016
Deferred tax assets:
Accrued expenses	$608	$662
Allowance for bad debt	1,176	1,175
Payroll accruals	2,085	1,818
Foreign tax credits	8,834	9,541
Net operating loss carryforwards	35,862	47,019
Property and equipment, net	—	1,830
Research and development credits	1,569	1,420
Loan costs and interest	3,519	3,441
Other	2,017	1,654

Total deferred tax assets	55,670	68,560
Valuation allowance	(8,274)	(28,211)

Deferred tax assets, net of valuation allowance	$47,396	$40,349

Deferred tax liabilities:
Prepaid expenses and other	$(1,033)	$(512)
Intangible assets	(60,309)	(46,785)
Property and equipment, net	(1,364)	—

Deferred tax liabilities	(62,706)	(47,297)

Net deferred tax liabilities	$(15,310)	$(6,948)

In general, it is the practice and intention of the Company to reinvest the earnings of its non-U.S. subsidiaries in those operations. Due to cumulative foreign losses, there is no deferred tax liability recorded for unremitted foreign earnings.

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to realize the existing deferred tax assets. On the basis of this evaluation, as of December 31, 2016, a valuation allowance of $28.2 million has been established against deferred tax assets.

The Company’s Mexican customers are required under the U.S.-Mexico tax treaty to withhold 10% of their payments due to the Company for license fees, which can be used as foreign tax credits on the Company’s U.S. federal income tax return. The foreign tax credits are not refundable, but can be carried forward for 10 years to offset future tax liability. Of the Company’s $9.5 million in foreign tax credits, approximately $1.7 million begin to expire starting in 2017. In addition, the Company has $1.4 million of research and development credits which begin to expire in 2028. A full valuation allowance has been recorded on the foreign tax credits and research and development credits.

The Company has net operating loss (“NOL”) carryforwards for U.S. federal purposes of $115.9 million, in foreign jurisdictions of $18.6 million and various U.S. states of $43.6 million. The U.S. federal NOL carryforwards begin to expire in 2031, the Mexican NOL carryforwards begin to expire in 2021, and the U.S. state NOL carryforwards begin to expire in 2018.

The Company has uncertain tax positions with respect to prior tax filings. The uncertain tax positions, if asserted by taxing authorities, would result in utilization of the Company’s tax credit and operating loss carryovers. The credit and operating loss carryovers presented as deferred tax assets are reflected net of these unrecognized tax benefits.

As of December 31, 2014, we have not recorded a reserve for unrecognized tax benefits or penalties.

The Company had the following activity for unrecognized tax benefits in 2015 and 2016 (amounts in thousands):

	December 31, 2015	December 31, 2016
Balance-beginning of year	$—	$29,523
Acquisitions	29,701	—
Increases based on tax positions of the current year	795	1,005
Decreases due to lapse of statute	—	(236)
Increases based on tax positions of the prior years	—	1,963
Decreases based on tax positions of the prior years	—	(664)
Currency translation adjustments	(973)	(1,427)

Balance-end of year	$29,523	$30,164

The Company applies a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company recognizes the impact of a tax position in the financial statements when the position is more likely than not of being sustained on audit based on the technical merits of the position.

The total amount of unrecognized tax benefits as of December 31, 2016 was $30.2 million. Of this amount, $11.5 million, if recognized, would be included in our Consolidated Statements of Operations and Comprehensive Loss and have an impact on our effective tax rate. The Company does not anticipate a material reduction of its liability for unrecognized tax benefits before December 31, 2017.

The Company recognizes interest and penalties accrued for unrecognized tax benefits in income tax expense. Related to the unrecognized tax benefits noted above, the Company accrued penalties and interest of

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

$0.4 million during 2016 and in total, as of December 31, 2016, has recognized a liability for penalties and interest of $8.4 million.

The Company entered into an indemnification agreement with the prior owners of Cadillac Jack whereby the prior owners have agreed to indemnify the Company for changes in tax positions by taxing authorities for periods prior to the acquisition. As of December 31, 2016, an indemnification receivable of $16.4 million has been recorded as an other asset in the financial statements. This amount includes the indemnification of the original pre-acquisition tax positions along with any related accrued interest and penalties and is also recorded as a liability for unrecognized tax benefits in other long-term liabilities. The Company concluded that it is probable the indemnification receivable is realizable based on an evaluation of the ability of Cadillac Jack’s prior owner, including a review of its public filings, that demonstrates its financial resources are sufficient to support the amount recorded. If the related unrecognized tax benefits are subsequently recognized, a corresponding charge to relieve the associated indemnification receivables would be recognized in our Consolidated Statements of Operations and Comprehensive Loss and have an impact on operating income.

NOTE 14. COMMITMENTS AND CONTINGENCIES

Leases

The Company leases administrative and warehouse facilities and certain equipment under non-cancelable operating leases. Rent expense was $0.8 million, $2.0 million, and $2.5 million for the years ended December 31, 2014, 2015 and 2016, respectively.

Future minimum lease payments under these leases in excess of one year as of December 31, 2016 are as follows (in thousands):

For the year ended December 31,
2017	$1,533
2018	1,177
2019	1,054
2020	1,091
2021	649
Thereafter	157

Total	$5,661

Other commitments and contingencies

The Company is subject to federal, state and Native American laws and regulations that affect both its general commercial relationships with its Native American tribal customers, as well as the products and services provided to them. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. If a potential loss from any claim or legal proceeding is considered reasonably possible, the Company discloses an estimate of the possible loss or range of possible loss, or a statement that such an estimate cannot be made. There are no matters that meet the criteria for disclosure outlined above. Significant judgment is required in both the determination of probability and the determination as to whether an exposure is reasonably estimable. Because of uncertainties related to these matters, accruals are based only on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to their pending claims and litigation and may revise its estimates. Such revisions in the estimates of the potential liabilities could have a material impact on the results of operations and financial condition.

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15. OPERATING SEGMENTS

In the fourth quarter of fiscal year 2016, the Company revised its business segment disclosures to report results by segment in accordance with the “management approach.” The management approach designates the internal reporting used by our chief operating decision maker, who is our Chief Executive Officer, for making decisions and assessing performance of our reportable segments.

See Note 1 for a detailed discussion of our three segments. Each segment’s activities include the design, development, acquisition, manufacturing, marketing, distribution, installation and servicing of its product lines. We evaluate the performance of our operating segments based on revenues and segment adjusted EBITDA.

Segment revenues include leasing, licensing, or selling of products within each reportable segment. Segment adjusted EBITDA includes the revenues and operating expenses from each segment adjusted for depreciation, amortization, write downs and other charges, accretion of placement fees, non-cash stock compensation expense, as well as other costs such as certain acquisitions and integration related costs including restructuring and severance charges; legal and litigation expenses including settlement payments; new jurisdictions and regulatory licensing costs; non-cash charges on capitalized installation and delivery; contract cancellation fees; and other adjustments primarily composed of professional fees incurred by the Company for projects, corporate and public filing compliance and other costs deemed to be non-recurring in nature. Revenues in each segment are attributable to third parties and segment operating expenses are directly associated with the product lines included in each segment such as research and development, product approval costs, product-related litigation expenses, sales commissions and other directly-allocable sales expenses. Cost of gaming operations and cost of equipment sales primarily include the cost of products sold, service, manufacturing overhead, shipping and installation.

Segment adjusted EBITDA excludes other income and expense, income taxes and certain expenses that are managed outside of the operating segments.

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following provides financial information concerning our reportable segments for the years ended December 31, 2014, 2015 and 2016 (in thousands):

	2014	2015	2016
Revenues by segment
EGM	$72,028	$119,617	$156,407
Table Products	112	1,672	2,674
Interactive	—	2,003	7,725

Total Revenues	72,140	123,292	166,806

Adjusted EBITDA by segment
EGM	40,552	66,267	91,729
Table Products	(343)	(1,402)	(1,663)
Interactive	—	(2,518)	(4,727)

Subtotal	40,209	62,347	85,339

Write downs and other:
Loss on disposal of long lived assets	1,937	1,275	978
Impairment of long lived assets	2,327	4,993	5,295
Fair value adjustments to contingent consideration and other items	—	(2,667)	(3,000)
Acquisition costs	2,804	8,165	(11)
Depreciation and amortization	33,405	61,662	80,181
Accretion of placement fees(1)	58	496	4,702
Non-cash stock compensation	—	4,911	—
Acquisitions & integration related costs including restructuring & severance	3,582	7,818	5,411
Legal & litigation expenses including settlement payments	450	1,916	1,565
New jurisdictions and regulatory licensing costs	266	256	1,315
Non-cash charge on capitalized installation and delivery	643	1,441	1,680
Non-cash charges and loss on disposition of assets	561	234	2,478
Other adjustments	2,597	1,286	1,809
Interest expense	17,235	41,642	59,963
Interest income	(42)	(82)	(57)
Other expense (income)	573	3,635	7,404

Loss before income taxes	$(26,187)	$(74,634)	$(84,374)

(1)	Non-cash expense related to the accretion of contract rights under development agreements and placement fees.

The Company’s Chief Operating Decision Maker (the “CODM”) does not receive a report with a measure of total assets or capital expenditures for each reportable segment as this information is not used for the evaluation of segment performance. The CODM assesses the performance of each segment based on adjusted EBITDA and not based on assets or capital expenditures due to the fact that two of the Company’s reportable segments, Table Products and Interactive, are not capital intensive. Any capital expenditure information is provided to the CODM on a consolidated basis. Therefore, the Company has not provided asset and capital expenditure information by reportable segment.

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following provides financial information concerning our operations by geographic area for the years ended December 31, 2014, 2015 and 2016 (in thousands):

	Year ended December 31,
	2014	2015	2016
Revenue:
United States	72,140	110,392	138,510
Other	—	12,900	28,296

	72,140	123,292	166,806

	Year ended December 31,
	2014	2015	2016
Long-lived assets, end of year:
United States	$44,045	$63,858	$70,208
Other	69	6,909	5,169

	$44,114	$70,767	$75,377

NOTE 16. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following tables present selected quarterly financial information for 2015 and 2016, as previously reported (in thousands).

	Quarter ended March 31, 2015	Quarter ended June 30, 2015	Quarter ended September 30, 2015	Quarter ended December 31, 2015
Consolidated Income Statement Data:
Revenues	$18,795	$26,296	$38,105	$40,096
Gross profit[1]	15,516	20,429	30,641	31,867
Loss from operations	(3,736)	(11,339)	(13,017)	(1,347)
Net (loss) income	(9,235)	2,849	(23,279)	(8,880)
Basic (loss) income per share	(0.92)	(0.24)	(1.56)	(0.69)
Diluted (loss) income per share	(0.92)	(0.24)	(1.56)	(0.69)

	Quarter ended March 31, 2016	Quarter ended June 30, 2016	Quarter ended September 30, 2016	Quarter ended December 31, 2016
Consolidated Income Statement Data:
Revenues	$40,235	$42,618	$41,208	$42,745
Gross profit[1]	33,792	32,599	33,799	33,643
Loss from operations	(4,206)	(4,338)	(7,117)	(1,403)
Net (loss) income	(21,066)	(18,839)	(21,235)	(20,234)
Basic loss per share	(1.41)	(1.26)	(1.42)	(1.36)
Diluted loss per share	(1.41)	(1.26)	(1.42)	(1.36)

[1]	Gross profit is total revenues less cost of gaming operations and cost of equipment sales, exclusive of depreciation and amortization.

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 17 – SUBSEQUENT EVENT (UNAUDITED)

On January 16, 2018, the Company amended its option agreements to add additional vesting provisions to certain of its options. The Tranche B options are now eligible to vest (a) based on achievement of an Investor IRR equal to or in excess of 20%, subject to a minimum cash-on-cash return of 2.5 times the Investor Investment (as such terms are defined in the Company’s 2014 Long-Term Incentive Plan) or (b) on the first day that the volume-weighted average price per share of the Company’s common stock for the prior 60 consecutive trading days exceeds $19.11 (provided that such 60-day period shall not commence earlier than the 181st day after the completion of a Qualified Public Offering by the Company). The Tranche C options are now eligible to vest (a) based on achievement of an Investor IRR equal to or in excess of 25%, subject to a minimum cash-on-cash return of 3.0 times the Investor Investment or (b) on the first day that the volume-weighted average price per share of the Company’s common stock for the prior 60 consecutive trading days exceeds $22.93 (provided that such 60-day period shall not commence earlier than the 181st day after the completion of a Qualified Public Offering by the Company). The Company is currently in the process of estimating the incremental fair value which will be attributed to these options and charged to expense, and will record the incremental expense in the period in which the closing of the Qualified Public Offering occurs.

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

ITEM 15(a)(2). FINANCIAL STATEMENT SCHEDULES

SCHEDULE I—CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

PLAYAGS, INC.

(PARENT COMPANY ONLY)

CONDENSED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2015	2016
Assets
Current assets
Cash and cash equivalents	$25,972	$10,171
Prepaid expenses	63	40

Total current assets	26,035	10,211

Deferred tax asset	3,528	—
Investment in subsidiaries	203,390	153,926

Total assets	$232,953	$164,137

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$—	$36
Intercompany payables	20	93

Total current liabilities	20	129

Long-term debt	131,125	146,284
Other long-term liabilities	1,271	1,296

Total liabilities	132,416	147,709

Stockholders’ equity:
Common stock	149	149
Additional paid-in capital	177,276	177,276
Retained earnings	(75,077)	(156,451)
Accumulated other comprehensive loss	(1,811)	(4,546)

Total stockholders’ equity	100,537	16,428

Total liabilities and stockholders’ equity	$232,953	$164,137

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

PLAYAGS, INC.

(PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

	Year ended December 31,
	2014	2015	2016
Operating expenses
Selling, general and administrative	$1,512	$546	$231

Total operating expenses	1,512	546	231

Loss from operations	(1,512)	(546)	(231)
Other expense (income)
Equity in net loss of subsidiaries	26,870	33,405	62,450
Interest expense	—	8,123	15,165
Interest income	(6)	(1)	—

Loss before income taxes	(28,376)	(42,073)	(77,846)
Income tax benefit (expense)	—	3,528	(3,528)

Net loss	(28,376)	(38,545)	(81,374)
Foreign currency translation adjustment	289	(2,099)	(2,735)

Total comprehensive loss	$(28,087)	$(40,644)	$(84,109)

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

PLAYAGS, INC.

(PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF CASH FLOWS

(in thousands, except per share data)

	Year ended December 31,
	2014	2015	2016
Cash flows from operating activities
Net loss	$(28,376)	$(38,545)	$(81,374)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of deferred loan costs and discount	—	143	340
Payment-in-kind interest capitalized	—	7,980	14,819
Equity in net loss of subsidiaries	26,870	33,405	62,450
(Benefit) provision of deferred income tax	—	(3,528)	3,528
Changes in assets and liabilities that relate to operations:
Prepaid expenses	(69)	6	23
Intercompany payable/receivable	455	455	148
Accounts payable and accrued liabilities	24	(24)	35

Net cash (used in) provided by operating activities	(1,096)	(108)	(31)

Cash flows from investing activities
Investment in subsidiaries	(11,635)	(172,484)	(15,720)
Distributions received from subsidiaries	2,737	1,322	—

Net cash used in investing activities	(8,898)	(171,162)	(15,720)

Cash flows from financing activities
Proceeds from issuance of debt	—	111,550	—
Proceeds from issuance of common stock	—	77,425	—
Proceeds from employees in advance of common stock issuance	1,969	579	—
Repurchase of shares issued to management	—	(277)	(50)
Payment of deferred loan costs	—	(548)	—

Net cash provided by financing activities	1,969	188,729	(50)

(Decrease) increase in cash and cash equivalents	(8,025)	17,459	(15,801)
Cash and cash equivalents, beginning of period	16,538	8,513	25,972

Cash and cash equivalents, end of period	$8,513	$25,972	$10,171

Non-cash investing and financing activities:
Subsidiary payment for share repurchase on Company’s behalf	$—	$1,000	$—

Intercompany payable settled as distribution	$—	$890	$—

Incurrence of Amaya Seller Note	$—	$12,000	$—

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

PLAYAGS, INC.

(PARENT COMPANY ONLY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRESENTATION

The parent company financial statements of PlayAGS, Inc. (formerly AP Gaming Holdco, Inc.) (the “Parent Company”) should be read in conjunction with the Company’s consolidated financial statements and the accompanying notes thereto. For purposes of these condensed financial statements, the Parent Company’s wholly owned and majority owned subsidiaries are recorded based upon its proportionate share of the subsidiaries’ net assets (similar to presenting them on the equity method).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted since this information is included in the Company’s consolidated financial statements included elsewhere in this Form 10-K.

NOTE 2—COMMITMENTS AND CONTINGENCIES

The Parent Company is a holding company and, as a result, its ability to pay dividends is dependent on its subsidiaries’ ability to obtain funds and its subsidiaries’ ability to provide funds to it. Restrictions are imposed by its subsidiaries’ debt instruments, which significantly restrict certain key subsidiaries holding a majority of its assets from making dividends or distributions to the Parent Company. These restrictions are subject to certain exceptions for affiliated overhead expenses as defined in the agreements governing the debt instruments, unless certain financial and non-financial criteria have been satisfied.

Long-term debt of the Parent Company consists of the senior secured PIK notes and the Amaya Seller Note as described below.

Senior Secured PIK Notes

On May 29, 2015, the Company entered into a note purchase agreement with AP Gaming Holdings, LLC, as subsidiary guarantor (the “Subsidiary Guarantor”), Deutsche Bank AG, London Branch, as purchaser (the “Purchaser”), and Deutsche Bank Trust Company Americas, as collateral agent. Pursuant to the agreement, the Company issued $115.0 million of its 11.25% senior secured PIK notes due 2021 (the “Notes”) at an issue price of 97% of the principal amount thereof to the Purchaser in a private placement exempt from registration under the Securities Act of 1933, as amended. The Notes are secured by the Company’s equity in its subsidiary AP Gaming, Inc., subject to certain limitations including those imposed by gaming laws, and are unconditionally guaranteed by the Subsidiary Guarantor.

Interest on the Notes will accrue at a rate of 11.25% per annum. The Company may elect to pay interest due on the Notes in cash, by increasing the principal of the outstanding Notes or by issuing new Notes (“PIK interest”) for the entire amount of the interest payment or by paying interest partially in cash and partially in PIK interest. Interest on the Notes will accrue from the date of issuance and will be payable on the dates described in more detail in the agreement. The Notes will mature on May 28, 2021. The net proceeds of the Notes were used primarily to finance the Cadillac Jack acquisition.

The Notes contain limitations on additional indebtedness, guarantees, incurrence of liens, investments and distributions, as defined. The Notes also contains customary events of default included in similar transactions,

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

including, among others, failure to make payments when due, acceleration of other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments. At December 31, 2016, the Notes totaled $133.3 million, which includes capitalized interest of $21.8 million.

Seller Note

On May 29, 2015, the Company issued a promissory note to Amaya Inc. (the “Amaya Seller Note”) with an initial principal amount of $12.0 million to satisfy the conditions set forth in the stock purchase agreement for Cadillac Jack. The Amaya Seller Note accrues interest on the unpaid principal amount at 5.0% per annum and is payable semi-annually on June 30 and December 31 (and on May 29, 2023, the maturity date of the note), commencing on June 30, 2015. All interest accrued and payable on any interest payment date will be paid by capitalizing such interest and adding it to (and thereby increasing) the outstanding principal amount of the Amaya Seller Note. All principal under the note is due and payable on May 29, 2023. The Amaya Seller Note is required to be prepaid under certain circumstances described in more detail in the note agreement. The Company may prepay from time to time all or any portion of the outstanding principal balance due under the Amaya Seller Note. The Amaya Seller Note includes certain covenants and events of default that are customary for instruments of this type. At December 31, 2016, the Amaya Seller Note totaled $13.0 million, which includes capitalized interest of $1.0 million.

PLAYAGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

Tax-related valuation allowance	Balance at the beginning of period	Charged to tax expense/ (benefit)	Purchase accounting adjustments	Impact of foreign currency exchange rate	Balance at the end of period
Year ended December 31, 2014	$3,050	$11,210	$—	$—	$14,260
Year ended December 31, 2015	$14,260	$(11,787)	$5,727	$74	$8,274
Year ended December 31, 2016	$8,274	$19,962	$—	$(25)	$28,211

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder of

Cadillac Jack, Inc. and Subsidiaries

Atlanta, Georgia

We have audited the accompanying consolidated financial statements of Cadillac Jack, Inc. and its subsidiaries (the Company), (an indirect wholly owned subsidiary of Amaya Gaming Group Inc.), which comprise the consolidated balance sheets as of December 31, 2013 and 2014, and the related consolidated statements of income (loss) and comprehensive income (loss), stockholder’s deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2013 and 2014, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

March 27, 2015 (August 12, 2015 with respect to the income before tax and income tax rate reconciliation tables in Note 10 and with respect to Note 13)

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

Cadillac Jack, Inc. and Subsidiaries

An Indirect Wholly Owned Subsidiary of

Amaya Gaming Group Inc.

Consolidated Financial Statements as of and

for the Years Ended December 31, 2013 and 2014,

and Independent Auditors’ Report

CADILLAC JACK, INC. AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2014

	2013	2014
ASSETS
CURRENT ASSETS:
Cash	$14,252,639	$7,585,794
Restricted cash	5,000,000	0
Accounts receivable—net	8,974,921	13,744,808
Inventory—net	5,732,529	5,645,324
Other current receivables	2,184,863	1,499,756
Current portion of deferred costs	1,086,000	1,068,000
Prepaid expenses and other current assets	1,147,436	1,563,080
Current deferred tax assets	7,161,332	238,853

Total current assets	45,539,720	31,345,615
PROPERTY AND EQUIPMENT—Net	28,615,554	25,956,330
OTHER ASSETS:
Deferred financing costs	1,878,484	239,269
Intangible assets—net	9,705,689	10,965,433
Noncurrent deferred tax assets	10,852,129	—
Deferred costs	3,662,500	2,581,000
Other noncurrent assets	639,553	1,753,182

TOTAL ASSETS	$100,893,629	$72,840,829

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$8,050,328	$5,399,876
Due to Amaya	4,667,082	—
Accrued sales and value-added taxes	1,085,502	1,315,198
Current portion of long-term debt	1,986,233	2,400,000
Current portion of obligations under capital lease	693,342	523,072

Total current liabilities	16,482,487	9,638,146
LONG-TERM LIABILITIES:
Long-term debt—net of current portion and discounts	158,400,000	325,997,834
Other long-term liabilities	976,226	2,567,264
Noncurrent deferred tax liabilities	—	238,853
Obligations under capital lease—net of current portion	372,329	315,650

Total liabilities	176,231,042	338,757,747

COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDER’S DEFICIT:
Common stock—voting; $0.01 par value—authorized, issued, and outstanding, 1,000 shares	10	10
Additional paid-in capital	52,920,050	—
Accumulated other comprehensive (loss) income	(247,120)	973,671
Accumulated deficit	(18,010,353)	(156,890,599)
Deemed distribution	(110,000,000)	(110,000,000)

Total stockholder’s deficit	(75,337,413)	(265,916,918)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$100,893,629	$72,840,829

See notes to consolidated financial statements.

CADILLAC JACK, INC. AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2014

	2013	2014
NET SALES	$84,930,843	$87,128,979
SALES TO AMAYA	330,000	—

TOTAL NET SALES	85,260,843	87,128,979
COST OF GOODS AND SERVICES	26,020,244	30,317,459
SELLING, GENERAL, AND ADMINISTRATIVE	30,914,058	30,237,875
INSURANCE SETTLEMENT	(890,000)	—

INCOME FROM OPERATIONS	29,216,541	26,573,645

OTHER INCOME (EXPENSE):
Interest income	25,485	5,163
Interest expense	(11,982,445)	(28,803,408)
Loss on extinguishment of debt	(3,638,653)	(1,714,503)
Loss on foreign currency transactions	(27,572)	(2,914,903)

Total other expense	(15,623,185)	(33,427,651)

NET INCOME (LOSS) BEFORE INCOME TAXES	13,593,356	(6,854,006)
INCOME TAX EXPENSE	(5,048,807)	(21,976,841)

NET INCOME (LOSS)	8,544,549	(28,830,847)
OTHER COMPREHENSIVE INCOME—Foreign currency translation	74,614	1,220,791

COMPREHENSIVE INCOME (LOSS)	$8,619,163	$(27,610,056)

See notes to consolidated financial statements.

CADILLAC JACK, INC. AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2014

	Common Stock Class A		Common Stock Class B		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Treasury Stock at Cost	Deemed Distribution	Total Stockholder’s Deficit
	Shares	Amount	Shares	Amount
BALANCE—December 31, 2012	1,000	$10	—	—	$108,085,959	$(321,734)	$(26,554,902)	—	$(110,000,000)	$(28,790,667)
Stock compensation expense	—	—	—	—	714,805	—	—	—	—	714,805
Excess tax benefit from stock compensation	—	—	—	—	155,014	—	—	—	—	155,014
Distribution of debt proceeds to Amaya	—	—	—	—	(51,035,728)	—	—	—	—	(51,035,728)
Declared distribution to Amaya of restricted cash	—	—	—	—	(5,000,000)	—	—	—	—	(5,000,000)
Other comprehensive income	—	—	—	—	—	74,614	—	—	—	74,614
Net income	—	—	—	—	—	—	8,544,549	—	—	8,544,549

BALANCE—December 31, 2013	1,000	10	—	—	52,920,050	(247,120)	(18,010,353)	—	(110,000,000)	(75,337,413)
Stock compensation expense	—	—	—	—	686,862	—	—	—	—	686,862
Excess tax benefit from stock compensation	—	—	—	—	1,321,126	—	—	—	—	1,321,126
Equity from Amaya common stock warrants issued	—	—	—	—	10,352,768	—	—	—	—	10,352,768
Distribution of debt proceeds to Amaya	—	—	—	—	(65,280,806)	—	(110,049,399)	—	—	(175,330,205)
Other comprehensive income	—	—			—	1,220,791	—	—	—	1,220,791
Net loss	—	—	—	—	—	—	(28,830,847)	—	—	(28,830,847)

BALANCE—December 31, 2014	1,000	$10	—	—	—	$973,671	$(156,890,599)	—	$(110,000,000)	$(265,916,918)

See notes to consolidated financial statements.

CADILLAC JACK, INC. AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2014

	2013	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$8,544,549	$(28,830,847)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	9,442,208	10,761,775
Amortization of intangible assets	4,096,938	4,760,855
Deferred taxes	2,999,057	18,434,571
Share-based compensation	714,805	686,862
Excess tax benefits from share-based compensation	—	(1,321,126)
Amortization of deferred financing costs and discounts	1,873,349	903,470
Unrealized loss on currency conversion	—	2,889,403
Loss on extinguishment of debt	3,638,653	1,714,503
Loss on sale of property and equipment	148,138	69,073
Write-off of licenses and software	111,621	165,024
Costs related to sales of previously leased gaming machines and third-party licenses	353,992	447,762
Costs related to sales of gaming machines under capital lease	109,930	257,280
Impairment of property and equipment	350,830	—
Provision for doubtful accounts	734,437	834,520
Inventory write-down	123,418	36,224
Insurance proceeds related to personal property coverage for property losses incurred during 2011	(684,615)	—
Interest paid in kind	—	4,536,511
Changes in assets and liabilities:
Accounts receivable	(1,465,113)	(5,268,875)
Inventory	(1,313,197)	(436,788)
Other current receivables	4,413,864	856,725
Deferred costs	(2,669,842)	—
Prepaid expenses and other current assets	1,111,187	(305,128)
Other noncurrent assets	(12,508)	(213,612)
Accounts payable and accrued expenses	(5,528,125)	(2,528,935)
Accrued sales and valued-added taxes	(1,079,131)	19,005
Other long-term liabilities	569,106	1,591,038
Due to/from Amaya	—	332,918

Net cash provided by operating activities	26,583,551	10,392,208

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to gaming operation equipment and other property and equipment	(12,332,536)	(8,716,872)
Payments to acquire or license intangible assets	(4,889,284)	(4,994,639)
Insurance proceeds related to personal property coverage for property losses incurred during 2011	684,615	—
Release of restricted cash	—	5,000,000
Proceeds from disposals of property, equipment and intangibles	152,837	125,194

Net cash used in investing activities	(16,384,368)	(8,586,317)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(110,363,767)	(2,386,233)
Proceeds from long-term debt	160,000,000	175,500,000
Debt financing costs	(1,953,027)	(264,667)
Distribution to Amaya	(51,035,728)	(175,330,205)
Payments of obligations under capital leases	(881,678)	949,053)
Payment of restricted cash to Amaya	—	(5,000,000)
Excess tax benefits from stock-based compensation	—	1,321,126
Annuity payments to WAP winners	—	(63,604)

Net cash used in financing activities	(4,234,200)	(7,172,636)

NET INCREASE IN CASH	5,964,983	(5,366,744)
EFFECT OF EXCHANGE RATES ON CASH	39,709	(1,300,101)
CASH—Beginning of year	8,247,947	14,252,639

CASH—End of year	$14,252,639	$7,585,794

See disclosure of additional cash flow information and noncash activity in Note 16.

CADILLAC JACK, INC. AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2014

1. The Company

Cadillac Jack, Inc. and subsidiaries (the “Company”), an indirect wholly owned subsidiary of Amaya Gaming Group Inc. (“Amaya”), is a diversified gaming company that specializes in the design, manufacturing, operation, sales, and servicing of gaming technologies for the global gaming marketplace. The Company’s sales and marketing efforts focus on Native American Class II and Class III commercial gaming markets. The Company markets throughout the United States and international gaming markets, primarily Mexico.

The Company was acquired by Amaya, a publicly listed corporation incorporated in Quebec, Canada, by way of a merger with Odyssey Acquisition Corporation (an indirect subsidiary of Amaya). The effective date of the acquisition was November 5, 2012. Amaya’s common shares are listed on the Toronto Stock Exchange under the symbol “AYA.”

2. Summary of Significant Accounting Policies

Principles of Presentation and Consolidation—The accompanying consolidated financial statements include the accounts of Cadillac Jack, Inc., and the following wholly owned subsidiaries: Comercializadora de Juegos Cadillac Jack de Mexico, Servicios Administrativos CJ de Mexico, and Equipos y Soluciones Tecnologicas. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and include all adjustments necessary to fairly present the Company’s consolidated financial position, results of operations, and cash flows for each period presented.

All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates—The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Estimates are used for, but not limited to, the accounting for doubtful accounts, allowance for obsolete inventory, lease receivables, sales tax accrual, revenue recognition, warrants, stock options, deferred taxes, contingencies, and useful lives of property and equipment and intangible assets in determining depreciation and amortization, respectively. Actual results could differ from those estimates.

Revenue Recognition—The Company recognizes revenue when all of the following have been satisfied:

•	Persuasive evidence of an arrangement exists.

•	The price to the customer is fixed and determinable.

•	Delivery has occurred.

•	Collection is reasonably assured

Gaming Operations Revenue—Gaming operations revenue consists of the operation of linked progressive systems and the rental of gaming devices, game content, and the related systems placed with customers. Fees under these arrangements are earned and recognized based on a share of money wagered, a share of the net winnings, or on a fixed daily rate. The daily fee entitles the customer to full use of the gaming device and includes maintenance, licensing of the game content software, and connection to a linked progressive system, where applicable. In certain markets, the Company also charges a daily system connection fee for the customer to connect to a central determination system and/or back-office system. The Company does not consider these arrangements to have multiple revenue-generating activities as the services offered are a comprehensive solution in exchange for a daily fee. All of the products and services delivered simultaneously provide the customer with rights to use tangible gaming devices and software that is essential to the functionality of the gaming devices. Many of the arrangements include the ability of the customer to cancel the contract and return the games to the Company, a provision which renders the contract effectively month-to-month. Primarily due to these factors, these arrangements are accounted for as operating leases in accordance with the operating lease guidance. Thus, in the consolidated financial statements the Company records revenue monthly related to these arrangements and the gaming machines and equipment is recorded in property and equipment, net on the balance sheet and depreciated over the expected life of the gaming machines and equipment.

Wide Area Progressive (WAP)—WAP systems consist of linked slot machines located in multiple casino properties, which connect to the Company’s central computer system. WAP games differ from stand-alone units in that a progressive jackpot increases with every wager until a player wins the top award. Revenues are recognized for each gaming machine based upon a percentage of amounts wagered on the gaming machine. Revenues are recognized as earned and when collectability is reasonably assured. Jackpots are payable immediately at the time the prize is awarded to the player and recorded as costs of goods sold.

The Company’s product sales revenues are generated from the sale of gaming machines and parts. Product sales are recognized upon delivery.

Service revenues include support and maintenance on machines, engineering services, installation, and management services. Services are recognized as they are provided.

Software License Fees—The Company also earns license fees from customers. License fees are generally billed at fixed monthly amounts per machine and recognized over the license period.

Multiple-Element Arrangements—The Company enters into revenue arrangements that may consist of multiple deliverables of its products and services. For example, customers may enter into arrangements with the Company for the implementation of systems software and the sale of gaming devices. Arrangements for the implementation of systems software will generally include a combination of systems software licenses, systems-based hardware products, maintenance and product support fees, and professional services. Certain gaming equipment arrangements may also include the sale of gaming devices. For sales arrangements with multiple deliverables, the Company divides deliverables into separate units of accounting, if:

•	The delivered items have stand-alone value to the customer. The items have value on a stand-alone basis if they are sold separately by any vendor or the customer could resell the delivered items on a stand-alone basis.

•	Delivery of any undelivered item is considered probable and substantially in the Company’s control.

The arrangement price is allocated to each of the elements based on the estimated selling prices of each element. Estimated selling prices are the Company’s best estimates of the prices that would be charged to customers if the stand-alone elements were separately sold and include considerations of prices charged by the Company for similar deliverables. The revenue related to the gaming machines and license fees and related costs are recognized upon delivery. Revenue related to revenue share is recognized over the estimated life of the arrangement as the service is performed, which ranges from one to five years.

For arrangements that do not qualify for separate units of accounting, the up-front fees paid are recorded as deferred revenue and the up-front expenses incurred are capitalized as deferred costs. Revenue and costs are amortized over the estimated life of the arrangement.

In certain operating lease arrangements, the Company makes payments to customers early in the lease term as an incentive. These payments are accounted for as lease incentives and accordingly deferred and recognized ratably over the lease term as a reduction of revenue. There are no lease incentive payments contractually required to be made in 2015.

Restricted Cash—Restricted cash is the contractual amount held by a financial institutions pursuant to the term loans (see Note 11).

Allowance for Doubtful Accounts—The allowance for doubtful accounts represents the Company’s best estimate of probable future losses in the accounts receivable balance. This estimate is based on historical experience and other currently available evidence.

Inventory—Inventory is stated at the lower of cost or market using standard costs, which approximates the weighted-average method of valuing inventory. Inventory specifically allocated to manufacture gaming machines to be placed under revenue-sharing arrangements is reclassed to gaming machines under construction, included in property and equipment.

Inventory at December 31, 2013 and 2014, is composed of the following categories:

	2013	2014
Manufactured finished goods and work in process	$818,225	$1,020,452
Raw materials and parts inventory	5,040,001	4,741,688
Less allowance for obsolete inventory	(125,697)	(116,816)

Total inventory—net	$5,732,529	$5,645,324

Property and Equipment—The Company has property and equipment located throughout the United States and Mexico that are carried at cost. Expenditures for maintenance and repairs are expensed, while costs incurred for renewals and refurbishments that materially extend the life of the property and equipment are capitalized. Upon the sale, retirement or disposal of property and equipment, the asset cost and accumulated depreciation is eliminated from the financial statements. Any resulting gain or loss is included in operations. Sales of used games previously classified as gaming machinery and equipment are included in net sales, and the related net book value is included in cost of goods and services in the consolidated statements of income (loss) and comprehensive income (loss).

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to their estimated future undiscounted cash flows. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. The Company recorded impairment charges of zero and $351,000 for the years ended December 31, 2013 and 2014, respectively. The impairment charges recorded were the net book value of the machines. The impairment charges are included in selling, general, and administrative expenses in the consolidated statements of income (loss) and comprehensive income (loss).

During 2013, the Company received insurance proceeds related to 223 leased machines and related equipment destroyed by fire in 2011 that were installed in a customer’s facility. The total recovery was $890,000 and is included in insurance settlement in the consolidated statement of income (loss) and comprehensive income (loss). In the consolidated statement of cash flows, the proceeds are allocated between the insurance recoveries attributable to business interruption and the insurance recoveries attributable to personal property damages. The recovery for business interruption of $205,385 is classified as a cash flow from operating activities. The recovery for personal property damages of $684,615 is classified as a cash flow from investing activities.

Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer equipment and software	3—5 years
Leasehold improvements	Shorter of lease term or useful life
Machinery and equipment	5—7 years
Gaming machines and equipment	5 years
Office furniture and fixtures	7—10 years
Vehicles	5 years

Gaming machines under construction and completed games not yet shipped are included in property and equipment if specifically allocated to a revenue-sharing arrangement.

Shipping and Handling Costs—The Company classifies shipping and handling amounts billed to customers as net sales and shipping and handling costs incurred as a component of cost of goods and services.

Advertising—Advertising is expensed as incurred. Advertising costs were approximately $1,460,000 and $1,236,000 for the years ended December 31, 2013 and 2014, respectively

Stock Compensation—The Company accounts for new and modified share-based payment transactions with employees, such as stock options and restricted stock awards, based on their fair values. Compensation expense is recognized over the vesting period (see Note 9).

Income Taxes—The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates scheduled to be in effect when temporary differences are expected to be recovered or settled. The effect of a change in enacted tax rates on the deferred tax assets and liabilities is recognized in income in the financial statement period when the new tax rates are enacted. The Company assesses the realizability of its deferred tax assets annually and records a valuation allowance when it is determined that it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes uncertain tax positions taken or expected to be taken in a tax return when they are “more likely than not” to be sustained upon examination. A recognized tax position is recorded in the consolidated financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement. Differences between the estimated liabilities and the amounts paid upon ultimate resolution with the taxing authorities are reflected as increases or decreases to income tax expense in the period in which they are determined.

The Company recognizes interest and penalties related to uncertain tax positions. Interest is included within interest expense.

Deferred Financing Costs and Debt Discounts—Deferred financing costs and debt discounts, including common stock warrants (Note 11), are amortized using the effective interest method over the term of the loan to which they relate. Amortization expense is estimated to be approximately $1,496,000, $1,967,000, $2,523,000, $3,197,000, $3,668,000 and $1,525,000 for the years ending December 31, 2015, 2016, 2017, 2018, 2019 and 2020, respectively. The deferred financing cost of approximately $3,639,000 associated with debt extinguishment was written off during 2013 (see Note 11). The note payable to various lenders and Macquarie US Trading LLC as administrative agent was paid and canceled in December 2013. This financing was replaced with a note payable to various lenders and Wilmington Trust as administrative agent. Deferred financing costs of approximately $1,715,000 associated with the refinancing of debt were written off as debt extinguishment during 2014 as required by U.S. GAAP.

Research and Development and Software Development Costs—Capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic life, and changes in software and hardware technology.

The Company expenses all research and development costs associated with the establishment of technological feasibility for its software products to research and development costs. From the time of establishing technological feasibility through general release of the product, the Company capitalizes software development costs and reports them in the consolidated balance sheets as a component of capitalized software at the lower of unamortized cost or net realizable value. The Company amortizes capitalized software development costs upon general release of the product to customers and computes amortization on the greater of the amounts computed using the ratio of current gross revenues the product bears to the total of current and anticipated future gross revenues or the straight-line method over the estimated economic life of the product, generally three years.

The Company expensed research and development costs of approximately $12,566,000 and $12,795,000, included in selling, general, and administrative expense, for the years ended December 31, 2013 and 2014, respectively. The Company capitalized costs related to game certification of approximately $2,013,000 and $2,489,000 for the years ended December 31, 2013 and 2014, respectively. The Company also capitalized license fees paid to third parties of approximately $2,235,000 and $2,318,000 for the years ended December 31, 2013 and 2014, respectively.

Foreign Currency Translation and Transactions—The Mexican peso is used as the functional currency for the Company’s subsidiaries located in Mexico. Assets and liabilities denominated in the foreign currency are translated into U.S. dollars using the exchange rate in effect at the consolidated balance sheet dates. Revenues, expenses, and cash flows are translated at the average exchange rate in effect during the year. The foreign currency loss of $28,000 and loss of $2,915,000 for the years ended December 31, 2013 and 2014, respectively, included in net income (loss) primarily relates to the effects of foreign exchange rate changes between the Mexican Peso and short-term intercompany loans denominated in the U.S. dollar.

Fair Value of Financial Instruments—The Company’s financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, are carried at cost, which approximates their fair value due to short maturities. The carrying value of long-term debt approximates its fair value.

Subsequent Events—The Company evaluated subsequent events through March 27, 2015, the date on which these consolidated financial statements were issued.

Recently Issued Accounting Guidance—In July 2013, the FASB issued ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, that requires companies to present unrecognized tax benefits as a reduction to deferred tax assets when a net operating loss (NOL) carryforward, a similar tax loss or a tax credit carryforward exists, with limited exceptions. The amendments in guidance are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. The Company adopted early with no material impact on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which changes the accounting guidance related to revenue recognition. The updated accounting guidance provides a single, contract-based revenue recognition model to help improve financial reporting by providing clearer guidance on when an entity should recognize revenue, and by reducing the number of standards to which entities have to refer. The guidance also expands the required disclosures related to revenue recognition. This guidance is effective on January 1, 2018, and early adoption is permitted. The updated accounting guidance allows for either a full retrospective adoption or modified retrospective adoption. The Company is currently evaluating the impact and method of adoption of ASU No. 2014-09 on its consolidated financial statements.

3. Accounts Receivable

The Company extends credit to customers located throughout North America and Latin America based on the size of the company, its payment history, and other factors. The Company does not require collateral for its accounts receivable. The amount of accounting loss due to credit risk the Company would incur if the parties to the accounts receivable failed to perform according to the terms of the agreement would be the balance of the accounts receivable—net of the allowance for doubtful accounts. Accounts receivable at December 31, 2013 and 2014, consisted of the following:

	2013	2014
Trade receivable	$9,451,471	$12,330,566
Unbilled receivable	935,802	2,265,441
Less allowance for doubtful accounts	(1,412,352)	(851,199)

Accounts receivable—net	$8,974,921	$13,744,808

In 2013 and 2014, the Company entered into certain sales-type lease arrangements. The components of the net investment in sales-type leases as of December 31, 2013 and 2014 are as follows:

	2013	2014
Total minimum lease payments receivable	$887,089	$1,562,493
Less unearned income	(108,347)	(212,045)

Net investment in sales-type leases	$778,742	$1,350,448

The current maturity of net investment in sales-type leases is included in trade accounts receivable. The noncurrent maturity of net investment in sales-type leases is included in other noncurrent assets. The present value of minimum lease payments receivable, unearned finance income, and future minimum lease payment receivable are as follows:

	Present Value of Minimum Lease Payments Receivable	Unearned Finance Income	Future Minimum Lease Payments Receivable
2015	$616,231	$147,678	$763,909
2016	631,808	60,297	692,105
2017	102,409	4,070	106,479

Net investment in sales-type leases	$1,350,448	$212,045	$1,562,493

4. Property and Equipment

During 2013, the Company sold previously leased gaming machines and third-party licenses with a net book value of approximately $354,000 for $1,094,000. During 2014, the Company sold previously leased gaming machines and third-party licenses with a net book value of approximately $448,000 for $1,125,000. During 2013, the Company recorded an impairment of idle gaming equipment totaling $351,000 that is included in accumulated depreciation. During 2014, the Company recorded no impairment of idle gaming equipment.

Property and equipment at December 31, 2013 and 2014 consisted of the following:

At Cost	2013	2014
Computer equipment and software	$3,207,386	$4,099,754
Leasehold improvements	738,987	837,772
Machinery and equipment	142,322	220,637
Gaming machines and equipment	72,573,711	72,028,634
Gaming machines under construction	209,420	250,518
Office furniture and fixtures	1,302,088	1,417,553
Vehicles	17,988	0

	78,191,902	78,854,868
Less accumulated depreciation	(49,576,348)	(52,898,538)

Property and equipment—net	$28,615,554	$25,956,330

5. Intangible Assets

Third-party licenses consist of license fees for game titles developed by third parties and license fees to third parties for using certain technologies. Capitalized certification costs are related to certifying games for play in certain jurisdictions. Patents include third-party costs associated with filing applications and defending patents.

Intangible assets at December 31, 2013 and 2014, consist of the following:

	Gross	Accumulated Amortization	Net	Life
2013
Third-party licenses	$13,715,425	$(8,432,027)	$5,283,398	3—5 years
Capitalized certification costs	10,541,452	(6,622,129)	3,919,323	3 years
Patents	503,674	(706)	502,968	10 years

Total	24,760,551	(15,054,862)	9,705,689
Less items not in service	(3,207,840)	0	(3,207,840)

Total costs subject to amortization	$21,552,711	$(15,054,862)	$6,497,849

2014
Third-party licenses	$15,236,214	$(9,588,952)	$5,647,262	3—5 years
Capitalized certification costs	13,030,282	(8,619,924)	4,410,358	3 years
Patents	918,405	(10,592)	907,813	10 years

Total	29,184,901	(18,219,468)	10,965,433
Less items not in service	(3,505,886)	0	(3,505,886)

Total costs subject to amortization	$25,679,015	$(18,219,468)	$7,459,547

Amortization expense for the next five years and thereafter for items in service at December 31, 2014, is estimated to be as follows:

Years Ending December 31
2015	$3,414,697
2016	2,221,640
2017	1,193,791
2018	425,926
2019 and thereafter	203,493

$7,459,547

6. Deferred costs

Deferred costs consist of amounts paid or payable to lessees of the Company’s gaming machines to secure new lease arrangements. The costs are deferred and recognized ratably over the minimum lease term as a reduction to revenue. Deferred costs at December 31, 2014, consisted of the following:

	2013	2014
Paid to lessees	$2,924,400	$5,340,000
Payable to lessees	2,451,600	—

Total	5,376,000	5,340,000
Less accumulated amortization	(627,500)	(1,691,000)

Total	4,748,500	3,649,000
Less current portion	(1,086,000)	(1,068,000)

Noncurrent portion	$3,662,500	$2,581,000

Future amortization of deferred costs as of December 31, 2014, will be as follows:

Years Ending December 31
2015	$1,068,000
2016	1,068,000
2017	1,068,000
2018	445,000

$3,649,000

7. Related-Party Transactions

During 2013, the Company distributed approximately $51,036,000 in proceeds from the new debt financing (see Note 11) to an indirect wholly owned subsidiary of Amaya. Also in 2013, Amaya purchased 11 game licenses from the Company for $330,000.

During 2014, the Company directed approximately $175,330,000 in proceeds from the refinancing of debt (see Note 11) to an indirect wholly owned subsidiary of Amaya. In connection with this transaction, Amaya issued 4,000,000 common stock warrants as consideration, on behalf of the Company, to certain lenders. The fair value of the warrants at issuance was approximately $10,400,000 USD. Additionally, the Company distributed $5,000,000 to Amaya as agreed to in 2013 related to the fulfilment of certain conditions under the acquisition and merger agreement, thereby eliminating its liability to Amaya (see Note 11).

8. Employee Benefit Plan

The Cadillac Jack, Inc. 401(k) Plan (“the Plan”) provides retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees. Employees may contribute up to the maximum contributions as set periodically by the IRS. The Company may make a discretionary contribution to the Plan, not to exceed 15% of the total compensation of all participants as allowed under Section 401(k) of the Internal Revenue Code. The Company elected to make matching contributions of approximately $330,000 and $300,000 for the years ended December 31, 2013 and 2014, respectively.

9. Share-Based Awards and Options

The purpose of the Amaya stock option plan is to attract, retain, and motivate employees and officers of the Company, and to promote the interests of the Company. The stock option plan permits the board of directors to grant either incentive stock options or nonqualified stock options to purchase shares of Amaya’s common stock. Amaya’s stock option plan authorized the issuance of options to purchase up to an aggregate of 13,284,434 shares of Amaya’s common stock, provided that the board shall have the right, from time to time, to increase such number, subject to applicable laws. Certain options can become exercisable upon death or disability.

The activity in the Amaya stock option plan for the years ended December 31, 2013 and 2014, is summarized as follows:

	Options	Weighted- Average Exercise Price Canadian $
Options outstanding at December 31, 2012	1,600,000	$4.24
Granted	62,500	6.85
Exercised	(312,171)	4.24
Forfeited	(67,550)	4.24

Options outstanding at December 31, 2013	1,282,779	4.37
Granted	—
Exercised	(166,284)	4.27
Forfeited	(77,781)	4.78

Options outstanding at December 31, 2014	1,038,714	4.35

A summary of stock options outstanding at December 31, 2013 and 2014, is as follows:

	2013
Canadian $ Exercise Prices	Number of Options Outstanding	Weighted- Remaining Contractual Life (Years)	Number of Options Vested and Exercisable
$4.24	1,220,279	3.92	76,506
6.00	12,500	4.41	—
6.33	20,000	4.70	—
7.55	30,000	4.97	—

	1,282,779		76,506

	2014
Canadian $ Exercise Prices	Number of Options Outstanding	Weighted- Remaining Contractual Life (Years)	Number of Options Vested and Exercisable
$4.24	999,339	2.92	274,413
6.00	9,375	3.41	—
7.55	30,000	3.97	7,500

	1,038,714		281,913

During 2013, Amaya granted an aggregate of 62,500 options to employees of the Company. No options were modified in 2013. The Company issued three separate grants of 12,500 options, 20,000 options, and 30,000 options in 2013, with grant-date fair values of $2.33 per option, $2.48 per option, and $3.10 per option, respectively. During 2014, Amaya did not grant or modify any options to employees of the Company.

In 2013, the Black-Scholes valuation model was used to estimate the option grant-date fair value based on following assumptions:

2013
Expected volatility	60%
Risk-free interest rate	1.07%
Dividend yield	— %
Expected term in years	3.75 years

Expected volatility is estimated based on stock prices of comparable companies, as adjusted to take into account Amaya’s trading history. The risk-free interest rate is based on the average yield of government of Canada one-to three-year marketable bonds. The dividend yield is 0% as Amaya does not pay dividends. The expected life is estimated using the average of the vesting period and the contractual life of the options because the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

Stock compensation expense related to the Amaya stock option plan of approximately $715,000 and $687,000 for the years ended December 31, 2013 and 2014, respectively.

There were 1,198,840 options available for future grants under the Amaya stock option plan at December 31, 2014. The unrecognized compensation cost expected to be recognized over the next three years is approximately $1,367,000.

10. Income Taxes

The provision for income taxes at December 31, 2013 and 2014, consisted of the following:

	2013	2014
Current tax (benefit) expense:
Federal	—	—
State	(5,918)	162,108
Foreign (including withholding taxes)	2,055,668	3,380,162

Total current tax expense	2,049,750	3,542,270

Deferred tax expense (benefit):
Federal	2,448,319	(1,907,965)
State	550,738	162,587
Foreign	(423,342)	(1,865,796)
Increase in valuation allowance	423,342	22,045,745

Total deferred tax expense	2,999,057	18,434,571

Total income tax expense	$5,048,807	$21,976,841

The following is a summary of income before taxes of the United States and foreign operations for the years ended December 31, 2013 and 2014:

	2013	2014
Domestic	$19,402,954	$1,197,422
Foreign	(5,809,598)	(8,051,428)

Total	$13,593,356	$(6,854,006)

Income tax expense differs from the amount computed using the statutory United States Federal income tax rate as follows for the years ended December 31, 2013 and 2014:

	2013	2014
Federal income tax at the statutory rate	34.0%	34.0%
State income taxes, net of federal benefits	3.3%	-2.7%
Foreign and United States tax rate differential	1.5%	-4.2%
Change in valuation allowance	3.1%	-321.6%
Change in liability for uncertain tax positions	-9.4%	14.0%
Interest expense	0.0%	-21.8%
Tax credits	4.7%	-13.7%
Other permanent differences	-0.1%	-4.6%

Effective tax rate	37.1%	-320.6%

The income tax provision differs from the expense that would result from applying federal statutory rates to income (loss) before income taxes due to state income taxes, permanent book/tax differences, changes in estimates for uncertain tax positions, changes in valuation allowance against deferred tax assets, and also due to federal and state research and development tax credits available. The Company has recorded a full valuation allowance against net deferred tax assets in Mexico and all U.S. jurisdictions due to the negative evidence outweighing the positive evidence related to the realization of these net deferred tax assets. The valuation allowance against these net deferred tax assets has been allocated pro rata between current and noncurrent deferred tax assets on a jurisdictional basis. The tax effects of temporary differences that give rise to significant portions of the current and noncurrent deferred tax assets and liabilities at December 31, 2013 and 2014, are presented as follows:

	2013	2014
Current—deferred tax asset:
Allowance for doubtful accounts	$471,144	$254,047
Allowance for inventory obsolescence	45,302	37,677
Inventory book tax differences	30,438	7,381
Accrued expenses	1,925,727	1,622,302
Net operating loss carryforward	5,697,708	402,621

Total current deferred tax asset	8,170,319	2,324,028
Less valuation allowance	(1,008,987)	(2,085,175)

Net current deferred tax asset	$7,161,332	$238,853
Noncurrent—deferred tax asset (liability):
Accrued expenses	$1,483,729	$6,435,627
Depreciation and amortization	(2,039,993)	(1,887,191)
Other temporary differences	524,407	444,459
Foreign tax credit carryforward	10,302,458	12,052,141
Other tax credit carryforward	2,925,732	2,382,172
Stock compensation expense	54,575	197,046
Net operating loss carryforward	648,770	3,625,345

Total noncurrent deferred tax asset	13,899,678	23,249,599
Less valuation allowance	(3,047,549)	(23,488,452)

Net noncurrent deferred tax asset (liability)	$10,852,129	$(238,853)

The Company’s Mexican customers are required under the U.S.-Mexico tax treaty to withhold 10% of their payments due to the Company for license fees, which can be used as tax credits on the Company’s U.S. federal income tax return. The tax credits are not refundable, but can be carried forward for 10 years to offset future tax liability. The credits begin to expire starting in 2016. The Company’s other tax credits relate to research and development activities and begin to expire in 2024. The Company also has NOL carryforwards for U.S. federal purposes of approximately $123,000, in Mexico of approximately $2,125,000 and various U.S. states of approximately $12,167,000. The federal NOL carryforwards begin to expire in 2033, the Mexican NOL carryforwards begin to expire in 2021, and the state NOL carryforwards begin to expire in 2022.

The utilization of the NOL carryforwards and tax credits is limited in the future in accordance with Section 382 and Section 383 of the Internal Revenue Code based on a change in control that occurred in 2012. A subsequent change in control could be caused by a share repurchase program, additional issuances of common stock by the Company, and acquisitions or sales of shares by certain holders of the Company’s shares, including persons who have held, currently hold, or may accumulate in the future 5% or more of the Company’s outstanding common stock. Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets on a jurisdictional basis. Based on this evaluation, the Company has provided a full valuation allowance of approximately $21,805,000 on its net deferred tax assets in the U.S. The Company also has approximately $4,768,000 of NOL carryforwards and other temporary differences in Mexico, which have a full valuation allowance. The determination that a valuation allowance is needed was made after weighing the positive and negative evidence related to Cadillac Jack’s ability to realize the deferred tax assets, and more weight was given to objectively verifiable evidence, such as recent operating results, and contractual obligations. The amount of the deferred tax asset considered realizable, however, could change as the Company will continue to evaluate our assumptions each year regarding the need for a valuation allowance and will make appropriate adjustments as necessary.

Approximately $543,000 in penalties were recorded on uncertain tax positions during the year and remained accrued as of December 31, 2014. No interest was recorded on uncertain tax positions since no tax would be due. There were no penalties or interest recorded on uncertain tax positions during 2013 or accrued as of December 31, 2014. While not anticipated, the amount of unrecognized tax benefits may change for various reasons in the next 12 months; however, the Company does not expect that change to have a material impact on its consolidated financial position or results of operation. The Company is subject to taxation in the U.S. federal, various U.S. states, and Mexico jurisdictions. As of December 31, 2014, the Company’s tax years for 2002-2013 are subject to examination by taxing authorities. As of December 31, 2014, the Company is no longer subject to U.S. federal, state, local, or foreign examinations by tax authorities for years before 2002.

The Company is permanently reinvested with respect to its investment in its foreign subsidiaries. Accordingly, no deferred income tax liability related to its foreign subsidiaries’ unremitted earnings has been included in the Company’s provision for income taxes. Upon distribution of those earnings in the form of dividends or, otherwise, the Company would be subject to income taxes and withholding taxes payable, which could potentially be offset by foreign tax credits. Determination of the amount of unrecognized deferred income tax liability is not practicable because of the complexities associated with the hypothetical calculation.

11. Notes Payable and Long-Term Debt Long-Term Debt

Long-term debt at December 31, 2013 and 2014, consisted of the following:

	2013	2014
Note payable to various lenders. Wilmington Trust as administrative and collateral agent. The term loans may be eurodollar loans or base rate loans as determined by the Company. When electing to use the eurodollar option, the loan bears an 8.0% interest rate, which assumes a London InterBank Offered Rate (LIBOR) floor of 1.0%, plus 7.0%. Interest is paid quarterly. The loan to each lender matures in quarterly payments. The remaining balance is due in 2017. The loans are secured by all the Company’s assets. The loans are guaranteed by Amaya.	$160,000,000	—
Note payable to various lenders. Wilmington Trust as administrative and collateral agent. The term loans may be eurodollar loans or base rate loans as determined by the Company. When electing to use the eurodollar option, the loan bears an 9.5% interest rate, which assumes a London InterBank Offered Rate (LIBOR) floor of 1.0%, plus 8.5%. Interest is paid quarterly. The loan to each lender matures in quarterly payments. The remaining balance is due in 2019. The loans are secured by all the Company’s assets. The loans are guaranteed by Amaya.	—	238,000,000
Mezzanine note payable to various lenders. Wilmington Trust as administrative and collateral agent. The loan bears interest at a 13.0% interest rate per annum, which assumes cash interest of 6.0% per annum and paid in kind interest of 7.0% per annum. Cash interest is paid quarterly. At the election of the Company, paid in kind interest is paid in cash or compounds to principal quarterly. The loan to each lender is due in full in 2020. The loans are guaranteed by Amaya.	—	104,536,511
Note payable to Founder for settlement of various civil complaints and counterclaims bearing interest at 6% per annum; requires semiannual payments of principal and interest. The note was paid in full in 2014.	386,233	—

Total long-term debt	160,386,233	342,536,511
Less current portion of long-term debt	(1,986,233)	(2,400,000)

Long-term debt—net of current portion	158,400,000	340,136,511
Less unamortized discounts	—	(14,138,677)

Long-term debt—net of current portion and discounts	$158,400,000	$325,997,834

Maturities of long-term debt for the next five years and thereafter are summarized as follows:

Years Ending December 31
2015	$2,400,000
2016	2,400,000
2017	2,400,000
2018	2,400,000
2019 and thereafter	332,936,511

$342,536,511

In connection with the Amaya acquisition of the Company on November 5, 2012, the Company’s direct parent, Amaya Holdings Corporation (an indirect wholly owned subsidiary of Amaya) entered into a credit agreement with a syndicate of financial institutions for $110,000,000 of term loans. The term loans were used by Amaya to finance the acquisition, pay off the Company’s existing debt and fund the Company’s ongoing working capital needs. Amaya pledged its equity interests in the Company and its subsidiaries as a guarantee and as collateral. This agreement was canceled and paid in full with proceeds from new debt described below on December 20, 2013. The agreement required the Company to maintain a holdback account control agreement funded with $5,000,000 from proceeds of the term loans, which is required until the additional consideration is paid according to the acquisition and merger agreement on the second anniversary of the closing date (November 5, 2014). Early release of this provision of the acquisition and merger agreement was executed on November 11, 2013. However, the $5,000,000 holdback amount continued to be held by the financial institutions and restricted from use by the Company as of December 31, 2013. The Company committed to paying the holdback amount to Amaya on release, and therefore recorded a declared distribution to Amaya and a liability to Amaya as of December 31, 2013. In January 2014, the proceeds were released to the Company, and the Company subsequently transferred these proceeds to Amaya, thereby eliminating the liability to Amaya.

On December 20, 2013, the Company entered into a credit agreement with a different syndicate of financial institutions for $160,000,000 of term loans. This arrangement replaced the existing credit facility. The proceeds were also used to make a distribution to the Company’s direct parent and fund the ongoing working capital needs of the Company. Amaya pledged its equity interest in the Company and its subsidiaries as a guarantee and as collateral. This credit agreement was amended in 2014, as discussed below, in a transaction accounted for as a debt extinguishment, resulting in a loss on extinguishment of approximately $1,715,000.

On May 15, 2014, the Company amended the existing credit agreement dated as of December 20, 2013 with an extended syndicate of financial institutions for additional $80,000,000 of term loans. Also on May 15, 2014, the company entered into a credit agreement with a syndicate of financial institutions for $100,000,000 of mezzanine subordinate term loans. The proceeds from both agreements were directed to the Company’s direct parent. Amaya pledged its equity interest in the Company and its subsidiaries as a guarantee and as collateral.

These agreements include covenants covering financial condition (consolidated total leverage ratio, fixed-charge coverage ratio, and earnings before interest, taxes, depreciation, and amortization (EBITDA)) and limitations on capital expenditure. The leverage ratio of consolidated total debt to consolidated EBITDA cannot be higher than the following amounts in the table below for each period-end. Consolidated EBITDA as defined in the agreement is consolidated net income (loss), plus income tax expense; interest expense; amortization of debt issuance costs; depreciation; amortization; extraordinary expenses or losses; transaction expenses; other noncash charges fees losses or expenses; any fees or expenses paid in connection with any investment permitted by the agreement; fees and expenses paid to any agent under any loan document; cash payment for resolution of the IGT, Inc. (IGT), settlement minus interest income; extraordinary income or gains; and other noncash gain or income. Minimum EBITDA requirements are shown in the table below for each period-end. The fixed-charge coverage ratio of consolidated EBITDA minus income taxes paid, maintenance capital expenditures, and restricted payments as defined in the agreement divided by consolidated cash interest expense and scheduled debt payments cannot be lower than the following amounts in the tables below for each period-end.

The following information relates to the amended credit agreement:

Period-End	Consolidated Total Leverage Ratio	Fixed- Charge Coverage Ratio	Consolidated EBITDA
March 31, 2015	8.75	1.02	$37,890,000
June 30, 2015	8.75	1.05	38,010,000
September 30, 2015	8.50	1.05	39,260,000
December 31, 2015	8.25	1.05	40,580,000
March 31, 2016	8.00	1.05	41,990,000
June 30, 2016	7.75	1.05	43,500,000
September 30, 2016	7.50	1.10	45,110,000
December 31, 2016	7.25	1.10	46,830,000
March 31, 2017	7.00	1.15	48,680,000
June 30, 2017	7.00	1.15	48,870,000
September 30, 2017	6.75	1.15	50,870,000
December 31, 2017	6.75	1.20	51,070,000
March 31, 2018	6.75	1.20	51,270,000
June 30, 2018	6.50	1.20	53,460,000
September 30, 2018	6.50	1.25	53,460,000

Capital expenditures cannot exceed $37,360,000, $38,100,000, $38,870,000, and $38,870,000 for the years ending December 31, 2015, 2016, 2017, and 2018, respectively. The Company may carry over to a subsequent year half of the amount of capital expenditures not expended in the preceding year. The Company was in compliance with its covenants for the period ended December 31, 2014.

The following information relates to the Mezzanine agreement:

Period-End	Consolidated Total Leverage Ratio	Fixed- Charge Coverage Ratio	Consolidated EBITDA
March 31, 2015	9.00	1.00	$30,312,000
June 30, 2015	9.00	1.00	30,408,000
September 30, 2015	8.75	1.00	31,408,000
December 31, 2015	8.50	1.00	32,464,000
March 31, 2016	8.25	1.00	33,592,000
June 30, 2016	8.00	1.00	34,800,000
September 30, 2016	7.75	1.00	36,088,000
December 31, 2016	7.50	1.00	37,464,000
March 31, 2017	7.25	1.05	38,944,000
June 30, 2017	7.25	1.05	39,096,000
September 30, 2017	7.00	1.05	40,696,000
December 31, 2017	7.00	1.10	40,856,000
March 31, 2018	7.00	1.10	41,016,000
June 30, 2018	6.75	1.10	42,768,000
September 30, 2018	6.75	1.15	42,768,000
December 31, 2018	6.75	1.15	42,768,000
March 31, 2019, and thereafter	6.25	1.15	42,768,000

Capital expenditures cannot exceed $44,832,000, $45,720,000, $46,644,000, and $46,644,000 for the years ending December 31, 2015, 2016, 2017, and 2018, respectively. The Company may carry over to a subsequent year half of the amount of capital expenditures not expended in the preceding year. The Company was in compliance with its covenants for the period ended December 31, 2014.

Common Stock Warrants—In connection with the Mezzanine Credit Agreement entered into on May 15, 2014, Amaya issued 4,000,000 common stock warrants as compensation, on behalf of the Company, to certain of the lenders involved.

Each warrant entitles the holder to purchase one share of Amaya common stock for an exercise price of $19.17 CAD. The warrants may be exercised by the holder at any time until the date of expiration, which is May 15, 2024 (10 years after the date of issuance). Upon issuance, the Company recorded a discount to the carrying value of the mezzanine loan and an associated increase to additional paid in capital for the estimated fair value of the warrants. The fair value of the warrants at issuance of approximately $10,400,000 USD was calculated using the Black-Scholes-Merton option-pricing model with the following assumptions: 10 year contractual term; annual risk-free interest rate of 2.29%; 46% volatility; and 0% dividend rate. The discount will be amortized to interest expense using the effective interest rate method over the six year term of the loan, and the interest charge for the year ended December 31, 2014 totaled approximately $400,000.

As of December 31, 2014, all 4,000,000 warrants remained outstanding. These were the only warrants issued by Amaya on behalf of the Company.

12. Commitments and Contingencies

Litigation—In 2012, the Company and the founder of the Company (the “Founder”) entered into a settlement agreement and mutual release that terminated a lawsuit filed by the Founder against the Company and a former officer and director of the Company. The Founder asserted that the former director authorized improper related-party transactions that caused the value of the Founder shares in the Company to decline, that the Company failed to reimburse the Founder for various expenses, and that the Company breached the employment contract with the Founder. The Company denied all claims of wrongdoing and filed a counterclaim against the Founder for breach of contract, breach of fiduciary duty, breach of duties of good faith, and loyalty and fraud. In a separate action that was settled in 2010, the Founder also alleged that the Company conspired to cause an event of default on certain loans related to real estate owned by the Founder. In connection with the 2012 settlement, the Company agreed to pay the Founder $1,500,000, which was recorded in selling, general, and administrative expense, in semiannual payments, plus 6% interest. The first payment was made on September 24, 2012, for $750,000. During 2013, two payments of approximately $202,000 each were made. During 2014, the remaining balance was paid in two equal payments of approximately $202,000 each.

The Company previously leased its office and operating facilities from the Founder. The lease term commenced in October 2004 and expired in October 2009. The Company continued to lease the building on a month-to-month basis through July 2010. Rent expense to the Founder for the year ended December 31, 2010, was approximately $359,000. The Founder also had litigation with the Company related to the lease on the building. During 2010, the Company settled the litigation related to the lease on the building and another lawsuit related to the purchase and sale agreement related to the Founder’s shares and paid the Founder $150,000. The Company is currently a guarantor on one loan with an estimated balance of $1.037M as of December 31, 2014, related to the building the Company was leasing from the Founder. As part of the settlement of the lease litigation, the Company deposited $1,000,000 of the purchase price of the Founder’s shares into an escrow account, and if the Company is required to pay under the guarantee agreement related to the building, it can offset the amount paid in escrow and seek recovery of the remainder from the Founder.

The Company is subject to other lawsuits, claims, and other complaints arising out of the ordinary conduct of business. While the ultimate results and outcomes from these matters cannot be determined precisely, management, based in part upon the advice of legal counsel, believes that all matters are without merit or are of such amounts that would not have a material adverse effect on the Company’s consolidated financial position, operating results, or cash flows.

Capitalized Lease Obligations—The Company leases property and equipment under capital leases. Amortization associated with assets under capital leases is included in depreciation expense. The leases outstanding as of December 31, 2013 and 2014, require monthly payments ranging from $1,041 to $14,246 and $1,041 to $14,246, respectively, at interest rates ranging from 3.98% to 13.56% and 3.98% to 10.09%, respectively. The leases expire at various times through June 2017. The leases are secured by the related property and equipment.

A summary of property and equipment held under capital leases at December 31, 2013 and 2014, is as follows:

	2013	2014
Cost of equipment held under capital leases	$1,883,644	$1,959,535
Less accumulated amortization	(1,067,072)	(1,279,748)

Net equipment held under capital leases	$816,572	$679,787

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments at December 31, 2014, are as follows:

Years Ending December 31
2015	$555,630
2016	208,861
2017	98,248
2018	24,380

Total minimum lease payments	887,119
Less amount representing interest	(48,397)

Total present value of minimum lease payments	838,722
Less current portion	(523,072)

Noncurrent portion	$315,650

Operating Leases—The Company leases its office and operating facilities and certain equipment under operating lease agreements expiring on various dates through November 2017. Rent expense under the agreements was approximately $594,000 and $704,000 for the years ended December 31, 2013 and 2014, respectively.

Future minimum lease payments under noncancelable operating leases at December 31, 2014, are as follows:

Years Ending December 31
2015	$690,556
2016	678,066
2017	688,376
2018	78,598

$2,135,596

Sales Tax Liability—The Company has operations in various states and counties in which they have not filed sales tax returns. The Company has accrued approximately $92,000 as of December 31, 2014, which is the Company’s best estimate of its sales tax liabilities. The Company’s accounting policy is to include penalties and interest related to taxes in interest expense. Actual amounts could differ from estimates.

13. Net sales and cost of goods and services

The following is a summary of the components of net sales and cost of goods and services for the years ended December 31, 2013 and 2014:

	2013	2014
Gaming operations services	$77,876,082	$75,052,076
Sales of equipment	7,054,761	12,076,903

Net sales	$84,930,843	$87,128,979

Cost of gaming operations services	22,913,223	25,161,507
Cost of equipment sales	3,107,022	5,155,953

Cost of goods and services	$26,020,245	$30,317,460

14. Concentrations

Significant Customer—Revenues from one major customer totaled approximately $21,125,000 and $23,698,000 and composed 25% and 26% of the revenues generated in 2013 and 2014, respectively. The outstanding receivables related to this customer were approximately $1,031,000 and $830,600 at December 31, 2013 and 2014, respectively. There were no other customers for which revenues composed more than 10% of total revenue during 2013 or 2014.

15. Foreign Operations

The Company has a significant portion of its operations located in Mexico. Revenues related to Mexican operations were approximately $29,022,000 and $25,984,000 for the years ended December 31, 2013 and 2014, respectively. The net book value of property and equipment located in Mexico was approximately $11,803,000 and $7,790,000 at December 31, 2013 and 2014, respectively. These operations are subject to risks of currency fluctuations and changes in laws and regulations.

16. Supplemental Disclosures of Cash Flows Information and Noncash Activities

Cash paid for interest and income taxes for the years ended December 31, 2013 and 2014, were as follows:

	2013	2014
Cash paid during the year for interest	$11,228,406	$23,102,321
Cash paid during the year for income taxes	2,219,340	1,793,862

Significant noncash activities for the years ended December 31, 2013 and 2014, were as follows:

	2013	2014
Warrants issued related to Mezzanine debt	$—	$10,352,769
Accrued distribution to Amaya related to early release of hold back from 2012 acquisition	5,000,000	—
Contractual obligation and lease incentive asset related to customer contract	2,451,600	—
Acquisition of property and equipment and prepaid maintenance contracts under capital leases	752,931	722,104
Accrued capital expenditures	470,070	174,301

******

Cadillac Jack, Inc. and Subsidiaries

An Indirect Wholly Owned Subsidiary of

Amaya Gaming Group Inc.

Consolidated Financial Statements as of March 31,

2015 and for the three-month periods ended March 31,

2014 and March 31, 2015 (Unaudited)

CADILLAC JACK, INC. AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF DECEMBER 31, 2014 AND MARCH 31, 2015

	December 31, 2014	March 31, 2015
ASSETS
CURRENT ASSETS:
Cash	$7,585,794	$5,358,416
Due from Amaya	—	720,000
Accounts receivable—net	13,744,808	13,019,827
Inventory—net	5,645,324	5,665,752
Other current receivables	1,499,756	1,277,514
Current portion of deferred costs	1,068,000	1,068,000
Prepaid expenses and other current assets	1,563,080	1,436,597
Current deferred tax assets	238,853	285,818

Total current assets	31,345,615	28,831,924
PROPERTY AND EQUIPMENT—Net	25,956,330	25,472,064
OTHER ASSETS:
Deferred financing costs	239,269	227,908
Intangible assets—net	10,965,433	11,258,894
Deferred costs	2,581,000	2,314,000
Other noncurrent assets	1,753,182	1,553,163

TOTAL ASSETS	$72,840,829	$69,657,953

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,399,876	$4,637,264
Accrued sales and value-added taxes	1,315,198	1,238,796
Income tax payable	—	50,145
Current portion of long-term debt	2,400,000	2,400,000
Current portion of obligations under capital lease	523,072	412,245

Total current liabilities	9,638,146	8,738,450
LONG-TERM LIABILITIES:
Long-term debt—net of current portion and discounts	325,997,834	327,545,412
Other long-term liabilities	2,567,264	2,491,021
Noncurrent deferred tax liabilities	238,853	285,823
Obligations under capital lease—net of current portion	315,650	240,051

Total liabilities	338,757,747	339,300,757

COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDER’S DEFICIT:
Common stock—voting; $0.01 par value—authorized, issued, and outstanding, 1,000 shares	10	10
Additional paid-in capital	—	—
Accumulated other comprehensive income (loss)	973,671	1,674,662
Accumulated deficit	(156,890,599)	(161,317,476)
Deemed distribution	(110,000,000)	(110,000,000)

Total stockholder’s deficit	(265,916,918)	(269,642,804)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$72,840,829	$69,657,953

See notes to consolidated financial statements.

CADILLAC JACK, INC. AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three months ended March 31,
	2014	2015
NET SALES	$21,298,618	$19,025,181
SALES TO AMAYA	—	720,000

TOTAL NET SALES	21,298,618	19,745,181
COST OF GOODS AND SERVICES	6,623,249	6,197,860
SELLING, GENERAL, AND ADMINISTRATIVE	7,324,709	7,309,783

INCOME FROM OPERATIONS	7,350,660	6,237,538

OTHER INCOME (EXPENSE):
Interest expense	(3,346,330)	(9,413,249)
Gain/(Loss) on foreign currency transactions	58,842	(891,496)

Total other expense	(3,287,488)	(10,304,745)

NET INCOME (LOSS) BEFORE INCOME TAXES	4,063,172	(4,067,207)
INCOME TAX EXPENSE	(1,911,827)	(589,979)

NET INCOME (LOSS)	2,151,345	(4,657,186)
OTHER COMPREHENSIVE (LOSS)/INCOME —Foreign currency translation	(3,493)	700,991

COMPREHENSIVE INCOME (LOSS)	$2,147,852	$(3,956,195)

See notes to consolidated financial statements.

CADILLAC JACK, INC. AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2015

	Common Stock Class A		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Deemed Distribution	Total Stockholder’s Deficit
	Shares	Amount
BALANCE—December 31, 2014	1,000	10	—	$973,671	$(156,890,599)	$(110,000,000)	$(265,916,918)
Stock compensation expense	—	—	—	—	132,115	—	132,115
Excess tax benefit from stock compensation	—	—	—	—	98,194	—	98,194
Other comprehensive income	—	—	—	700,991	—	—	700,991
Net loss	—	—	—	—	(4,657,186)		(4,657,186)

BALANCE—March 31, 2015	1,000	$10	—	$1,674,662	$(161,317,476)	$(110,000,000)	$(269,642,804)

See notes to consolidated financial statements.

CADILLAC JACK, INC. AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2014	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,151,345	$(4,657,189)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	2,589,102	2,748,228
Amortization of intangible assets	1,133,592	1,245,857
Deferred taxes	1,464,105	98,197
Share-based compensation	186,278	132,115
Excess tax benefits from share-based compensation	(10,089)	(98,194)
Amortization of deferred financing costs and discounts	100,775	329,550
Unrealized (Gain) / Loss on currency conversion	(58,842)	891,496
Loss on sale of property, equipment and intangibles	18,368	24,548
Write-off of licenses and software	61,481	14,910
Costs related to sales of previously leased gaming machines and third-party licenses	196,333	155,584
Costs related to sales of gaming machines under capital lease	202,527	0
Provision for doubtful accounts	81,491	283,669
Inventory write-down	(38,280)	21,138
Interest paid in kind	0	1,829,389
Changes in assets and liabilities:
Accounts receivable	(1,502,027)	331,891
Inventory	(1,013,133)	(445,598)
Other current receivables	99,289	175,464
Prepaid expenses and other current assets	331,919	121,759
Other noncurrent assets	(603,328)	193,626
Accounts payable and accrued expenses	(589,232)	(818,714)
Accrued sales and valued-added taxes	19,035	51,011
Other long-term liabilities	7,603	(13,557)
Due from / to Amaya	332,918	(720,000)

Net cash provided by operating activities	5,161,230	1,895,180

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to gaming operation equipment and other property and equipment	(1,298,167)	(2,121,112)
Payments to acquire or license intangible assets	(1,091,287)	(1,258,259)
Release of restricted cash	5,000,000	0

Net cash provided by (used in) investing activities	2,610,546	(3,379,371)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(590,247)	(600,000)
Payment of restricted cash to Amaya	(5,000,000)	0
Excess tax benefits from share-based compensation	10,089	98,194
Payments of obligations under capital leases	(229,989)	(186,426)

Net cash used in financing activities	(5,810,147)	(688,232)

NET INCREASE IN CASH	1,961,629	(2,172,423)
EFFECT OF EXCHANGE RATES ON CASH	14,183	(54,955)
CASH—Beginning of period	14,252,639	7,585,794

CASH—End of period	16,228,451	5,358,416

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	3,229,550	7,296,262
Cash paid during the year for income taxes	451,232	387,674

See notes to consolidated financial statements.

CADILLAC JACK, INC. AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1. The Company

Cadillac Jack, Inc. and subsidiaries (the “Company”), an indirect wholly owned subsidiary of Amaya Gaming Group Inc. (“Amaya”), is a diversified gaming company that specializes in the design, manufacturing, operation, sales, and servicing of gaming technologies for the global gaming marketplace. The Company’s sales and marketing efforts focus on Native American Class II and Class III commercial gaming markets. The Company markets throughout the United States and international gaming markets, primarily Mexico.

The Company was acquired by Amaya, a publicly listed corporation incorporated in Quebec, Canada, by way of a merger with Odyssey Acquisition Corporation (an indirect subsidiary of Amaya). The effective date of the acquisition was November 5, 2012. Amaya’s common shares are listed on the Toronto Stock Exchange under the symbol “AYA.”

On March 30, 2015 Amaya entered into an agreement with AGS LLC (“AGS”, doing business as American Gaming Systems and an affiliate of funds managed by Apollo Global Management) to sell Company’s indirect parent company Amaya Americas Corporation to AGS. The transaction is expected to close in 2015, subject to receipt of gaming regulatory and antitrust approvals, and other customary closing conditions. As a result of the transaction the Company will become an indirect wholly owned subsidiary of AGS.

2. Summary of Significant Accounting Policies

Principles of Presentation and Consolidation—The accompanying consolidated financial statements include the accounts of Cadillac Jack, Inc., and the following wholly owned subsidiaries: Comercializadora de Juegos Cadillac Jack de Mexico, Servicios Administrativos CJ de Mexico, and Equipos y Soluciones Tecnologicas. The accompanying consolidated financial statements have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain disclosures required by generally accepted accounting principles (“GAAP”) are omitted or condensed in these consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) that are necessary to present fairly the Company’s financial position, results of operations and cash flows for the interim periods have been made. The interim results reflected in these consolidated financial statements are not necessarily indicative of results to be expected for the full fiscal year.

All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates—The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Estimates are used for, but not limited to, the accounting for doubtful accounts, allowance for obsolete inventory, lease receivables, sales tax accrual, revenue recognition, warrants, stock options, deferred taxes, contingencies, and useful lives of property and equipment and intangible assets in determining depreciation and amortization, respectively. Actual results could differ from those estimates.

Revenue Recognition—The Company recognizes revenue when all of the following have been satisfied:

•	Persuasive evidence of an arrangement exists.

•	The price to the customer is fixed and determinable.

•	Delivery has occurred.

•	Collection is reasonably assured.

Gaming Operations Revenue—Gaming operations revenue consists of the operation of linked progressive systems and the rental of gaming devices, game content, and the related systems placed with customers. Fees under these arrangements are earned and recognized based on a share of money wagered, a share of the net winnings, or on a fixed daily rate. The daily fee entitles the customer to full use of the gaming device and includes maintenance, licensing of the game content software, and connection to a linked progressive system, where applicable. In certain markets, the Company also charges a daily system connection fee for the customer to connect to a central determination system and/or back-office system. The Company does not consider these arrangements to have multiple revenue-generating activities as the services offered are a comprehensive solution in exchange for a daily fee. All of the products and services delivered simultaneously provide the customer with rights to use tangible gaming devices and software that is essential to the functionality of the gaming devices. Many of the arrangements include the ability of the customer to cancel the contract and return the games to the Company, a provision which renders the contract effectively month-to-month. Primarily due to these factors, these arrangements are accounted for as operating leases in accordance with the operating lease guidance. Thus, in the consolidated financial statements the Company records revenue monthly related to these arrangements and the gaming machines and equipment is recorded in property and equipment, net on the balance sheet and depreciated over the expected life of the gaming machines and equipment.

Wide Area Progressive (WAP)—WAP systems consist of linked slot machines located in multiple casino properties, which connect to the Company’s central computer system. WAP games differ from stand-alone units in that a progressive jackpot increases with every wager until a player wins the top award. Revenues are recognized for each gaming machine based upon a percentage of amounts wagered on the gaming machine. Revenues are recognized as earned and when collectability is reasonably assured. Jackpots are payable immediately at the time the prize is awarded to the player and recorded as costs of goods sold.

The Company’s product sales revenues are generated from the sale of gaming machines and parts. Product sales are recognized upon delivery.

Service revenues include support and maintenance on machines, engineering services, installation, and management services. Services are recognized as they are provided.

Software License Fees—The Company also earns license fees from customers. License fees are generally billed at fixed monthly amounts per machine and recognized over the license period.

Multiple-Element Arrangements—The Company enters into revenue arrangements that may consist of multiple deliverables of its products and services. For example, customers may enter into arrangements with the Company for the implementation of systems software and the sale of gaming devices. Arrangements for the implementation of systems software will generally include a combination of systems software licenses, systems-based hardware products, maintenance and product support fees, and professional services. Certain gaming equipment arrangements may also include the sale of gaming devices. For sales arrangements with multiple deliverables, the Company divides deliverables into separate units of accounting, if:

•	The delivered items have stand-alone value to the customer. The items have value on a stand-alone basis if they are sold separately by any vendor or the customer could resell the delivered items on a stand-alone basis.

•	Delivery of any undelivered item is considered probable and substantially in the Company’s control.

The arrangement price is allocated to each of the elements based on the estimated selling prices of each element. Estimated selling prices are the Company’s best estimates of the prices that would be charged to customers if the stand-alone elements were separately sold and include considerations of prices charged by the Company for similar deliverables. The revenue related to the gaming machines and license fees and related costs are recognized upon delivery. Revenue related to revenue share is recognized over the estimated life of the arrangement as the service is performed, which ranges from one to five years.

For arrangements that do not qualify for separate units of accounting, the up-front fees paid are recorded as deferred revenue and the up-front expenses incurred are capitalized as deferred costs. Revenue and costs are amortized over the estimated life of the arrangement.

In certain operating lease arrangements, the Company makes payments to customers early in the lease term as an incentive. These payments are accounted for as lease incentives and accordingly deferred and recognized ratably over the lease term as a reduction of revenue. There are no lease incentive payments contractually required to be made in 2015.

Customer Financing—Contracts with customers for gaming machine purchases include extended terms of three to five years. These agreements are secured by the related products sold. The contracts are individually reviewed for impairment and any allowance is based on a probability of collection analysis.

Restricted Cash—Restricted cash is the contractual amount held by a financial institutions pursuant to the term loans (see Note 11).

Allowance for Doubtful Accounts—The allowance for doubtful accounts represents the Company’s best estimate of probable future losses in the accounts receivable balance. This estimate is based on historical experience and other currently available evidence.

Inventory—Inventory is stated at the lower of cost or market using standard costs, which approximates the weighted-average method of valuing inventory. Inventory specifically allocated to manufacture gaming machines to be placed under revenue-sharing arrangements is reclassed to gaming machines under construction, included in property and equipment.

Inventory at December 31, 2014 and March 31, 2015 is composed of the following categories:

	12/31/2014	3/31/2015
Manufactured finished goods and work in process	$1,020,452	$825,348
Raw materials and parts inventory	4,741,688	4,977,934
Less allowance for obsolete inventory	(116,816)	(137,529)

Total inventory—net	$5,645,324	$5,665,753

Property and Equipment—The Company has property and equipment located throughout the United States and Mexico that are carried at cost. Expenditures for maintenance and repairs are expensed, while costs incurred for renewals and refurbishments that materially extend the life of the property and equipment are capitalized. Upon the sale, retirement or disposal of property and equipment, the asset cost and accumulated depreciation is eliminated from the financial statements. Any resulting gain or loss is included in operations. Sales of used games previously classified as gaming machinery and equipment are included in net sales, and the related net book value is included in cost of goods and services in the consolidated statements of income (loss) and comprehensive income (loss).

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to their estimated future undiscounted cash flows. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. The Company recorded no impairment charges for the three-month periods ended March 31, 2014 and March 31, 2015, respectively.

Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer equipment and software	3—5 years
Leasehold improvements	Shorter of lease term or useful life
Machinery and equipment	5—7 years
Gaming machines and equipment	5 years
Office furniture and fixtures	7—10 years
Vehicles	5 years

Gaming machines under construction and completed games not yet shipped are included in property and equipment if specifically allocated to a revenue-sharing arrangement.

Shipping and Handling Costs—The Company classifies shipping and handling amounts billed to customers as net sales and shipping and handling costs incurred as a component of cost of goods and services.

Advertising—Advertising is expensed as incurred. Advertising costs were approximately $321,000 and $119,000 for the three-month periods ended March 31, 2014 and 2015, respectively.

Stock Compensation—The Company accounts for new and modified share-based payment transactions with employees, such as stock options and restricted stock awards, based on their fair values. Compensation expense is recognized over the vesting period (see Note 9).

Income Taxes—The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates scheduled to be in effect when temporary differences are expected to be recovered or settled. The effect of a change in enacted tax rates on the deferred tax assets and liabilities is recognized in income in the financial statement period when the new tax rates are enacted. The Company assesses the realizability of its deferred tax assets annually and records a valuation allowance when it is determined that it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes uncertain tax positions taken or expected to be taken in a tax return when they are “more likely than not” to be sustained upon examination. A recognized tax position is recorded in the consolidated financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement. Differences between the estimated liabilities and the amounts paid upon ultimate resolution with the taxing authorities are reflected as increases or decreases to income tax expense in the period in which they are determined.

The Company recognizes interest and penalties related to uncertain tax positions. Interest is included within interest expense.

Deferred Financing Costs and Debt Discounts—Deferred financing costs and debt discounts, including common stock warrants (Note 11), are amortized using the effective interest method over the term of the loan to which they relate. Amortization expense is estimated to be approximately $1,164,000 for nine months ending December 31, 2015, $1,967,000, $2,523,000, $3,197,000, $3,668,000 and $1,525,000 for the years ending December 31, 2016, 2017, 2018, 2019 and 2020, respectively.

Research and Development and Software Development Costs—Capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic life, and changes in software and hardware technology.

The Company expenses all research and development costs associated with the establishment of technological feasibility for its software products to research and development costs. From the time of establishing technological feasibility through general release of the product, the Company capitalizes software development costs and reports them in the consolidated balance sheets as a component of capitalized software at the lower of unamortized cost or net realizable value. The Company amortizes capitalized software development costs upon general release of the product to customers and computes amortization on the greater of the amounts computed using the ratio of current gross revenues the product bears to the total of current and anticipated future gross revenues or the straight-line method over the estimated economic life of the product, generally three years.

The Company expensed research and development costs of approximately $3,070,000 and $3,174,000, included in selling, general, and administrative expense, for the three-month periods ended March 31, 2014 and 2015, respectively. The Company capitalized costs related to game certification of approximately $415,000 and $875,000 for the three-month periods ended March 31, 2014 and 2015, respectively. The Company also capitalized license fees paid to third parties of approximately $464,000 and $260,000 for the three-month periods ended March 31, 2014 and 2015, respectively.

Foreign Currency Translation and Transactions—The Mexican peso is used as the functional currency for the Company’s subsidiaries located in Mexico. Assets and liabilities denominated in the foreign currency are translated into U.S. dollars using the exchange rate in effect at the consolidated balance sheet dates. Revenues, expenses, and cash flows are translated at the average exchange rate in effect during the year. The foreign currency income of $58,841 and loss of $891,496 for the three-month periods ended March 31, 2014 and 2015, respectively, included in net income (loss) primarily relates to the effects of foreign exchange rate changes between the Mexican Peso and short-term intercompany loans denominated in the U.S. dollar.

Fair Value of Financial Instruments—The Company’s financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, are carried at cost, which approximates their fair value due to short maturities. The carrying value of long-term debt approximates its fair value.

Subsequent Events—The Company evaluated subsequent events through May 15, 2015, the date on which these consolidated financial statements were issued.

Recently Issued Accounting Guidance—In July 2013, the FASB issued ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, that requires companies to present unrecognized tax benefits as a reduction to deferred tax assets when a net operating loss (NOL) carryforward, a similar tax loss or a tax credit carryforward exists, with limited exceptions. The amendments in guidance are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. The Company adopted early with no material impact on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which changes the accounting guidance related to revenue recognition. The updated accounting guidance provides a single, contract-based revenue recognition model to help improve financial reporting by providing clearer guidance on when an entity should recognize revenue, and by reducing the number of standards to which entities have to refer. The guidance also expands the required disclosures related to revenue recognition. This guidance is effective on January 1, 2018, and early adoption is permitted. The updated accounting guidance allows for either a full retrospective adoption or modified retrospective adoption. The Company is currently evaluating the impact and method of adoption of ASU No. 2014-09 on its consolidated financial statements.

3. Accounts Receivable

The Company extends credit to customers located throughout North America and Latin America based on the size of the company, its payment history, and other factors. The Company does not require collateral for its accounts receivable. The amount of accounting loss due to credit risk the Company would incur if the parties to the accounts receivable failed to perform according to the terms of the agreement would be the balance of the accounts receivable—net of the allowance for doubtful accounts. Accounts receivable at December 31, 2014 and March 31, 2015, consisted of the following:

	12/31/2014	3/31/2015
Trade receivable	$12,330,566	$11,978,693
Unbilled receivable	2,265,441	2,340,582
Less allowance for doubtful accounts	(851,199)	(1,299,448)

Accounts receivable—net	$13,744,808	$13,019,827

In 2013, the Company entered into certain sales-type lease arrangements. The components of the net investment in sales-type leases as of December 31, 2014 and March 31, 2015 are as follows:

	12/31/2014	3/31/2015
Total minimum lease payments receivable	$1,562,493	$1,262,947
Less: unearned income	(212,045)	(101,556)

Net investment in sales-type leases	$1,350,448	$1,161,391

The current maturity of net investment in sales-type leases is included in trade accounts receivable. The noncurrent maturity of net investment in sales-type leases is included in other noncurrent assets. The present value of minimum lease payments receivable, unearned finance income, and future minimum lease payment receivable are as follows:

	Present Value of Minimum Lease Payments Receivable	Unearned Finance Income	Future Minimum Lease Payments Receivable
2015	$583,087	$77,307	$660,394
2016	556,515	23,448	$579,963
2017	21,789	801	22,590

Net investment in sales-type leases	$1,161,391	$101,556	$1,262,947

4. Property and Equipment

For the three-month period ended March 31, 2014, the Company sold previously leased gaming machines and third-party licenses with a net book value of approximately $198,000 for $351,000. For the three-month period ended March 31, 2015, the Company sold previously leased gaming machines and third-party licenses with a net book value of approximately $156,000 for $341,000. For the three-month periods ended March 31, 2014 and 2015, the Company recorded no impairment of idle gaming equipment.

Property and equipment at December 31, 2014 and March 31, 2015 consisted of the following:

At Cost	12/31/2014	3/31/2015
Computer equipment and software	$4,099,754	$4,376,378
Leasehold improvements	837,772	831,682
Machinery and equipment	220,637	308,795
Gaming machines and equipment	72,028,634	70,781,285
Gaming machines under construction	250,518	606,342
Office furniture and fixtures	1,417,553	1,672,369
Vehicles	—	—

	78,854,868	78,576,851
Less accumulated depreciation	(52,898,538)	(53,104,787)

Property and equipment—net	$25,956,330	$25,472,064

5. Intangible Assets

Third-party licenses consist of license fees for game titles developed by third parties and license fees to third parties for using certain technologies. Capitalized certification costs are related to certifying games for play in certain jurisdictions. Patents include third-party costs associated with filing applications and defending patents.

Intangible assets at December 31, 2014 and March 31, 2015, consist of the following:

	Gross	Accumulated Amortization	Net	Life
12/31/2014
Third-party licenses	$15,236,214	$(9,588,952)	$5,647,262	3—5 years
Capitalized certification costs	13,030,282	(8,619,924)	4,410,358	3 years
Patents	918,405	(10,592)	907,813	10 years

Total	29,184,901	(18,219,468)	10,965,433
Less items not in service	(3,505,886)	—	(3,505,886)

Total costs subject to amortization	$25,679,015	$(18,219,468)	$7,459,547

3/31/2015
Third-party licenses	$15,108,115	$(9,679,156)	$5,428,959	3—5 years
Capitalized certification costs	13,904,830	(9,131,667)	4,773,163	3 years
Patents	1,071,362	(14,591)	1,056,771	10 years

Total	30,084,307	(18,825,414)	11,258,893
Less items not in service	(3,788,674)	—	(3,788,674)

Total costs subject to amortization	$26,295,633	$(18,825,414)	$7,470,219

Amortization expense for the next nine months and the next four years and thereafter for items in service at March 31, 2015, is estimated to be as follows:

Nine months ending December 31, 2015	$2,726,266
Years ending December 31:
2016	2,513,344
2017	1,478,418
2018	476,539
2019 and thereafter	275,652

$7,470,219

6. Deferred costs

Deferred costs consist of amounts paid or payable to lessees of the Company’s gaming machines to secure new lease arrangements. The costs are deferred and recognized ratably over the minimum lease term as a reduction to revenue. Deferred costs at December 31, 2014 and March 31, 2015, consisted of the following:

	12/31/2014	3/31/2015
Paid to lessees	$5,340,000	$5,340,000
Payable to lessees	—	—

Total	5,340,000	5,340,000
Less accumulated amortization	(1,691,000)	(1,958,000)

Total	3,649,000	3,382,000
Less current portion	(1,068,000)	(1,068,000)

Noncurrent portion	$2,581,000	$2,314,000

Future amortization of deferred costs as of March 31, 2015, will be as follows:

Nine months ending December 31, 2015	$801,000
Years ending December 31:
2016	1,068,000
2017	1,068,000
2018	445,000

$3,382,000

7. Related-Party Transactions

During the three-month periods ended March 31, 2014 and 2015, Amaya purchased zero game licenses and 6 game licenses from the Company for $0 and $720,000 respectively. During the three-month period ended March 31, 2014, the Company distributed $5,000,000 to Amaya as agreed to in 2013 related to the fulfilment of certain conditions under the acquisition and merger agreement (see Note 11).

8. Employee Benefit Plan

The Cadillac Jack, Inc. 401(k) Plan (“the Plan”) provides retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees. Employees may contribute up to the maximum contributions as set periodically by the IRS. The Company may make a discretionary contribution to the Plan, not to exceed 15% of the total compensation of all participants as allowed under Section 401(k) of the Internal Revenue Code. The Company elected to make matching contributions of approximately $94,000 and $118,000 for the three-month periods ended March 31, 2014 and 2015, respectively.

9. Share-Based Awards and Options

The purpose of the Amaya stock option plan is to attract, retain, and motivate employees and officers of the Company, and to promote the interests of the Company. The stock option plan permits the board of directors to grant either incentive stock options or nonqualified stock options to purchase shares of Amaya’s common stock. Amaya’s stock option plan authorized the issuance of options to purchase up to an aggregate of 13,284,434 shares of Amaya’s common stock, provided that the board shall have the right, from time to time, to increase such number, subject to applicable laws. Certain options can become exercisable upon death or disability.

The activity in the Amaya stock option plan for the three-month period ended March 31, 2015 is summarized as follows:

	Options	Weighted- Average Exercise Price Canadian $
Options outstanding at December 31, 2014	1,038,714	$4.37
Granted	0
Exercised	(20,645)	5.44
Forfeited	(69,876)	4.24

Options outstanding at March 31, 2015	948,193	4.34

A summary of stock options outstanding at December 31, 2014 and March 31, 2015, is as follows:

	12/31/2014
Canadian $ Exercise Prices	Number of Options Outstanding	Weighted- Average Remaining Contractual Life (Years)	Number of Options Vested and Exercisable
$4.24	999,339	2.92	274,413
6.00	9,375	3.41
7.55	30,000	3.97	7,500

	1,038,714		281,913

	3/31/2015
Canadian $ Exercise Prices	Number of Options Outstanding	Weighted- Average Remaining Contractual Life (Years)	Number of Options Vested and Exercisable
$4.24	916,318	2.67	261,268
6.00	9,375	3.16
7.55	22,500	3.72

	948,193		261,268

During the three-month periods ended March 31, 2014 and 2015, Amaya did not grant or modify any options to employees of the Company.

Stock compensation expense related to the Amaya stock option plan of approximately $176,000 and $132,000 was recorded for the three-month periods ended March 31, 2014 and 2015, respectively.

There were 948,193 options available for future grants under the Amaya stock option plan at March 31, 2015. The unrecognized compensation cost expected to be recognized over the next three years is approximately $1,235,000.

10. Income Taxes

The provision for income taxes for the three-month periods ended March 31, 2014 and 2015, consisted of the following:

	3/31/2014	3/31/2015
Current tax expense (benefit):
Federal	—	—
State	7,335	104,108
Foreign (including withholding taxes)	430,299	387,675

Total current tax expense	437,634	491,783

Deferred tax expense (benefit):
Federal	1,320,682	(510,001)
State	153,511	(102,570)
Foreign	(300,481)	(515,232)
Increase in valuation allowance	300,481	1,226,001

Total deferred tax expense	1,474,193	98,198

Total income tax expense	$1,911,827	$589,981

The income tax provision differs from the expense that would result from applying federal statutory rates to income before income taxes due to state income taxes, permanent book/tax differences, changes in estimates for uncertain tax positions, changes in valuation allowance against deferred tax assets, and also due to federal and state research and development tax credits available. The Company has recorded a full valuation allowance against deferred tax assets in Mexico and all U.S. jurisdictions due to the negative evidence outweighing the positive evidence related to the realization of these deferred tax assets. The valuation allowance against these deferred tax assets has been allocated pro rata between current and noncurrent deferred tax assets on a jurisdictional basis. The tax effects of temporary differences that give rise to significant portions of the current and noncurrent deferred tax assets and liabilities at December 31, 2014 and March 31, 2015 are presented as follows:

	12/31/2014	3/31/2015
Current—deferred tax asset:
Allowance for doubtful accounts	$254,047	$397,976
Allowance for inventory obsolescence	37,677	45,303
Inventory book tax differences	7,381	8,546
Accrued expenses	1,675,426	1,879,850
Net operating loss carryforward	402,621	346,456

Total current deferred tax asset	2,377,152	2,678,131
Less valuation allowance	(2,138,299)	(2,392,308)

Net current deferred tax asset	$238,853	$285,823
Noncurrent—deferred tax asset (liability):
Accrued expenses	$5,775,331	$7,633,902
Depreciation and amortization	(1,887,191)	(1,675,326)
Other temporary differences	444,459	427,993
Foreign tax credit carryforward	12,052,141	11,539,798
Other tax credit carryforward	2,382,172	2,140,399
Stock compensation expense	197,046	233,694
Net operating loss carryforward	3,625,345	3,649,119

Total noncurrent deferred tax asset	22,589,303	23,949,579
Less valuation allowance	(22,828,156)	(24,235,402)

Net noncurrent deferred tax (liability) asset	$(238,853)	$(285,823)

The Company’s Mexican customers are required under the U.S.-Mexico tax treaty to withhold 10% of their payments due to the Company for license fees, which can be used as tax credits on the Company’s U.S. federal income tax return. The tax credits are not refundable, but can be carried forward for 10 years to offset future tax liability. The credits begin to expire starting in 2016. The Company’s other tax credits relate to research and development activities and begin to expire in 2024. The Company also has NOL carryforwards for in Mexico of approximately $2,157,000 and various U.S. states of approximately $11,854,000. The Mexican NOL carryforwards begin to expire in 2021, and the state NOL carryforwards begin to expire in 2022.

The utilization of the NOL carryforwards and tax credits is limited in the future in accordance with Section 382 and Section 383 of the Internal Revenue Code based on a change in control that occurred in 2012. A subsequent change in control could be caused by a share repurchase program, additional issuances of common stock by the Company, and acquisitions or sales of shares by certain holders of the Company’s shares, including persons who have held, currently hold, or may accumulate in the future 5% or more of the Company’s outstanding common stock. Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets on a jurisdictional basis. Based on this evaluation, the Company has provided a full valuation allowance of approximately $21,516,000 on its deferred tax assets in the U.S. The Company also has approximately $5,112,000 of NOL carryforwards and other temporary differences in Mexico, which have a full valuation allowance. The determination that a valuation allowance is needed was made after weighing the positive and negative evidence related to Cadillac Jack’s ability to realize the deferred tax assets, and more weight was given to objectively verifiable evidence, such as recent operating results, and contractual obligations. The amount of the deferred tax asset considered realizable, however, could change as we will continue to evaluate our assumptions each year regarding the need for a valuation allowance and will make appropriate adjustments as necessary.

Approximately $596,000 in penalties were recorded on uncertain tax positions during the year and remained accrued as of March 31, 2015. No interest was recorded on uncertain tax positions since no tax would be due as of March 31, 2015. While not anticipated, the amount of unrecognized tax benefits may change for various reasons in the next 12 months; however, the Company does not expect that change to have a material impact on its consolidated financial position or results of operation. The Company is subject to taxation in the U.S. federal, various U.S. states, and Mexico jurisdictions. As of March 31, 2015, the Company’s tax years for 2002-2013 are subject to examination by taxing authorities. As of March 31, 2015, the Company is no longer subject to U.S. federal, state, local, or foreign examinations by tax authorities for years before 2002.

The Company is permanently reinvested with respect to its investment in its foreign subsidiaries. Accordingly, no deferred income tax liability related to its foreign subsidiaries’ unremitted earnings has been included in the Company’s provision for income taxes. Upon distribution of those earnings in the form of dividends or, otherwise, the Company would be subject to income taxes and withholding taxes payable, which could potentially be offset by foreign tax credits. Determination of the amount of unrecognized deferred income tax liability is not practicable because of the complexities associated with the hypothetical calculation.

11. Notes Payable and Long-Term Debt

Long-Term Debt—Long-term debt at December 31, 2014 and March 31, 2015 consisted of the following:

	12/31/2014	3/31/2015
Note payable to various lenders. Wilmington Trust as administrative and collateral agent. The term loans may be eurodollar loans or base rate loans as determined by the Company. When electing to use the eurodollar option, the loan bears an 9.5% interest rate, which assumes a London InterBank Offered Rate (LIBOR) floor of 1.0%, plus 8.5%. Interest is paid quarterly. The loan to each lender matures in quarterly payments. The remaining balance is due in 2019. The loans are secured by all the Company’s assets. The loans are guaranteed by Amaya.	$238,000,000	$237,400,000
Mezzanine note payable to various lenders. Wilmington Trust as administrative and collateral agent. The loan bears interest at a 13.0% interest rate per annum, which assumes cash interest of 6.0% per annum and paid in kind interest of 7.0% per annum. Cash interest is paid quarterly. At the election of the Company, paid in kind interest is paid in cash or compounds to principal quarterly. The loan to each lender is due in full in 2020. The loans are guaranteed by Amaya.	$104,536,511	$106,365,900

Total long-term debt	342,536,511	343,765,900
Less current portion of long-term debt	(2,400,000)	(2,400,000)

Long-term debt—net of current portion	340,136,511	341,365,900
Less unamortized discounts	(14,138,677)	(13,820,488)

Long-term debt—net of current portion and discounts	$325,997,834	$327,545,412

Maturities of long-term debt for the next five years and thereafter are summarized as follows:

Nine months ending December 31, 2015	$1,800,000
Year ending December 31:
2016	2,400,000
2017	2,400,000
2018	2,400,000
2019 and thereafter	334,165,900

$343,165,900

In connection with the Amaya acquisition of the Company on November 5, 2012, the Company’s direct parent, Amaya Holdings Corporation (an indirect wholly owned subsidiary of Amaya) entered into a credit agreement with a syndicate of financial institutions for $110,000,000 of term loans. The term loans were used by Amaya to finance the acquisition, pay off the Company’s existing debt and fund the Company’s ongoing working capital needs. Amaya pledged its equity interests in the Company and its subsidiaries as a guarantee and as collateral. This agreement was canceled and paid in full with proceeds from new debt described below on December 20, 2013. The agreement required the Company to maintain a holdback account control agreement funded with $5,000,000 from proceeds of the term loans, which is required until the additional consideration is paid according to the acquisition and merger agreement on the second anniversary of the closing date (November 5, 2014). Early release of this provision of the acquisition and merger agreement was executed on November 11, 2013. However, the $5,000,000 holdback amount continued to be held by the financial institutions and restricted from use by the Company as of December 31, 2013. In January 2014, the proceeds were released to the Company, and the Company subsequently transferred these proceeds to Amaya.

On December 20, 2013, the Company entered into a credit agreement with a different syndicate of financial institutions for $160,000,000 of term loans. This arrangement replaced the existing credit facility. The proceeds were also used to make a distribution to the Company’s direct parent and fund the ongoing working capital needs of the Company. Amaya pledged its equity interest in the Company and its subsidiaries as a guarantee and as collateral. This credit agreement was amended in 2014, as discussed below, in a transaction accounted for as a debt extinguishment, resulting in a loss on extinguishment of approximately $1,715,000.

On May 15, 2014, the Company amended the existing credit agreement dated as of December 20, 2013 with an extended syndicate of financial institutions for additional $80,000,000 of term loans. Also on May 15, 2014, the company entered into a credit agreement with a syndicate of financial institutions for $100,000,000 of mezzanine subordinate term loans. The proceeds from both agreements were directed to the Company’s direct parent. Amaya pledged its equity interest in the Company and its subsidiaries as a guarantee and as collateral.

These agreements include covenants covering financial condition (consolidated total leverage ratio, fixed-charge coverage ratio, and earnings before interest, taxes, depreciation, and amortization (EBITDA)) and limitations on capital expenditure. The leverage ratio of consolidated total debt to consolidated EBITDA cannot be higher than the following amounts in the table below for each period-end. Consolidated EBITDA as defined in the agreement is consolidated net income (loss), plus income tax expense; interest expense; amortization of debt issuance costs; depreciation; amortization; extraordinary expenses or losses; transaction expenses; other noncash charges fees losses or expenses; any fees or expenses paid in connection with any investment permitted by the agreement; fees and expenses paid to any agent under any loan document; cash payment for resolution of the IGT, Inc. (IGT), settlement minus interest income; extraordinary income or gains; and other noncash gain or income. Minimum EBITDA requirements are shown in the table below for each period-end. The fixed-charge coverage ratio of consolidated EBITDA minus income taxes paid, maintenance capital expenditures, and restricted payments as defined in the agreement divided by consolidated cash interest expense and scheduled debt payments cannot be lower than the following amounts in the tables below for each period-end.

The following information relates to the amended credit agreement:

Period-End	Consolidated Total Leverage Ratio	Fixed-Charge Coverage Ratio	Consolidated EBITDA
June 30, 2015	8.75	1.05	38,010,000
September 30, 2015	8.50	1.05	39,260,000
December 31, 2015	8.25	1.05	40,580,000
March 31, 2016	8.00	1.05	41,990,000
June 30, 2016	7.75	1.05	43,500,000
September 30, 2016	7.50	1.10	45,110,000
December 31, 2016	7.25	1.10	46,830,000
March 31, 2017	7.00	1.15	48,680,000
June 30, 2017	7.00	1.15	48,870,000
September 30, 2017	6.75	1.15	50,870,000
December 31, 2017	6.75	1.20	51,070,000
March 31, 2018	6.75	1.20	51,270,000
June 30, 2018	6.50	1.20	53,460,000
September 30, 2018	6.50	1.25	53,460,000
December 31, 2018	6.50	1.25	53,460,000
March 31, 2019, and thereafter	6.00	1.25	53,460,000

Capital expenditures cannot exceed $37,360,000, $38,100,000, $38,870,000, and $38,870,000 for the years ending December 31, 2015, 2016, 2017, and 2018, respectively. The Company may carry over to a subsequent year half of the amount of capital expenditures not expended in the preceding year. The Company was in compliance with its covenants for the three-month period ended March 31, 2015.

The following information relates to the Mezzanine agreement:

Period-End	Ratio	Ratio	EBITDA
June 30, 2015	9.00	1.00	30,408,000
September 30, 2015	8.75	1.00	31,408,000
December 31, 2015	8.50	1.00	32,464,000
March 31, 2016	8.25	1.00	33,592,000
June 30, 2016	8.00	1.00	34,800,000
September 30, 2016	7.75	1.00	36,088,000
December 31, 2016	7.50	1.00	37,464,000
March 31, 2017	7.25	1.05	38,944,000
June 30, 2017	7.25	1.05	39,096,000
September 30, 2017	7.00	1.05	40,696,000
December 31, 2017	7.00	1.10	40,856,000
March 31, 2018	7.00	1.10	41,016,000
June 30, 2018	6.75	1.10	42,768,000
September 30, 2018	6.75	1.15	42,768,000
December 31, 2018	6.75	1.15	42,768,000
March 31, 2019, and thereafter	6.25	1.15	42,768,000

Capital expenditures cannot exceed $44,832,000, $45,720,000, $46,644,000, and $46,644,000 for the years ending December 31, 2015, 2016, 2017, and 2018, respectively. The Company may carry over to a subsequent year half of the amount of capital expenditures not expended in the preceding year. The Company was in compliance with its covenants for the three-month period ended March 31, 2015.

Common Stock Warrants—In connection with the Mezzanine Credit Agreement entered into on May 15, 2014, Amaya issued 4,000,000 common stock warrants as compensation, on behalf of the Company, to certain of the lenders involved.

Each warrant entitles the holder to purchase one share of Amaya common stock for an exercise price of $19.17 CAD. The warrants may be exercised by the holder at any time until the date of expiration, which is May 15, 2024 (10 years after the date of issuance). Upon issuance, the Company recorded a discount to the carrying value of the mezzanine loan and an associated increase to additional paid in capital for the estimated fair value of the warrants. The fair value of the warrants at issuance of approximately $10,400,000 USD was calculated using the Black-Scholes-Merton option-pricing model with the following assumptions: 10 year contractual term; annual risk-free interest rate of 2.29%; 46% volatility; and 0% dividend rate. The discount will be amortized to interest expense using the effective interest rate method over the six year term of the loan, and the interest charge for the three-month period ended March 31, 2015 totaled approximately $190,000.

As of March 31, 2015, all 4,000,000 warrants remained outstanding. These were the only warrants issued by Amaya on behalf of the Company.

12. Commitments and Contingencies

Litigation—In 2012, the Company and the founder of the Company (the “Founder”) entered into a settlement agreement and mutual release that terminated a lawsuit filed by the Founder against the Company and a former officer and director of the Company. The Founder asserted that the former director authorized improper related-party transactions that caused the value of the Founder shares in the Company to decline, that the Company failed to reimburse the Founder for various expenses, and that the Company breached the employment contract with the Founder. The Company denied all claims of wrongdoing and filed a counterclaim against the Founder for breach of contract, breach of fiduciary duty, breach of duties of good faith, and loyalty and fraud. In a separate action that was settled in 2010, the Founder also alleged that the Company conspired to cause an event of default on certain loans related to real estate owned by the Founder. In connection with the 2012 settlement, the Company agreed to pay the Founder $1,500,000, which was recorded in selling, general, and administrative expense, in semiannual payments, plus 6% interest. The first payment was made on September 24, 2012, for $750,000. During 2013, two payments of approximately $202,000 each were made. During 2014, the remaining balance was paid in two equal payments of approximately $202,000 each.

The Company previously leased its office and operating facilities from the Founder. The lease term commenced in October 2004 and expired in October 2009. The Company continued to lease the building on a month-to-month basis through July 2010. Rent expense to the Founder for the year ended December 31, 2010, was approximately $359,000. The Founder also had litigation with the Company related to the lease on the building. During 2010, the Company settled the litigation related to the lease on the building and another lawsuit related to the purchase and sale agreement related to the Founder’s shares and paid the Founder $150,000. The Company is currently a guarantor on one loan with an estimated balance of $1.037M as of December 31, 2014, related to the building the Company was leasing from the Founder. As part of the settlement of the lease litigation, the Company deposited $1,000,000 of the purchase price of the Founder’s shares into an escrow account, and if the Company is required to pay under the guarantee agreement related to the building, it can offset the amount paid in escrow and seek recovery of the remainder from the Founder.

The Company is subject to other lawsuits, claims, and other complaints arising out of the ordinary conduct of business. While the ultimate results and outcomes from these matters cannot be determined precisely, management, based in part upon the advice of legal counsel, believes that all matters are without merit or are of such amounts that would not have a material adverse effect on the Company’s consolidated financial position, operating results, or cash flows.

Capitalized Lease Obligations—The Company leases property and equipment under capital leases. Amortization associated with assets under capital leases is included in depreciation expense. The leases outstanding as of December 31, 2014 and March 31, 2015, require monthly payments ranging from $1,041 to $14,246 and $1,041 to $14,246, respectively, at interest rates ranging from 3.98% to 13.56% and 3.98% to 10.09%, respectively. The leases expire at various times through June 2017. The leases are secured by the related property and equipment.

A summary of property and equipment held under capital leases at December 31, 2014 and March 31, 2015, is as follows:

	12/31/2014	3/31/2015
Cost of equipment held under capital leases	$1,959,535	$1,959,535
Less accumulated amortization	(1,279,748)	(1,340,744)

Net equipment held under capital leases	$679,787	$618,791

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments at March 31, 2015, are as follows:

Nine month period ending December 31, 2015	$357,720
Years ending December 31:
2016	208,861
2017	98,248
2018	24,380

Total minimum lease payments	689,209
Less amount representing interest	(36,914)

Total present value of minimum lease payments	652,295
Less current portion	(412,245)

Noncurrent portion	$240,050

Operating Leases—The Company leases its office and operating facilities and certain equipment under operating lease agreements expiring on various dates through November 2017. Rent expense under the agreements was approximately $152,000 and $172,000 for the periods ended March 31, 2014 and 2015, respectively.

Future minimum lease payments under noncancelable operating leases at March 31, 2015, are as follows:

Nine month period ending December 31, 2015	$508,070
Years ending December 31:
2016	678,066
2017	688,376
2018	78,598

$1,953,110

Sales Tax Liability—The Company has operations in various states and counties in which they have not filed sales tax returns. The Company has accrued approximately $127,000 as of March 31, 2015, which is the Company’s best estimate of its sales tax liabilities. The Company’s accounting policy is to include penalties and interest related to taxes in interest expense. Actual amounts could differ from estimates.

13. Net sales and cost of goods and services

The following is a summary of the components of net sales and cost of goods and services for the three month periods ended March 31, 2014 and 2015:

	2014	2015
Gaming operations services	$19,798,915	$18,572,815
Sales of equipment	1,499,703	452,366

Net sales	$21,298,618	$19,025,181

Cost of gaming operations services	5,971,282	5,988,239
Cost of equipment sales	651,967	209,621

Cost of goods and services	$6,623,249	$6,197,860

14. Concentrations

Significant Customer—Revenues from one major customer totaled approximately $3,936,000 and $3,938,000 and composed 18% and 19% of the revenues generated for the three-month period ending March 31, 2014 and 2015 respectively. The outstanding receivables related to this customer were approximately $624,000 and $424,000 at March 31, 2014 and 2015 respectively. There were no other customers for which revenues composed more than 10% of total revenue during the three month periods ended March 31, 2014 or 2015.

15. Foreign Operations

The Company has a significant portion of its operations located in Mexico. Revenues related to Mexican operations were approximately $7,200,000 and $5,838,000 for the three-month periods ending March 31, 2014 and 2015 respectively. The net book value of property and equipment located in Mexico was approximately $7,790,000 and $7,201,000 at December 31, 2014 and March 31, 2015 respectively. These operations are subject to risks of currency fluctuations and changes in laws and regulations.

16. Supplemental Disclosures of Noncash Investing and Financial Activities

Significant noncash activities for the three month periods ended March 31, 2014 and 2015, are as follows:

	3/31/2014	3/31/2015
Acquisition of property and equipment and prepaid maintenance contracts under capital leases	421,514	—
Accrued capital expenditures	174,301	377,523

******

Through and including                , 2018 (the 25th day after the date of this prospectus), all dealers effecting transactions in the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

10,250,000 Shares

PlayAGS, Inc.

Common Stock

PRELIMINARY PROSPECTUS

                    , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be paid by the registrant in connection with the issuance and distribution of the securities described in the registration statement:

SEC registration fee	$26,416
Stock exchange listing fee	315,000
Financial Industry Regulatory Authority filing fee	30,550
Printing expenses	823,050
Legal fees and expenses	2,135,000
Accounting fees and expenses	711,500
Transfer agent and registrar fees	5,000
Miscellaneous	3,475

Total	$4,045,056

*	To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

•	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The amended and restated articles of incorporation of the registrant provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the registrant shall indemnify directors and officers of the registrant in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the registrant. The amended and restated articles of incorporation of the registrant further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, and that if the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the registrant shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time; and in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the registrant in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the registrant, must be paid, by the registrant or through insurance purchased and maintained by the registrant or through other financial arrangements made by the registrant, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the registrant.

Further, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. Such agreements may require the registrant, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

We expect to enter into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities sold or granted by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed for such sales and grants.

Set forth below is certain information regarding securities issued by the Registrant during the last three years in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), including the consideration, if any, received by the Registrant for such issuances.

Options and Restricted Stock Units

•	On April 28, 2014, we issued 50,000 restricted stock units for our non-voting common stock to an employee pursuant to our 2014 Long-Term Incentive Plan.

•	On April 28, 2014, we issued 255,000 options for our non-voting common stock to an employee pursuant to our 2014 Long-Term Incentive Plan.

•	On August 8, 2014, we issued 321,250 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan. (168,125 of these options were subsequently cancelled upon the termination of the holder’s employment.)

•	On March 11, 2015, we issued 95,625 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan.

•	On May 12, 2015, we issued 13,500 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan. (These options were subsequently cancelled upon the termination of the holder’s employment.)

•	On July 17, 2015, we issued 190,000 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan. (95,000 of these options were subsequently cancelled upon the termination of the holder’s employment.)

•	On September 7, 2015, we issued 48,750 options for our non-voting common stock to an employee pursuant to our 2014 Long-Term Incentive Plan.

•	On January 18, 2016, we issued 227,600 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan.

•	On October 25, 2016, we issued 20,000 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan.

•	On February 8, 2017, we issued 48,750 options for our non-voting common stock an employee pursuant to our 2014 Long-Term Incentive Plan.

•	On April 3, 2017, we issued 176,000 options for our non-voting common stock to certain employees pursuant to our 2014 Long-Term Incentive Plan.

Common Stock

•	On April 28, 2014, we issued 10,000,000 shares or our non-voting common stock to Apollo Gaming Holdings, L.P. in exchange for its 10,000,000 shares of voting common stock.

•	On April 28, 2014, we issued 100 shares of voting stock to AP Gaming VoteCo, LLC, representing 100% of our voting interests.

•	On April 28, 2014, we issued 20,000 shares of our non-voting common stock to an employee for an aggregate purchase price of $200,000. (These shares were repurchased and exchanged for 20,000 shares on August 8, 2014.)

•	On August 8, 2014, we issued 20,000 shares of our non-voting common stock to an employee for an aggregate purchase price of $200,000.

•	On August 8, 2014, we issued 176,875 shares of our non-voting common stock to certain employees for an aggregate purchase price of $1,768,750. (128,750 of these shares were repurchased upon the termination of the holder’s employment.)

•	On March 11, 2015, we issued 20,673 shares of our non-voting common stock to certain employees for an aggregate purchase price of $301,826.

•	On March 12, 2015, we issued 2,548 shares of our non-voting common stock to an employee for an aggregate purchase price of $40,004. (These shares were repurchased upon the termination of the holder’s employment.)

•	On May 29, 2015, in connection with the acquisition of Amaya Americas Corporation (“Cadillac Jack”), we issued 4,931,529 of our non-voting common stock to Apollo Gaming Holdings, L.P. for total proceeds of $77.4 million.

•	On June 1, 2015, we issued 10,375 shares of our non-voting common stock to certain employees for an aggregate purchase price of $162,888.

•	On September 7, 2015, we issued 4,777 shares of our non-voting common stock to an employee for an aggregate purchase price of $74,999.

•	On December 6, 2016, we issued 4,357 shares of our non-voting common stock to an employee for an aggregate purchase price of $75,000.

•	On February 8, 2017, we issued 1,525 shares of our non-voting common stock to an employee for an aggregate purchase price of $25,000.

Except as otherwise noted above, these transactions were exempt from registration pursuant to Section 4(a)(2) of the Securities Act, as they were transactions by an issuer that did not involve a public offering of securities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Articles of Incorporation of PlayAGS, Inc.

3.2*	Form of Amended and Restated Bylaws of PlayAGS, Inc.

4.1*	Amended and Restated Note Purchase Agreement, dated as of May 30, 2017, among AP Gaming Holdco, Inc., as issuer, AP Gaming Holdings, LLC, as subsidiary guarantor, Deutsche Bank AG, London Branch, as holder, and Deutsche Bank Trust Company Americas, as collateral agent.

4.2*	PIK Promissory Note, dated as of May 29, 2015, by and between AP Gaming Holdco, Inc. and Amaya Inc.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP as to the validity of the securities being offered.

10.1*	2014 Managerial Incentive Plan.

10.2*	First Lien Credit Agreement, dated as of June 6, 2017, among AP Gaming Holdings, LLC, as Holdings, AP Gaming I, LLC, as Borrower, the lenders party thereto, Jefferies Finance LLC, as Administrative Agent, Jefferies Finance LLC and Macquarie Capital (USA) Inc., as Joint Lead Arrangers and Joint Bookrunners, and Apollo Global Securities, LLC, as Co-Manager.

10.3*	Incremental Assumption Agreement, dated as of December 6, 2017, by and among AP Gaming Holdings, LLC, AP Gaming I, LLC, each subsidiary loan party listed on the signature pages thereof, Jefferies Finance LLC and the lenders from time to time party thereto.

10.4*	Collateral Agreement among AP Gaming, LLC, each Subsidiary Party and Jefferies Finance, LLC, dated as of June 6, 2017.

10.5*	Holdings Guarantee and Pledge Agreement, by and among AP Gaming Holdings, LLC and Jefferies Finance LLC, dated as of June 6, 2017.

10.6*	Subsidiary Guarantee between AP Gaming II, Inc., AP Gaming Acquisition, LLC, AGS Capital, LLC, AGS LLC, AGS Partners, LLC, AGS Illinois, LLP, AP Gaming NV, LLC and Jefferies Finance, LLC dated as of June 6, 2017.

10.7*	Form of Amended and Restated Securityholders Agreement, by and among Apollo Gaming Holdings, L.P., AP Gaming VoteCo, LLC, PlayAGS, Inc. (f/k/a AP Gaming Holdco, Inc.) and the other Holders party thereto.

10.8*	AP Gaming Holdco, Inc. 2014 Long Term Incentive Plan.

Exhibit Number	Exhibit Description

10.9	PlayAGS, Inc. Omnibus Incentive Plan

10.10	Form of Lock-up.

10.11*	Subscription Agreement between Apollo Gaming Holdings, L.P. and AP Gaming Holdco, Inc., dated as of May 28, 2015.

10.12*	Employment Agreement, dated April 28, 2014, by and between David Lopez and AP Gaming Holdco, Inc.

10.13*	Nonqualified Stock Option Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

10.14*	Restricted Stock Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

10.15*	Employment Agreement, dated as of July 1, 2015, by and between AGS LLC and Sigmund Lee.

10.16*	First Amendment to the July 1, 2015 Employment Agreement, dated as of January 14, 2016, by and between AGS LLC and Sigmund Lee.

10.17*	Nonqualified Time-Based Stock Option Agreement, dated July 17, 2015, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.18*	Nonqualified Performance-Based Stock Option Agreement, dated July 17, 2015, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.19*	Nonqualified Stock Option Agreement, dated January 18, 2016, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.20*	Employment Agreement, dated February 23, 2015, by and between Kimo Akiona and AGS LLC.

10.21*	Form of Stockholders Agreement, by and among PlayAGS, Inc., Apollo Gaming Holdings, L.P. and AP Gaming VoteCo, LLC

10.22*	Form of Irrevocable Proxy of AP Gaming VoteCo, LLC

16.1*

Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 11, 2016, pursuant to Section 304(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission.

21.1*	Subsidiaries of PlayAGS, Inc.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3	Consent of Deloitte & Touche LLP, independent auditors.

23.4	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included in signature page).

101.INS††	XBRL Instance Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

Exhibit Number	Exhibit Description

101.LAB	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed.

††	Attached as Exhibit 101 to this registration statement are documents formatted in XBRL (Extensible Business Reporting Language). Users of this data are advised pursuant to Rule 406T of Regulation S-T that the interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of section 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and otherwise not subject to liability under these sections. The financial information contained in the XBRL-related documents is “unaudited” or “unreviewed.”

(b) Financial Statement Schedule

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus and are incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Articles of Incorporation of PlayAGS, Inc.

3.2*	Form of Amended and Restated Bylaws of PlayAGS, Inc.

4.1*	Amended and Restated Note Purchase Agreement, dated as of May 30, 2017, among AP Gaming Holdco, Inc., as issuer, AP Gaming Holdings, LLC, as subsidiary guarantor, Deutsche Bank AG, London Branch, as holder, and Deutsche Bank Trust Company Americas, as collateral agent.

4.2*	PIK Promissory Note, dated as of May 29, 2015, by and between AP Gaming Holdco, Inc. and Amaya Inc.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP as to the validity of the securities being offered.

10.1*	2014 Managerial Incentive Plan.

10.2*	First Lien Credit Agreement, dated as of June 6, 2017, among AP Gaming Holdings, LLC, as Holdings, AP Gaming I, LLC, as Borrower, the lenders party thereto, Jefferies Finance LLC, as Administrative Agent, Jefferies Finance LLC and Macquarie Capital (USA) Inc., as Joint Lead Arrangers and Joint Bookrunners, and Apollo Global Securities, LLC, as Co-Manager.

10.3*	Incremental Assumption Agreement, dated as of December 6, 2017, by and among AP Gaming Holdings, LLC, AP Gaming I, LLC, each subsidiary loan party listed on the signature pages thereof, Jefferies Finance LLC and the lenders from time to time party thereto.

10.4*	Collateral Agreement among AP Gaming, LLC, each Subsidiary Party and Jefferies Finance, LLC, dated as of June 6, 2017.

10.5*	Holdings Guarantee and Pledge Agreement, by and among AP Gaming Holdings, LLC and Jefferies Finance LLC, dated as of June 6, 2017.

10.6*	Subsidiary Guarantee between AP Gaming II, Inc., AP Gaming Acquisition, LLC, AGS Capital, LLC, AGS LLC, AGS Partners, LLC, AGS Illinois, LLP, AP Gaming NV, LLC and Jefferies Finance, LLC dated as of June 6, 2017.

10.7*	Form of Amended and Restated Securityholders Agreement, by and among Apollo Gaming Holdings, L.P., AP Gaming VoteCo, LLC, PlayAGS, Inc. (f/k/a AP Gaming Holdco, Inc.) and the other Holders party thereto.

10.8*	AP Gaming Holdco, Inc. 2014 Long Term Incentive Plan.

10.9	PlayAGS, Inc. Omnibus Incentive Plan

10.10	Form of Lock-up.

10.11*	Subscription Agreement between Apollo Gaming Holdings, L.P. and AP Gaming Holdco, Inc., dated as of May 28, 2015.

10.12*	Employment Agreement, dated April 28, 2014, by and between David Lopez and AP Gaming Holdco, Inc.

10.13*	Nonqualified Stock Option Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

Exhibit Number	Exhibit Description

10.14*	Restricted Stock Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

10.15*	Employment Agreement, dated as of July 1, 2015, by and between AGS LLC and Sigmund Lee.

10.16*	First Amendment to the July 1, 2015 Employment Agreement, dated as of January 14, 2016, by and between AGS LLC and Sigmund Lee.

10.17*	Nonqualified Time-Based Stock Option Agreement, dated July 17, 2015, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.18*	Nonqualified Performance-Based Stock Option Agreement, dated July 17, 2015, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.19*	Nonqualified Stock Option Agreement, dated January 18, 2016, by and between AP Gaming Holdco, Inc. and Sigmund Lee.

10.20*	Employment Agreement, dated February 23, 2015, by and between Kimo Akiona and AGS LLC.

10.21*	Form of Stockholders Agreement, by and among PlayAGS, Inc., Apollo Gaming Holdings, L.P. and AP Gaming VoteCo, LLC

10.22*	Form of Irrevocable Proxy of AP Gaming VoteCo, LLC

16.1*

Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 11, 2016, pursuant to Section 304(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission.

21.1*	Subsidiaries of PlayAGS, Inc.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3	Consent of Deloitte & Touche LLP, independent auditors.

23.4	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included in signature page).

101.INS††	XBRL Instance Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed.

††	Attached as Exhibit 101 to this registration statement are documents formatted in XBRL (Extensible Business Reporting Language). Users of this data are advised pursuant to Rule 406T of Regulation S-T that the interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of section 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and otherwise not subject to liability under these sections. The financial information contained in the XBRL-related documents is “unaudited” or “unreviewed.”

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 16 day of January, 2018.

PlayAGS, Inc.

By:	/s/ David Lopez
David Lopez
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Lopez David Lopez	President, Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2018

/s/ Kimo Akiona Kimo Akiona	Treasurer (Principal Financial and Accounting Officer)	January 16, 2018

* David Sambur	Director	January 16, 2018

* Daniel Cohen	Director	January 16, 2018

*By:	/s/ Victor Gallo
Victor Gallo
Attorney-in-Fact